Exhibit 10.21

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM AHCCCS Contract Number: YH17-0001-02 CONTRACT COVER PAGE

1. AMENDMENT#: 2	2. CONTRACT: YH17-0001-02	3. EFFECTIVE DATE OF AMENDMENT: October 1, 2016	4. PROGRAM DHCM-RBHA Greater Arizona

5. CONTRACTOR NAME AND ADDRESS: Health Choice Integrated Care, LLC 1300 South Yale Street Flagstaff, AZ 86001

6.	PURPOSE: The purpose of this amendment is to amend the Contract for the period October 1, 2016 through September 30, 2017 and to amend Sections, Scope of Work, and Exhibits.

7.	THE ABOVE REFERENCED CONTRACT IS HEREBY AMENDED AS FOLLOWS:

Contract Sections Amended:

•	Scope of Work

•	Exhibit-1, Definitions

•	Exhibit-3, Medicare Requirement to Coordinate Care for Dual Eligible SMI Members

•	Exhibit-9, Deliverables

•	Exhibit-11, Capitation Rates and Contractor Specific Requirements

•	Exhibit-14, Enrollee Grievance and Appeal System Standards

Therefore, this Contract is hereby REMOVED IN ITS ENTIRETY, including but not limited to all terms, conditions, requirements, and pricing and is amended, restated and REPLACED with the documents attached hereto as of the Effective Date of this Amendment.

Refer to the individual Contract sections for specific changes.

8.	Authority: AHCCCS is duly authorized to execute and administer agreements pursuant to A.R.S. §36-2903 et seq. and §36-2932 et seq. These contracts/amendments are exempt from the Procurement Code pursuant to A.R.S. §41-2501(H) (as effective on July 1, 2016).

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT

9. SIGNATURE OF AUTHORIZED REPRESENTATIVE:	10. SIGNATURE OF AHCCCS CONTRACTING OFFICER:

TYPED NAME:	TYPED NAME:
SHAWN NAU	MEGGAN HARLEY

TITLE:	TITLE:
CHIEF EXECUTIVE OFFICER	ACTING CHIEF PROCUREMENT OFFICER

DATE:	DATE:
10/11/16	8/8/2016

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

TERMS AND CONDITIONS

1.	ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

2.	APPLICABLE LAW

Arizona Law - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

Implied Contract Terms - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

3.	ARBITRATION

The parties to this contract agree to resolve all disputes arising out of or relating to this contract through arbitration, after exhausting applicable administrative review, to the extent required by A.R.S. §12-1518 except as may be required by other applicable statutes.

4.	ASSIGNMENT AND DELEGATION

The Contractor shall not assign any rights nor delegate all of the duties under this contract. Delegation of less than all of the duties of this contract must conform to the requirements of Scope of Work, Subcontracting Requirements.

5.	ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCS upon the Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCS.

6.	AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable A.R.S. §35-214 and §35-215 and AHCCCS rules and policies and procedures relating to the audit of the Contractor’s records and the inspection of the Contractor’s facilities. The Contractor shall fully cooperate with AHCCCS staff and allow them reasonable access to the Contractor’s staff, subcontractors, members, and records [42 CFR 438.6(g)].

At any time during the term of this contract, and five (5) years thereafter unless a longer time is otherwise required by law, the Contractor’s or any subcontractor’s books and records shall be subject to audit by AHCCCS and, where applicable, the Federal government, to the extent that the books and records relate to the performance of the contract or subcontracts [42 CFR 438.242(b)(3)].

AHCCCS, or its duly authorized agents, and the Federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

7.	AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

8.	CHANGES

AHCCCS may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section, Contract Terms and Conditions, Disputes, and be administered accordingly.

Contract amendments are subject to approval by the Centers for Medicare and Medicaid Services (CMS), and approval is withheld until all amendments are signed by the Contractor. When AHCCCS issues an Amendment to modify the Contract, the Contractor shall ensure contract amendments are signed and submitted to AHCCCS by the date specified by AHCCCS. The provisions of such amendment will be deemed to have been accepted on the day following the date AHCCCS requires an executed amendment, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCS in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCS will initiate termination proceedings.

9.	CHOICE OF FORUM

The parties agree that jurisdiction over any action arising out of or relating to this contract shall be brought or filed in a court of competent jurisdiction located in the State of Arizona.

10.	COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The Contractor shall comply with all applicable Federal and State laws and regulations including Title VI of the Civil Rights Act of 1964; Title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation Act of 1973 (regarding education programs and activities), and the Americans with Disabilities Act; EEO provisions; Copeland Anti-Kickback Act; Davis-Bacon Act; Contract Work Hours and Safety Standards; Rights to Inventions Made Under a Contract or Agreement; Clean Air Act and Federal Water Pollution Control Act; Byrd Anti-Lobbying Amendment. The Contractor shall maintain all applicable licenses and permits.

11.	CONFIDENTIALITY AND DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall safeguard confidential information in accordance with Federal and State laws and regulations, including but not limited to, 42 CFR 431, Subpart F, A.R.S. §36-107, §36-2903 (for Acute), §36-2932 (for ALTCS), §41-1959 and §46-135, the Health Insurance Portability and Accountability Act (Public Law 107-191 Statutes 1936), 45 CFR parts 160 and 164, and AHCCCS Rules.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

The Contractor shall establish and maintain procedures and controls that are acceptable to AHCCCS for the purpose of assuring that no information contained in its records or obtained from AHCCCS or others carrying out its functions under the contract shall be used or disclosed by its agents, officers or employees, except as required to efficiently perform duties under the contract. Except as required or permitted by law, the Contractor also agrees that any information pertaining to individual persons shall not be divulged other than to employees or officers of the Contractor as needed for the performance of duties under the contract, unless otherwise agreed to, in writing, by AHCCCS.

The Contractor shall not, without prior written approval from AHCCCS, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCS personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCS.

12.	CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCS or the State without prior written approval by AHCCCS. The Contractor shall fully and completely disclose any situation that may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

13.	CONTINUATION OF PERFORMANCE THROUGH TERMINATION

The Contractor shall continue to perform, in accordance with the requirements of the contract, up to the date of termination and as directed in the termination notice.

14.	CONTRACT

The Contract between AHCCCS and the Contractor shall include: 1) the Request for Proposal (RFP) including AHCCCS policies and procedures incorporated by reference as part of the RFP, 2) the proposal submitted by the Contractor in response to the RFP including any Best and Final Offers, and 3) any Contract amendments. In the event of a conflict in language between the proposal (including any Best and Final Offers) and the RFP (including AHCCCS policies and procedures incorporated by reference), the provisions and requirements set forth and/or referenced in the RFP (including AHCCCS policies and procedures incorporated by reference) shall govern.

The Contract shall be construed according to the laws of the State of Arizona. The State of Arizona is not obligated for the expenditures under the contract until funds have been encumbered.

15.	CONTRACT INTERPRETATION AND AMENDMENT

No Parole Evidence - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

No Waiver - Either party’s failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

Written Contract Amendments - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State and signed by a duly authorized representative of the Contractor.

16.	COOPERATION WITH OTHER CONTRACTORS

AHCCCS may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCS employees or designated agents. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other Contractor or by AHCCCS employees.

17.	COVENANT AGAINST CONTINGENT FEES

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCS shall have the right to annul this contract without liability.

18.	DATA CERTIFICATION

The Contractor shall certify that financial and encounter data submitted to AHCCCS is complete, accurate and truthful. Certification of financial and encounter data must be submitted concurrently with the data. Certification may be provided by the Contractor CEO, CFO or an individual who is delegated authority to sign for, and who reports directly to the CEO or CFO [42 CFR 438.604 et seq.].

19.	DISPUTES

Contract claims and disputes shall be adjudicated in accordance with State Law, AHCCCS Rules and this contract.

Except as provided by 9 A.A.C. Chapter 22, Article 6, the exclusive manner for the Contractor to assert any dispute against AHCCCS shall be in accordance with the process outlined in 9 A.A.C. Chapter 34 and A.R.S. §36-2932. All disputes except as provided under 9 A.A.C. Chapter 22, Article 6 shall be filed in writing and be received by AHCCCS no later than 60 days from the date of the disputed notice. All disputes shall state the factual and legal basis for the dispute. Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCS’ instructions, unless AHCCCS specifically, in writing, requests termination or a temporary suspension of performance.

20.	E-VERIFY REQUIREMENTS

In accordance with A.R.S §41-4401, the Contractor warrants compliance with all Federal immigration laws and regulations relating to employees and warrants its compliance with Section A.R.S. §23-214, Subsection A.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

21.	EFFECTIVE DATE

The effective date of this contract shall be the Offer and Acceptance date referenced on page 1 of this contract.

22.	ELIGIBILITY FOR STATE OR LOCAL PUBLIC BENEFITS; DOCUMENTATION AND VIOLATIONS

To the extent permitted by Federal Law:

The Contractor shall comply with A.R.S §1-502. A.R.S §1-502 requires each person applying or receiving a public benefit to provide documented proof which demonstrates a lawful presence in the United States.

The State shall reserve the right to conduct unscheduled, periodic process and documentation audits to ensure Contractor compliance. All available Contract remedies, up to and including termination may be taken for failure to comply with A.R.S §1-502 in the delivery of services under this Contract.

23.	EMPLOYEES OF THE CONTRACTOR

All employees of the Contractor employed in the performance of work under the Contract shall be considered employees of the Contractor at all times, and not employees of AHCCCS or the State. The Contractor shall comply with the Social Security Act, Workman’s Compensation laws and Unemployment laws of the State of Arizona and all State, local and Federal legislation relevant to the Contractor’s business.

24.	FEDERAL IMMIGRATION AND NATIONALITY ACT

The Contractor shall comply with all Federal, State and local immigration laws and regulations relating to the immigration status of their employees during the term of the contract. Further, the Contractor shall flow down this requirement to all subcontractors utilized during the term of the contract. The State shall retain the right to perform random audits of Contractor and subcontractor records or to inspect papers of any employee thereof to ensure compliance. Should the State determine that the Contractor and/or any subcontractors be found noncompliant, the State may pursue all remedies allowed by law, including, but not limited to; suspension of work, termination of the contract for default and suspension and/or debarment of the Contractor.

25.	GRATUITIES

AHCCCS may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCS, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

26.	INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor’s proposal, best and final offer accepted by ADHS/DBHS, and any approved subcontracts are hereby incorporated by reference into the contract.

27.	INDEMNIFICATION

Contractor/Vendor Indemnification (Not Public Agency):

The parties to this contract agree that the State of Arizona, its departments, agencies, boards and commissions shall be indemnified and held harmless by the Contractor for the vicarious liability of the State as a result of entering into this contract. The Contractor agrees to indemnify, defend, and hold harmless the State from and against any and all claims, losses, liability, costs, and expenses, including attorney’s fees and costs, arising out of litigation against AHCCCS including, but not limited to, class action lawsuits challenging actions by the Contractor. The requirement for indemnification applies irrespective of whether or not the Contractor is a party to the lawsuit. Each Contractor shall indemnify the State, on a pro rata basis based on population, attorney’s fees and costs awarded against the State as well as the attorney’s fees and costs incurred by the State in defending the lawsuit. The Contractor shall also indemnify AHCCCS, on a pro rata basis based on population, the administrative expenses incurred by AHCCCS to address Contractor deficiencies arising out of the litigation. The parties further agree that the State of Arizona, its departments, agencies, boards and commissions shall be responsible for its own negligence and/or willful misconduct. Each party to this contract is responsible for its own negligence and/or willful misconduct.

Contractor/Vendor Indemnification (Public Agency):

Each party (“as indemnitor”) agrees to indemnify, defend, and hold harmless the other party (“as indemnitee”) from and against any and all claims, losses, liability, costs, or expenses (including reasonable attorney’s fees) (hereinafter collectively referred to as ‘claims’) arising out of bodily injury of any person (including death) or property damage but only to the extent that such claims which result in vicarious/derivative liability to the indemnitee, are caused by the act, omission, negligence, misconduct, or other fault of the indemnitor, its officers, officials, agents, employees, or volunteers.

28.	INDEMNIFICATION - PATENT AND COPYRIGHT

To the extent permitted by applicable law the Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

29.	INSURANCE

The Contractor is required to maintain insurance, at a minimum, as specified in Attachment E-1 Standard Professional Service Contracts. For policies for insurance for professional service contracts working with children or vulnerable adults, the policy may be endorsed to include coverage for sexual abuse and molestation.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

ATTACHMENT E-1

STANDARD PROFESSIONAL SERVICE CONTRACT

INDEMNIFICATION CLAUSE:

To the fullest extent permitted by law, Contractor shall defend, indemnify, save and hold harmless the State of Arizona, and its departments, agencies, boards, commissions, universities, officers, officials, agents, and employees (hereinafter referred to as “Indemnitee”) from and against any and all claims, actions, liabilities, damages, losses, or expenses (including court costs, attorneys’ fees, and costs of claim processing, investigation and litigation) (hereinafter referred to as “Claims”) for bodily injury or personal injury (including death), or loss or damage to tangible or intangible property caused, or alleged to be caused, in whole or in part, by the negligent or willful acts or omissions of Contractor or any of its owners, officers, directors, agents, employees or subcontractors. This indemnity includes any claim or amount arising out of or recovered under the Workers’ Compensation Law or arising out of the failure of such Contractor to conform to any Federal, State or local law, statute, ordinance, rule, regulation or court decree. It is the specific intention of the parties that the Indemnitee shall, in all instances, except for Claims arising solely from the negligent or willful acts or omissions of the Indemnitee, be indemnified by Contractor from and against any and all claims. It is agreed that Contractor will be responsible for primary loss investigation, defense and judgment costs where this indemnification is applicable. In consideration of the award of this contract, the Contractor agrees to waive all rights of subrogation against the State of Arizona, its officers, officials, agents and employees for losses arising from the work performed by the Contractor for the State of Arizona.

This indemnity shall not apply if the Contractor or subcontractor(s) is/are an agency, board, commission or university of the State of Arizona.

1.	INSURANCE REQUIREMENTS:

Contractors shall procure and maintain until all of their obligations have been discharged, including any warranty periods under this Contract, insurance against claims for injury to persons or damage to property arising from or in connection with the performance of the work hereunder by the Contractor, its agents, representatives, employees or subcontractors.

The insurance requirements herein are minimum requirements for this Contract and in no way limit the indemnity covenants contained in this Contract. The State of Arizona in no way warrants that the minimum limits contained herein are sufficient to protect the Contractor from liabilities that arise out of the performance of the work under this contract by the Contractor, its agents, representatives, employees or subcontractors, and the Contractor is free to purchase additional insurance.

A.	MINIMUM SCOPE AND LIMITS OF INSURANCE: Contractor shall provide coverage with limits of liability not less than those stated below.

1.	Commercial General Liability (CGL) – Occurrence Form

Policy shall include bodily injury, property damage, and broad form contractual liability coverage.

• General Aggregate	$2,000,000
• Products – Completed Operations Aggregate	$1,000,000
• Personal and Advertising Injury	$1,000,000
• Damage to Rented Premises	$50,000
• Each Occurrence	$1,000,000

a.	The policy shall be endorsed, as required by this written agreement, to include the State of Arizona, and its departments, agencies, boards, commissions, universities, officers, officials, agents, and employees as additional insureds with respect to liability arising out of the activities performed by or on behalf of the Contractor.

b.	Policy shall contain a waiver of subrogation endorsement, as required by this written agreement, in favor of the State of Arizona, and its departments, agencies, boards, commissions, universities, officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

2.	Business Automobile Liability

Bodily Injury and Property Damage for any owned, hired, and/or non-owned vehicles used in the performance of this Contract.

•	Combined Single Limit (CSL) $1,000,000

a.	Policy shall be endorsed, as required by this written agreement, to include the State of Arizona, and its departments, agencies, boards, commissions, universities, officers, officials, agents, and employees as additional insureds with respect to liability arising out of the activities performed by or on behalf of the Contractor, involving automobiles owned, leased, hired, and/or non-owned by the Contractor.

b.	Policy shall contain a waiver of subrogation endorsement, as required by this written agreement, in favor of the State of Arizona, and its departments, agencies, boards, commissions, universities, officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

c.	Policy shall contain a severability of interest provision.

3.	Worker’s Compensation and Employers’ Liability

•	Workers’ Compensation Statutory

•	Employers’ Liability

Each Accident	$500,000
Disease – Each Employee	$500,000
Disease – Policy Limit	$1,000,000

a.	Policy shall contain a waiver of subrogation endorsement, as required by this written agreement, in favor of the State of Arizona, and its departments, agencies, boards, commissions, universities, officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

b.	This requirement shall not apply to each Contractor or subcontractor that is exempt under A.R.S. §23-901, and when such Contractor or subcontractor executes the appropriate waiver form (Sole Proprietor or Independent Contractor).

4.	Professional Liability (Errors and Omissions Liability)

Each Claim	$1,000,000
Annual Aggregate	$2,000,000

a.	In the event that the Professional Liability insurance required by this Contract is written on a claims-made basis, Contractor warrants that any retroactive date under the policy shall precede the effective date of this Contract; and either continuous coverage will be maintained or an extended discovery period will be exercised for a period of two years beginning at the time work under this Contract is completed.

b.	The policy shall cover professional misconduct or negligent acts for those positions defined in the Scope of Work of this Contract.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

B.	ADDITIONAL INSURANCE REQUIREMENTS: The policies shall include, or be endorsed to include, as required by this written agreement, the following provisions:

1.	The Contractor’s policies shall stipulate that the insurance afforded the Contractor shall be primary and that any insurance carried by AHCCCS, its agents, officials, employees or the State of Arizona shall be excess and not contributory insurance, as provided by A.R.S. §41-621 (E).

2.	Insurance provided by the Contractor shall not limit the Contractor’s liability assumed under the indemnification provisions of this Contract.

C.	NOTICE OF CANCELLATION: For each insurance policy required by the insurance provisions of this Contract, the Contractor must provide to the State of Arizona, within two (2) business days of receipt, a notice if a policy is suspended, voided, or cancelled for any reason. Such notice shall be sent to AHCCCS Contracts Unit, Mail Drop 5700, Division of Business and Finance, 701 E. Jefferson St., Phoenix, AZ 85034.

D.	ACCEPTABILITY OF INSURERS: Contractor’s insurance shall be placed with companies licensed in the State of Arizona or hold approved non-admitted status on the Arizona Department of Insurance List of Qualified Unauthorized Insurers. Insurers shall have an “A.M. Best” rating of not less than A- VII. The State of Arizona in no way warrants that the above-required minimum insurer rating is sufficient to protect the Contractor from potential insurer insolvency.

E.	VERIFICATION OF COVERAGE: Contractor shall furnish the State of Arizona with certificates of insurance (valid ACORD form or equivalent approved by the State of Arizona) as required by this Contract and as specified in Exhibit-9, Deliverables. An authorized representative of the insurer shall sign the certificates.

All certificates and endorsements, as required by this written agreement, are to be received and approved by the State of Arizona before work commences. Each insurance policy required by this Contract must be in effect at or prior to commencement of work under this Contract. Failure to maintain the insurance policies as required by this Contract, or to provide evidence of renewal, is a material breach of Contract.

All certificates required by this Contract shall be sent directly to AHCCCS Contracts Unit, Mail Drop 5700, Division of Business and Finance, 701 E. Jefferson St., Phoenix, AZ 85034. All subcontractors are required to maintain insurance and to provide verification upon request. The AHCCCS project/contract number and project description shall be noted on the certificate of insurance. The State of Arizona and AHCCCS reserves the right to require complete, certified copies of all insurance policies required by this Contract at any time.

F.	SUBCONTRACTORS: Contractors’ certificate(s) shall include all subcontractors as insureds under its policies or Contractor shall be responsible for ensuring and/or verifying that all subcontractors have valid and collectable insurance as evidenced by the certificates of insurance and endorsements for each subcontractor. All coverages for subcontractors shall be subject to the AHCCCS Minimum Subcontract Provisions located on the AHCCCS website. AHCCCS reserves the right to require, at any time throughout the life of this contract, proof from the Contractor that its subcontractors have the required coverage.

G.	APPROVAL AND MODIFICATIONS: AHCCCS, in consultation with State Risk, reserves the right to review or make modifications to the insurance limits, required coverages, or endorsements throughout the life of this contract, as deemed necessary. Such action will not require a formal contract amendment but may be made by administrative action.

[END OF ATTACHMENT E-1]

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

30.	IRS W9 FORM

In order to receive payment under any resulting contract, the Contractor shall have a current IRS W9 Form on file with the State of Arizona.

31.	LOBBYING

No funds paid to the Contractor by AHCCCS, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any Federal or State agency, a member of the United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any Federal or State contract, the making of any Federal or State grant, the making of any Federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds paid to the Contractor by AHCCCS have been used or will be used to influence the persons and entities indicated above and will assist AHCCCS in making such disclosures to CMS.

32.	NO GUARANTEED QUANTITIES

AHCCCS does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

33.	NON-DISCRIMINATION

In accordance with A.R.S. §41-1461 et seq. and Executive Order 2009-09, the Contractor shall provide equal employment opportunities for all persons, regardless of race, color, religion, creed, sex, age, national origin, disability or political affiliation. The Contractor shall comply with the Americans with Disabilities Act.

34.	NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCS under this contract are not exclusive.

35.	OFF-SHORE PERFORMANCE OF WORK PROHIBITED

Any services that are described in the specifications or scope of work that directly serve the State of Arizona or its clients and involve access to secure or sensitive data or personal client data shall be performed within the defined territories of the United States. Unless specifically stated otherwise in the specifications, this paragraph does not apply to indirect or “overhead” services, redundant back-up services or services that are incidental to the performance of the contract. This provision applies to work performed by subcontractors at all tiers.

36.	ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable Federal regulations; the terms of the CMS 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State Rules; the terms of this contract which consists of the RFP, the proposal of the successful Offeror, and any Best and Final Offer including any attachments, executed amendments and modifications; and AHCCCS policies and procedures.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

37.	OWNERSHIP OF INFORMATION AND DATA

Materials, reports and other deliverables created under this contract are the sole property of AHCCCS. The Contractor is not entitled to any rights to those materials and may not transfer any rights to anyone else. Except as necessary to carry out the requirements of this contract, as otherwise allowed under this contract, or as required by law, the Contractor shall not use or release data, information or materials, reports, or deliverables derived from that data or information without the prior written consent of AHCCCS. Data, information and reports collected or prepared by the Contractor in the course of performing its duties and obligations under this contract shall not be used by the Contractor for any independent project of the Contractor or publicized by the Contractor without the prior written permission of AHCCCS. Subject to applicable state and Federal laws and regulations, AHCCCS shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information.

At the termination of the contract, the Contractor shall make available all such data to AHCCCS within 30 days following termination of the contract or such longer period as approved by AHCCCS, Office of the Director. For purposes of this subsection, the term “data” shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by the Contractor in the course of performance of this contract, the Federal government, AHCCCS and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or Federal government purposes. The Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74.

38.	RESERVED

39.	RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent Contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

40.	RIGHT OF OFFSET

AHCCCS shall be entitled to offset against any sums due the Contractor any expenses or costs incurred by AHCCCS or damages assessed by AHCCCS concerning the Contractor’s non-conforming performance or failure to perform the contract, including but not limited to expenses, costs and damages.

41.	RIGHT TO ASSURANCE

If AHCCCS, in good faith, has reason to believe that the Contractor does not intend to perform or is unable to continue to perform this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State’s option, be the basis for terminating the contract.

42.	RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCS may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor that is related to the performance of this contract, in accordance with A.R.S. §41-2547.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

43.	RESERVED

44.	SEVERABILITY

The provisions of this contract are severable. Any term or condition deemed illegal or invalid shall not affect any other term or condition of the contract.

45.	SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from Federal procurement activity or from participating in non-procurement activities under regulations issued under Executive Order 12549 [42 CFR 438.610(a)(b)] or under guidelines implementing Executive Order 12549. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from Federal procurement activity. The Contractor is obligated to screen all employees and contractors to determine whether any of them have been excluded from participation in Federal health care programs. The Contractor can search the HHS-OIG website by the names of any individuals. The database can be accessed at http://www.oig.hhs.gov/fraud/exclusions.asp.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from Federal procurement activity.

AHCCCS may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

46.	TEMPORARY MANAGEMENT/OPERATION OF A CONTRACTOR

Temporary Management/Operation by AHCCCS: Pursuant to the Medicaid Managed Care Regulations, 42 CFR 438.700 et seq. and State Law A.R.S. §36-2903, AHCCCS is authorized to impose temporary management for a Contractor under certain conditions. Under Federal law, temporary management may be imposed if AHCCCS determines that there is continued egregious behavior by the Contractor, including but not limited to the following: substantial failure to provide medically necessary services the Contractor is required to provide; imposition on enrollees premiums or charges that exceed those permitted by AHCCCS, discrimination among enrollees on the basis of health status or need for health care services; misrepresentation or falsification of information to AHCCCS or CMS; misrepresentation or falsification of information furnished to an enrollee or provider; distribution of marketing materials that have not been approved by AHCCCS or that are false or misleading; or behavior contrary to any requirements of Sections 1903(m) or 1932 of the Social Security Act. Temporary management may also be imposed if AHCCCS determines that there is substantial risk to enrollees’ health or that temporary management is necessary to ensure the health of enrollees while the Contractor is correcting the deficiencies noted above or until there is an orderly transition or reorganization of the Contractor. Under Federal law, temporary management is mandatory if AHCCCS determines that the Contractor has repeatedly failed to meet substantive requirements in Sections 1903(m) or 1932 of the Social Security Act. Pursuant to 42 CFR 438.706, AHCCCS shall not delay imposition of temporary management to provide a hearing before imposing this sanction.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

If AHCCCS undertakes direct operation of the Contractor, AHCCCS, through designees appointed by the Director, shall be vested with full and exclusive power of management and control of the Contractor as necessary to ensure the uninterrupted care to persons and accomplish the orderly transition of persons to a new or existing Contractor, or until the Contractor corrects the contract performance failure to the satisfaction of AHCCCS. AHCCCS shall have the power to employ any necessary assistants, to execute any instrument in the name of the Contractor, to commence, defend and conduct in its name any action or proceeding in which the Contractor may be a party; such powers shall only apply with respect to activities occurring after AHCCCS undertakes direct operation of the Contractor in connection with this Section.

All reasonable expenses of AHCCCS related to the direct operation of the Contractor, including attorney fees, cost of preliminary or other audits of the Contractor and expenses related to the management of any office or other assets of the Contractor, shall be paid by the Contractor or withheld from payment due from AHCCCS to the Contractor.

47.	TERM OF CONTRACT AND OPTION TO RENEW

The “Term of Contract” shall commence on the Contract Award Date, include the Contract Transition Period (the time period between the Contract Award Date to the Contract Performance Start Date) and end 36 months after the Contract Performance Start Date. Contract Performance Start Date will begin on October 1, 2015, and shall continue for a period of three years thereafter, unless terminated, canceled or extended as otherwise provided herein. The total Contract term for this section will be for three years delivering services to members, plus the Contract Transition Period. The contract cycle is October 1 through September 30 with an annual October 1 renewal. The State refers to the first three Contract periods during the Term of Contract as:

First Contract period: Starts on the Contract Award Date, includes the Contract Transition Period, and ends 12 months after Contract Performance Start Date.

Second Contract period: Starts after the end of the first Contract period and ends 12 months later.

Third Contract period: Starts after the end of the second Contract period and ends twelve 12 months later.

The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension shall be through contract amendment, and shall be at the sole option of AHCCCS.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCS may renew the Contractor’s contract in one GSA, but not in another. In the event AHCCCS determines there are issues of noncompliance by the Contractor in one GSA, AHCCCS may request an enrollment cap for the Contractor’s contracts in all other GSAs. Further, AHCCCS may require the Contractor to renew all currently awarded GSAs, or may terminate the contract if the Contractor does not agree to renew all currently awarded GSAs.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

When the Contracting Officer issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 30 days after the date of mailing by the Contracting Officer, unless a different time period is specified by AHCCCS, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies the Contracting Officer in writing that it refuses to sign the extension amendment. Failure of an existing Contractor to accept an amendment (or renew) may result in immediate suspension/termination of member assignment. If the Contractor provides such notification, the Contracting Officer will initiate contract termination proceedings.

If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different Contractor. The Contractor is required to provide 180 days advance written notice to the Contracts and Purchasing Administrator of its intent not to renew the contract. If the Contractor provides the Contracts and Purchasing Administrator written notice of its intent not to renew this contract at least 180 days before its expiration, this liability for transition costs may be waived by the Contracting Officer.

Contract extension periods shall, if authorized by the State, begin after the “Term of Contract” section of these Contract Terms and Conditions. This Contract is subject to two additional successive periods of up to 24 months per extension period. The State refers to Contract periods four and five during the Contract Extensions period as:

Fourth Contract period: Starts after the end of the third Contract period and is extended for a period of time not to exceed 24 months.

Fifth Contract period: Starts after the end of the fourth Contract period and is extended for a period of time not to exceed 24 months.

48.	TERMINATION

AHCCCS reserves the right to terminate this contract in whole or in part by reason of force majeure, due to the failure of the Contractor to comply with any term or condition of the contract, including, but not limited to, circumstances which present risk to member health or safety, and as authorized by the Balanced Budget Act of 1997 and 42 CFR 438.708. The term force majeure means an occurrence that is beyond the control of AHCCCS and occurs without its fault or negligence. Force majeure includes acts of God and other similar occurrences beyond the control of AHCCCS which it is unable to prevent by exercising reasonable diligence.

If the Contractor is providing services under more than one contract with AHCCCS, AHCCCS may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCS reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested. Pursuant to the Balanced Budget Act of 1997 and 42 CFR 438.708, AHCCCS shall provide the Contractor with a pre-termination hearing before termination of the contract.

Upon termination, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to immediately AHCCCS on demand.

AHCCCS may, upon termination of this contract, procure on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCS in re-procuring the materials or services.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

49.	TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCS for any payment may arise under this contract until funds are made available for performance of this contract.

Notwithstanding any other provision in the Agreement, this Agreement may be terminated by Contractor, if, for any reason, there are not sufficient appropriated and available monies for the purpose of maintaining this Agreement. In the event of such termination, the Contractor shall have no further obligation to AHCCCS.

50.	TERMINATION FOR CONFLICT OF INTEREST

AHCCCS may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCS is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

If the Contractor is a political subdivision of the State, it may also cancel this contract as provided by A.R.S. §38-511.

51.	TERMINATION FOR CONVENIENCE

AHCCCS reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, of the termination at least 90 days before the effective date of the termination. Upon receipt of written notice, the Contractor shall stop all work, as directed in the notice, notify all subcontractors of the effective date of the termination and minimize all further costs to the State. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCS immediately on demand. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

52.	TERMINATION UPON MUTUAL AGREEMENT

This Contract may be terminated by mutual written agreement of the parties effective upon the date specified in the written agreement. If the parties cannot reach agreement regarding an effective date for termination, AHCCCS will determine the effective date.

53.	THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

TERMS AND CONDITIONS

REGIONAL BEHAVIORAL HEALTH AUTHORITY

GREATER ARIZONA

54.	TYPE OF CONTRACT

Fixed-Price, stated as capitated per member per month, except as otherwise provided.

55.	WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCS’ acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCS may, at the Contractor’s expense, require prompt correction of any services failing to meet the Contractor’s warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

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INTRODUCTION		25

1.1	OVERVIEW	25

1.2	System Values and Guiding Principles	26

1.3	Integrated Health Care Service Delivery Principles for Persons with Serious Mental Illness	26

2	ELIGIBILITY	28

2.1	Medicaid Eligible Populations	28

2.2	Special Medicaid Eligibility-Members Awaiting Transplants	29

2.3	RESERVED	29

2.4	Eligibility and Member Verification	29

2.5	Medicaid Eligibility Determination	30

3	ENROLLMENT AND DISENROLLMENT	30

3.1	Enrollment and Disenrollment of Populations	30

3.2	Opt-Out For Cause	32

3.3	Prior Quarter Coverage	34

3.4	Prior Period Coverage	34

3.5	Hospital Presumptive Eligibility	34

4	SCOPE OF SERVICES	35

4.1	Overview	35

4.2	General Requirements for the System of Care	35

4.3	Behavioral Health Covered Services	38

4.4	Behavioral Health Service Delivery Approach	38

4.5	Behavioral Health Services for Adult Members	38

4.6	Behavioral Health Services for Child Members	39

4.7	Physical Health Care Covered Services	40

4.8	Integrated Health Care Service Delivery for SMI Members	51

4.9	Health Education and Health Promotion Services	52

4.10	American Indian Member Services	52

4.11	Medications	53

4.12	Prescription Medications	53

4.13	Medication Management Services	53

4.14	Laboratory Testing Services	54

4.15	Crisis Services Overview	55

4.16	Crisis Services-General Requirements	55

4.17	Crisis Services-Telephone Response	57

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4.18	Crisis Services-Mobile Crisis Teams	58

4.19	Crisis Services- Crisis Stabilization Settings	58

4.20	Pediatric Immunizations and the Vaccines for Children Program	59

4.21	Medicaid School Based Claiming Program (MSBC)	59

4.22	Special Health Care Needs	60

4.23	Special Assistance for SMI Members	61

4.24	Psychiatric Rehabilitative Services-Employment	61

4.25	Psychiatric Rehabilitative Services-Peer Support	62

5	CARE COORDINATION AND COLLABORATION	62

5.1	Care Coordination	62

5.2	Care Coordination for Dual Eligible SMI Members	65

5.3	Coordination with AHCCCS Contractors and Primary Care Providers	66

5.4	Collaboration with System Stakeholders	68

5.5	Collaboration to Improve Health Care Service Delivery	71

5.6	Collaboration with Peers and Family Members	71

5.7	Collaboration with Tribal Nations	71

5.8	Coordination for Transitioning Members	72

6	PROVIDER NETWORK	75

6.1	Network Development	75

6.2	Network Development for Integrated Health Care Service Delivery	77

6.3	Network Management	78

6.4	Out of Network Providers	79

6.5	Material Change to Provider Network	79

6.6	Provider Affiliation Transmission	80

7	PROVIDER REQUIREMENTS	80

7.1	Provider General Requirements	80

7.2	Provider Registration Requirements	80

7.3	Provider Manual Policy Requirements	81

7.4	Provider Manual Policy Network Requirements	83

7.5	Specialty Service Providers	84

7.6	Primary Care Provider Standards	85

7.7	Maternity Care Provider Standards	86

7.8	Federally Qualified Health Centers and Rural Health Clinics	87

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8	MEDICAL MANAGEMENT	88

8.1	General Requirements	88

8.2	Utilization Data Analysis and Data Management	92

8.3	Prior Authorization and Referral Management	93

8.4	Notice of Action	94

8.5	Concurrent Review	94

8.6	Discharge Planning	95

8.7	Inter- rater Reliability	95

8.8	Retrospective Review	95

8.9	Development and/or Adoption of Practice Guidelines	96

8.10	New Medical Technologies and New Uses of Existing Technologies	96

8.11	Continuity and Care Coordination	96

8.12	Disease Management	98

8.13	Care Management Program-Goals	98

8.14	Care Management Program-General Requirements	98

8.15	Drug Utilization Review	100

8.16	Pre-Admission Screening and Resident Review (PASRR) Requirements	100

8.17	Engaging Members through Technology	101

8.18	Medical Management Reporting Requirements	101

9	APPOINTMENT AND REFERRAL REQUIREMENTS	101

9.1	Appointments for Behavioral Health Services	101

9.2	Additional Appointment Requirements for SMI Members	104

9.3	Referral Requirements	105

9.4	Disposition of Referrals	106

9.5	Provider Directory	106

9.6	Referral for a Second Opinion	106

9.7	Additional Referral Requirements for SMI Members	106

10	QUALITY MANAGEMENT	108

10.1	General Requirements	108

10.2	Credentialing	110

10.3	Incident, Accident and Death Reports	111

10.4	Quality of Care Concerns and Investigations	111

10.5	Performance Measures	112

10.6	Performance Improvement Projects	117

10.7	Data Collection Procedures	117

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GREATER ARIZONA

10.8	Member Satisfaction Survey	118

10.9	Provider Monitoring	118

10.10	Quality Management Reporting Requirements	119

11	COMMUNICATIONS	120

11.1	Member Information	120

11.2	Translation Services	121

11.3	Member Handbooks	122

11.4	Member Newsletters	122

11.5	Health Promotion	123

11.6	Marketing	125

11.7	Website Requirements	125

11.8	Social Networking Requirements	125

11.9	Outreach	126

11.10	Identification Cards for SMI Members Receiving Physical Health Care Services	126

12	CULTURAL COMPETENCY	126

12.1	General Requirements	126

12.2	Accommodating AHCCCS Members	126

13.1	General Requirements	127

13.2	Member Grievances	129

13.3	TXIX/XXI Member Appeals	130

13.4	Claim Disputes	130

13.5	Grievance and Appeal System Reporting Requirements	130

14	CORPORATE COMPLIANCE PROGRAM	130

14.1	General Requirements	130

14.2	Fraud, Waste and Abuse	131

14.3	Disclosure of Ownership and Control	132

14.4	Disclosure of Information on Persons Convicted of Crimes	133

15	FINANCIAL MANAGEMENT	135

15.1	General Requirements	135

15.2	Performance Bond	136

15.3	Financial Reports	137

15.4	Financial Viability/Performance Standards	138

15.5	Health Insurer Fee	139

15.6	Compensation	140

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GREATER ARIZONA

15.7	Capitation Adjustments	141

15.8	Payments	143

15.9	Community Reinvestment	145

15.10	Recoupments	145

15.11	Financial Responsibility for Referrals and Coordination with Acute Health Plans and the Courts	146

15.12	Advances, Equity Distributions, Loans, and Investments	147

15.13	Member Billing and Liability for Payment	147

15.14	Medicare Services and Cost Sharing Requirements	147

15.15	Capitalization Requirements	148

15.16	Coordination of Benefits and Third Party Liability Requirements	149

15.17	Post-Payment Recovery Requirements	151

15.18	Retroactive Recoveries	152

15.19	Total Plan Case Requirements	152

15.20	Joint and Mass Tort Cases	153

15.21	Value Based Purchasing	153

15.22	Other Financial Obligations	156

16	PROVIDER AGREEMENT REIMBURSEMENT	156

16.1	Physician Incentive Requirements	156

16.2	Nursing Facility Reimbursement	157

17	INFORMATION SYSTEMS AND DATA EXCHANGE REQUIREMENTS	157

17.1	Overview	157

17.2	Systems Function and Capacity	158

17.3	Encounter Data Reporting	162

17.4	Enrollment and Capitation Transaction Updates	164

17.5	Electronic Transactions	164

17.6	General Claims Processing Requirements	165

17.7	Claims System Reporting	165

17.8	Demographic Data Submission	165

17.9	RESERVED	165

17.10	RESERVED	165

18	ADMINISTRATIVE REQUIREMENTS	165

18.1	General Requirements	165

18.2	AHCCCS Guidelines, Policies and Manuals	166

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18.3	Organizational Structure	166

18.4	Peer Involvement and Participation	169

18.5	Key Staff	169

18.6	Organizational Staff	172

18.7	Liaisons and Coordinators	180

18.8	Training Program Requirements	182

18.9	Training Reporting Requirements	184

18.10	Medical Records	184

18.11	Consent and Authorization	186

18.12	Advance Directives	186

18.13	Business Continuity and Recovery Plan	187

18.14	Emergency Preparedness	188

18.15	Legislative, Legal and Regulatory Issues	188

18.16	Pending Issues	190

18.17	Copayments	192

18.18	Administrative Performance Standards	192

18.19	SMI Eligibility Determination	192

18.20	Material Change to Business Operations	193

18.21	Governance Board	193

18.22	Merger, Acquisition, Reorganization, Joint Venture And Change In Ownership	193

18.23	Separate Incorporation and Prohibition Against Direct Service Delivery	194

19	MONITORING AND OPERATIONAL REVIEWS	194

19.1	Reporting Requirements	194

19.2	Records Retention	195

19.3	Requests for Information	196

19.4	Surveys	196

19.5	Monitoring and Independent Review of the Contractor	197

19.6	Sanctions	199

20	SUBCONTRACTING REQUIREMENTS	200

20.1	Subcontract Relationships and Delegation	200

20.2	Hospital Subcontracts and Reimbursement	202

20.3	Management Services Agreements	203

20.4	Prior Approval	204

20.5	AHCCCS Minimum Subcontract Provisions	204

20.6	Subcontracting Reporting Requirements	207

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GREATER ARIZONA

EXHIBITS	208

Exhibit Summary-Reserved	208

Exhibit 1- Definitions	209

Exhibit 2- Acronyms Reserved	233

Exhibit 3- Medicare Requirement to Coordinate Care for Dual Eligible SMI Members	234

Exhibit 4- Placeholder	235

Exhibit 5- Reserved	236

Exhibit 6- Adult Service Delivery System-Nine Guiding Principles	237

Exhibit 7- Reserved	239

Exhibit 8- Reserved	240

Exhibit 9- Deliverables	241

Exhibit 10- Greater Arizona Zip Codes	270

Exhibit 11- Capitation Rates and Contractor Specific Requirements	272

Exhibit 12- Placeholder	275

Exhibit 13- Reserved	276

Exhibit 14- Enrollee Grievance and Appeal Standards	277

Exhibit 15 -Provider Claim Dispute Standards	282

Endnotes	284

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INTRODUCTION

1.1	Overview

The purpose of this contract is to delineate Contractor requirements to administer behavioral health services for eligible children, adults and their families. In addition, pursuant to A.R.S. §36-2901 et seq., AHCCCS and the Contractor will oversee an integrated physical and behavioral health care delivery system for eligible adults determined to have a Serious Mental Illness (SMI).

The Contractor shall be responsible for the performance of all contract requirements. The Contractor may delegate responsibility for services and related activities under this contract, but remains ultimately responsible for compliance with the terms of this contract, 42 CFR 438.230(a).

In the event that a provision of Federal or State law, regulation, or policy is repealed or modified during the term of this contract, effective on the date the repeal or modification by its own terms takes effect:

1.1.1	The provisions of this contract shall be deemed to have been amended to incorporate the repeal or modification; and

1.1.2	The Contractor shall comply with the requirements of the contract as amended, unless AHCCCS and the Contractor otherwise stipulate in writing.

Arizona Laws 2015, Chapter 19, Section 9 (SB 1480), enacts that from and after June 30, 2016, the provision of behavioral health services under the Division of Behavioral Health Services (DBHS) in the Department of Health Services is transferred to and shall be administered by the Arizona Health Care Cost Containment System (AHCCCS).

Integrating the delivery of behavioral and physical health care is a significant step forward in improving the overall health of members determined to be SMI. Under this Contract, the Contractor is the single entity that is responsible for administrative and clinical integration of health care service delivery for members with SMI, which includes coordinating Medicare and Medicaid benefits for members with SMI who are dual eligible. From a member perspective, this approach will improve individual health outcomes, enhance care coordination and increase member satisfaction. From a system perspective, it will increase efficiency, reduce administrative burden and foster transparency and accountability.

1.1.3	The Contractor shall be responsible for ensuring the delivery of medically necessary covered services to AHCCCS members enrolled in the Acute Care Program as follows:

1.1.4	Behavioral health services to Medicaid eligible children and adults (excluding members who are: dually eligible 18 years of age and over, CRS Fully Integrated, CRS Partially Integrated – Behavioral Health, American Indians enrolled with a TRBHA, and members enrolled in ALTCS E/PD,) enrolled in the AHCCCS Acute Care program, CMDP, ALTCS DDD, and members enrolled in the American Indian Health Program electing to receive behavioral health services from the Contractor; excluding adults enrolled in the Acute Care program who are dual-eligible and have General Mental Health and/or Substance Abuse needs;

1.1.5	Integrated behavioral and physical health services to Medicaid eligible adults with SMI, including coordination of Medicare benefits for SMI members who are eligible for both Medicare and Medicaid (dual eligible members); and

1.1.6	Crisis Services as outlined in the Contract Section on, Crisis Services.

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1.1.7	To the following populations as identified on the chart below:

		Contractor	Responsibilities
	GMH/SA	(18 +Years)	SMI	(18+ Years)	Children (0-17) Years
Population	Non Dual Behavioral Health	Dual- Behavioral Health	Behavioral Health	Physical Health	Behavioral Health
Acute	RBHA	Acute Plan	RBHA	RBHA	RBHA
ALTCS EPD	ALTCS Plan	ALTCS Plan	ALTCS Plan	ALTCS Plan	ALTCS Plan
ALTCS DD	RBHA	RBHA	RBHA	DD (Acute Plan Contractor)	RBHA
CRS(2)	CRS	CRS	CRS	CRS	CRS
CRS and CMDP(3)	CRS	CRS	CRS	CMDP	CRS
CRS and DD	CRS	CRS	CRS	DD (Acute Plan Contractor)	CRS
CMDP (0-17)	N/A	N/A	N/A	N/A	RBHA
KidsCare	RBHA	Acute Plan	RBHA	Acute Plan	RBHA
AIHP(1)	TRBHA	TRBHA Integrated Acute	TRBHA	AIHP Acute Plan RBHA	TRBHA

(1)	American Indian Members can always choose to receive services through IHS/638 facilities.
(2)	This represents CRS members not enrolled with DD or CMDP.
(3)	Responsibilities for the CRS members also enrolled in DD and CMDP remain the same with the exception of DD providing LTC services.

The Contractor shall be responsible for the provision of Title XIX/XXI services as set forth in this contract and for the provision of those services as set forth in Contract YH17-0003. The Contractor shall ensure effective coordination of care for delivery of services to eligible members.

1.2	System Values and Guiding Principles

The following values, guiding system principles and goals are the foundation for the development of this Contract. Contractor shall administer and ensure delivery of services consistent with these values, principles and goals:

1.2.1	Member and family member involvement at all system levels;

1.2.2	Collaboration with the greater community;

1.2.3	Effective innovation promoting evidence-based practices;

1.2.4	Expectation for continuous quality improvement;

1.2.5	Cultural competency;

1.2.6	Improved health outcomes;

1.2.7	Reduced health care costs;

1.2.8	System transformation;

1.2.9	Transparency;

1.2.10	Prompt and easy access to care;

1.2.11	The Adult Service Delivery System-Nine Guiding Principles in Exhibit-6; and

1.2.12	The Arizona Vision-Twelve Principles for Children Service Delivery as outlined in AMPM Policy 430.

1.3	Integrated Health Care Service Delivery Principles for Persons with Serious Mental Illness

Coordinating and integrating primary and behavioral health care is expected to produce improved access to primary care services, increased prevention, early identification, and intervention to reduce the incidence of serious physical illnesses, including chronic disease. Increasing and promoting the availability of integrated, holistic care for members with chronic behavioral and physical health conditions will help members achieve better overall health and an improved quality of life. The principles below

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describe AHCCCS’ vision for integrated care service delivery. However, many of them apply to all populations for all services in all settings. For example, concepts such as recovery, member input, family involvement, person-centered care, communication and commitment are examples that describe well-established expectations AHCCCS has in all of its behavioral health care service delivery contracts.

While these principles have served as the foundation for successful behavioral health service delivery, providing whole-health integrated care services to individuals with SMI- primarily because of chronic, preventable, physical conditions-is a challenge that calls for a new approach that will improve health care outcomes in a cost-effective manner. To meet this challenge, the Contractor must be creative and innovative in its oversight and management of the integrated service delivery system. AHCCCS expects the Contractor to embrace the principles below and demonstrate an unwavering commitment to treat each and every member with dignity and respect as if that member were a relative or loved one seeking care.

1.3.1	The Contractor shall comply with all terms, conditions and requirements in this Contract while embedding the following principles in the design and implementation of an integrated health care service delivery system:

1.3.2	Behavioral, physical, and peer support providers must share the same mission to place the member’s whole-health needs above all else as the focal point of care.

1.3.3	All aspects of the member experience from engagement, treatment planning, service delivery and customer service must be designed to promote recovery and wellness as communicated by the member.

1.3.4	Member input must be incorporated into developing individualized treatment goals, wellness plans, and services.

1.3.5	Peer and family voice must be embedded at all levels of the system.

1.3.6	Recovery is personal, self-directed, and must be individualized to the member.

1.3.7	Family member involvement, community integration and a safe affordable place to live are integral components of a member’s recovery and must be as important as any other single medicine, procedure, therapy or treatment.

1.3.8	Providers of integrated care must operate as a team that functions as the single-point of whole-health treatment and care for all of a member’s health care needs. Co-location or making referrals without coordinating care through a team approach does not equate to integrated care.

1.3.9	The team must involve the member as an equal partner by using appropriate levels of care management, comprehensive transitional care, care coordination, health promotion and use of technology as well as provide linkages to community services and supports and individual and family support to help a member achieve his or her whole health goals.

1.3.10	The Contractor’s overarching system goals for individual SMI members and the SMI population are to improve whole health outcomes and reduce or eliminate health care disparities between SMI members and the general population in a cost-effective manner.

1.3.11	System goals shall be achieved using the following strategies:

1.3.11.1	Use of health education and health promotion services;

1.3.11.2	Increased use of primary care prevention strategies;

1.3.11.3	Use of validated screening tools;

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1.3.11.4	Focused, targeted, consultations for behavior health conditions;

1.3.11.5	Cross-specialty collaboration;

1.3.11.6	Enhanced discharge planning and follow-up care between provider visits;

1.3.11.7	Ongoing outcome measurement and treatment plan modification;

1.3.11.8	Care coordination through effective provider communication and management of treatment;

1.3.11.9	Member, family and community education;

1.3.11.10	Achievement of system goals shall result in the following outcomes;

1.3.11.11	Reduced rates of unnecessary or inappropriate Emergency Room use;

1.3.11.12	Reduced need for repeated hospitalization and re-hospitalization;

1.3.11.13	Reduction or elimination of duplicative health care services and associated costs; and

1.3.11.14	Improved member’s experience of care and individual health outcomes.

2	ELIGIBILITY

2.1	Medicaid Eligible Populations

The Contractor shall:

2.1.1	Be responsible for ensuring the delivery of covered services to Title XIX/XXI eligible children and adult populations except:

2.1.1.1	Members enrolled in the Children’s Rehabilitative Services (CRS) Fully-Integrated AHCCCS Contractor;

2.1.1.2	Arizona Long Term Care System (Elderly and Physically Disabled) ALTCS-E/PD members; and

2.1.1.3	Dual eligible adults receiving General Mental Health/Substance Abuse (GMH/SA) services transitioned to Acute Care Contractors for services.

2.1.2	Not be responsible to provide physical health care services to the following Medicaid eligible SMI members:

2.1.2.1	Members enrolled with Arizona Department of Economic Security/Division of Developmental Disabilities (ADES/DDD);

2.1.2.2	American Indians who elect to receive physical health services from the American Indian Health Program (AHIP) or another AHCCCS Contractor; and

2.1.2.3	Members enrolled in KidsCare.

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2.2	Special Medicaid Eligibility-Members Awaiting Transplants

2.2.1	The Contractor shall be responsible for the following:

2.2.1.1	SMI members eligible to receive physical health care services under this Contract;

2.2.1.2	For whom medical necessity for a transplant has been established; and

2.2.1.3	Members who lose Title XIX eligibility.

2.2.2	These members may become eligible for and select one of two extended eligibility options as specified in A.R.S. §§ 36-2907.10 and 36-2907.11. The extended eligibility is authorized only for those individuals who have met all of the following conditions:

2.2.2.1	The individual has been determined Title XIX ineligible due to excess income;

2.2.2.2	The individual has been placed on a donor waiting list before eligibility expired; and

2.2.2.3	The individual has entered into a contractual arrangement with the transplant facility to pay the amount of income that is in excess of the eligibility income standards (referred to as transplant share of cost).

2.2.3	The following options are available for extended eligibility:

2.2.3.1	Option 1: Extended eligibility is for one 12 month period immediately following the loss of AHCCCS eligibility. The member is eligible for all AHCCCS covered services as long as they continue to be medically eligible for a transplant. If determined medically ineligible for a transplant at any time during the period, eligibility will terminate at the end of the calendar month in which the determination is made.

2.2.3.2	Option 2: As long as medical eligibility for a transplant, that is, status on a transplant waiting list, is maintained, at the time that the transplant is scheduled to be performed the transplant candidate will be re-enrolled with the Contractor to receive all covered transplant services. Option 2-eligible individuals are not eligible for any non-transplant related health care services from AHCCCS.

2.2.4	Submit all reports in accordance with Exhibit-9, Deliverables.

2.3	RESERVED

2.4	Eligibility and Member Verification

The Contractor shall:

2.4.1	Verify the Medicaid eligibility status for persons referred for covered health services.

2.4.2	Coordinate with other involved contractors, for example, AHCCCS Acute Plans or ALTCS, service providers, subcontractors and eligible persons to share specific information regarding Medicaid eligibility.

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2.4.3	Notify AHCCCS of a Medicaid-eligible member’s death, incarceration or relocation out-of-state that may affect a member’s eligibility status.

2.4.4	Screen persons requesting covered services for Medicaid and Medicare eligibility in conformance with the AHCCCS Policy on Eligibility Screening for AHCCCS Health Insurance, Medicare Part D Prescription Drug Coverage, and the Limited Income Subsidy Program. A person who receives behavioral health services pursuant to A.R.S. Title 36, Chapter 34 and who has not been determined eligible for Title XVIII (Medicare) and for the Medicare Part D prescription drug benefit, Title XIX or Title XXI services shall comply with the eligibility determination process annually. A.R.S. §36-3408.

2.4.5	The Contractor is not responsible for determining eligibility.

2.5	Medicaid Eligibility Determination

The Contractor shall:

Accept a Medicaid eligibility determination for AHCCCS coverage groups as determined by one of the following agencies:

2.5.1	Social Security Administration (SSA): SSA determines eligibility for the Supplemental Security Income (SSI) cash program. SSI cash recipients are automatically eligible for AHCCCS coverage.

2.5.2	Arizona Department of Economic Security (ADES): ADES determines eligibility for caretaker relatives, children, pregnant women, Young Adult Transitional Insurance Program, and adults.

2.5.3	Department of Child Safety: DCS determines eligibility for the Adoption Subsidy Program and Title IV-E Foster Care children.

2.5.4	AHCCCS: AHCCCS determines eligibility for the SSI/Medical Assistance Only groups, (aged, disabled, and blind), the Arizona Long Term Care System (ALTCS), the Medicare Savings program, BCCTP, the Freedom to Work program, the Title XXI KidsCare program and the State-Only Transplant program.

3	ENROLLMENT AND DISENROLLMENT

3.1	Enrollment and Disenrollment of Populations

The Contractor shall:

3.1.1	Defer to AHCCCS, which has exclusive authority to enroll and disenroll Medicaid eligible members in accordance with the rules set forth in A.A.C., R9-22, Article 17 and R9-31, Articles 3 and 17.

3.1.2	Comply with the requirements in the AHCCCS Policy on Enrollment, Disenrollment and Other Data Submission.

3.1.3	American Indian members, Title XIX and XXI, on- or off-reservation, eligible to receive services, may choose to receive services at any time from an American Indian Health Facility (I/T/U) - Indian Health Service (IHS) Facility, a Tribally-Operated 638 Health Program, Urban Indian Health Program) [ARRA Section 5006(d), and SMD letter 10-001].i

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3.1.4	American Indians determined to be SMI can choose to enroll as follows:

3.1.4.1	In a RBHA to receive both physical health services and behavioral services;

3.1.4.2	In an Acute Care Contractor for physical health services and receive behavioral health services from a TRBHA; or

3.1.4.3	In AIHP for physical health services and receive behavioral health services from a TRBHA.

3.1.5	American Indians enrolled in Medicaid and Medicare and receiving general mental health and substance abuse services, can choose to enroll as follows:

3.1.5.1	In an Acute Care Contractor to receive both physical health services and behavioral services (adults 18 and over only);

3.1.5.2	In an Acute Care Contractor for physical health services and receive behavioral health services from a TRBHA; or

3.1.5.3	In AIHP for physical health services and receive behavioral health services from a TRBHA.

3.1.6	Not end a member’s Episode of Care (EOC) because of an adverse change in the member’s health status or because of the member’s utilization of medical services, diminished capacity, or uncooperative or disruptive behavior.

3.1.7	Accept AHCCCS’ decision to disenroll a Medicaid eligible member from TXIX/XXI services when:

3.1.7.1	The member becomes ineligible for Medicaid or CHIP;

3.1.7.2	The member moves out of the Contractor’s geographical service area; or

3.1.7.3	There is a change in AHCCCS’ enrollment policy.

3.1.8	Honor the effective date of enrollment for a new Title XIX member as the day AHCCCS takes the enrollment action.

3.1.9	Be responsible for payment of medically necessary covered services retroactive to the member’s beginning date of eligibility, as reflected in PMMIS including services provided during prior period coverage; this can include services prior to the Contract start date and in subsequent years of the Contract.

3.1.10	Honor the effective date of enrollment for a Title XXI member as the first day of the month following notification to the Contractor. In the event that eligibility is determined on or after the 25th day of the month, eligibility will begin on the first day of the second month following the determination.

3.1.11	The Contractor is responsible for notifying AHCCCS of a child’s birth to an enrolled member.

3.1.12	Notification must be received no later than one day from the date of birth. AHCCCS is available to receive notification 24 hours a day, seven days a week via the AHCCCS website.

3.1.13	Failure of the Contractor to notify AHCCCS within the one day timeframe may result in sanctions. The Contractor shall ensure that newborns born to a member determined to be SMI and enrolled with the Contractor are not enrolled with the Contractor for the delivery of health care services.

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3.1.14	Babies born to mothers enrolled with the Contractor are auto-assigned to an Acute Care Contractor. Mothers of these newborns are sent a Choice Notice advising them of their right to choose a different Acute Care Contractor for their child, which allows them 30 days to make a choice.

3.1.15	The Contractor shall not impose enrollment fees, premiums, or similar charges on American Indians served by an American Indian Health Facility (I/T/U) - Indian Health Service (IHS) Facility, a Tribally-Operated 638 Health Program, Urban Indian Health Program) (ARRA Section 5006(d), SMD letter 10-001).ii

3.1.16	AHCCCS does not use passive enrollment procedures, 42 CFR 438.6(d)(2). AHCCCS operates as a mandatory managed care program and choice of enrollment or auto-assignment is used pursuant to the terms of the Arizona Medicaid Section 1115 Demonstration Waiver Special Terms and Conditions.iii

3.1.17	AHCCCS members eligible under this contract will be enrolled as follows:

3.1.17.1	TXIX eligible adults with an SMI determination will be enrolled to receive all medically necessary physical and behavioral health services through a RBHA unless they request and are approved to opt-out for cause from the RBHA for physical health services.

3.1.17.2	Members eligible for Children’s Rehabilitative Services (CRS) will be enrolled with the CRS Contractor, unless they refuse to participate in the CRS application process, refuse to receive CRS covered services through the CRS Program, or opt out of the CRS Program. This includes members who are eligible for CRS who are determined to have a Serious Mental Illness (SMI).

3.1.17.3	Members eligible for ALTCS/EPD will be enrolled with a Contractor in their GSA and will be offered choice for Maricopa and Pima counties.

3.2	Opt-Out for Cause

3.2.1	Effective October 1, 2015, individuals with an SMI determination will have the option to opt-out of enrollment with the RBHA for physical health services and be transferred to an AHCCCS Acute Care Contractor to receive physical health services, under the following conditions only:

3.2.1.1	The member, member’s guardian, or member’s physician successfully dispute the member’s diagnosis as SMI,

3.2.1.2	Network limitations and restrictions,

3.2.1.3	Physician or provider course of care recommendation, or

3.2.1.4	The member established that due to the enrollment and affiliation with the RBHA as a person with a SMI, and in contrast to persons enrolled with an Acute Care Contractor, there is demonstrable evidence to establish actual harm or the potential for discriminatory or disparate treatment in:

3.2.1.4.1	The access to, continuity or availability of acute care covered services,

3.2.1.4.2	Exercising client choice in provider,

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3.2.1.4.3	Privacy rights,

3.2.1.4.4	Quality of services provided, or

3.2.1.4.5	Client rights under Arizona Administrative Code, Title 9, Chapter 21.

3.2.2	In regards to above language, a member must either demonstrate that the discriminatory or disparate treatment has already occurred, or establish the plausible potential of such treatment. It is insufficient for a member to establish actual harm or the potential for discriminatory or disparate treatment solely on the basis that they are enrolled in the RBHA.

3.2.3	The Contractor shall take the following actions:

3.2.3.1	Reduce to writing the member’s assertions of the actual or perceived disparate treatment of individuals as a result of their enrollment in the integrated plan.

3.2.3.2	Complete an SMI Member Request to Transfer from a RBHA to an AHCCCS Acute Care Contractor Form, as outlined in ACOM Policy 442.

3.2.3.3	Confirm and document that the member is enrolled in SMI RBHA program.

3.2.3.4	Provide documentation of efforts to investigate and resolve member’s concern.

3.2.3.5	Include any evidence provided by the member of actual or reasonable likelihood of discriminatory or disparate treatment.

3.2.3.6	Recommend approval or denial of request, and forward completed packet to AHCCCS for approval or denial within seven calendar days of request.

AHCCCS shall:

3.2.3.7	Review completed request packets received from the Contractor.

3.2.3.8	Approve or deny the request in writing within 10 calendar days of request from the member.

3.2.4	Provide notice that includes the reasons for the denial and appeal/hearing rights to the member for requests which are denied. In the event the member files an appeal:

3.2.4.1	AHCCCS will forward a copy of the appeal to the Contractor.

3.2.4.2	The Contractor will continue efforts to resolve the concerns identified in the appeal and ensure needed coordination activities take place with the relevant parties throughout the appeal process.

3.2.4.3	AHCCCS will notify the Contractor of the date and time of the hearing and other relevant administrative proceedings.

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3.2.4.4	The Contractor will provide AHCCCS with a summary, prior to the hearing and within a timeframe requested by AHCCCS, of all efforts taken to resolve the member’s concerns.

3.2.4.5	The Contractor will designate a representative to participate in the hearing and provide AHCCCS with information on how to contact the representative during the time of the hearing.

3.2.4.6	AHCCCS will notify the RBHA of the outcome of the appeal.

3.3	Prior Quarter Coverage

The Contractor acknowledges that:

3.3.1	Pursuant to Federal Regulation, 42 CFR 435.915, AHCCCS is required to implement Prior Quarter Coverage eligibility which expands the time period during which AHCCCS pays for covered services for eligible individuals to include services provided during any of the three months prior to the month the individual applied for AHCCCS, if the individual met AHCCCS eligibility requirements during that month.

3.3.2	AHCCCS Contractors are not responsible for payment for covered services received during the prior quarter.

3.3.3	Upon verification or notification of Prior Quarter Coverage eligibility, providers will be required to bill AHCCCS for services provided during a prior quarter eligibility period.

3.4	Prior Period Coverage

The Contractor acknowledges that:

3.4.1	AHCCCS provides Prior Period Coverage for the period of time prior to the Title XIX member’s enrollment during which the member is eligible for covered services.

3.4.2	Prior Period Coverage refers to the time frame from the effective date of eligibility (usually the first day of the month of application) until the date the member is enrolled with the Contractor.

3.4.3	The Contractor receives notification from AHCCCS of the member’s enrollment.

3.4.4	The Contractor is responsible for payment of all claims for medically necessary covered services provided to members during prior period coverage. This may include services provided prior to the Contract Year and in a Geographic Service Area where the Contractor was not contracted at the time of service delivery.

3.4.5	AHCCCS Fee-For-Service will be responsible for the payment of claims for prior period coverage for members who are found eligible for AHCCCS initially through hospital presumptive eligibility and later are enrolled with the Contractor. Therefore, for those members, the Contractor is not responsible for Prior Period Coverage.

3.5	Hospital Presumptive Eligibility

As required under the Affordable Care Act, AHCCCS has established standards for the State’s Hospital Presumptive Eligibility (HPE) program in accordance with federal requirements. Qualified hospitals that

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elect to participate in the HPE Program will implement a process consistent with AHCCCS standards which determines applicants presumptively eligible for AHCCCS Medicaid covered services. Persons determined presumptively eligible who have not submitted a full application to AHCCCS will qualify for Medicaid services from the date the hospital determines the individual to be presumptively eligible through the last day of the month following the month in which the determination of presumptive eligibility was made by the qualified hospital. For persons who apply for presumptive eligibility and who also submit a full application to AHCCCS, coverage of Medicaid services will begin on the date that the hospital determines the individual to be presumptively eligible and will continue through the date that AHCCCS issues a determination on that application. All persons determined presumptively eligible for AHCCCS will be enrolled with AHCCCS Fee-For-Service for the duration of the HPE eligibility period. If a member made eligible via HPE is subsequently determined eligible for AHCCCS via the full application process, Prior Period Coverage for the member will also be covered by AHCCCS Fee-For-Service, and the member will be enrolled with the Contractor only on a prospective basis.

4	SCOPE OF SERVICES

4.1	Overview

The Contractor’s ability to ensure the delivery of services requires a complete and thorough understanding of the intricate, multi-layered service delivery system in order to create a system of care that addresses the member’s needs. The type, amount, duration, scope of services and method of service delivery depends on a wide variety of factors including:

4.1.1	Eligible populations,

4.1.2	Covered services benefit package,

4.1.3	Approach,

4.1.4	Funding, and

4.1.5	Member need.

The Contractor is required to comply with all terms in this Contract and all applicable requirements in each document, guide and manual, however, particular attention to requirements for effective service delivery should be paid to the following:

4.1.6	AHCCCS Covered Behavioral Health Services Guide,

4.1.7	ADHS/DBHS Policy and Procedures Manual,

4.1.8	AHCCCS Medical Policy Manual (AMPM), and

4.1.9	AHCCCS Contractor Operations Manual (ACOM).

4.2	General Requirements for the System of Care

Regardless of the type, amount, duration, scope, service delivery method and population served, Contractor’s service delivery system shall incorporate the following elements:

4.2.1	Coordinate and provide access to quality health care services informed by evidence-based practice guidelines in a cost effective manner.

4.2.2	Coordinate and provide access to quality health care services that are culturally and linguistically appropriate, maximize personal and family voice and choice, and incorporate a trauma-informed care approach.

4.2.3	Coordinate and provide access to preventive and health promotion services, including wellness services.

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4.2.4	Coordinate and provide access to comprehensive care coordination and transitional care across settings; follow-up from inpatient to other settings; participation in discharge planning; and facilitating transfer from the children’s system to the adult system of health care.

4.2.5	Coordinate and provide access to chronic disease management support, including self-management support.

4.2.6	Coordinate and provide access to peer and family delivered support services.

4.2.7	Develop service plans that maximize personal and family voice and choice.

4.2.8	Coordinate and integrate clinical and non-clinical health-care related needs and services.

4.2.9	Implement health information technology to link services, facilitate communication among treating professionals, and between the health team and individual and family caregivers.

4.2.10	Deliver services by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider.

4.2.11	Apply the same standard of care for all members, regardless of the member’s eligibility category.

4.2.12	Deliver services that are sufficient in amount, duration and scope to reasonably be expected to achieve the purpose for which the services are furnished.

4.2.13	Not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of diagnosis, type of illness, or condition of the member, 42 CFR 438.210 (a)(3) (iii).

4.2.14	Have the discretion to place appropriate limits on a service on the basis of criteria such as medical necessity or for utilization control, provided the services furnished can reasonably be expected to achieve their purpose, 42 CFR 438.210(a)(3)(i) and (iii)) and 42 CFR 438.210(a) (4).

4.2.15	Notify AHCCCS if, on the basis of moral or religious grounds, it elects to not provide or reimburse for a covered service. The Contractor may propose a solution to allow members’ access to the services. AHCCCS does not intend to offer the services on a Fee-For-Service basis to the Contractor’s enrollees. If AHCCCS does not approve the Contractor’s proposed solution, AHCCCS will disenroll members who are seeking these services from the Contractor and assign them to another Contractor, 42 CFR 438.56. That proposal must:

4.2.15.1	Be submitted to AHCCCS in writing prior to entering into a contract with AHCCCS or at least 60 days prior to the intended effective date of the change in the scope of services based on moral or religious grounds;

4.2.15.2	Place no financial or administrative burden on AHCCCS;

4.2.15.3	Place no significant burden on members’ access to the services;

4.2.15.4	Be accepted by AHCCCS in writing; and

4.2.15.5	Acknowledge an adjustment to Capitation Rates and Contractor Specific Requirements, depending on the nature of the proposed solution.

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4.2.16	If AHCCCS approves the Contractor’s proposed solution for its members to access the services, the Contractor must notify members how to access these services when directed by AHCCCS. The notification and policy must be consistent with the provisions of, 42 CFR 438.10, must be provided to newly assigned members within 12 days of enrollment, and must be provided to all current members at least 30 days prior to the effective date of the approved policy, 42 CFR 438.102(a)(2).

4.2.17	Require subcontracted providers to offer the services described in the Contract Section on, Health Education and Health Promotion Services.

4.2.18	Require covered services to be medically necessary and cost effective and to be provided by or coordinated by a primary care provider except for annual well woman exams, behavioral health and children’s dental services, and consistent with the terms of the demonstration, covered services must be provided by or coordinated with a primary care provider.

4.2.19	Provide covered services to members in accordance with all applicable Federal and State laws, regulations and policies, including those listed by reference in attachments and this Contract.

4.2.20	Create and submit to AHCCCS according to instructions provided by AHCCCS, a System of Care Plan that contains both Children’s and Adult System of Care Sections with the following:

4.2.20.1	Action steps and measurable outcomes that are aligned with the goals and objectives in the statewide AHCCCS Annual System of Care Plan;

4.2.20.2	Identifies and addresses regional needs and incorporates region-wide program specific goals and objectives; and

4.2.20.3	Incorporates changes to the service delivery system based upon recommendations from the annual System of Care planning process that has Contractor, member, family member and other community stakeholder attendance and input.

4.2.21	Submit to AHCCCS for approval, case manager ratio plans based on national standards that will take into account member acuity, legal, and environmental needs.

4.2.22	Implement Adult Clinical Teams consistent with Substance Abuse and Mental Health Service Administration (SAMHSA) Best Practices.

4.2.23	Ensure that its providers, acting within the lawful scope of their practice, are not prohibited or otherwise restricted from communicating freely with members regarding their health care, medical needs and treatment options, even if needed services are not covered by the Contractor, 42 CFR 438.102:

4.2.23.1	The member’s health status, medical care or treatment options, including any alternative treatment that may be self-administered, 42 CFR 438.100(b)(2);

4.2.23.2	Information the member needs in order to decide among all relevant treatment options;

4.2.23.3	The risks, benefits, and consequences of treatment or non-treatment; and

4.2.23.4	The member’s right to participate in decisions regarding his or her behavioral health care, including the right to refuse treatment, and to express preferences about future treatment decisions, 42 CFR 438.100(b)(2)(iv).

4.2.24	Deliver covered health services in accordance with the requirements of any other funding source.

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4.3	Behavioral Health Covered Services

The Contractor shall ensure the delivery of medically necessary and clinically appropriate covered behavioral health services to eligible members in conformance with the AHCCCS Covered Behavioral Health Services Guide.

4.4	Behavioral Health Service Delivery Approach

The Contractor shall:

4.4.1	Provide each member with a behavioral health assessment in accordance with AMPM Policy 320-O.

4.4.2	Develop and revise the member’s individual service plan in conformance with AMPM Policy 320-O.

4.4.3	Make referrals to service providers.

4.4.4	Coordinate care as described in Contract Section on, Care Coordination.

4.4.5	Develop and implement transition, discharge and aftercare plans for each person prior to discontinuation of covered services.

4.4.6	Require subcontractors and providers to actively engage and involve family members in service planning and service delivery.

4.4.7	Submit all deliverables related to Behavioral Health Service Delivery Approach in accordance with Exhibit-9, Deliverables.

4.5	Behavioral Health Services for Adult Members

The Contractor shall:

4.5.1	Ensure services are delivered to adults in conformance with Exhibit-6, Nine Guiding Principles for Recovery-Oriented Adult Behavioral Health Services and Systems.

4.5.2	Utilize the American Society of Addiction Medicine (ASAM) Criteria (Third Edition, 2013) in substance use disorder assessments, service planning, and level of care placement. See also AMPM 320-O.

4.5.3	Implement Supported Employment.

4.5.4	The Contractor shall participate in Community Collaborative Care Teams with DES/DDD and submit deliverables related to members involved in Community Collaborative Care Teams in accordance with AMPM Policy 570 and Exhibit-9, Deliverables.

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4.6	Behavioral Health Services for Child Members

The Contractor shall ensure:

4.6.1	Delivery of services to children in conformance with the following:

4.6.1.1	AHCCCS Clinical Guidance Documents:

4.6.1.1.1	Support and Rehabilitation Services for Children, Adolescents and Young Adults;

4.6.1.1.2	Family and Youth Involvement in the Children’s Behavioral Health System;

4.6.1.1.3	The Unique Behavioral Health Service Needs of Children, Youth and Families Involved with Department of Child Safety (DCS) (formerly known as CPS);

4.6.1.1.4	Children’s Out-of-Home Services;

4.6.1.1.5	The Child and Family Team;

4.6.1.2	The Arizona Vision-Twelve Principles for Children Service Delivery as outlined in AMPM Policy 430;

4.6.1.3	AHCCCS Appointment Standards; and

4.6.1.4	Acom Policy 449.

4.6.2	The Contractor shall comply with established caseload ratios for case managers assigned to serve children identified as having high/complex needs.

4.6.3	The Contractor shall utilize a network of generalist support and rehabilitation providers.

4.6.4	The Contractor shall utilize Home Care Training to the Home Care Client (HCTC) as an alternative to more restrictive levels of care when clinically indicated.

4.6.5	The Contractor shall implement AHCCCS’ method for in-depth review of Child and Family Team (CFT) practice.

4.6.6	The Contractor shall utilize acuity measure instruments as directed by AHCCCS.

4.6.7	Implement service delivery models as directed by AHCCCS.

4.6.8	Specific Requirements for Services for Behavioral Health Services for persons in legal custody of the Department of Child Safety (DCS) and adopted children:

4.6.8.1	Upon notification by Department of Child Safety that a child has been taken into custody, the Contractor shall ensure that each child and family is referred for ongoing behavioral health services for a period of at least six months unless services are refused by the guardian or the child is no longer in Department of Child Safety custody.

4.6.8.2	A minimum of one monthly documented service is required. Services must be provided to:

4.6.8.2.1	Mitigate and address the child’s trauma;

4.6.8.2.2	Support the child’s temporary caretakers;

4.6.8.2.3	Promote stability and well-being; and

4.6.8.2.4	Address the permanency goal of the child and family.

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4.6.9	The Contractor shall report to AHCCCS information regarding members who are in Department of Child Safety custody and have not yet been engaged in behavioral health services. DCS will provide a monthly listing of children placed in Department of Child Safety (DCS) custody. The Contractor shall compare the DCS report with the Contractor’s own listing of DCS children receiving a rapid response service. For any identified members in Department of Child Safety custody who have not been engaged in behavioral health services, the Contractor shall ensure that a rapid response service is delivered. The Contractor shall submit to AHCCCS a monthly Department of Child Safety Rapid Response Monthly Reconciliation Report as outlined in ACOM Policy 449 and as specified in Exhibit-9, Deliverables.

4.6.10	Member Advisory Council: To promote a collaborative effort to enhance the service delivery system for members in out-of-home placement and adoptive care, the Contractor shall establish a Member Advisory Council to provide input and feedback on Policy and Programs focused on addressing the needs of members in out-of-home placement and adopted members. The Member Advisory Council shall meet at least quarterly and include a cross representation membership as described in ACOM Policy 449. On an annual basis, the Contractor shall submit a Member Advisory Council Plan to DHCM as specified in in Exhibit-9, Deliverables, outlining the schedule of meetings, goals and objectives. See ACOM Policy 449 for additional requirements.

4.6.11	The Contractor shall designate key staff and streamline communication as delineated in Contract Section, Administrative requirements and ACOM Policy 449.

4.6.12	The Contractor shall submit deliverables regarding member’s access to behavioral health services and provider requests to terminate as outlined in ACOM Policy 449 and as specified in Exhibit-9, Deliverables.

4.6.13	The Contractor shall participate in Community Collaborative Care Teams with DES/DDD and submit deliverables related to members involved in Community Collaborative Care Teams in accordance with AMPM Policy 570 and Exhibit-9, Deliverables.

4.6.14	The Contractor must submit a quarterly narrative and data summary (Behavioral Health Utilization and Timeframes for CMDP Members deliverable) that specifically addresses successes and barriers associated with behavioral health service delivery to CMDP members. Data elements should include utilization data as well as any identified trends related to CMDP members, including but not limited to quality of care, access, timeliness, and availability.

4.6.15	The Contractor shall submit all deliverables regarding Behavioral Health Services for Child Members in accordance with Exhibit-9, Deliverables.

4.7	Physical Health Care Covered Services

The Contractor shall:

4.7.1	The Contractor, when medically necessary, shall ensure the delivery of the following physical health care services to SMI members eligible to receive physical health care services:

4.7.2	Ambulatory Surgery includes surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting, such as a freestanding surgical center or a hospital-based outpatient surgical setting.

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4.7.3	Anti-hemophilic Agents and Related Services include services for the treatment of hemophilia Von Willebrand’s disease, and Gaucher’s Disease.

4.7.4	Audiology includes medically necessary audiology services to evaluate hearing loss for all members, on both an inpatient and outpatient basis. Hearing aids are covered only for members, age 18 through 20 receiving Early and Periodic Screening, Diagnostic and Treatment (EPSDT) services.

4.7.5	Chiropractic Services includes chiropractic services to members age 18 through 20 in order to ameliorate the member’s medical condition, subject to limitations specified in 42 CFR 410.21, for Qualified Medicare Beneficiaries, regardless of age, if prescribed by the member’s primary care provider (PCP) and approved by the Contractor.

4.7.6	Dialysis includes medically necessary dialysis, hemodialysis, peritoneal dialysis, hemoperfusion, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease (ESRD) providers. Services may be provided on an outpatient basis or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

4.7.7	Early and Periodic Screening, Diagnostic and Treatment (EPSDT) The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment to correct or ameliorate defects and physical or mental illnesses discovered by the screenings for members under age 21. The Contractor shall ensure that these members receive required health screenings including a comprehensive history, developmental and behavioral health screenings, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations in compliance with the AHCCCS EPSDT periodicity schedule, and the AHCCCS dental periodicity schedule (Exhibit 430-1 and 430-1A in the AMPM), including appropriate oral health screening intended to identify oral pathology, including tooth decay and/or oral lesions, and the application of fluoride varnish conducted by a physician, physician’s assistant or nurse practitioner. The Contractor shall submit all applicable EPSDT reports as required by the AHCCCS Medical Policy Manual. EPSDT providers must document immunizations into the Arizona State Immunization Information System (ASIIS) and enroll every year in the Vaccine for Children (VFC) program.

4.7.8	Early Detection Health Risk Assessment, Screening, Treatment and Primary Prevention includes primary prevention health education and health care services through screening, diagnostic and medically necessary treatment for members 21 years of age and older. These services include, but are not limited to, screening and treatment for hypertension; elevated cholesterol; colon cancer; sexually transmitted diseases; tuberculosis; HIV/AIDS; breast and cervical cancer; and prostate cancer. Nutritional assessment and treatment are covered when medically necessary to meet the over and under nutritional needs of members who may have a chronic debilitating disease. Physical examinations, diagnostic work-ups and medically necessary immunizations are also covered in accordance with A.A.C. R9-22-205.

4.7.9	Well Exams: Well visits, such as, but not limited to, well woman exams, breast exams, and prostate exams are covered for members 21 years of age and older. For members under 21 years of age, AHCCCS continues to cover medically necessary services under the EPSDT Program.

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4.7.10	Emergency Services include emergency services specified in the AHCCCS Medical Policy Manual Policy and, at a minimum, as follows:

4.7.10.1	Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24 hour a day, seven day a week basis, for an emergency medical condition as defined by A.A.C. Title, 9, Chapter 22, Article 1;

4.7.10.2	Emergency medical services are covered without prior authorization;

4.7.10.3	All medical services necessary to rule out an emergency condition;

4.7.10.4	Emergency transportation; and

4.7.10.5	Additional emergency services information and requirements is contained in AAC R9-22-201, et seq. and 42 CFR 438.114.

4.7.11	Per Medicaid Managed Care regulations, [42 CFR 438.114; 42 CFR 422.113; and 42 CFR 422.133], the following conditions apply with respect to coverage and payment of emergency services for TXIX/XXI members the Contractor shall:

4.7.11.1	Be financially responsible for all emergency medical services including triage, physician assessment and diagnostic tests, when members present in an emergency room setting;

4.7.11.2	Reimburse ambulance transportation and/or other medically necessary transportation provided to a member. Refer to ACOM Policy 432;

4.7.11.3	Cover the cost of ambulance transportation and/or other medically necessary transportation provided to a member who requires behavioral services after medical stabilization;

4.7.11.4	Cover cost for medically necessary professional psychiatric consultations in either emergency room or inpatient settings; and

4.7.11.5	Cover and pay for emergency services regardless of whether the provider that furnishes the service has a subcontract with the Contractor.

4.7.12	The Contractor may not deny payment for treatment obtained under either of the following circumstances for TXIX/XXI members:

4.7.12.1	A member had an emergency medical condition, including cases in which the absence of medical attention would not have resulted in the outcomes identified in the definition of emergency medical condition under, 42 CFR 438.114; or

4.7.12.2	Contractor’s representative, an employee or subcontracting provider, instructs the member to seek emergency medical services.

4.7.13	The Contractor may not limit what constitutes an emergency medical condition as defined in, 42 CFR 438.114, on the basis of lists of diagnoses or symptoms.

4.7.14

The Contractor may not refuse to cover emergency services based on the failure of the emergency room provider, hospital, or fiscal agent to notify the Contractor of the member’s screening and treatment within 10 calendar days of presentation for emergency services. Claims submission by the hospital within 10 calendar

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days of presentation for the emergency services constitutes notice to the Contractor. This notification requirement applies only to the provision of emergency services.

4.7.15	The Contractor may not require notification of Emergency Department treat and release visits as a condition of payment unless the Contractor has prior approval from AHCCCS.

4.7.16	The Contractor may not hold a member who has an emergency medical condition liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient. The attending emergency physician, or the provider actually treating the member, is responsible for determining when the member is sufficiently stabilized for transfer or discharge, and such determination is binding on the Contractor responsible for coverage and payment. The Contractor shall comply with Medicaid Managed Care guidelines regarding the coordination of poststabilization care.

4.7.17	Family Planning includes family planning services in accordance with the AHCCCS Medical Policy Manual and consistent with the terms of the demonstration, for all members (male and female) who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological, laboratory services, and contraceptive devices. Information and counseling, which allow members to make informed decisions regarding family planning methods, shall also be included. If the Contractor does not provide family planning services, it must subcontract for these services through another health care delivery system.

4.7.18	Foot and Ankle Services for members age 18 through 20 includes foot and ankle care services for members age 18 through 20 to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease that prohibits care by a nonprofessional person.

4.7.19	Foot and Ankle Services for member age 21 and older includes foot and ankle care services to include wound care, treatment of pressure ulcers, fracture care, reconstructive surgeries, and limited bunionectomy services. Medically necessary routine foot care services are only available for members with a severe systemic disease that prohibits care by a nonprofessional person as described in the AHCCCS Medical Policy Manual.

4.7.20	Pursuant to A.R.S. §36-2907, podiatry services performed by a podiatrist licensed pursuant to A.R.S. Title 32, Chapter 7 are covered for members when ordered by a primary care physician or primary care practitioner.

4.7.21	Home and Community Based Services (HCBS) includes Assisted Living facility, alternative residential setting, or home and community based services as defined in A.A.C. Title, 9, Chapter 22, Article 2 and A.A.C. Title, 9, Chapter 28, Article 2 that meet the provider standards described in A.A.C. Title, 9, Chapter 28, Article 5, and subject to the limitations set forth in the AHCCCS Medical Policy Manual. These services are covered in lieu of a nursing facility.

4.7.22	Home Health Services includes services provided under the direction of a physician to prevent hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services provided on a part-time or intermittent basis. The Contractor is prohibited from paying for an item or service (other than an emergency item or service, not including items or services furnished in an emergency room of a hospital) for home health care services provided by an agency or organization, unless AHCCCS Provider Registration verifies compliance with the surety bond requirements specified in Sections 1861(o)(7) and 1903(i)(18) of the Social Security Act.iv

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4.7.23	Hospice includes covered services for members that are certified by a physician as being terminally ill and having six months or less to live. Additional detail on covered hospice services is contained in AHCCCS Medical Policy Manual.

4.7.24	Hospital inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis services. If the member’s medical condition requires isolation, private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient hospital services include any of the above services which may be appropriately provided on an outpatient or ambulatory basis such as laboratory, radiology, therapies and ambulatory surgery. Observation services may be provided on an outpatient basis, if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and disability. Additional detail on limitations on hospital stays is contained in the AHCCCS Medical Policy Manual.

4.7.25	Immunizations include immunizations for adults age 21 years and older including but not limited to: medically necessary diphtheria, tetanus, pertussis vaccine (DTap), influenza, pneumococcus, rubella, measles and hepatitis-B and others as medically indicated. Immunizations for members age 18 through twenty 20 include, but are not limited to: diphtheria, tetanus, pertussis vaccine (DTaP), inactivated polio vaccine (IPV), measles, mumps, rubella vaccine (MMR), H. influenza, type B (HIB), hepatitis B (Hep B), hepatitis A (Hep A), Human Pappiloma virus (HPV) through age 20 for both males and females, pneumococcal conjugate (PCV) and varicella zoster virus (VZV) vaccine. Additional detail on current immunization requirements is contained in the AHCCCS Medical Policy Manual.

4.7.26	Incontinence Briefs: In general, incontinence briefs (diapers) are not covered for members unless medically necessary to treat a medical condition. However, for AHCCCS members over three years of age and under 21 years of age incontinence briefs, including pull-ups and incontinence pads, are also covered to prevent skin breakdown and to enable participation in social community, therapeutic, and educational activities under limited circumstances. In addition, effective December 15, 2014 for members in the ALTCS Program who are 21 years of age and older, incontinence briefs, including pull-ups and incontinence pads are also covered in order to prevent skin breakdown as outlined in AMPM Policy 310-P. See A.A.C. R9-22-212 and AMPM Chapters 300 and 400.

4.7.27	Laboratory including laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member’s PCP, other attending physician or dentist, and provided by a CLIA (Clinical Laboratory Improvement Act) approved free-standing laboratory or hospital laboratory, clinic, physician office or other health care facility laboratory. Upon written request, the Contractor may obtain laboratory test data on members from a laboratory or hospital-based laboratory subject to the requirements specified in A.R.S. §36-2903(Q) and (R). The data shall be used exclusively for quality improvement activities and health care outcome studies required and approved by AHCCCS.

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4.7.28	Maternity includes pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members. Services may be provided by physicians, physician assistants, nurse practitioners, certified nurse midwives, or licensed midwives. Additional details for maternity services are contained in Scope of Work Section on, Maternity Care Provider Standards. The Contractor shall allow women to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother prior to the minimum length of stay. The Contractor shall inform all pregnant members of voluntary prenatal HIV testing and the availability of medical counseling if the test is positive. The Contractor shall provide information in the member handbook and annually in the member newsletter, to encourage pregnant women to be tested and instructions about where to be tested. Semi-annually, the Contractor shall report to ADHS, the number of pregnant women who have been identified as HIV/AIDS-positive. This report is due no later than 15 days after the end of the second and fourth quarters of the Contract Year. Members who transition to a new Contractor or become enrolled during their third trimester must be allowed to complete maternity care with their current AHCCCS registered provider, regardless of contractual status, to ensure continuity of care.

4.7.29	Medical Foods includes foods subject to the limitations defined in the AMPM for members diagnosed with a metabolic condition included under the ADHS Newborn Screen Program and specified in the AMPM. The medical foods, including metabolic formula and modified low protein foods, must be prescribed or ordered under the supervision of a physician.

4.7.30	Medical Supplies, Durable Medical Equipment (DME), and Prosthetic Devices: includes services prescribed by the member’s PCP, attending physician or practitioner, or by a dentist as described in the AHCCCS Medical Policy Manual. Prosthetic devices must be medically necessary and meet criteria as described in the AHCCCS Medical Policy Manual. For persons age 21 or older, AHCCCS will not pay for microprocessor controlled lower limbs and microprocessor controlled joints for lower limbs. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit and include exclusions as stated in AMPM Chapter 300.

4.7.31	Nursing Facility includes services in nursing facilities, including religious non-medical health care institutions for members who require short-term convalescent care not to exceed 90 days per Contract Year. In lieu of a nursing facility, the member may be placed in an assisted living facility, an alternative residential setting, or receive home and community based services as defined in 4.7.22 above and the Scope of Work, Section on, Physical Health Care Covered Services.

4.7.32	Nursing facility services must be provided in a dually-certified Medicare/Medicaid nursing facility, which includes in the per-diem rate: nursing services; basic patient care equipment and sickroom supplies; dietary services; administrative physician visits; non-customized DME; necessary maintenance and rehabilitation therapies; over-the-counter medications; social, recreational and spiritual activities; and administrative, operational medical direction services. Additional detail on Nursing Facility Reimbursement is contained in the Scope of Work.

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4.7.33	The Contractor shall notify the Assistant Director of the Division of Member Services, by Email, when a member has been residing in a nursing facility, alternative residential facility or receiving home and community based services for 45 days. This will allow AHCCCS time to follow-up on the status of the ALTCS application and to consider potential Fee-For-Service coverage, if the stay goes beyond the 90 day per contract year maximum. The notice should be sent via e-mail to HealthPlan45DayNotice@azahcccs.gov and must include the following:

4.7.33.1	Member name,

4.7.33.2	AHCCCS ID,

4.7.33.3	Date of birth,

4.7.33.4	Name of facility,

4.7.33.5	Admission date to the facility,

4.7.33.6	Date the member will reach the 90 days, and

4.7.33.7	Name of Contractor of enrollment.

4.7.34	Nutrition includes nutritional assessments conducted as a part of the EPSDT screenings for members age 18 through 20, and to assist members 21 years of age and older whose health status may improve with over and under nutritional intervention. Assessment of nutritional status on a periodic basis may be provided as determined necessary, and as a part of the health risk assessment and screening services provided by the member’s PCP. Assessments may also be provided by a registered dietitian when ordered by the member’s PCP. Nutritional therapy on an enteral, parenteral or oral basis, when determined medically necessary to provide either complete daily dietary requirements or to supplement a member’s daily nutritional and caloric intake is covered according to criteria specified in the AHCCCS Medical Policy Manual.

4.7.35	Oral Health includes medically necessary dental services for members, age 18 through 20, including emergency dental services, dental screening and preventive services in accordance with the AHCCCS Dental Periodicity Schedule, as well as therapeutic dental services, dentures, and pre-transplantation dental services.

The Contractor shall:

4.7.35.1	Monitor compliance with the AHCCCS Dental Periodicity Schedule for dental screening services;

4.7.35.2	Ensure that members are notified in writing when dental screenings are due if the member has not been scheduled for a visit. If a dental screening is not received by the member, a second written notice must be sent. Members age 18 through 20 may request dental services without referral and may choose a dental provider within the Contractor’s provider network;

4.7.35.3	For members 21 years of age and older, the Contractor shall cover medical and surgical services furnished by a dentist only to the extent such services may be performed under state law either by a physician or by a dentist in conformance with A.A.C. R9-22-207. These services would be considered physician services if furnished by a physician; and

4.7.35.4	Refer to the AHCCCS Medical Policy Manual for additional detail on oral health dental services that are covered for pre-transplant candidates and for members with cancer of the jaw, neck or head.

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4.7.36	Orthotics, Orthotics are covered for AHCCCS members under the age of 21 as outlined in AMPM Policy 430. Orthotics are covered for AHCCCS members 21 years of age and older if all of the following apply:

4.7.36.1	The use of the orthotic is medically necessary as the preferred treatment option and consistent with Medicare guidelines;

4.7.36.2	The orthotic is less expensive than all other treatment options or surgical procedures to treat the same diagnosed condition; and

4.7.36.3	The orthotic is ordered by a physician or primary care practitioner.

Medical equipment may be rented or purchased only if other sources, which provide the items at no cost, are not available. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered for all members to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit. The component will be replaced if at the time authorization is sought documentation is provided to establish that the component is not operating effectively.

4.7.37	Physician includes physician services for medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

4.7.38	Poststabilization Care Services Coverage and Payment includes services, related to an emergency medical condition, provided after the member’s condition is sufficiently stabilized in order to maintain, improve or resolve the member’s condition so that the member could be safely discharged or transferred to another location, 42 CFR 438-114(a). Pursuant to A.A.C. R9-22-210 and [42 CFR 438.114; 42 CFR 422.113(c) and 42 CFR 422.133], the following conditions apply for coverage and payment of poststabilization care services, except where otherwise stated in this Contract. Cover and pay for poststabilization care services without authorization, regardless of whether the provider that delivers the service has a subcontract with the Contractor, as follows:

4.7.38.1	Poststabilization care services were pre-approved by the Contractor; or

4.7.38.2	Poststabilization care services were not pre-approved by the Contractor because the Contractor did not respond to the treating provider’s request for pre-approval within one hour after the treating provider’s request or could not be contacted for pre-approval.

4.7.39	In situations when the Contractor representative and the treating physician cannot reach agreement concerning the member’s care and a Contractor physician is not available for consultation, the Contractor must give the treating physician the opportunity to consult with a Contractor physician and the treating physician may continue with care of the patient until a Contractor physician is reached or one of the criteria in, 42 CFR 422.113(c)(3) is met.

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4.7.40	Pursuant to, 42 CFR 422.113(c)(3), the Contractor’s financial responsibility for poststabilization care services that have not been pre-approved ends when:

4.7.40.1	A Contractor physician with privileges at the treating hospital assumes responsibility for the member’s care;

4.7.40.2	A Contractor physician assumes responsibility for the member’s care through transfer;

4.7.40.3	A Contractor representative and the treating physician reach an agreement concerning the member’s care; or

4.7.40.4	The member is discharged.

4.7.41	Pregnancy Termination, includes pregnancy termination coverage if the pregnant member suffers from a physical disorder, physical injury, or physical illness, including a life endangering physical condition caused by or arising from the pregnancy itself, that would, as certified by a physician, place the member in danger of death unless the pregnancy is terminated, or the pregnancy is a result of rape or incest. The attending physician must acknowledge that a pregnancy termination has been determined medically necessary by submitting the Certificate of Necessity for Pregnancy Termination. This certificate must be submitted to the Contractor’s Medical Director and meet the requirements specified in the AMPM and in accordance with Exhibit-9, Deliverables. The Certificate must certify that, in the physician’s professional judgment, the criteria have been met.

4.7.42	Prescription Medications, includes medications ordered by a PCP, attending physician, dentist or other authorized prescriber and dispensed under the direction of a licensed pharmacist subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements. An appropriate over-the-counter medication may be prescribed as defined in the AHCCCS Medical Policy Manual when it is determined to be a lower-cost alternative to a prescription medication. Additional detail is contained in Scope of Work Section on, Medications. Additional detail for coverage of Medicare Part D prescription medications is contained in Scope of Work, Sections on, Medicare Services and Cost Sharing and Medicare Part D. The Contractor shall comply with the AMPM Policy 310-V.

4.7.43	340B Drug Pricing Program: All federally reimbursable drugs identified in the 340B Drug Pricing Program are required to be billed at the lesser of: 1) the actual acquisition cost of the drug or 2) the 340B ceiling price. The Contractor shall ensure that these drugs be reimbursed at the lesser of the two amounts above plus a professional (dispensing) fee. See Laws 2016, Second Regular Session, Chapter 122, A.R.S. §36-2930.03, and A.A.C. R9-22-710 (C) for further details. The 340B drug pricing program includes:

Eligible Organizations and Covered Entities	Effective Date
Drugs dispensed by FQHC/RHC and FQHC Look-Alike 340B pharmacies	Already implemented

Drugs dispensed by other 340B covered entities	Effective the later of January 1, 2017 or upon CMS approval

Drugs administered by 340B entity providers (including drugs administered by physicians)	To Be Determined during CYE 17

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Drugs dispensed by licensed hospitals and outpatient facilities that are owned or operated by a licensed hospital	Excluded from 340B reimbursement mandate at this time

Drugs administered by providers in licensed hospital and outpatient facilities that are owned or operated by a licensed hospital.	Excluded from 340B reimbursement mandate at this time

4.7.43.1	The Contractor is required to comply with any changes to reimbursement methodology for 340B entities.

4.7.43.2	Pharmaceutical Rebates: The Contractor, including the Contractor’s Pharmacy Benefit Manager (PBM), is prohibited from negotiating any rebates with drug manufacturers for preferred or other pharmaceutical products when AHCCCS has a supplemental rebate contract for the product(s). A listing of products covered under supplemental rebate agreements will be available on the AHCCCS website under the Pharmacy Information section.

4.7.43.3	If the Contractor or its PBM has an existing rebate agreement with a manufacturer, all outpatient drug claims, including provider-administered drugs for which AHCCCS is obtaining supplemental rebates, must be exempt from such rebate agreements. For pharmacy related encounter data information see the Contract Section on, Encounter Data Reporting.

4.7.43.4	Medicare Part D: AHCCCS covers federally reimbursable drugs ordered by a PCP, attending physician, dentist or other authorized prescriber and dispensed by or under the direction of a licensed pharmacist in accordance with Arizona State Board of Pharmacy Rules and Regulations, subject to limitations related to prescription supply amounts, and the Contractor’s prior authorization requirements if they are excluded from Medicare Part D coverage. Medications that are covered by Part D, but are not on a specific Part D Health Plan’s formulary are not considered excluded drugs and are not covered by AHCCCS. This applies to members who are enrolled in Medicare Part D or are eligible for Medicare Part D. See AMPM Chapter 300, Section 310-V.

4.7.44	Primary Care Provider (PCP) includes those medically necessary covered services provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a coordinator in referring the member for specialty medical services, 42 CFR 438.208(b). The PCP is responsible for maintaining the member’s primary medical record, which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the PCP.

4.7.45	Radiology and Medical Imaging includes medically necessary services ordered by the member’s PCP, attending physician or dentist for diagnosis, prevention, treatment, or assessment of a medical condition.

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4.7.46	Rehabilitation Therapy includes occupational, physical and speech therapies prescribed by the member’s PCP or attending physician for acute health condition and the member must have the potential for improvement due to the rehabilitation. Occupational and Speech therapy is covered for all members receiving inpatient hospital or nursing facility services.

4.7.47	Occupational Therapy and Speech therapy services provided on an outpatient basis are only covered for members age 18 through 20. Physical Therapy is covered for all members in both inpatient and outpatient settings. Outpatient physical therapy under the age of 21 is subject to visit limits per contract year as described in the AMPM.

4.7.48	Respiratory Therapy includes respiratory therapy services covered in inpatient and outpatient settings when prescribed by the member’s PCP or attending physician, and is necessary to restore, maintain or improve respiratory functioning.

4.7.49	Transplantation of Organs and Tissue, and Related Immunosuppressant Drugs includes services covered subject to the limitations in the AHCCCS Medical Policy Manual for members diagnosed with specified medical conditions. Services include: pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided, within limitations, after the discharge from the physical health care hospitalization for the transplantation. AHCCCS maintains specialty contracts with transplantation facility providers for the Contractor’s use or the Contractor may select its own transplantation provider.

4.7.50	Transportation includes emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage a member’s emergency medical condition at an emergency scene and to transport the member to the nearest appropriate medical facility. Non-emergency transportation shall be provided for members who are unable to provide their own transportation for covered services. The Contractor shall ensure that members have coordinated, reliable, medically necessary transportation to ensure members arrive on-time for regularly scheduled appointments and are picked up upon completion of the entire scheduled treatment.

4.7.51	Treat and Refer: Interaction with an individual who has accessed 911 or a similar public emergency dispatch number, but whose illness or injury does not require ambulance transport to an emergency department based on the clinical information available at that time. The interaction must include: (1) documentation of an appropriate clinical and/or social evaluation, (2) a treatment/referral plan for accessing social, behavioral, and/or healthcare services that address the patient’s immediate needs, and (3) evidence of efforts to follow-up with the patient to ascertain adherence with the treatment plan, and (4) documentation of efforts to assess customer satisfaction with the treat and refer visit. Treat and Refer standing orders shall be consistent with medical necessity and consider patient preference when the clinical condition allows.

4.7.52

Triage/Screening and Evaluation includes services provided by physical health care hospitals, IHS facilities, tribally owned and/or operated 638 facility and after-hours settings to determine whether or not an emergency exists, to assess the severity of the member’s medical condition and determine services necessary to

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alleviate or stabilize the emergent condition. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

4.7.53	Vision Services/Ophthalmology/Optometry includes all medically necessary emergency eye care, vision examinations, prescriptive lenses and frames, and treatments for conditions of the eye for all members age 18 to through 20. For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition, cataract removal, and medically necessary vision examinations and prescriptive lenses and frames, if required following cataract removal and other eye conditions as described in the AHCCCS Medical Policy Manual. Members shall have full freedom to choose, within the Contractor’s network, a practitioner in the field of eye care, acting within the scope of their practice, to provide the examination, care or treatment for which the member is eligible. A practitioner in the field of eye care is defined to be either an ophthalmologist or an optometrist.

4.7.54	Submit all deliverables related to Physical Health Care Covered Services in accordance with Exhibit-9, Deliverables.

4.8	Integrated Health Care Service Delivery for SMI Members

The Contractor shall incorporate the following elements into its integrated health care service delivery system approach:

4.8.1	A treatment team, which includes a psychiatrist or equivalent behavioral health medical professional and an assigned primary care physician with an identified single point of contact;

4.8.2	Member and family voice and choice;

4.8.3	Whole-person oriented care;

4.8.4	Quality and safety;

4.8.5	Accessible care;

4.8.6	Effective use of a comprehensive Care Management Program as described in, Contract Sections on, Care Management Program Goals, and Care Management Program General Requirements;

4.8.7	Coordination of care as described in Contract Section on, Care Coordination;

4.8.8	Health education and health promotion services described in the Contract Section on, Health Education and Health Promotion Services;

4.8.9	Improved whole health outcomes of members;

4.8.10	Utilize peer and family delivered support services;

4.8.11	Make referrals to appropriate community and social support services; and

4.8.12	Utilize health information technology to link services.

4.8.13	Maximize the use of existing behavioral and physical health infrastructure including:

4.8.13.1	SMI clinics,

4.8.13.2	Primary Care Providers currently serving SMI members,

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4.8.13.3	Community Health Centers, and

4.8.13.4	Peer and family run organizations.

4.9	Health Education and Health Promotion Services

The Contractor shall provide:

4.9.1	Assistance and education for appropriate use of health care services;

4.9.2	Assistance and education about health risk-reduction and healthy lifestyle choices including tobacco cessation;

4.9.3	Screening for tobacco use with the Ask, Advise, and Refer model and refer to the Arizona Smokers Helpline utilizing the proactive referral process;

4.9.4	Education to SMI members to access Contractor’s Nurse call service;

4.9.5	Assistance and education for self-care and management of health conditions, including wellness coaching;

4.9.6	Assistance and education for EPSDT services for members including education and health promotion for dental/oral health services;

4.9.7	Assistance and education about maternity care programs and services for pregnant women including family planning; and

4.9.8	Assistance and education about self-help programs or other community resources that are designed to improve health and wellness.

4.10	American Indian Member Services

The Contractor shall:

4.10.1	Provide access to all applicable covered services to Medicaid eligible American Indians within the assigned Geographic Service Area of Greater Arizona, whether they live on or off the reservation.

4.10.2	Cover costs of emergency services and medically necessary services for eligible American Indian members when members are referred off reservation and/or services are rendered at non-IHS or tribally owned or operated facilities.

4.10.3	Not be responsible for payment for medically necessary services provided to Medicaid eligible members at IHS or a tribally owned and operated facility; AHCCCS is responsible for these payments.

4.10.4	Provide medically necessary covered services to eligible American Indians through agreements with tribes, IHS facilities, and other providers of services. Contractor may serve eligible American Indians on reservation with agreement from the tribe.

4.10.5	Develop and maintain a network of providers that can deliver culturally and linguistically appropriate services to American Indian members.

4.10.6	Recognize that in addition to services provided through the Contractor, American Indian members through their enrollment choice can always receive services from an IHS or a 638 tribal facility.

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4.11	Medications

The Contractor shall:

4.11.1	Develop and maintain a drug list in conformance with the AMPM Policy 310-V.

4.11.2	At a minimum:

4.11.2.1	Include all drugs listed on the AHCCCS Drug List for SMI members eligible to receive physical health services under this Contract;

4.11.2.2	Provide coverage of all federally reimbursable medications based on medical necessity;

4.11.2.3	The available medications on the Behavioral Health Drug List, for members eligible to receive behavioral health services under this Contract; and

4.11.2.4	Medications to treat anxiety, depression and attention deficit hyperactivity disorder (ADHD).

4.11.3	Provide generic and branded reimbursement guarantees, an aggressive Maximum Allowable Cost (MAC) pricing program, generic dispensing rate guarantee, and utilization methodologies to dispense the least costly, clinically appropriate medication and report the rebates in conformance with requirements in the AHCCCS Financial Reporting Guide for RBHA Contractors.

4.12	Prescription Medications

4.12.1	Includes medications ordered by a PCP, attending physician, dentist or other authorized prescriber and dispensed under the direction of a licensed pharmacist subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements. An appropriate over-the-counter medication may be prescribed as defined in the AHCCCS Medical Policy Manual when it is determined to be a lower-cost alternative to a prescription medication. Additional detail is contained in Scope of Work Section on Medications, Additional detail for coverage of Medicare Part D prescription medications is contained in Scope of Work Sections on, Medicare Services and Cost Sharing and Medicare Part D. The Contractor shall comply with the AMPM Policy 310-V.

4.13	Medication Management Services

4.13.1	For members determined to have a SMI, the Contractor shall allow PCPs to treat members diagnosed with anxiety, depression and Attention Deficit Hyperactivity Disorder (ADHD). For purposes of medication management, it is not required that the PCP be the member’s assigned PCP. PCP’s who treat members with these behavioral health conditions may provide medication management services including prescriptions, laboratory and other diagnostic tests necessary for diagnosis, and treatment. The Contractor shall make available, on the Contractor’s formulary, medications for the treatment of these disorders. The Contractor is responsible for these services both in the prospective and prior period coverage timeframes.

4.13.2

Tool Kits: Clinical tool kits for the treatment of anxiety, depression, and ADHD are available in the AMPM. Refer to AMPM Appendix E, Childhood and Adolescent Behavioral Health Tool Kits and Appendix F Behavioral Health Tool Kits. These tool kits are a resource only and may not apply to all patients and all clinical situations. The tool kits are not intended to replace clinical judgment. The Contractor shall ensure that PCPs who have an interest or are

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actively treating members with these disorders are aware of these resources and/or are utilizing other recognized, clinical tools/evidence-based guidelines. The Contractor shall develop a monitoring process to ensure that PCPs utilize evidence-based guidelines/recognized clinical tools when prescribing medications to treat depression, anxiety, and ADHD.

4.13.3	Step Therapy: The Contractor may implement step therapy for behavioral health medications used for treating anxiety, depression and ADHD disorders. The Contractor shall provide education and training for providers regarding the concept of step therapy. If the T/RBHA/behavioral health provider provides documentation to the Contractor that step therapy has already been completed for the conditions of anxiety, depression or ADHD, or that step therapy is medically contraindicated; the Contractor shall continue to provide the medication at the dosage at which the member has been stabilized by the behavioral health provider. In the event the PCP identifies a change in the member’s condition, the PCP may utilize step therapy until the member is stabilized for the condition of anxiety, depression or ADHD. The Contractor shall monitor PCPs to ensure that they prescribe medication at the dosage at which the member has been stabilized.

4.14	Laboratory Testing Services

The Contractor shall:

4.14.1	Use laboratory testing sites that have either a Clinical Laboratory Improvement Amendments (CLIA) Certificate of Waiver or a Certificate of Registration along with a CLIA identification number.

4.14.2	Verify that laboratories satisfy all requirements in, 42 CFR 493, Subpart A, General Provisions.

4.14.3	Cover laboratory services for diagnostic, screening and monitoring purposes when ordered by the member’s PCP, other attending physician or dentist, and provided by a CLIA approved free-standing laboratory or hospital laboratory, clinic, physician office or other health care facility laboratory.

4.14.4	Require all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration.

4.14.5	Apply the following requirements to all clinical laboratories:

4.14.5.1	Pass-through billing or other similar activities with the intent to avoid the requirements in the Scope of Work, Laboratory Testing Services, is prohibited;

4.14.5.2	Clinical laboratory providers who do not comply with the requirements in the Scope of Work, Laboratory Testing Services, may not be reimbursed;

4.14.5.3	Laboratories with a Certificate of Waiver are limited to providing only the types of tests permitted under the terms of their waiver;

4.14.5.4	Laboratories with a Certificate of Registration are allowed to perform a full range of laboratory tests;

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4.14.5.5	Manage and oversee the administration of laboratory services through subcontracts with qualified services providers to deliver laboratory services;

4.14.5.6	Obtain laboratory test data on Title XIX/XXI eligible members from a laboratory or hospital based laboratory subject to the requirements in A.R.S. §36-2903(Q) (1-6) and (R), upon written request; and

4.14.5.7	Use the data in Contract Section on, Laboratory Testing Services, exclusively for quality improvement activities and health care outcome studies required and approved by AHCCCS.

4.15	Crisis Services Overview

AHCCCS supports a coordinated system of entry into crisis services that are community based, recovery-oriented, and member focused. The improvement of collaboration, data collection standards, and communication will enhance quality of care which leads to better health care outcomes while containing cost. Expanding provider networks that are capable of providing a full array of crisis services that are geared toward the members is expected to maintain health and enhance member quality of life. The use of crisis service data for crisis service delivery and coordination of care is critical to the effectiveness of the overall crisis delivery system.

4.16	Crisis Services-General Requirements

The Contractor shall:

4.16.1	Stabilize individuals as quickly as possible and assist them in returning to their baseline of functioning;

4.16.2	Assess the individual’s needs, identify the supports and services that are necessary to meet those needs, and connect the individual to appropriate services;

4.16.3	Provide solution-focused and recovery-oriented interventions designed to avoid unnecessary hospitalization, incarceration, or placement in a more segregated setting;

4.16.4	Utilize the engagement of peer and family support services in providing crisis services;

4.16.5	Meet or exceed urgent and emergent response requirements in conformance with ACOM Policy 417;

4.16.6	Not require prior authorization for crisis services;

4.16.7	Have the discretion to require subcontracted providers that are not part of Contractor’s crisis network to deliver crisis services or be involved in crisis response activities during regular business operating hours;

4.16.8	Coordinate with all clinics and case management agencies to resolve crisis situations for assigned members;

4.16.9	Develop local county based stabilization services to prevent unnecessary transport outside of the community where the crisis is occurring;

4.16.10	Develop a process where tribal liaisons and appropriate clinical staff coordinate crisis services on tribal lands with the crisis providers;

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4.16.11	Participate in a data and information sharing system, connecting crisis providers and member physicians through a health information exchange.

4.16.12	Analyze, track, and trend crisis service utilization data in order to improve crisis services. Maintain data and be able to report information that contains, but is not limited to:

4.16.12.1	Telephone call volume and metrics, calls resolved by phone, calls made in follow up to a crisis to ensure stabilization, and call dispositions including triage to Nurse-On Call services, referral and dispatch of service providers, community and collaborative partners, and health plan notification for acute dual eligible members.

4.16.12.2	Mobile team dispositions to include response timeframes, transports to crisis stabilization units and other facilities, initiation of COE/COT process, and coordination with collaborative partners.

4.16.12.3	Submit, in accordance with Exhibit-9, Deliverables, a Crisis Call Report of the total volume of crisis calls received by local and toll free Crisis Line numbers.

4.16.13	In conformance with the Scope of Work, Care Coordination and Collaboration, provide information about crisis services and develop and maintain collaborative relationships with community partners including:

4.16.13.1	Fire,

4.16.13.2	Police,

4.16.13.3	Emergency medical services,

4.16.13.4	Hospital emergency departments,

4.16.13.5	AHCCCS Acute Care Health Plans, and

4.16.13.6	Providers of public health and safety services.

4.16.14	Have active involvement with local police, fire departments, and first responders in the development of strategies for crisis service care coordination and strategies to assess and improve crisis response services;

4.16.15	Provide annual trainings to support and develop law enforcement agencies understanding of behavioral health emergencies and crises;

4.16.16	Utilize and train tribal police to be able to assist in behavioral health crises responses on tribal land;

4.16.17	Develop a collaborative process to ensure information sharing for timely access to Court Ordered Evaluation (COE) services; and

4.16.18	Submit the deliverables related to Crisis Services reporting in accordance with Exhibit-9, Deliverables.

4.16.19	The Contractor shall be responsible for the full continuum of crisis services, including but not limited to, timely access to crisis services telephone response, mobile crisis teams and stabilization services. Crisis services shall be community based, recovery-oriented, and member focused and shall work to stabilize individuals as quickly as possible and assist them in returning to their baseline of functioning.

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4.16.20	AHCCCS will provide the Contractor a daily file with member data which shall be used to support crisis services care coordination for CRS members and for adult dual eligible members receiving general mental health and substance abuse services through an Acute Care Contractor.

4.16.21	For AHCCCS members who do not receive behavioral health services through the RBHA, but receive behavioral health through their Contractor of enrollment for physical health services, the RBHA Contractor shall notify the Contractor of enrollment within 24 hours of a member engaging in crisis services so subsequent services can be initiated by the Contractor of enrollment. The Contractor of enrollment is as follows:

4.16.21.1	Acute Care Contractor for a dual-eligible member with General Mental Health/Substance Abuse needs;

4.16.21.2	CRS Contractor for a member enrolled with the CRS Contractor for behavioral health needs; and

4.16.21.3	For AHCCCS members who receive behavioral health services through a RBHA, the Contractor shall develop policies and procedures to ensure timely communication with Crisis Services Vendors, the assigned RBHA (if the Contractor is not the assigned RBHA), and the Contractor of enrollment for physical health services for members who have engaged crisis services. The Contractor shall ensure timely follow up and care coordination for members after receiving crisis services, whether the member received services within, or outside the Contractor’s GSA at the time services were provided, to ensure stabilization of the member and appropriate delivery of ongoing necessary treatment and services.

4.16.22	Notify the responsible health plan for acute dual eligible members within 24 hours of a member engaging in crisis services, so subsequent services can be initiated by the member’s health plan. The member’s health plan is responsible for all other medically necessary services related to a crisis episode. The Contractor shall develop policies and procedures to ensure timely notification and communication with health plans for acute dual eligible members who have engaged crisis services.

4.17	Crisis Services-Telephone Response

The Contractor shall:

4.17.1	Establish and maintain a 24 hours per day, seven days per week crisis response system.

4.17.2	Establish and maintain a single toll-free crisis telephone number.

4.17.3	Publicize its single toll-free crisis telephone number throughout Greater Arizona and include it prominently on Contractor’s web site, the Member Handbook, member newsletters and as a listing in the resource directory of local telephone books.

4.17.4	Have a sufficient number of staff to manage the telephone crisis response line.

4.17.5	Answer calls to the crisis response line within three telephone rings, with a call abandonment rate of less than 3%.

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4.17.6	Include triage, referral and dispatch of service providers and patch capabilities to and from 911 and other crisis providers or crisis systems as applicable.

4.17.7	Provide telephone support to callers to the crisis response line including a follow-up call within 72 hours to make sure the caller is stabilized.

4.17.8	Offer interpretation or language translation services to persons who do not speak or understand English and for the deaf and hard of hearing.

4.17.9	Provide Nurse On-Call services 24 hours per day, seven days per week to answer general healthcare questions from SMI members receiving physical health care services under this Contract and to provide them with general health information and self-care instructions.

4.18	Crisis Services-Mobile Crisis Teams

The Contractor shall establish and maintain mobile crisis teams with the following capabilities:

4.18.1	Ability to travel to the place where the individual is experiencing the crisis.

4.18.2	Ability to assess and provide immediate crisis intervention.

4.18.3	Provide mobile teams that have the capacity to serve specialty needs of population served including youth and children, hospital rapid response, and developmentally disabled.

4.18.4	Reasonable efforts to stabilize acute psychiatric or behavioral symptoms, evaluate treatment needs, and develop plans to meet the individual’s needs.

4.18.5	When clinically indicated, transport the individual to a more appropriate facility for further care.

4.18.6	Require mobile crisis teams to respond on site within the average of 90 minutes of receipt of the crisis call. Average of 90 minutes is calculated by utilizing the monthly average of all crisis call response times.

4.18.7	Develop incentives for those mobile team providers who respond to crisis calls within 45 minutes of the initial call.

4.19	Crisis Services-Crisis Stabilization Settings

The Contractor shall establish and maintain crisis stabilization settings with the following capabilities:

4.19.1	Offer 24 hour substance use disorder/psychiatric crisis stabilization services including 23 hour crisis stabilization/observation capacity.

4.19.2	Provide short-term crisis stabilization services (up to 72 hours) in an effort to successfully resolve the crisis and returning the individual to the community instead of transitioning to a higher level of care.

4.19.3	Provide a crisis assessment and stabilization service in settings consistent with requirements to have an adequate and sufficient provider network that includes any combination of the following:

4.19.3.1	Licensed Level I acute and sub-acute facilities; and

4.19.3.2	Outpatient clinics offering 24 hours per day, seven days per week access.

4.19.3.3	Have the discretion to include home-like settings such as apartments and single family homes where individuals experiencing a psychiatric crisis can stay to receive support and crisis respite services in the community before returning home.

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4.20	Pediatric Immunizations and the Vaccines for Children Program

Through the Vaccines for Children (VFC) Program, the federal and state governments purchase, and make available to providers at no cost, vaccines for Medicaid eligible members under the age of 19. Any provider, licensed by the state to administer immunizations, may register with Arizona Department of Health Services (ADHS) as a VFC provider and receive free vaccines.

For SMI members receiving physical health care services, age 18 only, the Contractor shall:

4.20.1	Not reimburse providers for the administration of the vaccines in excess of the maximum allowable amount set by the Centers for Medicare and Medicaid (CMS), found in the AHCCCS fee schedule.

4.20.2	Not utilize Medicaid funding to purchase vaccines for SMI members, age 18.

4.20.3	Not utilize AHCCCS funding to purchase vaccines for members under the age of 19. If vaccines are not available through the VFC program, the Contractor shall contact the AHCCCS Division of Health Care Management, Clinical Quality Management for guidance.

4.20.4	Comply with all VFC requirements and monitor its providers to ensure that, a PCP for an SMI member, age 18 only, is registered with ADHS as a VFC provider.

4.20.5	Develop and implement processes to ensure that vaccinations are available through a VFC enrolled provider or through the county Health Department when a provider chooses not to provide vaccinations. In all instances, the antigens are to be provided through the VFC program.

4.20.6	Develop and implement processes to pay the administration fee to the VFC provider who administers the vaccine regardless of the provider’s contract status with the Contractor.

4.20.7	Educate its provider network about immunization reporting requirements, the ASIIS Immunization registry, the use of the VFC program, and the availability of ASIIS software for providers to assist in meeting reporting requirements.

4.20.8	Monitor compliance with the following reporting requirements:

4.20.8.1	Report all immunizations given to only SMI members that are age 18; and

4.20.8.2	Report immunizations at least monthly to the ADHS, ASIIS Immunization registry which can be accessed by providers to obtain complete, accurate immunization records.

4.21	Medicaid School Based Claiming Program (MSBC)

Pursuant to an Intergovernmental Agreement with the Department of Education, and a contract with a Third Party Administrator, AHCCCS pays participating school districts for specifically identified Medicaid services when provided to Medicaid eligible children who are included under the Individuals with Disabilities Education Act (IDEA). The Medicaid services must be identified in the member’s Individual Education Plan (IEP) as medically necessary for the child to obtain a public school education. See AMPM Chapter 700.

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Medicaid School Based Claiming (MSBC) services are provided in a school setting or other approved setting specifically to allow children to receive a public school education. They do not replace medically necessary services provided outside the school setting or other MSBC services approved at an alternative setting. Currently, services include audiology, therapies (occupational, physical and speech/language); behavioral health evaluation and counseling; nursing and attendant care (health aid services provided in the classroom); and specialized transportation to and from school on days when the child receives an AHCCCS-covered MSBC service. The Contractor’s evaluations and determinations of medical necessity shall be made independent of the fact that the child is receiving MSBC services. If a request is made for services that also are covered under the MSB program for a child enrolled with the Contractor, the request shall be evaluated on the same basis as any request for a covered service.

For Medicaid eligible SMI members, ages 18 through 20 years of age, receiving physical health care services, the Contractor and its providers shall:

4.21.1	Coordinate with schools and school districts that provide MSBC services to members;

4.21.2	Not duplicate services;

4.21.3	Require persons who coordinate care for members to coordinate with the appropriate school staff working with these members;

4.21.4	Transfer member medical information and progress toward treatment goals between the Contractor and the member’s school or school district as appropriate;

4.21.5	Designate a single point of contact to coordinate care and communicate with public school Transition Coordinators; and

4.21.6	Evaluate all requests made for services covered under the MSBC program on the same basis as any request for a covered service.

4.22	Special Health Care Needs

AHCCCS has specified in its Quality Assessment and Performance Improvement Strategy certain populations with special health care needs as defined by the State, 42 CFR 438.208(c)(1).v

Members with special health care needs are those members who have serious and chronic physical, developmental, or behavioral conditions requiring medically necessary health and related services of a type or amount beyond that required by members generally. A member will be considered as having special health care needs if the medical condition simultaneously meets the following criteria:vi

4.22.1	Lasts or is expected to last one year or longer, and

4.22.2	Requires ongoing care not generally provided by a primary care provider.

AHCCCS has determined that the following populations meet this definition:vii

4.22.3	Members who are recipients of services provided through the Children’s Rehabilitative Services (CRS) program

4.22.4	Members who are recipients of services provided through the contracted Regional Behavioral Health Authorities (RBHAs), and

4.22.5	Members diagnosed with HIV/AIDS

4.22.6	Arizona Long Term Care System:

4.22.7	Members enrolled in the ALTCS program who are elderly and/or have a physical disability, and

4.22.8	Members enrolled in the ALTCS program who have a developmentally disability.

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AHCCCS monitors quality and appropriateness of care/services for routine and special health care needs members through Operational and Financial Reviews of Contractors and the review of required Contractor deliverables set forth in contract, program specific performance measures, and performance improvement projects.viii

The Contractor shall:

4.22.9	Have mechanisms in place to assess the quality and appropriateness of care furnished to members with special health care needs as defined by the State, 42 CFR 438.208(c)(1).

4.22.10	Have mechanisms in place to assess each member in order to identify any ongoing special conditions of the member which require a course of treatment or regular care monitoring, 42 CFR 438.208(c)(2).

4.22.11	Utilize appropriate health care professionals in the assessment process.

4.22.12	Share with other entities providing services to that member any results of its identification and assessment of that member’s needs to prevent duplication of those activities, 42 CFR 438.208(b)(3).

4.22.13	Have procedures in place to allow members to directly access a specialist (for example through a standing referral or an approved number of visits as appropriate for the member’s condition and identified needs, 42 CFR 438.208 (c) (4).

4.23	Special Assistance for SMI Members

The Contractor shall:

4.23.1	Require its staff, subcontractors, and service providers to identify all persons in need of special assistance to the AHCCCS Division of Health Care Advocacy and Advancement (DHCAA), Office of Human Rights, and ensure consistentency with the requirements as outlined in AMPM Policy 320-R.

4.23.2	Cooperate with the Human Rights Committee in meeting its obligations as outlined in AMPM Policy 320-R.

4.23.3	Submit the deliverables related to Special Assistance Services reporting in accordance with Exhibit-9, Deliverables.

4.24	Psychiatric Rehabilitative Services-Employment

The Contractor shall:

4.24.1	Develop and manage a continuum of vocational employment and business development services to assist SMI members, including transition age youth to achieve their employment goals.

4.24.2	Provide priority to those providers under contract with ADES/RSA when entering into subcontracts for vocational/employment services.

4.24.3	Make all reasonable efforts to increase the number of providers who are mutually contracted with ADES/RSA.

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4.25	Psychiatric Rehabilitative Services-Peer Support

The Contractor shall:

4.25.1	Require subcontractors and providers to assign at least one Peer Support Specialist/Recovery Support Specialist on each adult recovery team to provide covered services, when appropriate.

4.25.2	The Contractor shall submit a Psychiatric Rehabilitation Progress Report in accordance with Exhibit-9, Deliverables.

5	CARE COORDINATION AND COLLABORATION

5.1	Care Coordination

Care Coordination encompasses a variety of activities for coordinating services and providers to assist a member in achieving his or her Recovery goals described in the Individual Recovery Plan. These activities, which can occur both at a clinical and system level, are performed by Treatment Team members depending on a member’s needs, goals, and functional status. Regardless of who performs care coordination, the care coordinator should have expertise in member self-management approaches, member advocacy and be capable of navigating complex systems and communicating with a wide spectrum of professional and lay persons including family members, physicians, specialists and other health care professionals.

The Contractor shall conduct care coordination activities which at a minimum shall include, when appropriate, the following activities:

5.1.1	Ensure that, in the process of coordinating care, each member’s privacy is protected in accordance with the privacy requirements including, but not limited to, [45 CFR Parts 160 and 164, Subparts A and E], Arizona statutes and regulations, and to the extent that they are applicable [42 CFR 438.208 (b)(2) and (b)(4) and 438.224] and the Scope of Work, Medical Records Section.

5.1.2	Engage the member to participate in service planning. See also AMPM 320-O.

5.1.3	Monitor adherence to treatment goals including medication adherence.

5.1.4	Authorize the initial service package, continuing or additional services and suggest or create service alternatives when appropriate.

5.1.5	Establish a process to ensure coordination of member care needs across the continuum based on early identification of health risk factors or special care needs.

5.1.6	Monitor individual health status and service utilization to determine use of evidence-based care and adherence to or variance from the Individual Recovery Plan.

5.1.7	Monitor member services and placements to assess the continued appropriateness, medical necessity and cost effectiveness of the services.

5.1.8	Identify and document the member’s primary care and specialty care providers to make sure the information is current and accurate.

5.1.9	Communicate among behavioral and physical health service providers regarding member progress and health status, test results, lab reports, medications and other health care information when necessary to promote optimal outcomes and reduce risks, duplication of services or errors;

5.1.10	Track the member’s eligibility status for covered benefits and assist with eligibility applications or renewals.

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5.1.11	Communicate with the member’s assigned Care Manager, treatment team or other service providers to ensure management of care and services including addressing and resolving complex, difficult care situations.

5.1.12	Participate in discharge planning from hospitals, jail or other institutions and follow up with members after discharge.

5.1.13	Ensure applicable services continue after discharge.

5.1.14	Comply with the AMPM and the ACOM standards for member transitions between Contractors or GSAs, participation in or discharge from CRS or CMDP, to or from an ALTCS and Acute Care Contractor and upon termination or expiration of a contract.

5.1.15	Recognize that the exiting Contractor shall be responsible for performing all transition activities at no cost.

5.1.16	Track member transitions from one level of care to another, streamline care plans, and mitigate any disruption in care.

5.1.17	Make referrals to providers, services or community resources.

5.1.18	Verify that periodic re-assessment occurs at least annually or more frequently when the member’s psychiatric and/or medical status changes.

5.1.19	Communicate with family members and other system stakeholders that have contact with the member including, state agencies, other governmental agencies, tribal nations, schools, courts, law enforcement, and correctional facilities.

5.1.20	Identify gaps in services and report gaps to Contractor’s network development manager.

5.1.21	Verify that members discharged from Arizona State Hospital with diabetes are issued appropriate equipment and supplies they were trained to use while in the facility.

5.1.22	Coordinate medical care for members who are inpatient at the Arizona State Hospital (AzSH) in accordance with ACOM Policy 432 and AMPM Policy 1020.

5.1.1	The Contractor shall, in accordance with AMPM Policy 1020 requirements, provide high touch care management for members on Conditional Release from the Arizona State Hospital (AzSH) that includes but is not limited to coordination with AzSH for discharge planning; participating in the development of conditional release plans; member outreach and engagement to ensure compliance with the approved conditional release plan; attendance in outpatient staffings at least once per month; care coordination with the member’s treatment team and providers of both physical and behavioral health services, and routine delivery of comprehensive status reporting to the Psychiatric Review Board (PSRB) and AzSH. The Contractor shall submit deliverables as required to support an individual’s conditional release into the community. The Contractor shall also identify a key clinical single point of contact at the Contractor leadership level for collaboration with AzSH and the PSRB and remediation of identified concerns.

5.1.2	Coordinate outreach activities to members not engaged, but who would benefit from services.

5.1.3	When a Contractor receives members from another Contractor the Contractor shall:

5.1.3.1	Ensure a smooth transition for members by continuing previously approved prior authorizations for 30 days after the member transition unless mutually agreed to by the member or member’s representative; and

5.1.3.2	When relinquishing members, timely notify the receiving Contractor regarding pertinent information related to any special needs of transitioning members.

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5.1.4	A new Contractor who receives members from another Contractor as a result of a contract award shall ensure a smooth transition for members by continuing previously approved prior authorizations for 30 days after the member transition unless mutually agreed to by the member or member’s representative.

5.1.5	When a PCP has initiated medication management services for a member to treat a behavioral health disorder, and it is subsequently determined by the PCP that the member should be transferred to a RBHA or TRBHA prescriber for evaluation and/or continued medication management services, the Contractor shall:

5.1.5.1	Require and ensure that the PCP coordinates the transfer of care.

5.1.5.2	Include this provision in all affected subcontracts; and

5.1.5.3	Ensure that PCPs maintain continuity of care for these members.

5.1.6	Establish policies and procedures for the transition of members to the RBHA or TRBHA for ongoing treatment. The policies and procedures must address, at a minimum, the following:

5.1.6.1	Guidelines for when a transition of the member to the RBHA or TRBHA for ongoing treatment is indicated;

5.1.6.2	Protocols for notifying the RBHA or TRBHA of the member’s transfer, including reason for transfer, diagnostic information, and medication history;

5.1.6.3	Protocols and guidelines for the transfer or sharing of medical records information and protocols for responding to RBHA or TRBHA requests for additional medical record information;

5.1.6.4	Protocols for transition of prescription services, including but not limited to notification to the RBHA or TRBHA of the member’s current medications and timeframes for dispensing and refilling medications during the transition period. This coordination must ensure at a minimum, that the member does not run out of prescribed medications prior to the first appointment with a RBHA or TRBHA prescriber and that all relevant member medical information including the reason for transfer is forwarded to the receiving RBHA or TRBHA prescriber prior to the member’s first scheduled appointment with the RBHA or TRBHA prescriber; and

5.1.6.5	Contractor monitoring activities to ensure that members are appropriately transitioned to the RBHA or TRBHA for care.

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5.2	Care Coordination for Dual Eligible SMI Members

In an effort to improve care coordination and control costs for dual eligible (Medicaid and Medicare enrolled) members with Serious Mental Illness (SMI), the contractor shall offer Medicaid services to eligible members with SMI as a Dual Eligible Special Needs Plan (D-SNP) as required in Exhibit-3.

The Contractor shall:

5.2.1	Create a Medicare Advantage Dual Eligible Special Needs Plan (D-SNP) and if the member enrolls with the Contractor’s D-SNP, be the sole organization that manages the provision of Medicare benefits to SMI dual eligible members enrolled with the RBHA. The Contractor will contract with CMS to be a Medicare Dual Eligible Special Needs Plan (D-SNP) or offer a D-SNP product through one of the equity partners in the organization. The Contractor may not delegate or subcontract with another entity except as specified below, and in Exhibit-3 and the Scope of Work Sections on, Organizational Structure and Management Services Agreements.

5.2.2	Meet all Medicare Advantage requirements to remain in compliance and continue operating as a D-SNP in order to provide Medicare services to eligible individuals in accordance with ACOM Policy 107 for Contractors that currently have contracts, or will be pursuing contracts, with the CMS to operate as a Medicare Advantage Dual Eligible Special Needs Plan (D-SNP).

5.2.3	Conduct marketing activities for Dual Eligible enrollees with the marketing effort focused on promoting enrollment in the Contractor’s Medicare Dual Special Needs Plan (D-SNP) or a D-SNP product offered through one of the equity partners in the organization. The State understands that the Medicare D-SNP is able to enroll any dual eligible member, but to increase alignment, encourages the Contractor to only market to individuals enrolled in its AHCCCS plan. Marketing to dual eligible Contractor enrollees may include print advertisements, radio advertisements, billboards, bus advertising, and television.

5.2.4	In the case of marketing materials for dual eligible members the process will be as follows:

5.2.4.1	AHCCCS does not review for approval, dual marketing materials that have been approved by CMS and/or that do not include reference to AHCCCS benefits and/or service information. However, all dual marketing materials that have not been approved by CMS and/or include reference to AHCCCS benefits and/or service information require submission to AHCCCS as specified in Exhibit-9, Deliverables.

5.2.4.2	While AHCCCS may accept CMS approval of dual marketing materials as sufficient for distribution of materials, AHCCCS retains and reserves the right to review before or after the fact, materials that have received CMS approval.

5.2.4.3	The Contractor must adhere to the following regarding use of billboards which use the terms ‘Medicaid’ or ‘AHCCCS’:

5.2.4.3.1	Limited to two in each urban county (Maricopa and Pima), and

5.2.4.3.2	Limited to one in each rural county.

5.2.5	May delegate or subcontract the managed care functions with another entity for the provision of Medicare benefits when that entity is also responsible for performing those functions for the Contractor’s Medicaid line of business.

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5.2.6	Establish an easily identifiable brand that is recognized by SMI dual eligible members and providers as an integrated service delivery health plan for both Medicare and Medicaid services.

5.2.7	Sign a Medicare Advantage D SNP Health Plan Agreement (MIPPA) with AHCCCS to fulfill the requirement per CMS guidelines, that all D-SNPs are required to have an agreement with the State Medicaid Agency to operate as a D-SNP. This agreement will outline specific D-SNP responsibilities related to care coordination, data sharing, and eligibility verification.

5.2.8	Work with AHCCCS to improve the system for dual eligible which may include, but is not limited to:

5.2.8.1	Participating in work groups,

5.2.8.2	Department sponsored marketing, outreach, and education, and

5.2.8.3	Communication with CMS.

5.2.9	Provide choice of providers to Dual eligible members in the network and shall not be restricted to those that accept Medicare.

5.2.10	Use all data, including Medicare A, B, and D data, in developing and implementing care coordination models. See Contract Section on, Medical Management, for care coordination requirements.

5.2.11	The Contractor shall ensure the coordination of care for dual eligible members turning 18 years of age and for newly eligible dual members transitioning to an Acute Care Contractor for their behavioral health services.

5.3	Coordination with AHCCCS Contractors and Primary Care Providers

For members not eligible to receive physical health care services under this Contract, the Contractor shall:

5.3.1	Coordinate care with AHCCCS contractors and PCPs that deliver services to Title XIX/XXI members, 42 CFR 438.208(b)(3-4).

5.3.2	Include the member’s DDD Support Coordinator in all behavioral health planning meetings including, but not limited to, CFT, ACT, and Adult and Recovery Team meetings in order to coordinate and provide access to comprehensive care coordination and transitional care across settings, (including out of state placements), follow-up from inpatient to other settings, participation in discharge planning, and facilitating transfer from the children’s system to the adult system of care.

5.3.3	Develop and implement policies and procedures that govern confidentiality, implementation and monitoring of coordination between subcontractors, AHCCCS physical health care contractors, behavioral health providers, and other governmental agencies.

5.3.4	Forward behavioral health records including copies or summaries of relevant information of each Title XIX/XXI member to the member’s PCP as needed to support quality medical management and prevent duplication of services.

The Contractor shall:

5.3.5	Establish a process to ensure care coordination for pharmaceutical needs for members based on early identification of health risk factors or special care needs.

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5.3.6	Ensure the following information, for all members referred by the PCP, is communicated to the PCP, upon request, no later than 10 days from the request [42 CFR 438.208(b)(3)]:

5.3.6.1	Critical laboratory results as defined by the laboratory and required by specific medication(s); and

5.3.6.2	Changes in the class of medications prescribed.

5.3.7	Establish a process for the timely and the confidential communication of allowable medication information among prescribing clinicians;

5.3.8	Must proactively facilitate and provide care coordination, in accordance with the AMPM Policy 310-V, for members who have both behavioral health and physical health care needs. The Contractor must meet with the Acute Care Contractors to ensure that the member’s medication(s) are transitioned in a timely and seamless manner.

5.3.9	Use the AHCCCS required, standardized forms to transmit the information required in Contract Section on, Care Coordination for Dual Eligible SMI Members.

5.3.10	Obtain proper consent and authorization in conformance with Contract Section on, Consent and Authorization.

5.3.11	Have consultation services and materials available as follows:

5.3.11.1	The Contractor will ensure consultation services are available to health plan PCPs and have materials available for the Acute Care Contractors and primary care providers describing how to access consultation services and how to initiate a referral for ongoing behavioral health services.

5.3.11.2	Behavioral health recipients currently being treated by the Contractor for depression, anxiety or attention deficit hyperactivity disorders may be referred to a PCP (which is not required to be the member’s assigned PCP) for ongoing care only after consultation with and acceptance by the member and the PCP.

5.3.11.3	The Contractor must ensure the systematic review of the appropriateness of decisions to refer members to PCPs for ongoing care for depression, anxiety or attention deficit hyperactivity disorders. Upon request, the Contractor shall ensure that PCPs are informed about the availability of resource information regarding the diagnosis and treatment of behavioral health disorders.

5.3.12	Ensure that information and training is available to PCPs regarding behavioral health coordination of care processes.

5.3.13	Meet, at least quarterly, with the AHCCCS Health Plans operating in Greater Arizona and AIHP to address systemic coordination of care issues including at a minimum, sharing information with Health Plans regarding referral and consultation services and solving identified problems.

5.3.14	Assign staff to facilitate the meetings described in Contract Section on, Care Coordination for Dual Eligible SMI Members, who have sufficient program and administrative knowledge and authority to identify and resolve issues in a timely manner.

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5.3.15	Have a Physical Health Plan and Provider Coordinator to address and resolve coordination of care issues at the lowest level.

5.3.16	Forward the following information in writing to AHCCCS, DHCM, if the Contractor is unable to resolve issues with other AHCCCS Health Plans:

5.3.16.1	The unresolved issue;

5.3.16.2	The actions taken to resolve the issue; and

5.3.16.3	Recommendations for resolution of the issue.

5.3.17	Submit deliverables related to Coordination with AHCCCS Contractors and Primary Care Providers in accordance with Exhibit-9, Deliverables.

5.4	Collaboration with System Stakeholders

The Contractor shall:

5.4.1	Meet, agree upon and reduce to writing collaborative protocols with each of:

5.4.1.1	Arizona Department of Child Safety (DCS);

5.4.1.2	Arizona Department of Economic Security/Division of Developmental Disabilities (DDD);

5.4.1.3	The Veteran’s Administration; and

5.4.1.4	Children’s Rehabilitative Services (CRS).

5.4.2	Address in each collaborative protocol, at a minimum, the following:

5.4.2.1	Procedures for each entity to coordinate the delivery of covered services to members served by both entities;

5.4.2.2	Mechanisms for resolving problems;

5.4.2.3	Information sharing;

5.4.2.4	Resources each entity commits for the care and support of members mutually served;

5.4.2.5	Procedures to identify and address joint training needs; and

5.4.2.6	Where applicable, procedures to have providers co-located at Department of Child Safety (DCS) offices, juvenile detention centers or other agency locations as directed by AHCCCS.

5.4.3	Meet, agree upon and reduce to writing collaborative protocols with local law enforcement and first responders, which, at a minimum, shall address:

5.4.3.1	Continuity of covered services during a crisis;

5.4.3.2	Information about the use and availability of Contractor’s crisis response services;

5.4.3.3	Jail diversion and safety;

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5.4.3.4	Strengthening relationships between first responders and providers when support or assistance is needed in working with or engaging members; and

5.4.3.5	Procedures to identify and address joint training needs.

5.4.4	Complete all written protocols and agreements within 120 days of Contract Award Date.

5.4.5	Review the written protocols on an annual basis with system partners and update as needed.

5.4.6	Submit written protocols to AHCCCS upon request.

5.4.7	Comply with the requirements of the Arizona Early Intervention Program (AzEIP). The AzEIP is implemented through the coordinated activities of the ADES, ADHS, Arizona State Schools for the Deaf and Blind (ASDB), AHCCCS, and ADE. The AzEIP Program is governed by the Individuals with Disabilities Act (IDEA), Part C (P.L.105-17). AzEIP, through federal regulation, is stipulated as the payor of last resort to Medicaid, and is prohibited from supplanting another entitlement program, including Medicaid.

Refer to AMPM Chapter 400, Exhibit 430-3. AHCCCS has developed an AzEIP Speech Therapy Fee Schedule and rates incorporating one procedure code, along with related modifiers, settings, and group sizes. The Contractor shall utilize this methodology and these rates for payment for the speech therapy procedure when provided to an AHCCCS member who is a child identified in the AHCCCS system as an AzEIP recipient.

5.4.8	Meet, agree upon and reduce to writing Memorandums of Understanding (MOUs) specific to the following correctional entities:

5.4.8.1	Arizona Administrative Office of the Courts for Juvenile and Adult Probation;

5.4.8.2	The Arizona Department of Corrections for Juvenile and Adults; and

5.4.8.3	The county jails.

5.4.9	At a minimum, shall include the following care coordination requirements.

The Contractor shall:

5.4.9.1	Partner with the justice system to communicate timely data necessary for coordination of care in conformance with all applicable administrative orders and Health Insurance Portability and Accountability Act (HIPAA) requirements that permit the sharing of written, verbal and electronic information; and

5.4.9.2	Utilize data sharing agreements and administrative orders that permit the sharing of written, verbal and electronic information at the time of admission into the facility and at the time of discharge. At a minimum, data communicated shall comply with HIPAA requirements. The data will be shared without the permission of the member if the medications are used to treat substance use disorders and consist of:

5.4.9.2.1	Individual’s Name (FN, MI, LN),

5.4.9.2.2	DOB,

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5.4.9.2.3	AHCCCS ID,

5.4.9.2.4	Social Security Number,

5.4.9.2.5	Gender,

5.4.9.2.6	COT Status,

5.4.9.2.7	Public Fiduciary/Guardianship status,

5.4.9.2.8	Assigned Behavioral Health Provider Agency,

5.4.9.2.9	Assigned Behavioral Health Provider’s Phone Number,

5.4.9.2.10	RBHA Identified Program (SMI, GMH),

5.4.9.2.11	Acute Health Plan/American Indian Health Program,

5.4.9.2.12	Primary Care Provider’s Name,

5.4.9.2.13	Primary Care Provider’s Phone Number,

5.4.9.2.14	Diagnoses (Medical and Psychiatric), and

5.4.9.2.15	Medications.

5.4.10	Offer customized training that is designed to strengthen staff’s ability to effectively work with individuals in the correctional facility.

5.4.11	Share information that assists the clinical team in developing treatment plans that incorporate community release conditions, as appropriate.

5.4.12	Policies and procedures that identify specific time frames to have the team (i.e. Correctional Facility, RBHA, Provider and Jail Coordinator) convene to discuss services and resources needed for the individual to safely transition into the community upon release for persons with an SMI diagnosis and those persons categorized as GMH and/or Substance Abuse who have the following complicated/high cost medical needs:

5.4.12.1	Skilled Nursing Facility (SNF) level of care,

5.4.12.2	Continuous oxygen,

5.4.12.3	Invasive treatment for Cancer,

5.4.12.4	Kidney Dialysis,

5.4.12.5	Home Health Services (example- Infusions, Wound Vacs),

5.4.12.6	Terminal Hospice Care,

5.4.12.7	HIV Positive,

5.4.12.8	Pregnant,

5.4.12.9	Insulin Dependent Diabetic, and

5.4.12.10	Seizure Disorder.

5.4.13	Utilize strategies to optimize the use of services in connection with Mental Health Courts and Drug Courts.

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5.5	Collaboration to Improve Health Care Service Delivery

The Contractor shall:

5.5.1	At least every six months, meet with a broad spectrum of behavioral and physical health providers to gather input; discuss issues; identify challenges and barriers; problem-solve; share information and strategize ways to improve or strengthen the health care service delivery.

5.5.2	Invite AHCCCS to participate at these meetings.

5.6	Collaboration with Peers and Family Members

The Contractor shall:

5.6.1	At least every six months, meet with a broad spectrum of peers, family members, peer and family run organizations, advocacy organizations or any other persons that have an interest in participating in improving the system. The purpose of these meetings is to gather input; discuss issues; identify challenges and barriers; problem-solve; share information and strategize ways to improve or strengthen the service delivery system.

5.6.2	Invite AHCCCS to participate at these meetings.

5.7	Collaboration with Tribal Nations

The Contractor shall:

5.7.1	Consult with each Tribal Nation within the assigned Geographic Service Area in Greater Arizona to ensure availability of appropriate and accessible services.

5.7.2	Coordinate eligibility and service delivery between the RBHA, IHS, and tribally owned and operated facilities authorized to provide services pursuant to P.L. 93-638, as amended.

5.7.3	Participate at least annually in meetings or forums with the IHS and tribally owned and operated facilities and providers that serve American Indian members.

5.7.4	Communicate and collaborate with the tribal, county and state service delivery and legal systems and with the Tribal and IHS Providers to coordinate the involuntary commitment process for American Indian members.

5.7.5	Collaborate with AHCCCS to reach an agreement with Indian Health Services and Phoenix Indian Medical Center to exchange health information, coordinate care and improve health care outcomes for American Indian members.

5.7.6	Develop collaborative relationships with IHS, Tribes, Tribal Organizations, Urban Indian Organizations (I/T/U) serving tribes in the geographical service areas assigned to the RBHA for the purposes of care coordination which may include member data sharing.

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5.7.7	Collaborate with AHCCCS and IHS in order to improve communication through the utilization of health information exchange in order to improve coordination of care and health outcomes for American Indian members.

5.7.8	Facilitate coordination of care to include face to face meeting with children in residential facilities located off tribal lands, ensuring the child has communication with the tribal community.

5.7.9	Provide continuing education on a quarterly basis, training for para-professionals and behavioral health professionals working on tribal lands. RBHAs shall offer the courses through face to face or video conferencing technology and provide Continuing Education Units (CEUs) for the completion of the courses electronically.

5.7.10	Develop and provide in-service trainings for Indian health facilities, Indian Health Service, Tribally operated facility/program, and Urban Indian clinic (I/T/U) on utilization of services and behavioral health resources available to American Indian Communities located within the Geographic Service Areas in Greater Arizona.

5.7.11	Develop agreements with the tribes located within the assigned Geographic Service Area in Greater Arizona to provide, on a monthly basis, provision of mobile behavioral health and physical health services.

5.7.12	Collaborate with AHCCCS to implement changes provided from the quarterly Formal Tribal Consultation.

5.7.13	Collaborate with tribes to build technological infrastructure, so that both telemedicine and telepsychiatry can occur on tribal lands which may include partnership with University of Arizona, Northern Arizona University, Arizona State University or other educational entities with community investment dollars that provide telemedicine.

5.7.14	Hold care coordination meetings on a monthly basis between the RBHA, IHS facilities, and tribally owned and operated facilities and the tribes located within their geographic services area to address issues related to crisis and other service delivery issues.

5.8	Coordination for Transitioning Members

5.8.1	The Contractor shall comply with the AMPM and the ACOM standards for member transitions between Contractors or GSAs, participation in or discharge from CRS or CMDP, to or from an ALTCS and Acute Care Contractor and upon termination or expiration of a contract.

5.8.2	The Contractor shall designate a person with appropriate training and experience to act as the Member Transition Coordinator. The individual appointed to this position must be a health care professional or an individual who possesses the appropriate education and experience and is supported by a health care professional to effectively coordinate and oversee all transition issues, responsibilities, and activities. This staff person shall interact closely with the transition staff of the receiving Contractor to ensure a safe, timely, and orderly transition. See ACOM Policy 402 for more information regarding the role and responsibilities of the Transition Coordinator.

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5.8.3	When a Contractor receives members from another Contractor the Contractor shall:

5.8.3.1	Ensure a smooth transition for members by continuing previously approved prior authorizations for 30 days after the member transition unless mutually agreed to by the member or member’s representative; and

5.8.3.2	When relinquishing members, timely notify the receiving Contractor regarding pertinent information related to any special needs of transitioning members.

5.8.4	A new Contractor who receives members from another Contractor as a result of a contract award shall ensure a smooth transition for members by continuing previously approved prior authorizations for 30 days after the member transition unless mutually agreed to by the member or member’s representative.

5.8.5	For individuals determined to have a Serious Mental Illness (SMI) who are transitioning from a health plan to a RBHA, there shall be a 14 day transition period in order to ensure effective coordination of care. The Contractor shall comply with the AMPM and the ACOM standards for member transitions between Contractors as outlined above.

5.8.6	For individuals outside of Maricopa County (i.e. Greater Arizona) who transition to the Contractor for their physical health from a health plan and who have an established relationship with a PCP refer to Contract Section on, Primary Care Provider Standards.

5.8.7	When SMI individuals transition to the Contractor for their physical health from an AHCCCS Contractor, members in active treatment (including but not limited to chemotherapy, pregnancy, drug regimens or a scheduled procedure) with a non-participating/non-contracted provider shall be allowed to continue receiving treatment from the non-participating/non-contracted AHCCCS registered provider through the duration of their prescribed treatment.

5.8.8	The Contractor shall ensure the coordination of care for dual eligible members turning 18 years of age and for newly eligible dual members transitioning to an acute Care Contractor for their behavioral health services.

5.8.9	Contract Termination: In the event that the contract or any portion thereof is terminated for any reason, or expires, the Contractor shall assist AHCCCS in the transition of its members to other Contractors. In addition, AHCCCS reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. AHCCCS may discontinue enrollment of new members with the Contractor three months prior to the contract termination date. The Contractor shall make provisions for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall submit a detailed plan to AHCCCS for approval regarding the transition of members in the event of contract expiration or termination. The name and title of the Contractor’s transition coordinator shall be included in the transition plan. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process, and shall be responsible for the following, [42 CFR 438.610(c)(3); 42 CFR 434.6(a)(6)]:

5.8.9.1	Notifying subcontractors and members;

5.8.9.2	Paying all outstanding obligations for medical care rendered to members until AHCCCS is satisfied that the Contractor has paid all such obligations. The Contractor shall provide a monthly claims aging report including IBNR amounts (due the 15th day of the month, for the prior month);

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5.8.9.3	Providing Quarterly and Audited Financial Statements up to the date specified by AHCCCS. The financial statement requirement will not be absolved without an official release from AHCCCS;

5.8.9.4	Continuing encounter reporting until all services rendered prior to contract termination have reached adjudicated status and data validation of the information has been completed, as communicated by a letter of release from AHCCCS;

5.8.9.5	Cooperating with reinsurance audit activities on prior contract years until release has been granted by AHCCCS;

5.8.9.6	Cooperating with AHCCCS to complete and finalize any open reconciliations, until release has been granted by AHCCCS. AHCCCS will work to complete any pending reconciliations as timely as can be completed, allowing for appropriate lag time for claims run-out and/or changes to be entered into the system;

5.8.9.7	Submitting quarterly Quality Management and Medical Management reports as required by Scope of Work Sections on, Quality Management Reporting Requirements and, Medical Management Reporting Requirements, as appropriate to provide AHCCCS with information on services rendered up to the date of contract termination. This will include Quality Of Care (QOC) concern reporting based on the date of service;

5.8.9.8	Participating in and closing out Performance Measures and Performance Improvement Projects as requested by AHCCCS;

5.8.9.9	Maintaining a Performance Bond in accordance with Scope of Work Section on, Financial Management, and the Paragraph on, Performance Bond or Bond Substitute. A formal request to release the performance bond, as well as a balance sheet, must be submitted when appropriate;

5.8.9.10	Indemnifying AHCCCS for any claim by any third party against the State or AHCCCS arising from the Contractor’s performance of this contract and for which the Contractor would otherwise be liable under this contract;

5.8.9.11	Returning to AHCCCS, any funds advanced to the Contractor for coverage of members for periods after the date of termination. Funds must be returned to AHCCCS within 30 days of termination of the contract;

5.8.9.12	Providing a monthly accounting of Member Grievances and Claim Disputes and their disposition; and

5.8.9.13	Preserving and making available records within the timeframes required by state and federal law, including but not limited to, [45 CFR 164.530(j)(2) and 42 CFR 438.3(u)].

5.8.10	The above list is not exhaustive and additional information may be requested to ensure that all operational and reporting requirements have been met. Any dispute by the Contractor, with respect to termination or suspension of this contract by AHCCCS, shall be exclusively governed by the provisions of, Terms and Conditions, Paragraph 19, Disputes.

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6	PROVIDER NETWORK

6.1	Network Development

The Contractor shall develop and maintain a network of providers that:

6.1.1	Is sufficient in size, scope and types to deliver all medically necessary covered services and satisfy all service delivery requirements in this Contract, 42 CFR 438.206(b)(1).

6.1.2	Delivers culturally and linguistically appropriate services in home and community-based settings for culturally and linguistically diverse populations.

6.1.3	Ensures its membership has access at least equal to community norms. Services shall be as accessible to AHCCCS members in terms of timeliness, amount, duration and scope as those services are available to non-AHCCCS persons within the same service area, 42 CFR 438.210 (a)(2).

6.1.4	Ensures covered services are provided promptly and are reasonably accessible in terms of location and hours of operation.

6.1.5	Places priority on allowing members, when appropriate, to reside or return to their own home and/or reside in the least restrictive environment.

6.1.6	Is designed, established and maintained by utilizing, at a minimum, the following:

6.1.6.1	Current and anticipated utilization of services;

6.1.6.2	Cultural and linguistic needs of members considering the prevalent languages spoken, including sign language, by population, 42 CFR 432.10(c);

6.1.6.3	The number of providers not accepting new referrals;

6.1.6.4	Geographically convenient flow of patients among network providers to maximize member choice;

6.1.6.5	Consumer Satisfaction Survey data;

6.1.6.6	Member Grievance and Appeal data;

6.1.6.7	Issues, concerns and requests brought forth by state agencies and other system stakeholders that have involvement with persons eligible for services under this Contract;

6.1.6.8	Demographic data; and

6.1.6.9	Geo-mapping data.

6.1.7	Responds to referrals 24 hours per day, seven days per week, 42 CFR 438.206(c)(1)(iii).

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6.1.8	Responds to routine, urgent and emergent needs within the established timeframes in conformance with ACOM Policy 417, 42 CFR 438.206.

6.1.9	Provides emergency services on a 24 hours a day, seven days a week basis and timely access for routine and emergency services, 42 CFR 438.206(c)(1)(i) and (iii).

6.1.10	Provides evening or weekend access to appointments, 42 CFR 438.206(c)(1)(ii).

6.1.11	Provides all covered services within a continuum of care including crisis services in conformance with the requirements in the Scope of Work, Crisis Services Sections.

6.1.12	Includes peer and family support specialists.

6.1.13	Includes the Arizona State Hospital.

6.1.14	Includes providers that offer services to both children and adults for members moving from one system of care to another in order to maintain continuity of care without service disruptions or mandatory changes in service providers for those members who wish to keep the same provider.

6.1.15	Includes a sufficient number of locally established, Arizona-based, independent peer/consumer and family operated/run organizations to provide support services, advocacy and training.

6.1.16	Includes specialty service providers to deliver services to children, adolescents and adults with developmental or cognitive disabilities; sexual offenders; sexual abuse victims; individuals with substance use disorders; individuals in need of dialectical behavior therapy; transition aged youth ages 18 through 20 and infants and toddlers under the age of five years, 42 CFR 438.214(c).

6.1.17	Provides services to members who typically receive care in border communities.

6.1.18	Implements E-Prescribing within its provider network.

6.1.19	Develops policies and procedures for telemedicine.

6.1.20	Utilizes telemedicine to support an adequate provider network. Telemedicine shall not replace provider choice and/or member preference for physical delivery.

6.1.21	Develops incentive plans to recruit and retain BHP’s and BHMP’s in the local community.

6.1.22	Does not discriminate regarding participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider’s type of licensure or certification, 42 CFR 438.12(a)(1).

6.1.23	Does not discriminate against particular providers that service high-need populations or specialize in conditions that require costly treatment, 42 CFR 438.214(c). This provision, however, does not prohibit the Contractor from limiting provider participation, provided the needs of members are met. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this Contract, 42 CFR 438.12(b)(1).

6.1.24	Timely notifies providers in writing of the reason for its decision if the Contractor declines to include individual or groups of providers in its network, 42 CFR 438.12(a)(1). The Contractor may not include providers excluded from participation in federal health care programs, under either Section 1128 or Section 1128A of the Social Security Act, 42 CFR 438.214(d).

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6.1.25	Is committed to workforce development and support of the medical residency and dental student training programs in the State of Arizona. AHCCCS expects the Contractor to support these efforts. AHCCCS encourages plans to contract with or otherwise support the many Graduate Medical Education (GME) Residency Training Programs currently operating in the State and to investigate opportunities for resident participation in Contractor medical management and committee activities. In the event of a contract termination between the Contractor and a Graduate Medical Education Residency Training Program or training site, the Contractor may not remove members from that program in such a manner as to harm the stability of the program. Further, the Contractor must attempt to contract with graduating residents and providers that are opening new practices in, or relocating to, Arizona, especially in rural or underserved areas.

6.1.26	Develops a mobile crisis team network where 90% of all eligible members residing within the GSA will have geographical access to a contracted mobile crisis team within 60 minutes.

6.1.27	Meets all Network Standards set forth in ACOM Policy 436. AHCCCS may impose sanctions for material deficiencies in the Contractor’s provider network.

6.1.28	Submit all deliverables related to Network Development in accordance with Exhibit-9, Deliverables.

6.2	Network Development for Integrated Health Care Service Delivery

The Contractor shall maximize the availability and access to community based primary care and specialty care providers.

6.2.1	The Contractor shall reduce utilization of the following:

6.2.1.1	Non-emergent utilization of emergency room services;

6.2.1.2	Single day hospital admissions;

6.2.1.3	Avoidable hospital re-admissions;

6.2.1.4	Hospital based outpatient surgeries when lower cost surgery centers are available; and

6.2.1.5	Hospitalization for preventable medical conditions.

6.2.2	Has availability of non-emergent after-hours physician services or primary care services.

6.2.3	Subcontracts with homeless clinics in Pima County at the AHCCCS FFS rate for Primary Care services. Subcontracts must stipulate that:

6.2.3.1	Only those SMI members that request a homeless clinic as their PCP receive such assignment; and

6.2.3.2	SMI members assigned to a homeless clinic may be referred to out-of network providers for needed specialty services.

6.2.3.3	Assists homeless clinics with administrative issues such as obtaining prior authorization, and resolving claims issues.

6.2.3.4	Attends meetings as necessary with homeless clinics to resolve administrative issues and perceived barriers to the homeless members receiving care.

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6.2.4	Complies with the network requirements in Contract Section on, Primary Care Provider Standards.

6.2.5	Complies with the network requirements in Contract Section on, Maternity Care Provider Standards.

6.2.6	Submit a Provider Network Development and Management Plan in accordance with Exhibit-9, Deliverables and ACOM Policy 415, 42 CFR 438.207(b).

6.3	Network Management

The Contractor shall:

6.3.1	Monitor providers to demonstrate compliance with all network requirements in this Contract including, at a minimum, the following:

6.3.1.1	Technical assistance and support to consumer-and family-run organizations;

6.3.1.2	Distance traveled; location, time scheduled, and member’s response to an offered appointment for services; and

6.3.1.3	Status of required licenses, registration, certification or accreditation, 42 CFR 438.206(1)(iv).

6.3.2	Eliminate barriers that prohibit or restrict advocacy for the following:

6.3.2.1	The member’s health status, medical care or treatment options, including any alternative treatment that may be self-administered, 42 CFR 438.102(a)(1)(i);

6.3.2.2	Any information the member needs in order to decide among all relevant treatment options including the risks, benefits, and consequences of treatment or non-treatment, 42 CFR 438.102(a)(1)(ii) and (iii); and

6.3.2.3	The member’s right to participate in health care decisions including the right to refuse treatment, and to express preferences about future treatment decisions, 42 CFR 438.102(a)(1)(iv).

6.3.3	Document in the member’s medical record all communication related to the subject matter in Contract Section on, Network Management.

6.3.4	Continually assess network sufficiency and capacity using multiple data sources to monitor appointment standards, Member Grievances, Appeals, quality data, quality improvement data, eligibility utilization of services, penetration rates, member satisfaction surveys and demographic data requirements.

6.3.5	When feasible, develop non-financial incentive programs to increase participation in its provider network.

6.3.6	Comply with ACOM Policy 439.

6.3.7	Submit a Quarterly Provider/Network Changes Due to Rates Report as described in ACOM Policy 415 and in accordance with Exhibit-9, Deliverables.

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6.4	Out of Network Providers

The Contractor shall:

6.4.1	Provide adequate, timely and medically necessary covered services through an out-of-network provider if Contractor’s provider network is unable to provide adequate and timely services required under this Contract and continue to provide services by an out of network provider until a network provider is available, 42 CFR 438.206(b)(4).

6.4.2	Coordinate with out-of-network providers for authorization and payment, 42 CFR 438.206(b)(4) and (5).

For SMI members eligible to receive physical health care services under this Contract, the Contractor shall:

6.4.3	Reimburse (non-contracted) providers for non-hospital, non-emergent in State services when directed out of network by the Contractor not less than the AHCCCS capped fee-for-service schedule for physical health services.

6.4.4	Permit the provider to become an in network provider at the Contractor’s in network rates.

6.4.5	Offer the provider a single case agreement if the provider is unwilling to become a network provider but is willing to continue providing physical health care services to the SMI member at the Contractor’s in network rates.

6.5	Material Change to Provider Network

6.5.1	The Contractor is responsible for evaluating all provider network changes, including unexpected or significant changes, and determining whether those changes are material changes to the Contractor’s provider network, 42 CFR 438.207 (c). All material changes to the provider network must be approved in advance by AHCCCS, Division of Health Care Management. A material change to the provider network is defined as one that affects, or can reasonably be foreseen to affect, the Contractor’s ability to meet the performance and/or provider network standards as described in this contract including, but not limited to, any change that would cause or is likely to cause more than 5% of members in a GSA to change the location where services are received or rendered.

6.5.2	The Contractor must submit the request for approval of a material change to the provider network with information including, but not limited to, how the change will affect the delivery of covered services, the Contractor’s plans for maintaining the quality of member care, and communications to providers and members, as outlined in ACOM Policy 439 and as specified in, Exhibit-9, Deliverables. AHCCCS will review and respond to the Contractor within 30 days of the submission. A material change in the Contractor’s provider network requires 30 days advance written notice from the Contractor to members and providers. In the event unforeseen circumstances prevent the Contractor from providing 30 days advance written notice to members and providers, the Contractor shall notify AHCCCS within one business day of identifying the material change to the provider network for AHCCCS determination of notification requirements.

6.5.3	For emergency situations, AHCCCS will expedite the approval process.

6.5.4	The requirements regarding material changes to the provider network do not apply to the contract negotiation process between the Contractor and a provider.

6.5.5	The Contractor shall notify DDD within 30 business days of the RBHA identifying a material change to its behavioral health provider network. Notice of behavioral health changes include, but are not limited to, provider closure, provider moving location, and provider termination.

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6.6	Provider Affiliation Transmission

The Contractor shall:

6.6.1	Comply with the requirements to collect and submit information to AHCCCS in conformance with the specifications in the Provider Affiliation Transmission (PAT) User Manual.

6.6.2	Validate its compliance with minimum network requirements against the network information provided in the PAT through the submission of a completed Minimum Network Requirements Verification Template (see ACOM Policy 436 for Template). The PAT and the Minimum Network Requirements Verification Template must be submitted as specified in Exhibit-9, Deliverables.

6.6.3	Be subject to corrective action, if required, when the provider affiliation transmission information is untimely, inaccurate or incomplete.

7	PROVIDER REQUIREMENTS

7.1	Provider General Requirements

The Contractor shall:

7.1.1	Hold a Provider Forum no less than semi-annually. The forum must be chaired by the Contractor’s Administrator/CEO or designee. The purpose of the forum is to improve communication between the Contractor and its providers. The forum shall be open to all providers including dental providers. The Provider Forum shall not be the only venue for the Contractor to communicate and participate in the issues affecting the provider network. Provider Forum meeting agendas and minutes must be made available to AHCCCS upon request.

7.1.2	Report information discussed during these Forums to Executive Management within the organization.

7.1.3	Conduct meetings with providers to address issues (or to provide general information, technical assistance, etc.) related to Federal and State requirements, changes in policy, reimbursement matters, prior authorization and other matters as identified or requested by AHCCCS.

7.2	Provider Registration Requirements

The Contractor shall:

7.2.1	Require subcontracted providers to have a license, registration, certification or accreditation in conformance with the AHCCCS Covered Behavioral Health Services Guide, or other state or federal law and regulations.

7.2.2	Require through verification and monitoring that subcontracted providers:

7.2.2.1	Register with AHCCCS in conformance with the AHCCCS Covered Behavioral Health Services Guide;

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7.2.2.2	Sign the Provider Participation Agreement;

7.2.2.3	Obtain a unique National Provider Identifier (NPI); and

7.2.2.4	For specific requirements on Provider Registration, refer to the AHCCCS website.

7.3	Provider Manual Policy Requirements

The Contractor shall:

7.3.1	Develop, distribute and maintain a Provider Manual consistent with the requirements in ACOM Policy 416.

7.3.2	Add the Contractor’s specific provider operational requirements and information into an electronic version of the Provider Manual.

7.3.3	Add Contractor-specific policies that the Contractor requires in the Provider Manual.

7.3.4	Complete and disseminate Provider Manual changes to all subcontracted providers as outlined in ACOM Policy 416.

7.3.5	Modify practice in accordance with the new or revised Provider Manual policies by the effective date.

7.3.6	Post an electronic version of the Provider Manual policies to the Contractor’s web site and make hard copies available upon request.

7.3.7	Maintain the Contractor Provider Manual to be consistent with federal and state laws that govern member rights when delivering services, including the protection and enforcement, at a minimum, of a person’s right to the following:

7.3.7.1	Be treated with respect and due consideration for his or her dignity and privacy, 42 CFR 100.(b)(2)(ii);

7.3.7.2	Receive information on available treatment options and alternatives, presented in a manner appropriate to the member’s condition and ability to understand, 42 CFR 100(b)(2)(iii);

7.3.7.3	Participate in decisions regarding his or her health care, including the right to refuse treatment, 42 CFR 100(b)(2)(iv);

7.3.7.4	Be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience, or retaliation, 42 CFR 100(b)(2)(v);

7.3.7.5	Request and receive a copy of his or her medical records, and to request that they be amended or corrected, as specified in [45 CFR part 164] and applicable state law, 42 CFR 100(b)(2)(vi); and

7.3.7.6	Exercise his or her rights and that the exercise of those rights shall not adversely affect service delivery to the member, 42 CFR 438.100(c).

7.3.8	Consistent with the above Contract Section on, Provider Manual Policy Requirements, include the following policies:

7.3.8.1	Quality Management, including annual Quality Management Plan, Quality Management Work Plan, Quality Management Evaluation, EPSDT Narrative Plan, EPSDT Work Plan, EPSDT Work Plan

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Evaluation Dental Narrative Plan, Dental Work Plan, Dental Work Plan Evaluation, Maternity/Family Planning Services Care Plan, Maternity/Family Planning Services Work Plan and the Maternity/Family Planning Services Work Plan Evaluation.

7.3.8.2	A description of sanctions for noncompliance with provider subcontract requirements;

7.3.8.3	Financial management, audit and reporting, and disclosure;

7.3.8.4	Fraud, waste, and abuse and Corporate Compliance;

7.3.8.5	Medical Management/Utilization Management, including annual Medical Management Plan, Medical Management work plan and evaluation of outcomes

7.3.8.6	Special service delivery systems;

7.3.8.7	Responsibility for clinical oversight and point of contact;

7.3.8.8	Inter-rater reliability to assure the consistent application of coverage criteria;

7.3.8.9	Overview of the Contractor’s Provider Service department and function;

7.3.8.10	Emergency room utilization guidelines, including appropriate and inappropriate use of the emergency room;

7.3.8.11	Early and Periodic Screening, Diagnostic and Treatment (EPSDT) services in conformance with the scope of work Section on, Physical Health Care Covered Services, including a description of dental services coverage and limitations and the other EPSDT requirements in the scope of work;

7.3.8.12	Maternity services in conformance with Physical Health Care Covered Services, scope of work Section on, Maternity and the Section on, Maternity Care Provider Standards;

7.3.8.13	Family Planning services in conformance with scope of work Sections, Maternity Care Provider Standards and, Family Planning;

7.3.8.14	PCP assignments;

7.3.8.15	Physical and behavioral health coordination of care;

7.3.8.16	Referrals to specialists and other providers that include, criteria, processes, responsible parties and meets the minimum requirements for the forwarding of member medical information;

7.3.8.17	Claims medical review;

7.3.8.18	Medication management services; and

7.3.8.19	Appointment standards; and wait times for transportation for medical and behavioral health services.

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7.3.9	SMI Member Transition policies on:

7.3.9.1	Members with significant medical conditions such as, a high-risk pregnancy or pregnancy within the last trimester, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;

7.3.9.2	Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy, or who are hospitalized at the time of transition;

7.3.9.3	Members who frequently contact AHCCCS, State and local officials, the Governor’s Office and/or the media;

7.3.9.4	Members who have received prior authorization for services such as scheduled surgeries, post-surgical follow-up visits, out-of-area specialty services, or nursing home admission;

7.3.9.5	Continue medically necessary prescriptions, Durable Medical Equipment (DME) and transportation ordered for the transitioning member by the relinquishing Contractor;

7.3.9.6	Medical records of the transitioning member (the cost, if any, of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS Contractor); and

7.3.9.7	Any members transitioning to CMDP.

7.4	Provider Manual Policy Network Requirements

The Contractor shall, consistent with the Scope of Work Provider Manual Policy Requirements Section, include the following Provider Network Policies and Procedures, 42 CFR 438.214:

7.4.1	Provider selection and retention criteria, 42 CFR 438.214(a);

7.4.2	Communication with providers regarding contractual and program changes and requirements;

7.4.3	Monitoring and maintaining providers’ compliance with AHCCCS policies and rules, including Grievance and Appeal System requirements and ensuring member care is not compromised during the grievance/appeal process;

7.4.4	Evaluating the network for delivery of quality of covered services;

7.4.5	Providing or arranging for medically necessary covered services should the network become temporarily insufficient;

7.4.6	Monitoring the adequacy, accessibility and availability of the Provider Network to meet the needs of the members, including the provision of culturally and linguistically competent care to members with limited proficiency in English;

7.4.7	Monitoring network capacity to have sufficient qualified providers to serve all members and meet their specialized needs;

7.4.8	Processing expedited and temporary credentials;

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7.4.9	Recruiting, selecting, credentialing, re-credentialing and contracting with providers in a manner that incorporates quality management, quality of care concerns, utilization, office audits and provider profiling;

7.4.10	Ensure a process is in place to monitor provider credentialing issues during non-re-credentialing years;

7.4.11	Providing training for its providers and maintaining records of such training;

7.4.12	Tracking and trending provider inquiries/complaints/requests for information and taking systemic action as necessary and appropriate;

7.4.13	Ensuring that provider calls are acknowledged within three business days of receipt, are resolved and the result communicated to the provider within 30 business days of receipt (includes referrals from AHCCCS);

7.4.14	Service accessibility, including monitoring appointment standards, appointment waiting times and service provision standards;

7.4.15	Guidelines to establish reasonable geographic access to service for members;

7.4.16	Collecting information on the cultural and linguistic needs of communities and that the Provider Network adequately addresses identified cultural and linguistic needs; and

7.4.17	Provider capacity by provider type needed to deliver covered services.

7.5	Specialty Service Providers

The Contractor shall:

7.5.1	Cooperate with AHCCCS, which may at any time negotiate or contract on behalf of the Contractor and AHCCCS for specialized hospital and medical services such as transplant services, anti-hemophilic agents and pharmaceutical related services. Existing Contractor resources will be considered in the development and execution of specialty contracts.

7.5.2	Modify its service delivery network to accommodate the provisions of specialty contracts when required by AHCCCS. AHCCCS may waive this requirement in particular situations if such action is determined to be in the best interest of the state.

7.5.3	Not include in Capitation Rates and Contractor Specific Requirements development or risk sharing arrangement of any reimbursement exceeding that payable under the relevant AHCCCS specialty contract.

7.5.4	Cooperate with AHCCCS during the term of specialty contracts if AHCCCS acts as an intermediary between the Contractor and specialty Contractors to enhance the cost effectiveness of service delivery and medical management.

7.5.5	Be responsible for adjudication of claims related to payments provided under specialty contracts. AHCCCS may provide technical assistance prior to the implementation of any specialty contracts.

7.5.6	Be given at least 60 days advance written notice prior to the implementation of any specialty contract.

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7.6	Primary Care Provider Standards

For SMI members eligible to receive physical health care services, the Contractor shall:

7.6.1	Have a sufficient number of PCPs in its Provider Network to meet the requirements of this Contract.

7.6.2	Have Arizona licensed PCPs as allopathic or osteopathic physicians in its Provider Network that generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwives; or physician’s assistants, 42 CFR 438.206(b)(2).

7.6.3	When determining assignments to a PCP:

7.6.3.1	Assess and adjust the PCP’s ability to meet the requirements in ACOM Policy 417.

7.6.3.2	Consider the PCP’s total panel size;

7.6.3.3	Adjust the size of a PCP’s panel, as needed, for the PCP to meet AHCCCS’ appointment and clinical performance standards; and

7.6.3.4	Be informed by AHCCCS when a PCP has a panel of more than 1,800 AHCCCS members to assist in the assessment of the size of its panel.

7.6.4	Monitor PCP assignments so that each member is assigned to an individual PCP and that the Contractor’s data regarding PCP assignments is current.

7.6.5	Assign members diagnosed with AIDS or as HIV positive to PCPs that comply with criteria and standards set forth in the AHCCCS Medical Policy Manual.

7.6.6	Educate and train providers serving EPSDT members to utilize AHCCCS-approved EPSDT Tracking Forms.

7.6.7	Offer members freedom of choice within its network in selecting a PCP consistent with, 42 CFR 438.6(m) and 438.52(d) and this contract. Any American Indian who is enrolled with the Contractor and who is eligible to receive services from a participating I/T/U provider may elect that I/T/U as his or her primary care provider, if that I/T/U participates in the network as a primary care provider and has capacity to provide the services per ARRA Section 5006(d) and SMD letter 10-001).ix

7.6.8	Members will have a choice of at least two primary care providers, and may request change of primary care provider at least at the times described in, 42 CFR 438.56(c). In addition, the Contractor shall offer contracts to primary and specialist physicians who have established relationships with beneficiaries including specialists who may also serve as PCPs to encourage continuity of provider.

7.6.9	Ensure individuals who transition to the Contractor for their physical health from a health plan and who have an established relationship with a PCP that does not participate in the Contractor’s provider network, the Contractor will provide, at a minimum, a 12-month transition period in which the individual may continue to seek care from their established PCP while the individual, the Contractor and/or case manager finds an alternative PCP within the Contractor’s provider network.

7.6.10	Not restrict PCP choice unless the member has shown an inability to form a relationship with a PCP, as evidenced by frequent changes, or when there is a medically necessary reason.

7.6.11	Inform the member in writing of his or her enrollment and PCP assignment within 12 business days of the Contractor’s receipt of notification by AHCCCS. See ACOM Policy 404 for member information requirements.

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7.6.12	Include with the notification required in Contract Section on, Primary Care Provider Standards;

7.6.12.1	A list of all the Contractor’s available PCPs;

7.6.12.2	The process for changing the PCP assignment; and

7.6.12.3	Information required in the AHCCCS Contractor Operations Manual Member Information Policy.

7.6.13	Inform the member in writing of any PCP change.

7.6.14	Allow members to make the initial PCP selection and any subsequent PCP changes verbally or in writing.

7.6.15	Hold the PCP responsible, at a minimum, for the following activities:

7.6.15.1	Supervision, coordination and provision of care to each assigned member; except for dental services provided to EPSDT members without a PCP referral;

7.6.15.2	Initiation of referrals for medically necessary specialty care;

7.6.15.3	Maintaining continuity of care for each assigned member;

7.6.15.4	Maintaining the member’s medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services;

7.6.15.5	Utilizing the AHCCCS approved EPSDT Tracking Forms;

7.6.15.6	Providing clinical information regarding member’s health and medications to the treating provider, including behavioral health providers, within 10 business days of a request from the provider;

7.6.15.7	In lieu of developing a medical record when behavioral health information is received on a member not yet seen by the PCP, a separate file may be established to hold behavioral health information. The behavioral health information must be added to the member medical record when the member becomes an established patient; and

7.6.15.8	Enrolling as, a Vaccines for Children (VFC) provider for members, age 18 only.

7.6.16	Develop and implement policies and procedures to monitor PCP activities.

7.6.17	Develop and implement policies and procedures to notify and provide documentation to PCPs for specialty and referral services available to members by specialty physicians, and other health care professionals.

7.7	Maternity Care Provider Standards

For SMI members receiving physical health care services under this Contract who are pregnant, the Contractor shall:

7.7.1	Designate a maternity care provider for each pregnant member for the duration of her pregnancy and postpartum care to deliver maternity services in conformance with the AHCCCS Medical Policy Manual.

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7.7.2	Include the following maternity care providers in its provider network:

7.7.2.1	Arizona licensed allopathic and/or osteopathic physicians that are Obstetricians or general practice/family practice providers to provide maternity care services;

7.7.2.2	Physician Assistants,

7.7.2.3	Nurse Practitioners,

7.7.2.4	Certified Nurse Midwives, and

7.7.2.5	Licensed Midwives.

7.7.3	Offer pregnant members a choice or be assigned, a PCP that provides obstetrical care consistent with the freedom of choice requirements for selecting health care professionals so as not to compromise the member’s continuity of care.

7.7.4	Allow members anticipated to have a low-risk delivery, the option to elect to receive labor and delivery services in their home from their maternity provider if this setting is included in the allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services.

7.7.5	Allow members anticipated to have a low-risk prenatal course and delivery the option to elect to receive prenatal care, labor and delivery and postpartum care by certified nurse midwives or licensed midwives.

7.7.6	For members receiving maternity services from a certified nurse midwife or a licensed midwife, assign a PCP to provide other health care and medical services. A certified nurse midwife may provide those primary care services that he or she is willing to provide and that the member elects to receive from the certified nurse midwife. Members receiving care from a certified nurse midwife may also elect to receive some or all her primary care from the assigned PCP. Licensed midwives may not provide any additional medical services as primary care that is not within their scope of practice.

7.7.7	Require all physicians and certified nurse midwives who perform deliveries to have OB hospital privileges or a documented hospital coverage agreement for those practitioners performing deliveries in alternate settings. Licensed midwives perform deliveries only in the member’s home. Physicians, certified nurse practitioners and certified nurse midwives within the scope of their practice, may provide labor and delivery services in the member’s home.

7.7.8	A normal newborn may be granted an extended stay in the hospital of birth when the mother’s continued stay in the hospital is beyond the 48 or 96 hour stay. However, for payment purposes, inpatient limits will apply to the extent consistent with EPSDT.

7.7.9	Submit Maternity Care Deliverables in accordance with Exhibit-9, Deliverables.

7.8	Federally Qualified Health Centers and Rural Health Clinics

7.8.1	The Contractor is encouraged to use Federally Qualified Health Centers and Rural Health Clinics (FQHCs/RHCs) and FQHC Look-Alikes in Arizona to provide covered services. FQHCs/RHCs and FQHC Look-Alikes are paid unique, cost-based Prospective Payment System (PPS) rates for non-pharmacy ambulatory Medicaid-covered services. The PPS rate is an all-inclusive per visit rate.[x]

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The Contractor shall:

7.8.2	Ensure compliance with the requirement of 42 USC 1396 b (m)(2)(A)(ix) which requires that the Contractor’s payments, in aggregate, will not be less than the level and amount of payment which the Contractor would make for the services if the services were furnished by a provider which is not a FQHC or RHC.xi

7.8.3	For dates of service on and after April 1, 2015, the Contractor shall pay the unique PPS rates, or negotiate sub-capitated agreements comparable to the unique PPS rates, to FQHCs/RHCs and FQHC Look-Alikes for PPS-eligible visits.

7.8.4	Be aware that AHCCCS reserves the right to require the Contractor to pay FQHCs/RHCs and FQHC Look-Alikes unique, cost based Prospective Payment System (PPS) rates for the majority, but not all, of non-pharmacy Medicaid covered services or negotiate sub-capitated agreements comparable to the unique PPS rates for PPS eligible services.

7.8.5	For services not eligible for PPS reimbursement, AHCCCS reserves the right to require the Contractor to negotiate rates of payment with FQHCs/RHCs and FQHC Look-Alikes for non-pharmacy services that are comparable to the rates paid to providers that provide similar services.

7.8.6	Be aware that AHCCCS reserves the right to review a Contractor’s rates with an FQHC/RHC and FQHC Look-Alikes for reasonableness and to require adjustments when rates are found to be substantially less than those being paid to other, non-FQHC/RHC/ FQHC Look-Alikes providers for comparable services, or not equal to or substantially less than the PPS rates.

7.8.7	Submit member information, if required, for Title XIX and Title XXI members for each FQHC/RHC/FQHC Look-Alikes as specified in Exhibit-9, Deliverables and the AHCCCS Financial Reporting Guide for RBHA Contractors. AHCCCS may perform periodic audits of the member information submitted.

7.8.8	The Contractor should refer to the AHCCCS Financial Reporting Guide for RBHA Contractors for further guidance. The FQHCs//RHCs/FQHC Look-Alikes registered with AHCCCS are listed on the AHCCCS website.

7.8.9	See the Contract Section in Scope of Services, Prescription Medications for more information related to 340B Drug Pricing.

8	MEDICAL MANAGEMENT

8.1	General Requirements

AHCCCS will provide a new Contractor (including an Incumbent Contractor new to a GSA) with three years of historical Acute Care Program encounter data for members enrolled with the Contractor. Contractors should use this data to assist with identifying members in need of medical management.

On a recurring basis (no less than quarterly based on adjudication date), AHCCCS shall provide the Contractor an electronic file of claims and encounter data for members enrolled with the Contractor who have received services, during the member’s enrollment period, from another contractor or through AHCCCS FFS for purposes of member care coordination.

The Contractor shall develop a plan outlining short-and long-term strategies for improving care coordination using the physical and behavioral health care data available for members with behavioral

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health needs. In addition, the Contractor shall develop an outcome measurement plan to track the progress of the strategies. The plan outlining the strategies for improving care coordination and the outcome measurement must be reported in the annual Medical Management (MM) Plan, Evaluation and Work Plan submitted to AHCCCS as specified in Exhibit-9, Deliverables.

The Contractor shall maintain a written MM plan and Work Plan that addresses the monitoring of MM activities (AMPM Chapter 1000). The Plan, Work Plan, and Evaluation must be submitted for review within timelines specified in Exhibit-9, Deliverables.

The Contractor shall:

8.1.1	Develop policies and implement processes to assess, plan, implement, evaluate and, as mandated, report Medical Management (MM) monitoring activities as specified in the AHCCCS Medical Policy Manual (AMPM) Chapter 1000 and the AHCCCS Contractor Operations Manual (ACOM).

8.1.2	Adhere to Federal regulations and AHCCCS requirements.

8.1.3	Report Medical Management data and management activities through the MM Committee to analyze the data, make recommendations for action, monitor the effectiveness of actions and report these findings to the Committee.

8.1.4	The Contractor shall have in effect mechanisms to assess the quality and appropriateness of care furnished to members with special health care needs, 42 CFR 438.240(b)(4).

8.1.5	Develop an annual Medical Management (MM) Plan, evaluation, and work plan that includes:

8.1.5.1	A description of a MM Unit within its Organizational structure that is separate and distinct from any other units or departments such as Quality Management;

8.1.5.2	A description of a MM Committee;

8.1.5.3	Pharmacy and Therapeutics (P&T) subcommittee and other subcommittees under the MM Committee;

8.1.5.4	A requirement that the Contractor’s MM Committee and Pharmacy and Therapeutics (P&T) subcommittee meet at least quarterly and are chaired by the Chief Medical Officer.

8.1.6	The Contractor must identify and track members who utilize Emergency Department (ED) services inappropriately four or more times within a six month period. Interventions must be implemented to educate the member on the appropriate use of the ED and divert members to the right care in the appropriate place of service. The Contractor shall submit a semi-annual report as specified in AMPM Policy 1020 and Exhibit-9, Deliverables.

8.1.7	The Contractor shall report Adult and Children’s Emergency Department Wait Times in accordance with Exhibit-9, Deliverables.

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	# of High Need/High Cost Members
RBHA Geographic Service Area	Health Choice Integrated Care (HCIC)	Cenpatico Integrated Care (C-IC)	Mercy Maricopa Integrated Care (MMIC)

Maricopa			Care1st – 30 Health Choice – 30 Health Net Access – 30 Maricopa Health Plan – 30 Phoenix Health Plan – 30 UnitedHealthcare Comm. Plan - 50 Mercy Care Plan – 70

*Northern	University Family Care – 20 Health Choice – 40 United Healthcare Comm. Plan-40
**Southern		Care1st – 25 Mercy Care Plan – 25 Health Choice – 30 University Family Care – 50 UnitedHealthcare Comm. Plan – 50
AIHP – Statewide	20	40	20

CMDP – Statewide	5	5	10

Total	125	225	300

*	Northern region includes: Apache, Coconino, Mohave, Navajo, Gila (excluding zip codes 85542, 85192, and 85550), and Yavapai
**	Southern region includes: Yuma, La Paz, Santa Cruz, Pima, Cochise, Graham (including zip codes 85542, 85192, 85550), Greenlee, and Pinal

8.1.8	Assure that all staff members having contact with members or providers receive initial and ongoing training with regard to the appropriate identification and referral of quality of care/service concerns.

8.1.9	AHCCCS covers medically necessary transplantation services and related immunosuppressant medications in accordance with Federal and State law and regulations. The Contractor shall not make payments for organ transplants not provided for in the State Plan except as otherwise required pursuant to, 42 USC 1396 (d)(r)(5) for persons receiving services under EPSDT. The Contractor must follow the written standards that provide for similarly situated individuals to be treated alike and for any restriction on facilities or practitioners to be consistent with the accessibility of high quality care to enrollees per Sections (1903(i) and 1903(i)(1)) of the Social Security Act. Refer to the AMPM, Chapter 300, Exhibit 310-DD and the AHCCCS Reinsurance Manual.xii

Criminal Justice System Reach-in Care Coordination: To facilitate the transition of members transitioning out of jails and prisons into communities, AHCCCS is engaged in a data exchange process that allows AHCCCS to suspend eligibility upon incarceration, rather than terminate coverage. Upon the member’s release, the member’s AHCCCS eligibility is un-suspended allowing for immediate care coordination activities. To support this initiative the Contractor is required to participate in criminal justice system “reach-in” care coordination efforts.

Effective October 1, 2016, the Contractor shall implement reach-in care coordination for members who have been incarcerated in the adult correctional system for 30 days or longer, and have an anticipated release date. Reach-in care coordination activities shall begin upon knowledge of a member’s anticipated release date. The Contractor shall collaborate with criminal justice partners (e.g. Jails, Sheriff’s Office, Correctional Health Services, Arizona Department of Corrections, including Community Supervision, Probation, Courts), to identify justice-involved members in the adult criminal justice system with physical and/or behavioral health chronic and/or complex care needs prior to member’s release. When behavioral health needs are identified, the Contractor shall also collaborate with the member’s behavioral health Contractor (if the member’s care is not integrated).

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8.1.10	For CYE17, the Contractor is required to submit a Reach-In Plan, due October 31, 2016. The Plan, at a minimum, must include the following:

8.1.10.1	Administrative Requirements:

8.1.10.1.1	Designation of a Justice System Liaison who will be responsible for the reach-in initiative and who;

8.1.10.1.2	Resides in Arizona;

8.1.10.1.3	Is the single point of contact to communicate with justice systems and AHCCCS Acute Care Contractors, if appropriate, and

8.1.10.1.4	Is the interagency liaison with the Arizona Department of Corrections (ADOC), County Jails, Sherriff’s Office, Correctional Health Services, Arizona Office of the Courts (AOC) and Probation Departments.

8.1.10.1.5	Identification of the name(s) and contact information for all criminal justice system partner(s);

8.1.10.1.6	Identification of the name(s) and contact information for AHCCCS Contractor partner(s) for purposes of coordinating care for both physical and behavioral health needs;

8.1.10.1.7	Description of the process for coordination with Maricopa County jail, if appropriate, for identification of those members in probation status;

8.1.10.1.8	Designation of parameters for identification of members requiring reach-in care coordination (e.g. definition of chronic and/or complex care needs) through agreement with reach-in partners;

8.1.10.1.9	Description of the process and timeframes for communicating with reach-in partners;

8.1.10.1.10	Description of the process and timeframes for initiating communication with reach-in members;

8.1.10.1.11	Description of methodology for assessment of anticipated cost savings to include analysis of medical expense for these identified members prior to incarceration and subsequent to reach in activities and release.

8.1.10.2	Care Coordination Requirements:

8.1.10.2.1	Develop process for identification of members meeting the established parameters for reach-in care coordination (chronic and/or complex care needs). The Contractor must utilize the 834 file data provided to the Contractor by AHCCCS to assist with identification of members. The Contractor may also use additional data if available for this purpose;

8.1.10.2.2	Strategies for providing member education regarding care, services, resources, appointment information and health plan case management contact information;

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8.1.10.2.3	Requirements for scheduling of initial appointments with appropriate provider(s) based on member needs; appointment to occur within seven days of member release;

8.1.10.2.4	Strategies regarding ongoing follow up with the member after release from incarceration to assist with accessing and scheduling necessary services as identified in the member’s care plan;

8.1.10.2.5	Should re-incarceration occur, strategies to reengage member and maintain care coordination;

8.1.10.2.6	Strategies to improve appropriate utilization of services;

8.1.10.2.7	Strategies to reduce recidivism within the member population;

8.1.10.2.8	Strategies to address social determinants of health;

8.1.11	Beginning CYE18, the Contractor shall report the Reach-In Plan to AHCCCS in the annual Medical Management Plan and report outcome summaries in the Medical Management Evaluation, as specified in Exhibit-9, Deliverables. In addition, AHCCCS may run performance metrics such as emergency room utilization, inpatient utilization, reduction in recidivism and other access to care measures for the population to monitor care coordination activities and effectiveness.

8.1.12	The Contractor must notify AHCCCS upon becoming aware that a member may be an inmate of a public institution when the member’s enrollment has not been suspended, and will receive a file from AHCCCS as specified in Section on Capitation Adjustment.

Outreach to Service Members, Veterans and Families: The Contractor shall partner with community organizations which provide care and support for service members, veterans and families. Utilizing a collaborative approach, the Contractor shall identify members who may benefit from outreach regarding available programs and services and shall develop and implement outreach activities which inform members and families of the benefits available and how to access those services. The Contractor shall train staff on the available community resources and appropriate actions to take to ensure members are afforded the ability to be connected to these resources. The Contractor shall report its activities regarding these services in the annual Medical Management Plan and Work Plan, as specified in Exhibit-9, Deliverables.

8.2	Utilization Data Analysis and Data Management

The Contractor shall:

8.2.1	Develop a process to collect, monitor, analyze, evaluate and report utilization data consistent with the AMPM Chapter 1000.

8.2.2	At a minimum, review and analyze the following data elements, interpret the variances, review outcomes and develop and/or approve interventions based on the findings:

8.2.2.1	Under and over utilization of service and cost data;

8.2.2.2	Avoidable hospital admissions and readmission rates and the Average Length of Stay (ALOS) for all psychiatric inpatient facilities for all members receiving behavioral health services;

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8.2.2.3	Medical facilities for Medicaid eligible SMI members receiving physical health care services;

8.2.2.4	Follow up after discharge;

8.2.2.5	Outpatient civil commitments;

8.2.2.6	Emergency Department (ED) utilization and crisis services use;

8.2.2.7	Prior authorization/denial and notices of action;

8.2.2.8	Pharmacy utilization; and

8.2.2.9	Medicare utilization.

8.2.3	Ensure intervention strategies have measurable outcomes and are recorded in the MM Committee meeting minutes.

8.3	Prior Authorization and Referral Management

The Contractor shall:

8.3.1	Have in effect mechanisms to ensure consistent application of review criteria for authorization decisions, 42 CFR 438.210(b)(2)(i).

8.3.2	Identify and communicate to providers and members those services that require authorization and the relevant clinical criteria required for authorization decisions, 42 CFR 438.10(f)(6)(vi).

8.3.3	Consult with the provider requesting authorization when appropriate, 42 CFR 438.210(b)(2)(ii).

8.3.4	Specify timeframes for responding to requests for initial and continuous determinations for standard and expedited authorization requests, 42 CFR 438.210(d)(1&2).

8.3.5	Criteria for decisions based on medical necessity is clear and based on valid and reliable clinical evidence or a consensus of providers in the particular field, 42 CFR 438.236(b)(1).

8.3.6	Monitor and ensure that all members with special health care needs have direct access to care, 42 CFR 438.208(c)(4).

8.3.7	Review all prior authorization requirements for services, items or medications annually. The review will be reported through the MM Committee and will include the rationale for changes made to prior authorization requirements. A summary of the prior authorization requirement changes and the rationale for those changes must be included in the annual MM Evaluation submission.

8.3.8	Have a process in place for authorization determinations when Contractor is not the primary payor.

8.3.9	Comply with all decision timelines as outlined in the ACOM and the AMPM. http://www.ahcccs.state.az.us.

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8.4	Notice of Action

8.4.1	The Contractor shall notify the requesting provider and give the member written notice of any decision by the Contractor to deny, reduce, suspend or terminate a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested, 42 CFR 438.400(b). The notice shall meet the requirements of, 42 CFR 438.404, AHCCCS rules and ACOM Policy 414.

The notice to the provider must also be in writing as specified in Exhibit-15, Enrollee Grievance and Appeal System Standards of this contract, 42 CFR 438.210(c). The Contractor must comply with all decision timelines outlined in ACOM Policy 414.

8.4.2	The Contractor shall ensure that its providers, acting within the lawful scope of their practice are not prohibited or otherwise restricted from advising or advocating, on behalf of a member who is his or her patient, 42 CFR 438.102:

8.4.2.1	The member’s health status, medical care or treatment options, including any alternative treatment that may be self-administered, 42 CFR 438.100(b)(2);

8.4.2.2	Any information the member needs in order to decide among all relevant treatment options;

8.4.2.3	The risks, benefits, and consequences of treatment or non-treatment; and,

8.4.2.4	The member’s right to participate in decisions regarding his or her behavioral health care, including the right to refuse treatment, and to express preferences about future treatment decisions, 42 CFR 438.100(b)(2)(iv).

8.5	Concurrent Review

The Contractor shall:

8.5.1	Ensure consistent application of review criteria that governs the utilization of services in institutional settings; provide a basis for consistent decisions for utilization management, coverage of services, and other areas to which the guidelines apply.

8.5.2	Contractors must have policies and procedures in place that govern the process for proactive discharge planning when members have been admitted into acute care facilities, Behavioral Health Inpatient Facilities (BHIFs), Behavioral Health Residential Facilities (BHRFs), and Home Care Training to Home Care Client (HCTC) facilities. The intent of the discharge planning policy and procedure would be to increase the utilization management of inpatient admissions and decrease readmissions within 30 days of discharge.

8.5.3	In addition, 42 CFR 447.26 prohibits payment for Provider-Preventable Conditions that meet the definition of a Health Care-Acquired Condition (HCAC) or an Other Provider–Preventable Condition (OPPC) (refer to AMPM Chapter 1000). If an HCAC or OPPC is identified, the Contractor must report the occurrence to AHCCCS and conduct a quality of care investigation and in accordance with Exhibit-9, Deliverables.

8.5.4	Require admission and continued stay authorizations for members in acute care facilities, Behavioral Health Inpatient Facilities (BHIFs), Behavioral Health Residential Facilities (BHRFs), and Home Care Training to Home Care Client (HCTC) facilities are conducted by a physician or other qualified health care professional.

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8.5.5	Under 42 C.F.R. 438.210(b)(3), qualified health care professionals, with appropriate clinical expertise in treating the enrollee’s condition or disease, will render decisions to deny if the criteria for admission or continued stay is not met.

8.5.6	The Contractor shall notify the requesting provider and give the member written notice of any decision by the Contractor to deny, reduce, suspend or terminate a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested, 42 CFR 438.400(b). The notice shall meet the requirements of 42 CFR 438.404, AHCCCS rules and ACOM Policy 414. The notice to the provider must also be in writing as specified in Exhibit-14, Enrollee Grievance and Appeal System Standards of this contract [42 CFR 438.210(c)]. The Contractor must comply with all decision timelines outlined in ACOM Policy 414.

8.6	Discharge Planning

The Contractor shall:

8.6.1	Develop and implement policies and procedures for proactive discharge planning when members have been admitted into inpatient facilities even when the Contractor is not the primary payer. See Also AMPM 320-O.

8.7	Inter-rater Reliability

The Contractor shall:

8.7.1	Develop and implement a process to ensure consistent application of review criteria in making medical necessity decisions which include prior authorization, concurrent review, and retrospective review.

8.7.2	Ensure that all staff involved in these processes receive inter-rater reliability training and are tested within 90 days of hire and annually thereafter.

8.8	Retrospective Review

The Contractor shall:

8.8.1	Develop and implement a policy and procedure describing services requiring retrospective review.

8.8.2	Develop and implement guidelines to determine if a Provider-Preventable condition occurred and if the Health Care Acquired Condition (HCAC) or Other Provider-Preventable Condition (OPPC) was the result of a mistake or error by a hospital or medical professional.

8.8.3	Conduct a quality of care investigation and report the HCAC or OPPC occurrence to AHCCCS Clinical Quality Management quarterly, and in accordance with Exhibit-9, Deliverables.

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8.9	Development and/or Adoption of Practice Guidelines

The Contractor shall:

8.9.1	Adopt and disseminate to providers, members and potential members upon request, Clinical Practice Guidelines based on reliable clinical evidence or a consensus of providers in the particular field that consider member needs, 42 CFR 438.236(c).

8.9.2	Review Clinical Practice Guidelines annually in the MM/UM Committee and in conjunction with contracted providers to determine if the guidelines remain applicable and reflect the best practice standards, 42 CFR 438.236(b).

8.9.3	Provide a basis for consistent decisions for utilization management, member education, coverage of services, and other areas to which the guidelines apply, 42 CFR 438.236(d).

8.10	New Medical Technologies and New Uses of Existing Technologies

The Contractor shall:

8.10.1	Develop and implement policie and procedures for evaluation of new medical technologies and new uses of existing technologies on a case by case basis to allow for individual members’ needs to be met.

8.10.2	Evaluate peer-reviewed medical literature that includes well designed investigations reproduced by non-affiliated authoritative sources with measurable results and with positive endorsements by national medical bodies regarding scientific efficacy and rationale.

8.10.3	Have a website with links to the information as described in ACOM Policy 404 and 416.

8.11	Continuity and Care Coordination

The Contractor shall:

8.11.1	Comply with all requirements in Contract Sections on, Care Coordination and Collaboration.

8.11.2	Establish a process to ensure coordination of member care needs across the continuum based on early identification of health risk factors or special care needs.

8.11.3	Ensure the provision of appropriate services in acute, home, chronic, and alternative care settings that meet the members’ needs in the most cost effective manner available.

8.11.4	Establish a process for timely and confidential communication of clinical information among providers.

8.11.5	Address, document, refer, and/or follow up on each member’s health status, changes in health status, health care needs, and health care services provided.

8.11.6	Include the health risk assessment tool in the new member welcome packet.

8.11.7	Implement procedures to deliver primary care to and coordinate health care service for members. These procedures must ensure that each member has an ongoing source of primary care appropriate to his or her needs and a person or entity formally designated as primarily responsible for coordinating the health care services furnished to the enrollee. [42 CFR 438.208(b)(1)].

8.11.8	Coordinate and implement any necessary clinical interventions or service plan revisions in the event a particular member is identified as an outlier.

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8.11.9	Proactively provide care coordination for members who have multiple complaints regarding services or the AHCCCS Program. This includes, but is not limited to, members who do not meet the Contractor’s criteria for case management.

8.11.10	Proactively provide care coordination for members who have both behavioral health and physical health needs. Meet regularly with the Acute Care, DES/DDD and CMDP Contractors to improve and address coordination of care issues. Meetings shall occur at least every other month or more frequently if needed to develop process, implement interventions, and discuss outcomes. Care coordination meetings and staffings shall occur at least monthly or more often as necessary to affect change.

8.11.11	Implement the High Need/High Cost Program.

8.11.12	Identify High Need/High Cost members for each Acute Care Contractor in each RBHA Geographic Service Area in accordance with the standardized criteria developed by the AHCCCS/Contractor workgroup:

8.11.12.1	Plan interventions for addressing appropriate and timely care for these identified members;

8.11.12.2	Report outcome summaries utilizing the standardized template developed by the AHCCCS/Contractor workgroup as specified in Exhibit-9, Deliverables;

8.11.12.3	Short-and long-term strategies for improving care coordination using the physical and behavioral health care data available for members with behavioral health needs;

8.11.12.4	Documentation of collaboration and meetings with AIHP and AHCCCS Health Plans in their assigned GSA at least semi-monthly to identify and jointly manage shared members that would benefit from intervention and care coordination to improve health outcomes;

8.11.12.5	Documentation of the High Need“High Cost Report to AHCCCS every six months regarding criteria to identify members, count of members and outcomes;

8.11.12.6	Proposed interventions to improve health care outcomes, such as developing care management strategies to work with acute care providers to coordinate care;

8.11.12.7	Identification of a minimum of one measurable short and long term goal designed to determine the impact of applied interventions such as reduced emergency room visits (all cause, inpatient admissions (all cause), and readmission rates (all cause). and

8.11.12.8	Identify and track members who utilize Emergency Department (ED) services inappropriately four or more times within a six month period. Interventions must be implemented to educate the member on the appropriate use of the ED and divert members to the right care in the appropriate place of service. The Contractor shall submit a semi-annual report as specified in AMPM Policy 1020 and Exhibit-9, Deliverables.

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8.12	Disease Management

The Contractor shall:

8.12.1	Develop and implement a program that focuses on members with high risk and/or chronic conditions that include a concerted intervention plan, including interventions targeting chronic behavioral and physical health conditions such as, but not limited to, depression, bi-polar disorder, schizophrenia, cardiac disease, chronic heart failure, chronic obstructive pulmonary disease, diabetes mellitus and asthma.

8.12.2	Ensure the goal of the program is to employ strategies such as health coaching and wellness to facilitate behavioral change to address underlying health risks and to increase member self-management as well as improve practice patterns of providers, thereby improving healthcare outcomes for members.

8.12.3	Develop methodologies to evaluate the effectiveness of programs including education specifically related to the identified member’s ability to self-manage disease and measurable outcomes.

8.12.4	Report results and provide for analysis of the program through the MM Committee.

8.13	Care Management Program-Goals

Care Management is essential to successfully improving healthcare outcomes for a specifically defined segment of Title XIX eligible SMI members receiving physical health care services under this Contract. Care Management is designed to cover a wide spectrum of episodic and chronic health care conditions for members in the top tier of high need/high cost members with an emphasis on proactive health promotion, health education, and disease management including consultation to a member’s Treatment Team and direct engagement with members; and self-management resulting in improved physical and behavioral health outcomes. These activities are performed by the Contractor’s Care Managers. Care Management is an administrative function of the Contractor and not a billable service nor can Care Managers bill for covered behavioral health services including the day-to-day duties of case management. See also AMPM Policy 1020.

The primary goals of the Contractor’s Care Management program are as follows:

8.13.1	Identify the top tier of high need/high cost members with serious mental illness in a fully integrated health care program (estimated at 20%);

8.13.2	Effectively transition members from one level of care to another;

8.13.3	Streamline, monitor and adjust members’ care plans based on progress and outcomes;

8.13.4	Reduce hospital admissions and unnecessary emergency department and crisis service use; and

8.13.5	Provide members with the proper tools to self-manage care in order to safely live work and integrate into the community.

8.13.6	Submit reports in accordance with Exhibit-9, Deliverables.

8.14	Care Management Program-General Requirements

For SMI members receiving physical health care services under this Contract, the Contractor shall:

8.14.1	Establish and maintain a Care Management Program (CMP).

8.14.2	Have the following capability for the top tier of high need/ high cost SMI members:

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8.14.2.1	On an ongoing basis, utilize tools and strategies to stratify all SMI members into a case registry, which at a minimum, shall include:

8.14.2.2	Diagnostic classification methods that assign primary and secondary chronic co-morbid conditions;

8.14.2.3	Predictive models that rely on administrative data to identify those members at a high risk for over utilization of behavioral health and physical health services, adverse events, and high costs;

8.14.2.4	Incorporation of health risk assessment into predictive modeling in order to tier members into categories of need to design appropriate levels of clinical intervention, especially for those members with the most potential for improved health-related outcome and more cost effective treatment;

8.14.2.5	Criteria for identifying the top tier of high cost, high need members for enrollment into the Care Management Program; and

8.14.2.6	Criteria for disenrolling members from the Care Management Program.

8.14.3	Assign and monitor Care Management caseloads based upon national standards and consistent with a member’s acuity and complexity of need for Care Management.

8.14.4	Allocate Care Management resources to members consistent with acuity, and evidence-based outcome expectations.

8.14.5	Provide technical assistance to Care Managers including case review, continuous education, training and supervision.

8.14.6	Communicate Care Management activities with the Contractor’s Medical Management, Quality Management and Provider Network departments.

8.14.7	Have Care Managers who, at a minimum, shall be required to complete a comprehensive case analysis review of each member enrolled in Contractor’s Care Management Program on a quarterly basis. The case analysis review shall include, at a minimum:

8.14.7.1	A medical record chart review;

8.14.7.2	Consultation with the member’s treatment team;

8.14.7.3	Review of administrative data such as claims/encounters; and

8.14.7.4	Demographic and Grievance and Appeal System data.

8.14.8	Care Managers shall establish and maintain a Care Management Plan for each member enrolled in Contractor’s Care Management Program. The Care Management Plan, at a minimum, shall:

8.14.8.1	Describe the clinical interventions recommended to the treatment team;

8.14.8.2	Identify coordination gaps, strategies to improve care coordination with the member’s service providers;

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8.14.8.3	Require strategies to monitor referrals and follow-up for specialty care and routine health care services including medication monitoring; and

8.14.8.4	Align with the member’s Individual Recovery Plan, but is neither a part of nor a substitute for that Plan.

8.15	Drug Utilization Review

The Contractor shall implement processes to assess, plan, implement, evaluate, and as mandated, report Medical Management (MM) monitoring activities as specified in the AMPM Chapter 1000 Section K, Drug Utilization Review. The Contractor shall evaluate MM activities, as specified in the AMPM Chapter 1000, including but not limited to:

8.15.1	Developing and implementing a process for ongoing review of the prescribing, dispensing, and use of medications to assure efficacious, clinically appropriate, safe, and cost-effective drug therapy to improve health status and quality of care.

8.15.2	Ensuring coverage decisions are based on scientific evidence, standards of practice, peer-reviewed medical literature, outcomes research data, or practice guidelines, 42 CFR 438.236(d).

8.15.3	Performing pattern analyses that evaluate clinical appropriateness, over and underutilization, therapeutic duplications, contraindications, drug interactions, incorrect duration of drug treatment, clinical abuse or misuse, use of generic products, and mail order medications, 42 CFR 438.204(b)(3).

8.15.4	Providing education to prescribers on drug therapy problems based on utilization patterns with the aim of improving safety, prescribing practices, and therapeutic outcomes.

8.15.5	Engaging in activities to monitor controlled and non-controlled medication use as outlined in AMPM Policy 310-FF to ensure members receive clinically appropriate prescriptions. The Contractor is required to report to AHCCCS, as specified in Exhibit-9, Deliverables, a Pharmacy and/or Prescriber - Member Assignment Report which includes the number of members which on the date of the report are restricted to using a specific Pharmacy or Prescriber/Providers due to excessive use of prescriptive medications (narcotics and non-narcotics); and

8.15.6	Pharmacy management including the evaluation, reporting, analysis and interventions based on the data and reported through the Contractors Medical Management Committee.

8.16	Pre-Admission Screening and Resident Review (PASRR) Requirements

The Contractor shall:

8.16.1	Administer the PASRR Level II evaluations and meet required time frames for assessment and submission to AHCCCS.

8.16.2	Determine the appropriateness of admitting persons with mental illness to Medicaid-certified nursing facilities, to determine if the level of care provided by the nursing facility is needed and whether specialized services for persons with mental impairments are required.

8.16.3	Subcontract for these services if necessary, and demonstrate that a licensed physician who is Board-certified or Board-eligible in psychiatry conducts PASRR Level II evaluations in conformance with, 42 CFR Part 483, Subpart C and as outlined in AMPM Policy 1220-C.

8.16.4	Submit a PASRR packet that includes an invoice to the AHCCCS.

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8.17	Engaging Members through Technology:

The Contractor shall engage its membership through web based applications. The Contractor shall identify populations who can benefit from web based applications used to assist members with self-management of health care needs such as, chronic conditions, pregnancy, or other health related topics the Contractor considers to be most beneficial to members. The Contractor shall submit an executive summary to AHCCCS, DHCM, Medical Management Unit by December 1, 2016 to include at a minimum:

8.17.1	Criteria for identifying at least 10% of the Contractor’s members who can benefit from web based applications,

8.17.2	Listing of identified population(s),

8.17.3	Description of web applications in development or being utilized to engage members,

8.17.4	Strategies used to engage the identified members in the use of the web applications, and

8.17.5	Description of desired outcomes

8.18	Medical Management Reporting Requirements

8.18.1	The Contractor shall submit all deliverables related to Medical Management in accordance with Exhibit-9, Deliverables.

9	APPOINTMENT AND REFERRAL REQUIREMENTS

9.1	Appointments for Behavioral Health Services

The Contractor shall:

9.1.1	Develop and implement policies and procedures to actively monitor and track provider compliance with appointment availability standards and timeliness of appointments for members as required in ACOM Policy 417 [42 CFR 438.206] and in accordance with Exhibit-9, Deliverables.

9.1.2	The Contractor shall ensure that providers offer a range of appointment availability, per appointment timeliness standards, for intakes and ongoing services based upon the clinical need of the member. The exclusive use of same-day only appointment scheduling and/or open access is prohibited within the contractor’s network.

9.1.3	For Behavioral Health Provider Appointments the Contractor shall be able to provide:

9.1.3.1	Immediate Need appointments within 24 hours of the referral or request, including, at a minimum, the requirement to respond to hospital referrals for Title XIX/XXI members, and members with SMI.

9.1.3.2	Routine Care Appointments:

9.1.3.2.1	Initial assessment within seven days of referral.

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9.1.3.2.2	The first behavioral health service following the initial assessment within the timeframe indicated by the behavioral health condition, but no later than 23 days after the initial assessment.

9.1.3.2.3	All subsequent behavioral health services within the timeframe indicated by the behavioral health condition, but no later than 45 days from identification of need.

9.1.4	For Behavioral Health Appointments for persons in legal custody of the Department of Child Safety (DCS) and adopted children in accordance with A.R.S. §8-512-01:

9.1.4.1	Rapid Response when a child enters out-of-home placement

9.1.4.1.1	Within the timeframe indicated by the behavioral health condition, but no later than 72 hours after notification by DCS that a child has been or will be removed from their home.

9.1.4.2	Initial Evaluation

9.1.4.2.1	Within seven calendar days after referral or request for behavioral health services.

9.1.4.3	Initial Appointment

9.1.4.3.1	Within timeframes indicated, by clinical need, but no later than 21 calendar days after the initial evaluation.

9.1.4.3.2	Subsequent Behavioral Health Services within the timeframes according to the needs of the person, but no longer than 21 calendar days from the identification of need.

9.1.5	Pursuant to A.R.S. §8-201.01, for children in the foster care system, if an initial behavioral health appointment is not provided within 21 days of the initial assessment the member may access services directly from any AHCCCS registered provider regardless of whether the provider is contracted with the Contractor. If the provider is not contracted with the Contractor, the provider must submit the claim to the Contractor and the Contractor shall reimburse the provider at the lesser of 130% of the AHCCCS system’s negotiated rate or the provider’s standard rate.

9.1.6	For Referrals for Psychotropic Medications:

9.1.6.1	Assess the urgency of the need immediately.

9.1.7	For Psychotropic Medications the Contractor shall provide:

9.1.7.1	An appointment, if clinically indicated, with a Behavioral Health Medical Professional within a timeframe that ensures the member a) does not run out of needed medications; or b) does not decline in his/her behavioral health condition prior to starting medication, but no later than 30 days from the identification of need.

9.1.8	For wait time in the office, the Contractor shall actively monitor and ensure that a member’s waiting time for a scheduled appointment at the PCP’s or specialist’s office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

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9.1.9	If the Contractor’s network is unable to provide medically necessary services required under contract, the Contractor must adequately and timely cover these services through an out of network provider until a network provider is contracted. The Contractor shall ensure coordination with respect to authorization and payment issues in these circumstances, 42 CFR 438.206(b)(4) and (5). For Members who are inpatient or in a residential treatment facility who are discharge-ready and require covered, post discharge behavioral health services, the Contractor shall have policies and procedures in place which ensure the member remain in that setting until the service is available or until such time the Contractor can ensure appropriate, intensive outpatient services/case management/peer services are available to the member while waiting for the desired service.

9.1.10	For referrals from a PCP or Health Plan Behavioral Health Coordinator for a member to receive a psychiatric evaluation or medication management, appointments with a behavioral health medical professional, will be provided according to the needs of the member, and within the appointment standards described above, with appropriate interventions to prevent a member from experiencing a lapse in medically necessary psychotropic medications.

9.1.11	For CMDP enrolled members, the Contractor shall ensure that a behavioral health screening is conducted within 72 hours of removal from the member’s home, as outlined in ACOM Policy.

9.1.12	Monitor subcontractor compliance with appointment standards and require corrective action when the standards are not met, 42 CFR 438.206(c)(1)(iv)(v) and (vi).

9.1.13	Require all disputes to be resolved promptly and intervene and resolve disputes regarding the need for emergency or routine appointments between the subcontractor and the referral source that cannot be resolved informally.

9.1.14	Provide transportation to all Medicaid eligible members for covered services including SMI members receiving physical health care services so that the member arrives no sooner than one hour before the appointment, and does not have to wait for more than one hour after the conclusion of the appointment for return transportation.

9.1.15	Develop and implement a quarterly performance auditing protocol to evaluate compliance with the standards for all subcontracted transportation providers and require corrective action if standards are not met.

9.1.16	Accept and respond to emergency referrals of Title XIX/XXI eligible members with SMI 24 hours a day, seven days a week. Emergency referrals do not require prior authorization. Emergency referrals include those initiated for Title XIX/XXI eligible with SMI members admitted to a hospital or treated in the emergency room.

9.1.17	Respond within 24 hours upon receipt of an emergency referral.

9.1.18	Require that transportation services be pre-arranged for members with recurring and on-going behavioral and physical health care needs, including, but not limited to, dialysis, radiation, chemotherapy, etc.

9.1.19	Have written policies and procedures about educating its provider network regarding appointment time requirements. The Contractor must develop a corrective action plan (CAP) when appointment standards are not met. In addition, the Contractor must develop a corrective action plan in conjunction with the provider when appropriate, 42 CFR 438.206(c)(1)(iv),(v) and (vi). Appointment standards shall be included in the Provider Manual. The Contractor is encouraged to include the standards in the provider subcontracts.

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9.1.20	Respond to all requests for services and schedule emergency and routine appointments consistent with the appointment standards in this Contract.

9.1.21	On a quarterly basis conduct review of the availability of the providers in sufficient quantity to ensure results are meaningful and representative of the Contractor’s network.

9.1.22	For medically necessary non-emergent transportation, the Contractor shall schedule transportation so that the member arrives on time for the appointment, but no sooner than one hour before the appointment; nor have to wait more than one hour after the conclusion of the treatment for transportation home; nor be picked up prior to the completion of treatment. Also see Contract Section on, Special Health Care Needs. The Contractor must develop and implement a quarterly performance auditing protocol to evaluate compliance with the standards above for all subcontracted transportation vendors/brokers and require corrective action if standards are not met.

9.2	Additional Appointment Requirements for SMI Members

For SMI members eligible to receive physical health care services, the Contractor shall:

9.2.1	Monitor appointment availability utilizing the methodology found in the AHCCCS Contractor Operations Manual Appointment Availability Monitoring and Reporting Policy. For purposes of this Section, “urgent” is defined as an acute, but not necessarily life-threatening disorder, which, if not attended to, could endanger the member’s health. The Contractor shall have procedures in place that ensure the following standards are met.

9.2.2	Establish and implement procedures as indicated by the member’s condition not to exceed the following standards:

9.2.3	For Primary Care Provider Appointments:

9.2.3.1	Immediate Need: the same day of request or within 24 hours of the member’s phone call or other notification;

9.2.3.2	Urgent: within two days of request; and

9.2.3.3	Routine: within 21 days of request.

9.2.4	For Specialty Provider Appointments:

9.2.4.1	Immediate Need: within 24 hours of referral;

9.2.4.2	Urgent: within three days of referral; and

9.2.4.3	Routine: within 45 days of referral.

9.2.5	For Dental Provider Appointments: to SMI members under age 21.

9.2.5.1	Immediate Need: within 24 hours of request;

9.2.5.2	Urgent: within three days of request; and

9.2.5.3	Routine: within 45 days of request.

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9.2.6	For Maternity Care Provider Appointments for initial prenatal care for pregnant SMI members:

9.2.6.1	First trimester: within 14 days of request;

9.2.6.2	Second trimester: within seven days of request;

9.2.6.3	Third trimester: within three days of request; and

9.2.6.4	High risk pregnancies: within three days of a maternity care provider’s identification of high risk or immediately if an emergency exists.

9.2.7	Utilize the results from appointment standards monitoring to assure adequate appointment availability in order to reduce unnecessary emergency department or crisis services utilization.

9.2.8	Consider utilizing non-emergency facilities to address member non-emergency care issues occurring after regular office hours or on weekends.

9.2.9	Develop and distribute written policies and procedures for network providers regarding appointment time standards and requirements.

9.2.10	Establish processes to monitor and reduce the appointment “no show” rate by provider and service type. As best practices are identified, AHCCCS may require implementation by the Contractor.

9.2.11	Submit reports in accordance with Exhibit-9, Deliverables.

9.3	Referral Requirements

The Contractor shall:

9.3.1	Establish written criteria and procedures for accepting and acting upon referrals, including emergency referrals.

9.3.2	Include in the written criteria the definition of a referral as any oral, written, faxed or electronic request for services made by the member or member’s legal guardian, family member, an AHCCCS acute Contractor, PCP, hospital, court, Tribe, IHS, school, or other state or community agency.

9.3.3	Respond to all requests for services and schedule emergency and routine appointments consistent with the appointment standards in this Contract.

9.3.4	Record, track and trend all referrals, including the date of the scheduled appointment, the date of the referral for services, date and location of initial scheduled appointment, final disposition of referral, and the reason why the member declined the offered appointment.

9.3.5	Have a process to refer any member who requests information or is about to lose AHCCCS eligibility or other benefits to options for low-cost or no-cost health care services.

9.3.6	Ensure that training and education are available to PCPs regarding behavioral health referrals and consultation procedures.

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9.4	Disposition of Referrals

The Contractor shall, when appropriate:

9.4.1	Communicate the final disposition of each referral from PCPs, AHCCCS Health Plans, Department of Education/School Districts and state social service agencies to the referral source and Health Plan Behavioral Health Coordinator within 30 days of the member receiving an initial assessment. If a member declines behavioral health services, the final disposition must be communicated to the referral source and health plan behavioral health coordinator within 30 days of the referral, when applicable. The final disposition shall include, at a minimum:

9.4.1.1	The date the member received an initial assessment;

9.4.1.2	The name and contact information of the provider accepting primary responsibility for the member’s behavioral health care; or

9.4.1.3	Indicate that a follow-up to the referral was conducted but no services were delivered and the reason why no services were delivered including members who failed to present for an appointment.

9.4.2	Document the reason for non-delivery of services to demonstrate that the Contractor or provider either attempted to contact the member on at least three occasions and was unable to locate the member or contacted the member and the member declined services.

9.5	Provider Directory

The Contractor shall:

9.5.1	Distribute provider directories and any available periodic updates to AHCCCS Health Plans for distribution to the PCPs, if a Contractor does not maintain a centralized referral and intake system as the sole mechanism for receiving behavioral health referrals.

9.5.2	For additional Provider Directory requirements see the Contract Section on, Communications.

9.6	Referral for a Second Opinion

The Contractor shall:

9.6.1	Upon a member’s request, provide for a second opinion from a qualified health care professional within the network, or arrange for a member to obtain one outside the network at no cost to the member, 42 CFR 438.206(b)(3). For purposes of this paragraph, a qualified health care professional is a provider who meets the qualifications to be an AHCCCS registered provider of covered health care services, and who is a physician, a physician assistant, a nurse practitioner, a psychologist, or an independent Master’s level therapist.

9.7	Additional Referral Requirements for SMI Members

For SMI members receiving physical health care services, the Contractor shall:

9.7.1	Establish and implement written procedures for referrals to specialists or other services, to include, at a minimum, the following:

9.7.1.1	Use of referral forms clearly identifying the Contractor;

9.7.1.2	Referrals to specialty physician services shall be from a PCP, except as follows:

9.7.1.2.1	Women shall have direct access to in-network OB/GYN providers, including physicians, physician assistants and nurse practitioners within the scope of their practice, without a referral for preventive and routine services, 42 CFR 438.206(b)(2).

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9.7.2	For members with special health care needs determined to need a specialized course of treatment or regular care monitoring, the Contractor must have procedures in place to allow members to directly access a specialist (for example through a standing referral or an approved number of visits) as appropriate for the member’s condition and identified needs, 42 CFR 438.208(c)(4). For members transitioning, see the Contract Section on, Coordination for Transitioning Members.

9.7.3	Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member’s PCP.

9.7.4	A process for the member’s PCP to receive all specialist and consulting reports and a process for the PCP to follow-up on all referrals including CRS, Dental and EPSDT referrals for behavioral health services.

9.7.5	A process to refer any member who requests information or is about to lose AHCCCS eligibility or other benefits to options for low-cost or no-cost health care services.

9.7.6	Comply with all applicable physician referral requirements and conditions defined in Sections 1903(s) and 1877 of the Social Security Act and corresponding regulations which include, but are not limited to, [42 CFR Part 411, Part 424, Part 435 and Part 455]. Sections 1903(s) and 1877 of the Act prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician’s family has a financial relationship. Designated health services include, at a minimum:

9.7.6.1	Clinical laboratory services,

9.7.6.2	Physical therapy services,

9.7.6.3	Occupational therapy services,

9.7.6.4	Radiology services,

9.7.6.5	Radiation therapy services and supplies,

9.7.6.6	Durable medical equipment and supplies,

9.7.6.7	Parenteral and enteral nutrients, equipment and supplies,

9.7.6.8	Prosthetics, orthotics and prosthetic devices and supplies,

9.7.6.9	Home health services,

9.7.6.10	Outpatient prescription drugs, and

9.7.6.11	Inpatient and outpatient hospital services.

9.7.7	Have a process for referral to Medicare Managed Care Plan.

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10	QUALITY MANAGEMENT

10.1	General Requirements

The Contractor shall:

Have an ongoing quality management program for the provision of services to members that include the requirements listed in AMPM Chapter 400, 900 and the following:

10.1.1	Ensure the protection and confidentiality of medical records and any other personal health and enrollment information that identifies a particular member or subset of members in accordance with Federal and State privacy requirements.

10.1.2	The Contractor must employ sufficient, qualified local staff and utilize appropriate resources to achieve contractual compliance. The Contractor’s resource allocation must be adequate to achieve quality outcomes. Staffing adequacy will be evaluated based on outcomes and compliance with contractual and AHCCCS policy requirements.

10.1.3	The Contractor shall have local staff available 24 hours per day, seven days per week to work with AHCCCS and/or other State agencies, such as Arizona Department of Health Services/Office of Licensure, on urgent issue resolutions. Urgent issue resolutions include Immediate Jeopardies (IJ), fires, or other public emergency situations. These staff shall have access to information necessary to identify members who may be at risk and their current health/service status, the ability to initiate new placements/services, and have the ability to perform status checks at affected facilities and perform ongoing monitoring, if necessary. The Contractor shall supply AHCCCS, Clinical Quality Management (CQM) with the contact information for these staff, as specified in Exhibit-9, Deliverables. At a minimum the contact information shall include a current 24/7 telephone number. CQM must be notified and provided back up contact information when the primary contact person will be unavailable.

10.1.4	QM/PI positions performing work functions related to the contract must have a direct reporting relationship to the local Chief Medical Officer (CMO) and the local Chief Executive Officer (CEO). The local CMO and CEO shall have the ability to direct, implement and prioritize interventions resulting from quality management and quality improvement activities and investigations. Contractor staff, including administrative services subcontractors’ staff, that performs functions under this contract related to QM and QI shall have the work directed and prioritized by the Contractor’s local CEO and CMO.

10.1.5	Implement, monitor, evaluate and comply with applicable requirements in the ACOM and the AMPM Chapter 1000.

10.1.6	Provide quality care and services to eligible members, regardless of payer source or eligibility category.

10.1.7	Establish a Quality Management/Quality Improvement unit within its organizational structure that is separate and distinct from any other units or departments such as Medical Management and Case/Care Management.

10.1.8	Establish a Quality Management (QM) Committee, a Peer Review Committee, a Children’s QM subcommittee and other subcommittees under QM Committee as required or as a need is identified.

10.1.9	Require its QM Committee, Peer Review Committee and subcommittees to meet at least quarterly and be chaired by the local Chief Medical Officer.

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10.1.10	Implement processes to assess, plan, implement and evaluate quality management and performance improvement activities related to services provided to members in conformance with the AHCCCS Medical Policy Manual, 42 CFR 438.240(a)(1) and (e)(2) and 42 CFR 42 447.26).

10.1.11	Integrate quality management processes in all areas of the Contractor’s organization, with ultimate responsibility for quality management/quality improvement residing within the QM unit.

10.1.12	Demonstrate improvement in the quality of care provided to members through established quality management and performance improvement processes.

10.1.13	Federal Regulation prohibits payment for Provider-Preventable Conditions that meet the definition of a Health Care-Acquired Condition (HCAC) or an Other Provider–Preventable Condition (OPPC) and that meet the following criteria:xiii

10.1.13.1	Is identified in the State plan;

10.1.13.2	Has been found by the State, based upon a review of medical literature by qualified professionals, to be reasonably preventable through the application of procedures supported by evidence-based guidelines;

10.1.13.3	Has a negative consequence for the beneficiary;

10.1.13.4	Is auditable, and

10.1.13.5	Includes, at a minimum, wrong surgical or other invasive procedure performed on a patient; surgical or other invasive procedure performed on the wrong body part; surgical or other invasive procedure performed on the wrong patient [42 CFR 438.6(f)(2)(i), 42 CFR 434.6(a)(12)(i), 42 CFR 447.26(b))].

10.1.14	If an HCAC or OPPC is identified, report the occurrence to AHCCCS and conduct a quality of care investigation as outlined in AMPM Chapter 900 and Exhibit-9, Deliverables [42 CFR 438.6(f)(2)(ii) and 42 CFR 434.6(a)(12)(ii)].xiv

10.1.15	Regularly, and as requested, disseminate subcontractor and provider quality improvement information including performance measures, dashboard indicators and member outcomes to AHCCCS and key stakeholders, including members and family members.

10.1.16	Develop and maintain mechanisms to solicit feedback and recommendations from key stakeholders, subcontractors, members, and family members to monitor service quality and to develop strategies to improve member outcomes and quality improvement activities related to the quality of care and system performance.

10.1.17	Participate in community initiatives including applicable activities of the Medicare Quality Improvement Organization (QIO).

10.1.18	Maintain the confidentiality of a member’s medical record in conformance with Contract Section on, Medical Records.

10.1.19

Comply with requirements to assure member rights and responsibilities in conformance with the ADHS/DBHS Policy and Procedures Manual policies on Title XIX/XXI Notice and Appeal Requirements; Special Assistance for Persons Determined to have a Serious Mental Illness; Notice and Appeal Requirements (SMI and NON-SMI); Member Grievance Resolution Process, or their successor documents; and the AHCCCS policy on Notice Requirements and Appeal

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Process for Title XIX and Title XXI Eligible Persons and the AHCCCS Medical Policy Manual, 42 CFR 438.100(a)(2); and comply with any other applicable federal and State laws (such as Title VI of the Civil Rights Act of 1964, etc.) including other laws regarding privacy and confidentiality, 42 CFR 438.100(d).

10.1.20	Require its QM Committee to proactively and regularly review member Grievance, and Appeal data to identify outlier members who have filed multiple complaints, grievances or appeals regarding services or against the Contractor or who contact governmental entities for assistance, including AHCCCS for the purposes of assigning a care coordinator to assist the member in navigating the health care system.

10.1.21	The Contractor shall have policies and procedures to describe the implementation of comprehensive and coordinated delivery of integrated services including administrative and clinical integration of health care service delivery. Integration strategies and activities shall focus on improving individual health outcomes, enhancing care coordination and increasing member satisfaction.

10.1.22	The Contractor shall develop an Integrated Health Care Report as outlined in AMPM Policy 910 and in accordance with Exhibit-9, Deliverables.

10.2	Credentialing

The Contractor shall:

10.2.1	Demonstrate that its providers are credentialed and reviewed through the Contractor’s Credentialing Committee that is chaired by the Contractor’s local Medical Director, 42 CFR 438.214. The Contractor should refer to the AMPM Chapter 900 and Exhibit-9, Deliverables for reporting requirements.

10.2.2	Comply with uniform provisional credentialing, initial credentialing, re-credentialing and organizational credential verification as follows:

10.2.2.1	Document provisional credentialing, initial credentialing, re-credentialing and organizational credential verification of providers who have signed contracts or participation agreements with the Contractor or have seen 25 or more of the Contractor’s members, 42 CFR 438.206(b)(1-2);

10.2.2.2	Not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment; and

10.2.2.3	Not employ or contract with providers excluded from participation in federal health care programs, 42 CFR 438.214(d).

10.2.3

Credential Verification Organization Contract: The Arizona Association of Health Plans (AzAHP) has established a contract with a Credential Verification Organization (CVO) that is responsible for receiving completed applications, attestations and primary source verification documents. The CVO is also responsible for conducting annual entity site visits to ensure compliance with AHCCCS requirements. The AHCCCS Contractor must utilize the contracted CVO as part of its credentialing and recredentialing process regardless of membership in the AzAHP. This requirement eases the administrative burden for providers that contract with AHCCCS Contractors which often results in duplicative submission of information used for credentialing purposes. The Contractor shall follow the AHCCCS recredentialing timelines for providers that

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submit their credentialing data and forms to the AzAHP CVO. The Contractor is responsible for completing the credentialing process. The Contractor shall continue to include utilization, performance, complaint, and quality of care information, as specified in the AMPM, to complete the credentialing or recredentialing files that are brought to the Credentialing Committee for a decision. In addition, the Contractor must also meet the AMPM requirements for provisional/temporary credentialing.

10.2.4	Credentialing Timelines: The Contractor is required to process credentialing applications in a timely manner. To assess the timeliness of provisional and initial credentialing a Contractor shall calculate and report to AHCCCS as outlined in AMPM Policy 950. The Contractor must report the credentialing information with regard to all credentialing applications as specified in Exhibit-9, Deliverables.

10.2.5	The Contractor shall ensure that they have in place a process to monitor, at a minimum, on an annual basis, occurrences which may have jeopardized the validity of the credentialing process.

10.3	Incident, Accident and Death Reports

The Contractor shall:

10.3.1	Develop and implement policies and procedures that require individual and organizational providers to report to the Contractor and other proper authorities incident, accident and death (IAD) reports of abuse, neglect, injury, alleged human rights violation, exploitation and death in conformance with the AHCCCS Medical Policy Manual, Chapter 900.

10.3.2	Incident, accident and death (IAD) reports must be submitted in accordance with requirements established by AHCCCS and in accordance with Exhibit-9, Deliverables.

10.4	Quality of Care Concerns and Investigations

The Contractor shall:

10.4.1	Establish mechanisms to assess the quality and appropriateness of care provided to members, including members with special health care needs, 42 CFR 438.420(b)(4).

10.4.2	Develop a process that requires the provider to report incidents of healthcare acquired conditions, abuse neglect, exploitation, injuries, high profile cases and unexpected death to the Contractor.

10.4.3	Develop a process to report incidents of healthcare acquired conditions, abuse, neglect, exploitation, injuries, high profile cases and unexpected death to AHCCCS Quality Management and in accordance with Exhibit-9, Deliverables.

10.4.4	Develop and implement policies and procedures that analyze quality of care issues through identifying the issue, initial assessment of the severity of the issue, and prioritization of action(s) needed to resolve immediate care needs when appropriate.

10.4.5	Establish a process to ensure that staff, having contact with members or providers, are trained on how to refer suspected quality of care issues to quality management. This training must be provided during new employee orientation and annually thereafter.

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10.4.6	Establish mechanisms to track and trend member and provider issues, which includes, but is not limited to, investigation and analysis of quality of care issues, abuse, neglect, exploitation, high profile, human rights violations and unexpected deaths. The resolution process must include:

10.4.6.1	Acknowledgement letter to the originator of the concern;

10.4.6.2	Documentation of all steps utilized during the investigation and resolution process;

10.4.6.3	Follow-up with the member to assist in ensuring immediate health care needs are met;

10.4.6.4	Closure/resolution letter that provides sufficient detail to ensure that the member has an understanding of the resolution of their issue, any responsibilities they have in ensuring all covered, medically necessary care needs are met, and a Contractor contact name/telephone number to call for assistance or to express any unresolved concerns;

10.4.6.5	Documentation of implemented corrective action plan(s) or action(s) taken to resolve the concern; and

10.4.6.6	Analysis of the effectiveness of the interventions taken.

10.4.7	Implement mechanisms to assess the quality and appropriateness of care furnished to members with special health care needs.

10.5	Performance Measures

The Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS performance measures. Descriptions of the AHCCCS Clinical Quality Performance Measures and links to the CMS and the measure host sites can be found on the AHCCCS website. The EPSDT Participation performance measure description utilizes the methodology established in CMS “Form 416” which can also be found on the AHCCCS website.

The Contractor shall:

10.5.1	Comply with national performance measures and levels identified and developed by the Centers for Medicare and Medicaid Services (CMS) or those that are developed in consultation with AHCCCS and/or other relevant stakeholders, and any resulting changes when current established performance measures are finalized and implemented, 42 CFR 438.24(c).

10.5.2	Implement Performance improvement programs including performance measures and performance improvement projects as directed by AHCCCS, 42 CFR 438.240(a)(2).

10.5.3	Design a quality management program to achieve, through ongoing measurements and intervention, significant improvement, sustained over time, in the areas of clinical care and non-clinical care that are expected to have a favorable effect on health outcomes and member satisfaction, 42 CFR 438.240(a)(2), (b)(2) and (c).

10.5.4	Improve performance for all established performance measures.

10.5.5	Ensure that performance measures are analyzed and reported separately, by line of business Acute, DDD, (Acute, SMI populations, DDD and CMDP), In addition, Contractors should evaluate performance based on sub-categories of populations when requested to do such.

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10.5.6	Collect data from medical records, electronic records or through approved processes such as those utilizing a health information exchange and provide these data with supporting documentation, as instructed by AHCCCS, for each hybrid measure. The number of records that each Contractor collects will be based on HEDIS, External Quality Review Organization (EQRO), or other sampling guidelines and may be affected by the Contractor’s previous performance rate for the measure being collected.

10.5.7	Comply with and implement the hybrid methodology data collection as directed by AHCCCS.

10.5.8	Implement a process for internal monitoring of Performance Measure rates, using a standard methodology established or approved by AHCCCS, for each required Performance Measure. AHCCCS-reported rates are the official rates utilized for determination of Contractor compliance with performance requirements. Contractor calculated and/or reported rates will be used strictly for monitoring Contractor actions and not be used for official reporting or for consideration in corrective action purposes.

10.5.9	Have a mechanism for its QM Committee to report Contractor’s performance on an ongoing basis to its CEO/COO and other key staff.

10.5.10	Meet and sustain specified Minimum Performance Standards (MPS) in the table below for each population/eligibility category according to the following:

10.5.10.1	Minimum Performance Standard: A Minimum Performance Standard is the minimal expected level of performance by the Contractor. If a Contractor does not achieve this standard, the Contractor will be required to submit a corrective action plan and may be subject to a sanction of up to $100,000 dollars for each deficient measure.

10.5.11	Show demonstrable and sustained improvement toward meeting AHCCCS Performance Standards. AHCCCS may impose sanctions on Contractors that do not show statistically significant improvement in a measure rate as calculated by AHCCCS. Sanctions may also be imposed for statistically significant declines of rates even if they meet or exceed the MPS, for any rate that does not meet the AHCCCS MPS, or a rate that has a significant impact to the aggregate rate for the State. AHCCCS may require the Contractor to demonstrate that they are allocating increased administrative resources to improving rates for a particular measure or service area. AHCCCS also may require a corrective action plan for measures that are below the MPS or that show a statistically significant decrease in its rate even if it meets or exceeds the MPS.

10.5.12	An evidence-based corrective action plan that outlines the problem, planned actions for improvement, responsible staff and associated timelines as well as a place holder for evaluation of activities must be received by AHCCCS within 30 days of receipt of notification of the deficiency from AHCCCS. This plan must be approved by AHCCCS prior to implementation. AHCCCS may conduct one or more follow-up desktop or on-site reviews to verify compliance with a corrective action plan.

10.5.13	AHCCCS may also require the Contractor to conduct a chart audit for validation of any performance measure that falls below the minimum performance standard. The Contractor must meet, and ensure that each subcontractor meets, AHCCCS Minimum Performance Standards, 42 CFR 438.240(b)(1), (2), and (d)(1).

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GMH/SA Performance Measures:

Measure	Minimum Performance Standard
Follow-Up After Hospitalization for Mental Health, 7 Days	85%
Follow-Up After Hospitalization for Mental Health, 30 Days	95%
Mental Health Utilization	Baseline Measurement Year
Use of Multiple Concurrent Antipsychotics in Children and Adolescents	Baseline Measurement Year
Use of Opioids From Multiple Providers at High Dosage in Persons Without Cancer	Baseline Measurement Year

GMH/SA Performance Measures with Reserve Status*:

Measure	Minimum Performance Standard
Access to Behavioral Health Professional Services, 7 Days	75%
Access to Behavioral Health Professional Services, 23 Days	90%

*	Performance measures remain important to AHCCCS and as such will continue to be monitored by AHCCCS. Should Contractor performance results for Performance Measures in Reserve Status decline, the Contractor may be subject to corrective action. AHCCCS may require individual Contractors to implement improvement actions for Performance Measures with Reserve Status in order to ensure quality of care to AHCCCS members. Measures deemed in Reserve Status will be reported out when appropriate.

Integrated Performance Measures:

Measure	Minimum Performance Standard
Inpatient Utilization	Baseline Measurement Year
ED Utilization	Baseline Measurement Year
Hospital Readmission	Baseline Measurement Year
Follow-Up After Hospitalization for Mental Health, 7 Days	85%
Follow-Up After Hospitalization for Mental Health, 30 Days	95%
Adults’ Access to Preventive/ Ambulatory Health Services	75%
Breast Cancer Screening (BCS)	50%
Cervical Cancer Screening (CCS)	64%
Chlamydia Screening in Women (CHL)	63%
Colorectal Screening	65%
CDC - HbA1c Testing	77%
CDC - HbA1c Poor Control (>9.0%)	43%
CDC - Eye Exam	49%
Timeliness of Prenatal Care: Prenatal Care Visit in the First Trimester or Within 42 Days of Enrollment (PPC)	80%
Timeliness of Prenatal Care: Postpartum Care Rate (PPC)	64%
Mental Health Utilization	Baseline Measurement Year
Use of Opioids From Multiple Providers at High Dosage in Persons Without Cancer	Baseline Measurement Year

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Integrated Performance Measures in Reserve Status*:

Measure	Minimum Performance Standard
Access to Behavioral Health Professional Services, 7 Days	75%
Access to Behavioral Health Professional Services, 23 Days	90%
Diabetes Admissions, Short-Term Complications (PQI-01)	Baseline Measurement Year
Flu Shots for Adults, Ages 18 and Older (FVA)	50%
Annual Monitoring for Patients on Persistent Medications: Combo Rate	75%
Chronic Obstructive Pulmonary Disease (COPD) or Asthma in Older Adults Admission Rate (PQI-05)	Baseline Measurement Year
Asthma in Younger Adults Admissions (PQI-15)	Baseline Measurement Year
Heart Failure Admission Rate (PQI-08)	Baseline Measurement Year
EPSDT Participation, members aged 18 to 21	68%
Diabetes Screening for People with Schizophrenia or Bipolar Disorder Who Are Using Antipsychotic Medication	Baseline Measurement Year

*	Performance measures remain important to AHCCCS and as such will continue to be monitored by AHCCCS. Should Contractor performance results for Performance Measures in Reserve Status decline, the Contractor may be subject to corrective action. AHCCCS may require individual Contractors to implement improvement actions for Performance Measures with Reserve Status in order to ensure quality of care to AHCCCS members. Measures deemed in Reserve Status will be reported out when appropriate.

10.5.14	Have its performance evaluated quarterly and annually with rates for measures that include only members less than 21 years of age reported and evaluated separately for Title XIX and Title XXI eligibility groups.

10.5.15	Have its compliance with performance measures validated by the AHCCCS and/or an External Quality Review Organization (EQRO).

10.5.16	Take affirmative steps to increase EPSDT participation rates as measured utilizing methodologies developed by CMS, including the EPSDT Dental Participation Rate.

10.5.17	Monitor the following quality measures:

10.5.17.1	Individual level clinical outcomes;

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10.5.17.2	Experience of care outcomes;

10.5.17.3	Quality of service outcomes, and

10.5.17.4	Quality of care outcomes.

10.5.18	The Contractor must participate in the delivery and/or results review of member surveys as requested by AHCCCS and as outlined in Exhibit-9, Deliverables. Surveys may include Home and Community Based Member Experience surveys, HEDIS Experience of Care (Consumer Assessment of Healthcare Providers and Systems–CAHPS) surveys, and/or any other method determined by AHCCCS.

While not included as an official performance measure, survey findings or performance rates for survey questions may result in the Contractor being required to develop a Corrective Action Plan (CAP) to improve any areas of concern noted by AHCCCS.

Failure to effectively develop or implement AHCCCS-approved CAPs and drive improvement may result in additional regulatory action.

10.5.19	Contractor Performance is evaluated annually using the AHCCCS-reported rate for each measure. AHCCCS rates are considered the official measurement for each Performance Measure. AHCCCS calculated rates by Contractor for each measure will be compared with the MPS specified in the contract in effective during the measurement period. For instance, Performance Standards in the CYE 2015 contract apply to results calculated by AHCCCS for the CYE 2015 measurement period. AHCCCS will utilize methodologies that are reflective of the requirements for the measurement period. For instance, CYE 2014 performance measure data will be based on the published 2014 CMS Core Sets and 2014 HEDIS technical specifications.

Contractors are responsible for monitoring and reporting to AHCCCS CQM the status of, and any discrepancies identified in encounters received by AHCCCS including paid, denied and pended for purposes of Performance Measure monitoring prior to the AHCCCS Performance Measure rate calculations being conducted.

10.5.20	AHCCCS will measure and report the Contractor’s EPSDT Participation rate and Dental Participation (Preventive Dental) rate, utilizing the CMS 416 methodology. The EPSDT participation rate is the number of children younger than 21 years that receive medical screens in compliance with the State’s Periodicity Schedule, compared to the number of children expected to receive medical screens per the State’s Periodicity Schedule. The Preventive Dental Participation rate is the number of children aged one through 20 who have a preventive dental visit, compared to the number of children who has at least 90-days continuous enrollment during the Contract Year (measurement period).

10.5.21	The Contractor is responsible for applying the correct CMS-416 methodology as developed and maintained by CMS for its internal monitoring of performance measure results. AHCCCS uses the national CMS 416 methodology to generate the EPSDT Participation and Dental Participation rates through a CMS-validated process. The rates are generated one time a year and reported to CMS within specified timeframes. Aggregate rates as well as Contractor-specific rates are included in this process.

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10.5.22	The Contractor must monitor rates for postpartum visits and low/very low birth weight deliveries and implement interventions as necessary to improve or sustain these rates. The Contractor must implement processes to monitor and evaluate cesarean section and elective inductions rates prior to 39 weeks gestation to ensure medical necessity, and implement interventions to decrease the incidence of occurrence.

10.5.23	Submit deliverables in accordance with Exhibit-9, Deliverables.

10.6	Performance Improvement Projects

10.6.1	Implement an ongoing program of performance improvement projects (PIP) that focus on clinical and non-clinical areas as specified in the AHCCCS Medical Policy Manual and that involve the following:

10.6.1.1	Measurement of performance using objective quality indicators;

10.6.1.2	Implementation of system interventions to achieve improvement in quality;

10.6.1.3	Evaluation of the effectiveness of the interventions; and

10.6.1.4	Planning and initiation of activities for increasing or sustaining improvement, 42 CFR 438.240(b)(1) and (d)(1).

10.6.2	Comply with PIPs mandated by AHCCCS, but may self-select additional projects based on opportunities for improvement identified by internal data and information.

10.6.3	Self-select additional projects based on opportunities for improvement identified by internal data and information.

10.6.4	Report the status and results of each project to AHCCCS as requested using the PIP Reporting Template included in the AHCCCS Medical Policy Manual.

10.6.5	Complete each PIP in a reasonable time period or as specified by AHCCCS in order to use the information on the success of performance improvement projects in the aggregate to produce new information on quality of care every year, 42 CFR 438.240(d)(2).

10.7	Data Collection Procedures

The Contractor shall:

10.7.1	Submit data for standardized Performance Measures and Performance Improvement Projects as required by the AHCCCS within specified timelines and according to procedures for collecting and reporting the data in conformance with Section 10.

10.7.2	Submit data that is valid, reliable and collected using qualified staff and in the format and according to instructions from AHCCCS by the due date specified.

10.7.3	The Contractor must ensure that data collected by multiple parties/people for Performance Measures and/or PIP reporting is comparable and that an inter-rater reliability process was used to ensure consistent data collection.

10.7.4	The Contractor is responsible for collecting valid and reliable data and using qualified staff and personnel to collect the data.

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10.7.5	Data collected for Performance Measures and/or PIPs must be returned by the Contractor in a format specified by AHCCCS, and by the due date specified.

10.7.6	Any extension for additional time to collect and report data must be made in writing in advance of the initial due date and is subject to approval by AHCCCS.

10.7.7	Failure to follow the data collection and reporting instructions that accompany the data request may result in sanctions imposed on the Contractor.

10.8	Member Satisfaction Survey

The Contractor shall:

10.8.1	As requested by AHCCCS, participate in member satisfaction surveys in accordance with Statewide Consumer Survey protocol [42 CFR 438.6(h)].

10.8.2	Use findings from the Member Satisfaction Survey in designing quality improvement activities.

10.8.3	Participate in additional surveys in conformance with Contract Section on, Surveys, including surveys mandated by AHCCCS.

10.8.4	Perform surveys at AHCCCS’ request. The contractor may provide the survey tool or require the Contractor to develop the survey tool which shall be approved in advance by AHCCCS, and in accordance with Exhibit-9, Deliverables.

10.8.5	AHCCCS or the Contractor may conduct surveys of a representative sample of the Contractor’s membership and providers. The results of the surveys will become public information and available to all interested parties on the AHCCCS website. The Contractor may be required to participate in workgroups and efforts that are initiated as a result of the survey results.

10.9	Provider Monitoring

The Contractor shall:

10.9.1	Develop and submit a subcontractor performance monitoring plan as a component of annual QM plan, to include, at a minimum, the following quality management functions:

10.9.1.1	Peer Review processes;

10.9.1.2	Incident, accident, death (IAD) report timely completion and submission;

10.9.1.3	Quality of Care (QOC) Concerns and investigations;

10.9.1.4	AHCCCS required Performance Measures;

10.9.1.5	Performance Improvement Project; and

10.9.1.6	Temporary, provisional, initial and re-credentialing processes and requirements.

10.9.2	Conduct an annual Operational Review audit of subcontracted provider services and service sites, and assess each provider’s performance on satisfying established quality management and performance measures standards.

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10.9.3	Develop and implement a corrective action plan when provider monitoring activities reveal poor performance as follows:

10.9.3.1	When performance falls below the minimum performance level, or

10.9.3.2	Shows a statistically significant decline from previous period performance.

10.10	Quality Management Reporting Requirements

10.10.1	The Contractor shall conduct an annual case review of the behavioral health care provided to its members, and submit an analysis of the findings to AHCCCS as specified in Exhibit-9, Deliverables. To meet this requirement, the Contractor may independently perform the review or subcontract with a Professional External Review Organization approved by AHCCCS. The case review must be conducted by licensed Behavioral Health Professionals. If applicable, the Contractor shall have oversight responsibility to assure that the subcontractor performs the review as required and the results are accurate. The Contractor shall ensure reviews are conducted on a sample of member records for both children and adults and by population served including general mental health, seriously mental ill, members enrolled in the Division of Developmental Disabilities and those enrolled in the Children’s Medical and Dental Program based on a sampling methodology approved by AHCCCS.

10.10.1.1	The Contractor shall submit a proposed sampling methodology and case file review tool with instructions to AHCCCS for review and approval no later than 60 days prior to implementation. At a minimum, the case review should assess the following indicators or aspects of care:

10.10.1.1.1	Treatment goals are jointly established with the member, member’s family, and other involved parties;

10.10.1.1.2	Individuals requiring specialty providers are referred for and receive specialty services;

10.10.1.1.3	There is evidence that behavioral health care has been coordinated with the member’s PCP;

10.10.1.1.4	For persons with multi-agency involvement, treatment recommendations are collaboratively developed and implemented;

10.10.1.1.5	Individuals receive timely access to services; and

10.10.1.1.6	Measures of quality outcomes.

10.10.1.2	The Contractor shall monitor and provide feedback on all corrective action plans written as a result of the findings in the case file review to ensure improved performance.

10.10.2	The Contractor shall follow local, state and federal regulations and requirements related to seclusion and restraint. Reports regarding incidents of seclusion and restraint shall be submitted to AHCCCS, OHR and HRC as outlined in AMPM 960 and as specified Exhibit-9, Deliverables. (A.R.S. §41-3804).

10.10.3	The Contractor shall submit deliverables related to Quality Management in accordance with Exhibit-9, Deliverables.

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11	COMMUNICATIONS

11.1	Member Information

All informational materials, prepared by the Contractor, shall be approved by AHCCCS prior to distribution to members. Refer to ACOM Policy 404 and Exhibit-9, Deliverables for further information and requirements.

The Contractor shall:

11.1.1	Be accessible by phone during normal business hours and require subcontracted providers to be accessible by phone for general member information during normal business hours.

11.1.2	Establish and maintain one toll-free phone number with options for a caller to connect to appropriate services and departments and inform members of its existence and availability, 42 CFR 438.10(b)(3). At a minimum, when appropriate, members calling the toll-free number should be connected to the following:

11.1.2.1	Nurse On Call consultations for SMI members receiving physical health care services under this Contract; and

11.1.2.2	Free resources for members or potential members to obtain information about accessing services, using a Grievance and Appeal System process or any other information related to covered services or the health care service delivery system, 42 CFR 438.10(c)(4) and 438.10(c)(5)(i) and (ii).

11.1.3	Require vital materials to be provided to members. See Contract Section on, Translation Services.

11.1.4	Provide Title XIX/XXI members with written notice in conformance with Contract Section on, Material Change to Business Operations.

11.1.5	Require all information that is prepared for distribution to members and potential members to be written using an easily understood language and format, and as further described in ACOM Policy 404, 42 CFR 438.10(b)(1). Regardless of the format chosen by the Contractor, the member information must be printed in a type, style and size which can be easily read by members with varying degrees of visual impairment or limited reading proficiency, 42 CFR 438.10(d).

11.1.6	Notify members and potential members of the availability and method for access to materials in alternative formats and provide such materials to accommodate members with special needs, for example, members or potential members who are visually impaired or have limited reading proficiency, 42 CFR 438.10(d)(1)(i) and (ii); 42 CFR 438.10(d)(2).

11.1.7	Comply with all translation requirements for all member informational materials in Contract Section on, Translation Services.

11.1.8	Notify members that oral interpretation and language assistance services including services for the hearing impaired are available in conformance with Contract Sections on, Cultural Competency, Translation Services, 42 CFR 438.10(c)(5)(i).

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11.1.9	Provide a Provider Directory to each member/representative or household, which at a minimum, includes those items listed in ACOM Policy 404, and is provided as follows:

11.1.9.1	For members enrolled with another AHCCCS Health Plan for physical health care services, within 12 business days of the member receiving the initial behavioral health covered service; and

11.1.9.2	For SMI members receiving physical health care services from the Contractor, within 12 business days of receipt of notification of the enrollment date, 42 CFR 438.10(f)(3).

11.1.10	The Contractor has the option of providing the Provider Directory in hard copy format or providing written notification of how the Provider Directory information is available on the Contractor’s website, via electronic mail, or via postal mailing as described in ACOM Policy 404.

11.1.11	Upon request, assist AHCCCS in the dissemination of information prepared by AHCCCS, or other governmental agency, to its members and pay for the cost to disseminate and communicate information.

11.1.12	Make available easy access of information by members, family members, providers, stakeholders, and the general public in compliance with the Americans with Disabilities Act (ADA).

11.1.13	Comply with AHCCCS policy or policies for member information, communications, Health Promotion outreach, websites and Social Networking and monitor subcontractor compliance with the policies.

11.2	Translation Services

The Contractor shall provide translation services as follows:

11.2.1	Translate all member informational materials when a language other than English is spoken by 3,000 individuals or 10%, whichever is less, of members in a geographic area who also have Limited English Proficiency (LEP).

11.2.2	Translate all vital materials when a language other than English is spoken by 1,000 or 5%, whichever is less, of members in the assigned geographical service area in Greater Arizona who also have LEP, 42 CFR 438.10(c)(3).

Vital materials must include, but are not limited to the following:

11.2.2.1	Member Handbooks;

11.2.2.2	Notices of Action;

11.2.2.3	Notices of Appeal Resolution;

11.2.2.4	Consent forms;

11.2.2.5	Member Notices;

11.2.2.6	Communications requiring a response from the member;

11.2.2.7	Grievance, appeal and request for State fair hearing information; and

11.2.2.8	Written notices informing members of their right to interpretation and translation services.

11.2.3	Oral interpretation services must be available and at no cost to all members and potential members regardless of the prevalence of the language. The Contractor must notify all members and potential members of their right to access oral interpretation services and how to access them. Refer to ACOM Policy 404, 42 CFR 438.10(c)(4) and (5).

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11.3	Member Handbooks

The Contractor shall:

11.3.1	Print and distribute Member Handbooks in conformance with the Contractor’s established procedures and the ACOM Policy 404, 42 CFR 438.10(f).

11.3.2	Review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCS, Division of Health Care management for approval as specified in Exhibit-9, Deliverables.

11.3.3	Provide the Contractor’s Member Handbook to each member as follows:

11.3.3.1	For Title XIX/XXI members enrolled with an AHCCCS Health Plan, within 12 business days of the member receiving the initial behavioral health covered service; and

11.3.3.2	For SMI members receiving physical health care services from Contractor, within 12 business days of receipt of notification of the enrollment date, 42 CFR 438.10(f)(3).

11.3.4	Require network providers to have Contractor’s Member Handbooks available and easily accessible to members at all provider locations.

11.3.5	Provide, upon request, a copy of the Contractor’s Member Handbook to known peer and family advocacy organizations and other human service organizations within the Contractor’s assigned geographical service area.

11.3.6	Include, at a minimum, the items listed in ACOM Policy 404.

11.3.7	For SMI members receiving physical health care services under this Contract, comply with Contract Section on, Member Handbooks, and include within a designated Section in the Member Handbook the Acute Member Handbook Requirements outlined in ACOM Policy 404, Attachment C.

11.3.8	Inform members of the right to request an updated Member Handbook at no cost on an annual basis in a separate written communication or as part of other written communication, such as in a member newsletter.

11.3.9	Include information in the Member Handbook and other printed documents to educate members about the availability and accessibility of covered services and that behavioral health conditions may be treated by the member’s Primary Care Provider (PCP) which includes anxiety, depression and ADHD.

11.3.10	The Contractor shall have information available for potential enrollees as described in ACOM Policy 404, 42 CFR 438.10(f)(4).

11.4	Member Newsletters

The Contractor shall:

11.4.1	Develop and distribute, at a minimum, two member newsletters during the Contract year.

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11.4.2	At least annually, and in accordance with Exhibit-9, Deliverables, include the following information in the newsletter that is culturally sensitive, appropriate and relevant.

The following types of information are to be contained in the newsletter:

11.4.2.1	Educational information on chronic illnesses and ways to self-manage care;

11.4.2.2	Reminders of flu shots and other illness prevention measures and screenings at appropriate times;

11.4.2.3	Information related to coverage and benefits;

11.4.2.4	Tobacco cessation information and referral to the Arizona Smoker’s Helpline (ASH Line);

11.4.2.5	HIV/AIDS testing for pregnant women;

11.4.2.6	Information on the availability of community resources applicable to the population in the assigned Geographic Service Area in Greater Arizona;

11.4.2.7	Updates to Contractor’s Programs or Business Operations and other information as required by AHCCCS;

11.4.2.8	Information on Contractor’s efforts to integrate behavioral and physical health care services and to improve overall member outcomes;

11.4.2.9	The importance of and opportunities to participate in primary and preventive care;

11.4.2.10	Medicare Part D issues; and

11.4.2.11	Cultural Competency, other than translation services.

11.5	Health Promotion

The Contractor shall:

11.5.1	Conduct activities aimed at changing or maintaining people’s behavior for the benefit of individuals and society as a whole. It may include the use of health communication, health education, promotions, incentives, the use of traditional and new media, and participation or sponsorship of community events. These may be funded through the contractor’s non-Medicaid administrative funds, grant funds, or other sources as authorized by the Division.

11.5.2	Designate a Health Promotion point of contact who is responsible for implementation and oversight of all health promotion activities.

11.5.3	Develop and submit an annual Health Promotion Plan, as specified in Exhibit-9, Deliverables which includes but is not limited to:

11.5.3.1	A listing of all Health Promotion activities, including sponsorships,

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11.5.3.2	A listing of incentive items to be utilized during the contract year, including picture of item, purpose, target population, cost (value of incentive items shall not exceed $15.00), and source,

11.5.3.3	Strategies to engage and inform persons of the availability and accessibility of services as well as strategies to influence behavior change towards healthy lifestyles,

11.5.3.4	Strategies to collect, analyze, track, and trend data to evaluate the effectiveness of health promotion activities, utilizing penetration rates and other quality management performance measures, and

11.5.3.5	Identification of the Health Promotion point of contact.

11.5.4	Submit for pre-approval the Health Promotion items referenced below, as specified in Exhibit-9, Deliverables:

11.5.4.1	Event and Sponsorship requests:

11.5.4.1.1	Including the event name, date, location, address, healthcare related goal of event or sponsorship and dollar amount of the participation.

11.5.5	Materials/handouts:

11.5.5.1	The Contractor may distribute health promotion materials developed based on information from a recognized organization without prior AHCCCS approval. For a list of approved recognized organizations see ACOM Policy 404, Attachment A.

11.5.6	Incentive items/Giveaways:

11.5.6.1	Including picture of item, purpose, target population, cost (value not to exceed $15.00), and source.

11.5.7	Press Releases:

11.5.7.1	Press releases that do not include Contractor-specific information related to the AHCCCS Medicaid Contract (e.g. benefits, how to enroll, provider network) do not require prior AHCCCS approval. All other press releases must be submitted for AHCCCS prior approval.

11.5.8	Coordinate with AHCCCS in promoting Health Promotion initiatives.

11.5.9	Include an approved funding statement on all advertisements, publications, printed materials and Health Promotion materials produced by the Contractor that refer to covered services for Title XIX/XXI members: “Contract services are funded, in part, under contract with the State of Arizona.”

11.5.10	Shall not make, authorize or distribute any inaccurate or misleading assertion or statement, such as the Contractor endorsed by CMS, the Federal or State government or similar entity.

11.5.11	Conform to the requirements of ACOM Policy 425 should the Contractor use Social Networking Platforms for Health Promotion.

11.5.12	Materials must not include words such as “join”, “enroll”, “sign up” or similar verbiage unless approved by AHCCCS. If the Contractor intends to use such language in the materials or script, the request for approval must explain how the message is related to a social marketing goal.

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11.5.13	The following Health Promotion activities are prohibited:

11.5.13.1	Health Promotion for the purposes of Marketing,

11.5.13.2	Health Promotion used to promote the Contractor brand,

11.5.13.3	Promotional materials, incentives, or any other activity to influence enrollment in conjunction with the sale or offering of any private insurance,

11.5.13.4	Utilization of the word “free” in reference to covered services is prohibited (“at no cost” is acceptable),

11.5.13.5	Any promotional item (give-away) to the general public by the Contractor with a value exceeding $15.00,

11.5.13.6	Non-health related promotional items unless including a health message (e.g. Don’t Smoke, Get Your Flu Shot, Crisis Line info),

11.5.13.7	Use of the AHCCCS logo (unless approved in writing by AHCCCS),

11.5.13.8	Inaccurate, misleading, confusing or negative information about AHCCCS or the Contractor and any information that may defraud members or the public,

11.5.13.9	Discriminatory practices as specified in the Arizona Administrative Code R9-22-504 and R9-31-504, Marketing; Prohibition Against Inducements; Misrepresentations; Discrimination; Sanctions, and

11.5.13.10	AHCCCS reserves the right to impose additional restrictions.

11.6	Marketing

The Contractor shall not conduct any marketing activities for the purpose of increasing membership.

11.7	Web Site Requirements

The Contractor shall:

11.7.1	Develop and maintain a website that is focused, informational, user-friendly, functional, and provides the information as required in ACOM Policy 416 and ACOM Policy 404.

11.7.2	Submit deliverables in accordance with Exhibit-9, Deliverables.

11.8	Social Networking Requirements

The Contractor shall:

11.8.1	Adhere to the requirements for Social Networking Activities as described in ACOM Policy 425 and Exhibit-9, Deliverables.

11.8.2	Social Networking for purposes of Marketing is prohibited.

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11.9	Outreach

The Contractor shall:

11.9.1	Provide and participate in outreach activities to inform the public of the benefits and availability of behavioral health services and how to access those services as outlined in ACOM Policy 425.

11.9.2	Provide outreach and dissemination of information to the general public, other human service providers including but not limited to county and state governments, school administrators, first responders, teachers, those providing services for military veterans and other interested parties about the availability and accessibility of services.

11.9.3	Coordinate with AHCCCS in promoting its outreach initiatives.

11.10	Identification Cards for SMI Members Receiving Physical Health Care Services

The Contractor shall:

11.10.1	Be responsible for the production, distribution and costs of Medicaid eligible member identification cards for Medicaid eligible SMI members receiving physical health care services and the AHCCCS Notice of Privacy Practices in accordance with ACOM Policy 433. See also Exhibit-9, Deliverables.

12	CULTURAL COMPETENCY

12.1	General Requirements

The Contractor shall ensure compliance with a Cultural Competency Plan that meets the requirements of ACOM Policy 405. An annual assessment of the effectiveness of the plan, along with a language services report and any modifications to the plan, must be submitted to the DHCM Operations Unit, as specified in Exhibit-9, Deliverables.

The plan shall address cultural considerations and limited English proficiency for all services and settings [42 CFFR 438.206 (c)(2)].

12.2	Accommodating AHCCCS Members

The Contractor shall ensure that members are provided covered services without regard to race, color, national origin, sex, sexual orientation, gender identity, age or disability and will not use any policy or practice that has the effect of discriminating on the basis of race, color, or national origin, sex, sexual orientation, gender identity, age or disability [42 CFR 438.3(d)] [45 CFR Part 92].

Examples of prohibited practices include, but are not limited to, the following:

12.2.1	Denying or not providing a member any covered service or access to an available facility;

12.2.2	Providing to a member any medically necessary covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large, except where medically necessary;

12.2.3	Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service; and

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12.2.4	The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or intellectual disabilities of the participants to be served.

12.2.5	The Contractor shall assure members the rights as delineated in 42 CFR 438.100.

12.2.6	The Contractor must ensure members and individuals with disabilities are accommodated to actively participate in the provision of services and have physical access to facilities, procedures and exams. For example, the Contractor must provide appropriate auxiliary aids and services to persons with impaired sensory, manual, or speaking skills. The Contractor must provide accommodations to members and individuals with disabilities at no cost to afford such persons an equal opportunity to benefit from the covered services. [45 CFR 92.202–92.205].

12.2.7	If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members) the Contractor will be in default of its Contract.

12.2.8	If the Contractor identifies a problem involving discrimination or accommodations for individuals with disabilities by one of its providers, it shall promptly intervene and require a corrective action plan from the provider. Failure to take prompt corrective measures may place the Contractor in default of its Contract.

13	GRIEVANCE AND APPEAL SYSTEM REQUIREMENTS

The Contractor shall have in place a written Grievance and Appeal System process for subcontractors, enrollees and non-contracted providers, which define their rights regarding disputed matters with the Contractor. The Contractor’s Grievance and Appeal System for enrollees includes a grievance process (the procedures for addressing enrollee grievances), an appeals process and access to the State’s fair hearing process as outlined in Exhibit-14, Enrollee Grievance and Appeal System Standards. The Contractor’s dispute process for subcontractors and non-contracted providers includes a claim dispute process and access to the State’s fair hearing process as outlined in Exhibit-15, Provider Claim Dispute Standards. The Contractor shall remain responsible for compliance with all requirements set forth in Exhibit-14, Enrollee Grievance and Appeal System Standards, Exhibit-15 Provider Claim Dispute Standards, and 42 CFR Part 438 Subpart F.

13.1	General Requirements

The Contractor shall:

13.1.1	Implement and administer a Grievance and Appeal System, 42 CFR 438.228 for members, subcontractors and providers which include written processes for the following:

13.1.1.1	Provision of required Notice to members,

13.1.1.2	Member Grievances as specified in, 42 CFR 438.400 et seq,

13.1.1.3	TXIX/XXI Appeals as specified in, 42 CFR 438.400 et seq,

13.1.1.4	Opt-out for Cause Hearings as outlined in ACOM Policy 442. See also Contract Section on, Opt-Out for Cause,

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13.1.1.5	Claim Disputes, and

13.1.1.6	Access to the state fair hearing system.

13.1.2	Ensure that the Grievance and Appeal System complies with all applicable requirements in federal and state laws and regulations, ACOM, AMPM, and the requirements under this Contract.

13.1.3	Not delegate or subcontract the administration or performance of the Member Grievance, TXIX/XXI Appeal, or Claim Dispute processes.

13.1.4	Provide written notification of the Contractor’s Grievance and Appeal System processes to all subcontractor and providers at the time of entering into a subcontract.

13.1.5	Provide written notification with information about Contractor’s Grievance and Appeal System to members in the Member Handbook in conformance with Contract Section on, Member Handbooks.

13.1.6	Provide written notification to members at least 30 days prior to the effective date of a change in a Grievance and Appeal System policy.

13.1.7	Administer all Grievance and Appeal System processes competently, expeditiously, and equitably for all members, subcontractors, and providers to ensure that member grievances, appeals, and claim disputes are effectively and efficiently adjudicated and/or resolved.

13.1.8	Continuously review Grievance and Appeal System data to identify trends and opportunities for system improvement; take action to correct identified deficiencies; and otherwise implement modifications which improve Grievance and Appeal System operations and efficiency.

13.1.9	Comply with the provisions in Contract Section on, Administrative Requirements, which shall include having all professional, paraprofessional, and clerical/administrative resources to represent the Contractor’s, subcontractor’s and/or provider’s interests for Grievance and Appeal System cases that rise to the level of an administrative or judicial hearing or proceeding, except for a claim dispute. In the event of a claim dispute, the Contractor and the claimant are responsible to provide the necessary professional, paraprofessional and administrative resources to represent each of its respective interest. Absent written agreement to the contrary, the Contractor shall be responsible for payment of attorney fees and costs awarded to a claimant in any administrative or judicial proceeding.

13.1.10	Provide AHCCCS with any Grievance and Appeal System information, report or document within the time specified by AHCCCS’ request.

13.1.11	Fully cooperate with AHCCCS in the event AHCCCS decides to intervene in, participate in or review any Notice, Member Grievance, Appeal, or Claim Dispute or any other Grievance and Appeal System process or proceeding. Contractor shall comply with or implement any AHCCCS directive within the time specified pending formal resolution of the issue.

13.1.12	Designate a qualified individual staff person to collaborate with AHCCCS to address provider or member Grievance and Appeal System-related concerns consistent with the requirements of this Contract.

13.1.13	Consider the best clinical interests of the member when addressing provider or member Grievance and Appeal System-related concerns. When such concerns

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are communicated to designated staff, communicate the concern, at a minimum and when appropriate, to Contractor’s senior management team, AHCCCS leadership, government officials, legislators, or the media.

13.1.14	Require the qualified, designated individual staff person to perform the following activities:

13.1.14.1	Collect necessary information;

13.1.14.2	Consult with the treatment team, Contractor’s CMO or a Care Manager for clinical recommendations when applicable;

13.1.14.3	Develop communication strategies in accordance with confidentiality laws; and

13.1.14.4	Develop a written plan to address and resolve the situation to be approved by AHCCCS prior to implementation.

13.1.15	Regularly review Grievance and Appeal System data to identify members that utilize Grievance and Appeal System processes at a significantly higher rate than others.

13.1.16	Conduct a review and take any indicated clinical interventions, revisions to service planning or referrals to Contractor’s Care Management Program when the data shows that a particular member is an outlier by filing repetitive grievances and/or appeals. See also AMPM 320-O.

13.1.17	Provide reports on the Grievance and Appeal System as required in the AHCCCS Grievance and Appeal System Reporting Guide available on the AHCCCS website. See Exhibit-9, Deliverables.

13.2	Member Grievances

The Contractor shall:

13.2.1	Develop and maintain a dedicated department to acknowledge, investigate, and resolve member grievances. The distinct department should be accessible to members, providers and other stakeholders via a designated phone number that can be accessed directly or by a telephone prompt on the contractor’s messaging system.

13.2.2	Respond to and resolve member grievances in a courteous, responsive, effective, and timely manner.

13.2.3	Actively engage and become involved in resolving member grievances in a manner that holds subcontractors and providers accountable for their actions that precipitated or caused the member grievance.

13.2.4	Not engage in conduct to prohibit, discourage or interfere with a member’s or a provider’s right to assert a member grievance, appeal, claim dispute or use any Grievance and Appeal System process.

13.2.5	Submit response to the resolution of member grievances as directed by AHCCCS.

13.2.6	Provide AHCCCS with a quarterly report summarizing the number of member grievances filed by or on behalf of a Title XIX or Title XXI eligible person determined to have SMI. The report must be categorized by access to care, medical service provision and Contractor service level. The report shall be submitted as specified in Exhibit-9, Deliverables.

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13.3	TXIX/XXI Member Appeals

The Contractor shall:

13.3.1	Implement all appeal processes in a manner that offers appellants an opportunity to present an appeal in person at a convenient time and location for the member, and provide the privacy required by law.

13.3.2	Require all staff facilitating in-person TXIX/XXI appeal conferences to have training in mediation, conflict resolution or problem solving techniques.

13.4	Claim Disputes

The Contractor shall:

13.4.1	Provide subcontractors with the Contractor’s Claim Dispute Policy at the time of entering into a subcontract. The Contractor shall provide non-contracted providers with the Contractor’s Claim Dispute Policy with a remittance advice. The Contractor shall send the remittance advice and policy within 45 days of receipt of a claim.

13.5	Grievance and Appeal System Reporting Requirements

13.5.1	The Contractor shall submit all deliverables related to the Grievance and Appeal System in accordance with Exhibit-9, Deliverables.

14	CORPORATE COMPLIANCE PROGRAM

14.1	General Requirements

The Contractor shall be in compliance with [42 CFR 438.608]. The Contractor must have a mandatory Corporate Compliance Program, supported by other administrative procedures including a Corporate Compliance Plan that is designed to guard against fraud, waste, and abuse.

The Contractor shall have written criteria for selecting a Corporate Compliance Officer and the job description clearly outlining the responsibilities and authority of the position. The Contractor’s written Corporate Compliance Plan must adhere to Contract and ACOM Policy 103 and must be submitted annually to AHCCCS-OIG as specified in Exhibit-9, Deliverables. The Corporate Compliance program shall be designed to both prevent and detect fraud, waste, and abuse.

The Corporate Compliance Program must include:

14.1.1	Written policies, procedures, and standards of conduct that articulates the organization’s commitment to and processes for complying with all Federal and state rules, regulations, guidelines, and standards;

14.1.2	The Corporate Compliance Officer must be an onsite management official who reports directly to the Contractor’s top management. Any exceptions must be approved by AHCCCS;

14.1.3	Effective lines of communication between the Corporate Compliance officer and the Contractor’s employees;

14.1.4	Enforcement of standards through well-publicized disciplinary guidelines;

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14.1.5	Provision for internal monitoring and auditing, as well as provisions for external monitoring and auditing of subcontractors The Contractor shall provide the external auditing schedule and executive summary of all audits to AHCCCS-OIG as specified in Exhibit-9, Deliverables;

14.1.6	Provision for prompt response to problems detected;

14.1.7	The written designation of a Corporate Compliance Committee who is accountable to the Contractor’s top management. The Corporate Compliance Committee which shall be made up of, at a minimum, the Corporate Compliance Officer, a budgetary official and other executive officials with the authority to commit resources. The Corporate Compliance Committee will assist the Corporate Compliance Officer in monitoring, reviewing and assessing the effectiveness of the Corporate Compliance program and timeliness of reporting;

14.1.8	Pursuant to the Deficit Reduction Act of 2005 (DRA), Contractors, as a condition for receiving payments shall establish written policies for employees detailing:

14.1.8.1	The Federal False Claims Act provisions;

14.1.8.2	The administrative remedies for false claims and statements;

14.1.8.3	Any State laws relating to civil or criminal penalties for false claims and statements; and

14.1.8.4	The whistleblower protections under such laws.

14.1.9	The Contractor must require, through documented policies and subsequent contract amendments, that subcontractors and providers train their staff on the following aspects of the Federal False Claims Act provisions:

14.1.9.1	The administrative remedies for false claims and statements;

14.1.9.2	Any State laws relating to civil or criminal penalties for false claims and statements; and

14.1.9.3	The whistleblower protections under such laws.

14.1.10	The Contractor must establish a process for training existing staff and new hires on the compliance program and on the items above. All training must be conducted in such a manner that can be verified by AHCCCS.

14.1.11	The Contractor must notify AHCCCS, DHCM Data Analysis and Research, as specified in Exhibit-9, Deliverables, of any CMS compliance issues related to HIPAA transaction and code set complaints or sanctions.

14.2	Fraud, Waste and Abuse

14.2.1	In accordance with A.R.S. §36-2918.01, §36-2932, §36-2905.04 and ACOM Policy 103, the Contractor, its subcontractors and providers are required to immediately notify the AHCCCS Office of Inspector General (AHCCCS-OIG) regarding all allegations of fraud, waste or abuse involving the AHCCCS Program.

14.2.2	The Contractor shall not conduct any investigation or review of the allegations of fraud, waste, or abuse involving the AHCCCS Program. Notification to AHCCCS-OIG shall be in accordance with ACOM Policy 103 and as specified in Exhibit-9, Deliverables.

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14.2.3	The Contractor must also report to AHCCCS-OIG as specified in Exhibit-9, Deliverables any credentialing denials including, but not limited to those which are the result of licensure issues, quality of care concerns, excluded providers, and which are due to alleged fraud, waste or abuse. In accordance with, 42 CFR 455.14, AHCCCS-OIG will then conduct a preliminary investigation to determine if there is sufficient basis to warrant a full investigation. 42 CFR 455.17, 42 CFR 455.1(a)(1).

14.2.4	As stated in A.R.S. §13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises, or material omissions is guilty of a Class 2 felony.

14.2.5	The Contractor agrees to permit and cooperate with any onsite review. A review by the AHCCCS-OIG may be conducted without notice and for the purpose of ensuring program compliance.

14.2.6	The Contractor also agrees to respond to electronic, telephonic or written requests for information within the timeframe specified by AHCCCS.

14.2.7	The Contractor agrees to provide documents, including original documents, to representatives of AHCCCS-OIG upon request and at no cost. The AHCCCS-OIG shall allow a reasonable time for the Contractor to copy the requested documents, not to exceed 20 business days from the date of the AHCCCS-OIG request.

14.2.8	Once the Contractor has referred a case of alleged fraud, waste, or abuse to AHCCCS, the Contractor shall take no action to recoup or otherwise offset any suspected overpayments.

14.2.9	If it is determined by AHCCCS-OIG to not be a fraud, waste, or abuse case, the Contractor shall adhere to the applicable AHCCCS policy manuals for disposition.

14.2.10	In addition, the Contractor must furnish to AHCCCS or CMS, within 35 days of receiving a request, full and complete information, pertaining to business transactions, 42 CFR 455.105:

14.2.10.1	The ownership of any subcontractor with whom the Contractor has had business transactions totaling more than $25,000 during the 12-month period ending on the date of request; and

14.2.10.2	Any significant business transactions between the Contractor, any subcontractor, and wholly owned supplier, or between the Contractor and any subcontractor during the five year period ending on the date of the request.

14.3	Disclosure of Ownership and Control [42 CFR 455.100 through 106](SMDL09-001) (Sections 1124(a)(2)(A) and 1903(m)(2)(A)(viii) of the Social Security Act)xv

The Contractor must obtain the following information regarding ownership and control [42 CFR 455.104]:xvi

14.3.1

The Name, Address, Date of Birth and Social Security Numbers of any individual with an ownership or control interest in the Contractor including those individuals who have direct, indirect, or combined direct/indirect ownership interest of 5% or more of the Contractor’s equity, owns 5% or more of any mortgage, deed of trust, note, or other obligation secured by the Contractor if that interest equals at least

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5% of the value of the Contractor’s assets, is an officer or director of a Contractor organized as a corporation, or is a partner in a Contractor organized as a partnership (Sections 1124(a)(2)(A) and 1903(m)(2)(A)(viii) of the Social Security Act and 42 CFR 455.100-104.

14.3.2	The Name, Address, and Tax Identification Number of any corporation with an ownership or control interest in the Contractor including those individuals who have direct, indirect, or combined direct/indirect ownership interest of 5% or more of the Contractor’s equity, owns 5% or more of any mortgage, deed of trust, note, or other obligation secured by the Contractor if that interest equals at least 5% of the value of the Contractor’s assets, is an officer or director of a Contractor organized as a corporation, or is a partner in a Contractor organized as a partnership (Sections 1124(a)(2)(A) and 1903(m)(2)(A)(viii) of the Social Security Act and, 42 CFR 455.100-104. The address for corporate entities must include as applicable primary business address, every business location, and P.O. Box address.

14.3.3	Whether the person (individual or corporation) with an ownership or control interest in the Contractor is related to another person with ownership or control interest in the Contractor as a spouse, parent, child, or sibling; or whether the person (individual or corporation) with an ownership or control interest in any subcontractor of the Contractor has a 5% or more interest is related to another person with ownership or control interest in the Contractor as a spouse, parent, child, or sibling.

14.3.4	The name of any disclosing entity, other disclosing entity, fiscal agent or managed care entity as defined in, 42 CFR 455.101 in which an owner of the Contractor has an ownership or control interest.

14.3.5	The Name, Address, Date of Birth and Social Security Number of any agent or managing employee (including Key Staff) of the Contractor as defined in, 42 CFR 455.101.

14.4	Disclosure of Information on Persons Convicted of Crimes [42 CFR 455.101; 106; 455.436][SMDL09-001]

The Contractor must do the following:

14.4.1	Confirm the identity and determine the exclusion status of any person with an ownership or control interest in the Contractor, and any person who is an agent or managing employee of the Contractor (including Key Staff), through routine checks of Federal databases; and

14.4.2	Disclose the identity of any of these excluded persons, including those who have ever been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid, or the Title XX services program since the inception of those programs.

14.4.3	The Contractor shall, on a monthly basis, confirm the identity and determine the exclusion status through routine checks of:

14.4.3.1	The List of Excluded Individuals (LEIE);

14.4.3.2	The System for Award Management (SAM) formerly known as The Excluded Parties List (EPLS); and

14.4.3.3	Any other databases directed by AHCCCS or CMS.

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14.4.4	The Contractor shall provide the above-listed disclosure information to AHCCCS at any of the following times (Sections 1124(a)(2)(A) and 1903(m)(2)(A)(viii) of the Social Security Act, and 42 CFR 455.104(c)(3)):xvii

14.4.4.1	Upon the Contractor submitting the proposal in accordance with the State’s procurement process;

14.4.4.2	Upon the Contractor executing the contract with the State;

14.4.4.3	Within 35 days after any change in ownership of the Contractor; and

14.4.4.4	Upon request by AHCCCS.

14.4.5	The results of the Disclosure of Ownership and Control and the Disclosure of Information on Persons Convicted of Crimes shall be held by the Contractor. Upon renewal or extension of the Contract, the Contractor shall submit an annual attestation as specified in Exhibit-9, Deliverables, that the information has been obtained and verified by the Contractor, or upon request, provide this information to AHCCCS. Refer to ACOM Policy 103 for further information.xviii

14.4.6	The Contractor must immediately notify AHCCCS-OIG of any person who has been excluded through these checks as specified in Exhibit-9, Deliverables.

14.4.7	Federal Financial Participation (FFP) is not available for any amounts paid to a Contractor that could be excluded from participation in Medicare or Medicaid for any of the following reasons:xix

14.4.7.1	The Contractor is controlled by a sanctioned individual;

14.4.7.2	The Contractor has a contractual relationship that provides for the administration, management or provision of medical services, or the establishment of policies, or the provision of operational support for the administration, management or provision of medical services, either directly or indirectly, with an individual convicted of certain crimes as described in Section 1128(b)(8)(B) of the Social Security Act;

14.4.7.3	The Contractor employs or contracts, directly or indirectly, for the furnishing of health care, utilization review, medical social work, or administrative services, with one of the following:

14.4.7.3.1	Any individual or entity excluded from participation in Federal health care programs;

14.4.7.3.2	Any entity that would provide those services through an exclude individual or entity (Section 1903(i)(2) of the Social Security Act, 42 CFR 431.55(h), 42 CFR 438.808, 42 CFR 1002.3(b)(3), SMD letter 6/12/08, and SMD letter 1/16/09).

14.4.8	The Contractor shall require Administrative Services Subcontractors adhere to the requirements outlined above regarding Disclosure of Ownership and Control and Disclosure of Information on Persons Convicted of Crimes as outlined in, 42 CFR 455.101 through 106, 42 CFR 455.436 and SMDL09-001. Administrative Services Subcontractors shall disclose to AHCCCS-OIG the identity of any excluded person.

14.4.9	In the event that AHCCCS-OIG, either through a civil monetary penalty or assessment, a global civil settlement or judgment, or any other form of civil

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action, including recovery of an overpayment, receives a monetary recovery from an entity, the entirety of such monetary recovery belongs exclusively to AHCCCS and the Contractor has no claim to any portion of this recovery.

14.4.10	In accordance with Section 1128A(a)(6) of the Social Security Act; and 42 CFR section 1003.102(a)(2)(3), civil monetary penalties may be imposed against the Contractor, its subcontractors or providers who employ or enter into contracts with excluded individuals or entities to provide items or services to Medicaid recipients.

14.4.11	The Contractor is prohibited from paying for an item or service (other than an emergency item or service, not including items or services furnished in an emergency room of a hospital) furnished under the plan by any individual or entity during any period when the individual or entity is excluded from participation under title V, XVIII, XIX, XX, or XXI pursuant to Sections 1128, 1128A, 1156, or 1842(j)(2) and (1903(i) and 1903(i)(2)(A)) of the Social Security Act.xx

14.4.12	The Contractor is prohibited from paying for an item or service (other than an emergency item or service, not including items or services furnished in an emergency room of a hospital) furnished at the medical direction or on the prescription of a physician, during the period when such physician is excluded from participation under title V, XVIII, XIX, XX, or XXI pursuant to section 1128, 1128A, 1156, or 1842(j)(2) of the Social Security Act and when the person furnishing such item or service knew, or had reason to know, of the exclusion (after a reasonable time period after reasonable notice has been furnished to the person) (Sections 1903(i) and 1903(i)(2)(B))of the Social Security Act).xxi

14.4.13	The Contractor is prohibited from paying for an item or service (other than an emergency item or service, not including items or services furnished in an emergency room of a hospital) furnished by an individual or entity to whom the state has failed to suspend payments during any period in which the state has notified the Contractor of a pending investigation of a credible allegation of fraud against the individual or entity, unless the state determines there is good cause not to suspend such payments (Section 1903(i) and 1903(i)(2)(C)) of the Social Security Act).xxii

15	FINANCIAL MANAGEMENT

15.1	General Requirements

The Contractor shall:

15.1.1	Review for accumulated fund deficits on a quarterly and annual basis. In the event the Contractor has a fund deficit, the Contractor and its owners shall fund the deficit through capital contributions in a form acceptable to AHCCCS. The capital contributions must be for the period in which the deficit is reported and shall occur within 30 days of the financial statement due to AHCCCS. AHCCCS at its sole discretion may impose a different timeframe other than the 30 days required in this paragraph. AHCCCS may, at its option, impose sanctions as a result of an accumulated deficit, even if unaudited.

15.1.2	Develop and maintain internal controls and systems to separately account for both AHCCCS-related revenue and expenses and non-AHCCCS-related revenue and expenses by type and program.

15.1.3	Develop and maintain internal controls to prevent and detect fraud, waste and abuse.

15.1.4	Separately account for all funds received under this Contract in conformance with the requirements in the AHCCCS Financial Reporting Guide for RBHA Contractors.

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15.2	Performance Bond

The Contractor shall:

15.2.1	Establish and maintain a performance bond or bond substitute for as long as the Contractor has liabilities of $50,000 or more outstanding, or 15 months following the termination of this contract, whichever is later to guarantee payment of the Contractor’s obligations to providers, non-contracting providers, non-providers, and other subcontractors, and to satisfy its obligations under this Contract.

15.2.2	Obtain, submit, and maintain a performance bond in a form acceptable to AHCCCS in accordance with ACOM Policy 305. In the event AHCCCS agrees to accept substitute security in lieu of the security types outlined in ACOM Policy 305, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCS’ security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. The Contractor must request acceptance from AHCCCS when a substitute security in lieu of the security types outlined in ACOM Policy 305 is established. In the event such substitute security is agreed to and accepted by AHCCCS, the Contractor acknowledges that it has granted AHCCCS a security interest in such substitute security to secure performance of its obligations under this Contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCS may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCS with a form of security described in ACOM Policy 305.

15.2.3	Not leverage the performance bond as collateral for debt or use the bond as security to creditors. The Contractor shall be in material breach of this Contract if it fails to maintain or renew the performance bond as required by this Contract and as outlined in Exhibit-9, Deliverables.

15.2.4	Maintain a performance bond in an amount, as determined by AHCCCS, at the beginning of each contract cycle. The initial amount of the Performance Bond shall be equal to or greater than 100% of the first monthly payment expected to be paid to the Contractor in the first month of the contract year, or as determined by AHCCCS. This requirement must be satisfied by the Contractor no later than 30 days after notification by AHCCCS of the amount required. AHCCCS shall review the adequacy of the Performance Bond on a monthly basis to determine if the Performance Bond must be increased. When the amount of the Performance Bond falls below 90% of the monthly payment then the amount of the instrument must be increased to at least 100% of the monthly payment. The Contractor shall have 30 days following notification by AHCCCS to increase the amount of the Performance Bond.

15.2.5	Not change the amount, duration, or scope of the Performance Bond without prior written approval from AHCCCS.

15.2.6	Reimburse AHCCCS for expenses exceeding the performance bond amount.

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AHCCCS shall:

15.2.7	When Contractor is in breach of any material term of this Contract, in addition to any other remedies it may have herein, obtain payment under the performance bond or performance bond substitute for the following:

15.2.7.1	Paying damages sustained by subcontracted providers, non-contracting providers, and non-providers as a result of a breach of Contractor’s obligations under this Contract;

15.2.7.2	Reimbursing AHCCCS for any payments made on behalf of the Contractor;

15.2.7.3	Reimbursing AHCCCS for any extraordinary administrative expenses incurred by a Contractor’s breach including, expenses incurred after termination of this Contract; and

15.2.7.4	Making any payments or expenditures deemed necessary to AHCCCS, in its sole discretion, incurred by AHCCCS in the direct operation of the RBHA.

15.3	Financial Reports

The Contractor shall:

15.3.1	Provide clarification of accounting issues found in financial reports identified by AHCCCS upon request.

15.3.2	Provide annual financial reports audited by an independent Certified Public Accountant prepared in accordance with Generally Accepted Auditing Standards (GAAS) and the approved cost allocation plan.

15.3.3	Have the annual Statement of Activities and Supplemental Reports audited and signed by an independent Certified Public Accountant attesting usage of the approved cost allocation plan and in accordance with the AHCCCS Financial Reporting Guide for RBHA Contractors.

15.3.4	Comply with all financial reporting requirements specified in Exhibit-9, Deliverables, and the AHCCCS Financial Reporting Guide for RBHA Contractors, a copy of which may be found on the AHCCCS website. The required reports are subject to change during the contract term and are summarized in Exhibit-9, Deliverables.

15.3.5	Except for arrangements where the Contractor delegated or subcontracted the provision of Medicare benefits with another entity that is also responsible for performing those functions for the Contractor’s Medicaid line of business, submit quarterly D-SNP financial statements to AHCCCS. Separate reporting for the BHS line of business will be required. If the D-SNP plan is licensed through the Department of Insurance (DOI) the Contractor shall submit its DOI quarterly reports to AHCCCS for informational purposes. If the D-SNP plan is certified through AHCCCS the Contractor shall submit the quarterly report using the AHCCCS template.

15.3.6	Prepare deliverables in accordance with Generally Accepted Accounting Principles (GAAP) in electronic copy form. Where specific guidance is not found in authoritative literature or where multiple acceptable methods to record accounting transactions are available, the Contractor shall, when directed by AHCCCS, comply with the requirements in conformance with the AHCCCS Financial Reporting Guide for RBHA Contractors.

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15.3.7	Under the terms and conditions of its CMS grant award, AHCCCS requires periodic reports, encounter data and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in Contract Section on Sanctions.

15.3.8	Standards applied for determining adequacy of required reports are as follows, 42 CFR 438.242(b)(2):

15.3.8.1	Timeliness: Reports or other required data shall be received on or before scheduled due dates.

15.3.8.2	Accuracy: Reports or other required data shall be prepared in strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

15.3.8.3	Completeness: All required information shall be fully disclosed in a manner that is both responsive and pertinent to report intent with no material omissions.

15.3.9	The Contractor shall comply with all reporting requirements contained in this contract. AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCS. The Contractor shall be responsible for continued reporting beyond the term of the contract.

15.4	Financial Viability/Performance Standards

The Contractor shall:

15.4.1	Be in material breach of this Contract and subject to financial sanctions, corrective action or other Contract remedies for failure to comply with the financial viability/performance standards in this Section. AHCCCS will take into account the Contractor’s unique situation when analyzing service expense and administrative ratio results. However, if critical combinations of the Financial Viability/Performance Standards are not met, or if the Contractor’s experience differs significantly from other Contractors, AHCCCS may exercise the remedies under this Contract.

15.4.2	Comply with the financial viability standards, or any revisions or modifications of the standards, in conformance with the AHCCCS Financial Reporting Guide for RBHA Contractors, Financial Ratios and Standards.

15.4.3	Cooperate with AHCCCS’ reviews of the ratios and financial viability standards below. The ratios and financial viability standards are as follows:

15.4.3.1	Current Ratio: Current assets divided by current liabilities must be greater than or equal to 1.00. If current assets include a receivable from a parent company or affiliated company, the parent or affiliated company must have liquid assets that support the amount of the intercompany loan. Other Assets deemed restricted by AHCCCS are excluded from this ratio;

15.4.3.2	Equity per enrolled TXIX/XXI members: Must be greater than or equal to $25 per enrolled member (limited to Title XIX/XXI members only) assigned to the RBHA eligible to receive behavioral health

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services only, and $25 per member (limited to Title XIX/XXI members only) enrolled with the RBHA for integrated SMI services on the last day of the quarter; (Unrestricted equity, less on-balance sheet performance bond, due from affiliates, guarantees of debts/pledges/assignments and other assets determined to be restricted, divided by the number of enrolled TXIX/XXI members at the end of the period);

15.4.3.3	Administrative Cost Percentage: (Administrative Costs are those expenses associated with the overall management and operation of the Contractor, including, at a minimum: salaries, staff benefits, professional and outside services, travel, occupancy, depreciation, interpretive service, care management, and all other operating expenses). Total Title XIX/XXI Administrative Expenses divided by total Title XIX/XXI Revenue shall be less than or equal to 10%; and

15.4.3.4	Medical Expense Ratio: (Medical Expenses do not include taxes): Total Title XIX/XXI Medical Expense divided by total Title XIX/XXI Revenue shall be no less than 85.0%.

15.4.4	Continue to deliver services to members for the duration of the period for which the member is enrolled, unless insolvent.

15.5	Health Insurer Fee

The Contractor shall:

15.5.1	Comply with ACOM Policy 320.

15.5.2	Submit a copy of its entity’s Form 8963, Report of Health Insurance Provider Information, filed with the IRS to report net premium along with its final fee estimate. In addition, the Contractor shall complete and submit the Health Insurer Fee Liability Reporting Template. Both documents are due to AHCCCS as specified in Exhibit-9, Deliverables. Refer to AHCCCS’ ACOM Policy 320, Attachment B, for a copy of the Health Insurer Fee Liability Reporting Template.

15.5.3	For Fee Year 2017, the Federal Government has placed a suspension for HIF taxes that would be paid in 2017 based on revenue received in 2016. Therefore, AHCCCS will suspend Contractor submission of the Form 8963, Report of Health Insurance Provider Information, and Attachment B, Health Insurer Fee Liability Reporting Template, related to Fee Year 2017 due September 30, 2017. AHCCCS will not make HIF payments to the Contractor for fee year 2017.

15.5.4	Submit a written statement that no fee is due if the Contractor is not subject to the Health Insurer Fee. Indicate the reason for the exemption.

15.5.5	Submit a copy of its entity’s federal and state tax filings via email as specified in Exhibit-9, Deliverables. The text of the email should indicate the entity’s federal and state tax rates.

AHCCCS will suspend Contractor submission of the copies of its federal and state filings for fee year 2017 due April 30, 2018.

15.5.6	Submit its anticipated federal and state tax rates via email by April 30th of the year following the fee year, if a filing extension was requested. Once filed, the Contractor shall submit copies of its federal and state filings within 30 days of filing. Adjustments may occur to capitation rates and Contractor Specific Requirements that were previously adjusted for tax liability purposes if the resulting tax liability is materially different from the anticipated tax rates that were previously reported.

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15.6	Compensation

AHCCCS shall:

15.6.1	Compensate the Contractor for services provided to Title XIX members during the Prior Period Coverage (PPC) time periods and to Title XIX/XXI members during the prospective time periods through capitation payments as described and defined within this Contract. Title XXI members are not eligible for PPC services.

15.6.2	Establish the capitation rates and Contractor Specific Requirements using Actuaries and practices established by the Actuarial Standards Board with the following data for the purposes of rebasing and/or updating the capitation rates:

15.6.2.1	Utilization and unit cost data derived from adjudicated encounters;

15.6.2.2	Audited and unaudited financial statements reported by the Contractor;

15.6.2.3	Market basket inflation trends;

15.6.2.4	AHCCCS fee-for-service schedule pricing adjustments;

15.6.2.5	Programmatic or Medicaid covered service changes that affect reimbursement; and

15.6.2.6	Other changes to behavioral health/medical practices or administrative requirements that affect reimbursement.

15.6.3	Adjust capitation rates and Contractor Specific Requirements to best match payment to risk in order to further ensure the actuarial basis for the rates. Examples of risk factors that may be included are as follows:

15.6.3.1	Age/gender;

15.6.3.2	Medicare enrollment for SSI members; and

15.6.3.3	Risk sharing arrangements for limited or all members.

15.6.4	Limit the amount of expenditures to be used in the capitation rates and Contractor Specific Requirements setting process and reconciliations to the lesser of the contracted/mandated amount or the Contractor paid amount for services or pharmaceuticals, in instances in which AHCCCS has specialty contracts or legislation/policy which limits the allowable reimbursement.

15.6.5	Review the information described in this Section with Actuaries in renewal years to determine if adjustments are necessary.

15.6.6	Not include in the data provided to Actuaries for setting capitation rates encounters for Title XIX services billed by an IHS or a tribally owned or operated facility.

15.6.7

Inform the Contractor that AHCCCS Division of Fee For Service Management (DFSM) will reimburse claims for SMI physical health care services that are medically necessary, eligible for 100% federal reimbursement, and are provided to Title XIX members enrolled with the Contractor by an IHS or a Tribally owned

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or operated facility and when the member is eligible to receive services at the IHS or a Tribally owned or operated facility. Encounters for Title XIX services billed by an IHS or a Tribally owned or operated facility will not be accepted by AHCCCS from the Contractor.

15.6.8	In conformance with ACOM Policy 323, reconcile the Contractor’s service expenses to service revenue/net capitation paid to the Contractor for dates of service during the Contract year being reconciled for the behavioral health categories/risk groups: CMDP Child, Non-CMDP Child, DDD Child, DDD Adult, GMH/SA Non-Dual, SMI members not receiving physical health care services under this Contract, SMI members receiving physical health care services under this Contract for purposes of limiting Contractor’s profits and losses. It is the intent of AHCCCS that adjudicated encounter data will be used to determine service expenses. The Children population (Non-CMDP Child, CMDP Child, and DDD Child) will be separately reconciled from the Adult population (SMI Integrated, SMI Non-Integrated, GMH/SA Non-Dual, and DDD Adult).

15.6.9	Information is reviewed by AHCCCS’ actuaries in renewal years to determine if adjustments are necessary. The Contractor may cover services that are not covered under the State Plan or the Arizona Medicaid Section 1115 Demonstration Waiver Special Terms and Conditions approved by CMS; however, AHCCCS will not consider costs of non-covered services in the development of capitation rates and Contractor Specific Requirements, 42 CFR 438.6(e)(Section 1903(i) and 1903(i)(17) of the Social Security Act).xxiii

15.6.10	Graduate Medical Education (GME) payments are not included in the capitation rates and Contractor Specific Requirements but paid out separately, consistent with the terms of Arizona’s State Plan.xxiv Likewise, because AHCCCS does not delegate any of its responsibilities for administering Electronic Health Record (EHR) incentive payments to the Contractor, EHR payments are also excluded from the capitation rates and Contractor Specific Requirements and are paid out separately by AHCCCS pursuant to Section 4201 of the HITECH Act 42 USC 1396 b(t), and 42 CFR 495.300 et seq.xxv

15.6.11	For information on Value Based Purchasing Differential Adjusted Payments see the Finance Section on Value-Based Purchasing.

15.7	Capitation Adjustments

AHCCCS shall:

15.7.1	Except for changes made specifically in accordance with this Contract, not renegotiate or modify the rates set forth in Exhibit-11.

15.7.2	Have discretion to review the effect of program changes, legislative requirements, Contractor experience, actuarial assumptions, and/or Contractor specific capitation factors to determine if a capitation adjustment is needed. In these instances the adjustment and assumptions will be discussed with the Contractor prior to modifying capitation rates and Contractor Specific Requirements.

15.7.3	Consider the Contractor‘s request for a review of a program change when Contractor alleges the program change was not equitable; AHCCCS will not unreasonably withhold such a review.

15.7.4	Have the discretion to adjust the amount of payment in addition to other available remedies if the Contractor fails to comply with any term or is in any manner in default in the performance of any obligation under this Contract until there is satisfactory resolution of the noncompliance or default.

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15.7.5	Have the discretion to deduct from a future monthly capitation or additionally reimburse the Contractor, as appropriate, for any month during which the Contractor was not at risk. Examples are as follows:

15.7.5.1	Death of a member;

15.7.5.2	Member is an inmate of a public institution;

15.7.5.3	Duplicate capitation paid to the same Contractor;

15.7.5.4	Adjustment based on change in a member’s behavioral health category and/or risk group; and

15.7.5.5	Voluntary withdrawal.

15.7.6	Have the discretion to modify its policy on capitation recoupments at any time during the term of this Contract.

15.7.7	Make a retroactive capitation rates and Contractor Specific Requirements adjustment, if applicable, to approximate the cost associated with the Health Insurer Assessment Fee (Assessment Fee), subject to the receipt of documentation from the Contractor regarding the amount of the Contractor’s liability for the Assessment Fee. Section 9010 of the Patient Protection and Affordable Care Act (ACA) requires that the Contractor, if applicable, pay an Assessment Fee annually beginning in 2014 based on its respective market share of premium revenues from the preceding year. The cost of the Assessment Fee will include both the Assessment Fee itself and the corporate income tax liability the Contractor incurs related to the Assessment Fee. See ACOM Policy 320 for further details.

The Contractor shall:

15.7.8	Notify AHCCCS of program and/or expenditure changes initiated by the Contractor during the contract period that may result in material changes to the current or future capitation rates and Contractor Specific Requirements.

15.7.9	If the Contractor intends to purchase reinsurance, the Contractor shall submit the details of such proposed reinsurance to AHCCCS for informational purposes only prior to its projected effective date.

15.7.10	Reimburse AHCCCS and/or AHCCCS may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

15.7.10.1	Death of a member;

15.7.10.2	Inmate of a public institution;

15.7.10.3	Duplicate capitation to the same Contractor;

15.7.10.4	Adjustment based on change in member’s contract type; and

15.7.10.5	Voluntary withdrawal.

15.7.11	AHCCCS reserves the right to modify its policy on capitation recoupments at any time during the term of this Contract.

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15.7.12	Inmate of a Public Institution Reporting: Note that several counties are submitting daily files of all inmates entering their jail and all inmates released. AHCCCS will match these files against the database of active AHCCCS members. Title XIX/XXI members who become incarcerated will be placed in a “no-pay” status for the duration of their incarceration or their eligibility period if shorter. AHCCCS will provide the Contractor with incarceration information for the member on the Contractor’s 834 file. The file will indicate an “IE” code for ineligible associated with the disenrollment. The file will also include a data element indicating the County of jurisdiction and “CTYPRI” as the new health plan of enrollment due to incarceration. Upon release from jail, the member will be enrolled using the current enrollment rules and hierarchy as follows: SMI designation, Native American on reservation, re-enroll with their previous Contractor if less than 90 days from disenrollment, or enrollment choice or auto-assign if more than 90 days from disenrollment. A member is eligible for covered services until the effective date of the member’s “no-pay” status.

15.7.13	If the Contractor becomes aware of a member who becomes an inmate of a public institution and who is not identified in the AHCCCS reporting above, the Contractor must notify AHCCCS for an eligibility determination. Notifications must be sent via email to the following email address:

MCDUJustice@azahcccs.gov.

Notifications must include:

15.7.13.1.1	AHCCCS ID;

15.7.13.1.2	Name;

15.7.13.1.3	Date of Birth (DOB);

15.7.13.1.4	When incarcerated;

15.7.13.1.5	Where incarcerated.

15.7.14	The Contractor does not need to report members incarcerated with the Arizona Department of Corrections.

15.7.15	Utilize the AHCCCS transaction updates as identified below:

15.7.15.1	A monthly capitation transaction file for the SMI members receiving Physical Health care services under this Contract will be produced to provide the Contractor with member-level capitation payment information representing the monthly prospective capitation payment and changes to the previous month’s prospective capitation payment resulting from enrollment changes that occur after the previous monthly file is produced. This file will identify mass adjustments to and/or manual capitation payments that occurred at AHCCCS after the monthly file is produced.

15.8	Payments

AHCCCS shall:

15.8.1	Subject to the availability of funds, make payments to the Contractor in accordance with the terms of this contract provided that the Contractor’s performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of A.R.S. Title 36. AHCCCS reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days’ notice prior to the effective date of any such change.

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15.8.2	Where payments are made by electronic funds transfer, AHCCCS shall not be liable for any error or delay in transfer or indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor.

15.8.3	Except for adjustments made to correct errors in payment, and as otherwise specified in this contract, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

15.8.4	Except for monies received from the collection of third-party liabilities, the only source of payment to the Contractor for the services provided hereunder is from funds under the control of AHCCCS. An error discovered by the State, in the amount of fees paid to the Contractor, with or without an audit, will be subject to adjustment or repayment by AHCCCS via a recoupment from future payment(s) to the Contractor, or by making an additional payment to the Contractor. When the Contractor identifies an overpayment, AHCCCS must be notified and reimbursed within 30 days of identification.

15.8.5	No payment due the Contractor by AHCCCS may be assigned or pledged by the Contractor. This section shall not prohibit AHCCCS at its sole option from making payment to a fiscal agent hired by the Contractor.

The Contractor shall:

15.8.6	Notify and reimburse AHCCCS within 30 days of when the Contractor identifies an overpayment by AHCCCS.

15.8.7	The Contractor is prohibited from paying for an item or service (other than an emergency item or service, not including items or services furnished in an emergency room of a hospital) with respect to any amount expended for which funds may not be used under the Assisted Suicide Funding Restriction Act of 1997. (1903(i) final sentence and 1903(i)(16) of the Social Security Act.xxvi

Cost Settlement for Primary Care Payment Parity:

15.8.8	The Patient Protection and Affordable Care Act (ACA) requires that the Contractor make enhanced payments for primary care services delivered by, or under the supervision of, a physician with a specialty designation of family medicine, general internal medicine, or pediatric medicine. [11/06/2012 final rule, 42 CFR 438.6(c)(5)(vi), 42 CFR 447.400(a)] The Contractor shall base enhanced primary care payments on the Medicare Part B fee schedule rate or, if greater, the payment rate that would be applicable in 2013 and 2014 using the CY 2009 Medicare physician fee schedule conversion factor. If no applicable rate is established by Medicare, the Contractor shall use the rate specified in a fee schedule established by CMS. [11/06/2012 final rule, 42 CFR 438.6(c)(5)(vi), 42 CFR 447.405] The Contractor shall make enhanced primary care payments for all Medicaid-covered Evaluation and Management (E&M) billing codes 99201 through 99499 and Current Procedural Terminology (CPT) vaccine administration codes 90460, 90461, 90471, 90472, 90473, and 90474, or their successor codes. [11/06/2012 final rule, 42 CFR 438.6(c)(5)(vi), 42 CFR 447.405(c)].xxvii

15.8.9	AHCCCS has developed an enhanced fee schedule containing the qualifying codes using the 2009 Medicare conversion factor in compliance with the greater-of

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requirement. The enhanced payments apply only to services provided on and after April 1, 2014 by qualified providers, who self-attest to AHCCCS as defined in the federal regulations. These reimbursement requirements for the enhanced payments apply to payments made for dates of service January 1, 2013 through December 31, 2014. The Contractor shall reprocess all qualifying claims for qualifying providers back to April 1, 2014 dates of service with no requirements that providers re-submit claims or initiate any action. The Contractor shall not apply any discounts to the enhanced rates.

15.8.10	In the event that a provider retroactively loses his/her qualification for enhanced payments, the Contractor shall identify impacted claims and automatically reprocess for the recoupment of enhanced payments. It is expected that this reprocessing will be conducted by the Contractor without requirement of further action by the provider.

15.8.11	AHCCCS will make quarterly cost-settlement payments to the Contractor. The cost-settlement payment is a separate payment arrangement from the capitation payment. (CMS Medicaid Managed Care Payment for PCP Services in 2013 and 2014: Technical Guide and Rate Setting Practices) Cost Settlement payments will be based upon adjudicated/approved encounter data.xxviii This data will provide the necessary documentation to ensure that primary care enhanced payments were made to network providers. [11/06/2012 final rule, 42 CFR 438.6(c)(5)(vi)(B)].xxix

15.8.12	The Contractor will be required to refund payments to AHCCCS for any reduced claim payments in the event that a provider is subsequently “decertified” for enhanced payments due to audit or other reasons.

15.8.13	Refer to ACOM Policy 207 for further details.

15.9	Community Reinvestment

The Contractor shall:

15.9.1	Demonstrate a commitment to the local communities in which it operates through community reinvestment activities including contributing 6% of its annual profits to community reinvestment; and

15.9.2	Regularly obtain community input on local and regional needs prior to enacted community investment activities.

15.9.3	Submit an annual Community Reinvestment Report as specified in Exhibit-9, Deliverables.

15.10	Recoupments

The Contractor’s claims processes, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims.

15.10.1	Any individual recoupment in excess of $50,000 per provider, or Tax Identification Number (TIN) within a contract year or greater than 12 months after the date of the original payment must be approved as specified in Exhibit-9, and as further described in ACOM Policy 412.

15.10.2	When recoupment amounts for a Provider (TIN) cumulatively exceed $50,000 during a contract year (based on recoupment date), the Contractor must report the cumulative recoupment monthly to the designated AHCCCS Operations and Compliance Officer as outlined in the AHCCCS Claims Dashboard Reporting Guide and Exhibit-9, Deliverables.

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15.10.3	The Contractor must void encounters for claims that are recouped in full. For recoupments that result in a reduced claim value or adjustments that result in an increased claim value, replacement encounters must be submitted. AHCCCS may validate the submission of applicable voids and replacement encounters upon completion of any approved recoupment that meets the qualifications of this section. All replaced or voided encounters must reach adjudicated status within 120 days of the approval of the recoupment.

The Contractor should refer to ACOM Policy 412 and the AHCCCS Encounter Manual for further guidance.

15.11	Financial Responsibility for Referrals and Coordination with Acute Health Plans and the Courts

The Contractor shall:

15.11.1	Comply with ACOM Policy 432, Benefit Coordination and Fiscal Responsibility for Behavioral Health Services and Physical Health Services Provided to Members Enrolled in the Acute Care Services Program.

15.11.2	Court Ordered Evaluation and Treatment: The Contractor shall develop collaborative processes with the counties to ensure coordination of care, information sharing and timely access to Title 36 screening, evaluation and treatment services. Reimbursement for court ordered screening and evaluation services are the responsibility of the County pursuant to A.R.S. §36-545. However, the Contractor may contract with counties for the provision of court ordered screening and evaluation services. Refer to ACOM Policy 437 for clarification regarding financial responsibility for the provision of medically necessary behavioral health services rendered after the completion of a court ordered evaluation, and ACOM Policy 423 for clarification regarding the financial responsibility for the provision of specific mental health treatment/care when such treatment is ordered as a result of a judicial ruling. For additional information regarding behavioral health services refer to Title 9 Chapter 22 Articles 2 and 12.

15.11.3	The Contractor shall develop policies that outline its role and responsibility related to the treatment of individuals who are unable or unwilling to consent to treatment. The policy must be submitted for review as specified in Exhibit-9, Deliverables. The policy must address:

15.11.3.1	Involuntary evaluation/petitioning;

15.11.3.2	Court ordered process, including tracking the status of court orders

15.11.3.3	Execution of court order, and

15.11.3.4	Judicial review

15.11.4	Ensure initiation of follow-up activities for individuals for whom a crisis service has been provided as the first service to ensure engagement with ongoing services as clinically indicated.

15.11.5

The Contractor’s responsibility for payment of behavioral health services includes per diem claims for inpatient hospital services, when the principal diagnosis on the hospital claim is a behavioral health diagnosis. The hospital claim, which may include both behavioral health and physical health services, will be paid by the Contractor at the per diem inpatient behavioral health rate prescribed by AHCCCS and described in A.A.C. R9-22-712.61. For more detailed information

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about Contractor payment responsibility for physical health services that may be provided to members who are also receiving behavioral health services refer to ACOM Policy 432.

15.12	Advances, Equity Distributions, Loans, and Investments

The Contractor shall not, without the prior approval of AHCCCS:

15.12.1	Make loans, advances to providers in excess of $50,000;

15.12.2	Make any advances, equity distributions, loans, loan guarantees, or investments, including, but not limited to those to related parties or affiliates including another fund or line of business within its organization;

15.12.3	All requests for prior approval are to be submitted to the AHCCCS, Division of Health Care Management, as specified in Exhibit-9, Deliverables. Refer to ACOM Policy 418 for further information.

15.13	Member Billing and Liability for Payment

The Contractor shall:

15.13.1	Have the discretion to allow AHCCCS registered providers only to charge Medicaid eligible members for services that are excluded from AHCCCS coverage or that are provided in excess of AHCCCS limits in accordance with A.A.C R9-22-702.

15.13.2	Not hold Title XIX/XXI members liable for payment for covered services provided to the member except as permitted under A.A.C R9-22-702.

15.13.3	Not hold all members liable for:

15.13.3.1	Debts incurred by the Contractor or any subcontractor in the event of the Contractor’s or the subcontractor’s insolvency, 42 CFR 438.106(a); and

15.13.3.2	Payments to the Contractor or any subcontractors for covered services furnished under a contract, referral or other arrangement, to the extent that those payments are in excess of the amount the member would owe if the Contractor or any subcontractor provided the services directly, 42 CFR 438.106(c).

15.14	Medicare Services and Cost Sharing Requirements

The Contractor must pay Medicare coinsurance and/or deductibles for covered services provided to dual eligible members within the Contractor’s network. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. The Contractor must limit their cost sharing responsibility according to A.A.C. R9-29-301 and A.A.C. R9-29-302 and as further outlined in ACOM Policy 201. Refer to the Sections on and Medicare Part D and Prescriton Medications, for information regarding prescription medication for Medicare Part D.

15.14.1	Dual eligible members shall have choice of all providers in the network and shall not be restricted to those that accept Medicare.

15.14.2

As provided under section 1860D-14 of the Social Security Act, full-benefit dual eligible institutionalized individuals have no cost-sharing for covered Part D drugs under their PDP or MA-PD plan. Effective January 1, 2012, Section 1860D-14 of

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the Act also eliminates Part D cost-sharing for full-benefit dual eligible individuals who are receiving home and community-based services (HCBS) either through a home and community-based waiver authorized for a State under §1115 or subsection (c) or (d) of §1915 of the Act.

15.14.3	When a dual eligible member is in a medical institution and that stay is funded by Medicaid for a full calendar month, the dual eligible person is not required to pay copayments for their Medicare covered prescription medications for the remainder of the calendar year. To ensure appropriate information is communicated for these members to CMS, the Contractor must, notify AHCCCS pursuant to ACOM Policy 201 and as specified in Exhibit-9, Deliverables.

15.15	Capitalization Requirements

The Contractor shall:

15.15.1	Satisfy the initial capitalization amount equal to $5 million in the Northern Region and $10 million in the Southern Region by submitting proof of having secured the initial capitalization amount. If the Contractor is relying on another organization to meet the initial capitalization requirement, submit the most current audited financial statement of the other organization and write a certification, signed and dated by the President or CEO of the other organization, with a statement of its intent to provide the initial capitalization amount to the Contractor, without restriction, within the time frames required in this Contract.

15.15.2	Have no more than 50% of the initial capitalization requirement satisfied with an irrevocable Letter of Credit issued by one of the following:

15.15.2.1	A bank doing business in this state and insured by the Federal Deposit Insurance Corporation;

15.15.2.2	A savings and loan association doing business in this state and insured by the Federal Savings and Loan Insurance Corporation; and

15.15.2.3	A credit union doing business in Arizona and insured by the National Credit Union Administration.

15.15.3	Demonstrate the initial unencumbered capitalization amount on or before the Contract Performance Start Date through a contractors’ balance sheet or bank statement.

15.15.4	Make security funds available to AHCCCS upon default or nonperformance.

15.15.5	Demonstrate the maintenance of minimum capitalization (net assets/equity) requirement equal to 90% of the monthly payments to the Contractor by the end of first Contract period and through the remainder of the Contract term.

15.15.6	Comply with the following:

15.15.6.1	At any time in first Contract Period, the maintenance of minimum capitalization requirement shall never fall below the initial capitalization requirement;

15.15.6.2	Maintain the capitalization requirement; in addition to the requirements in the Contract Section on, Performance Bond; and

15.15.6.3	May apply the initial capitalization and maintenance of minimum capitalization requirement toward meeting the ongoing equity per

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member requirement and for its operations in conformance with ACOM Policy 305 and the AHCCCS Financial Reporting Guide for RBHA Contractors.

15.16	Coordination of Benefits and Third Party Liability Requirements

15.16.1	AHCCCS is the payor of last resort unless specifically prohibited by applicable State or Federal law. This means AHCCCS shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The Contractor shall take reasonable measures to identify potentially legally liable third party sources.

15.16.2	If the Contractor discovers the probable existence of a liable third party that is not known to AHCCCS, or identifies any change in coverage, the Contractor must report the information within 10 days of discovery, as specified in Exhibit-9, Deliverables. Failure to report these cases may result in one of the remedies specified in Contract Section on, Sanctions. AHCCCS will provide the Contractor with a file of all other coverage information, for the purpose of updating the Contractor’s files, as described in the AHCCCS Technical Interface Guidelines.

15.16.3	The Contractor shall coordinate benefits in accordance with 42 CFR 433.135 et seq., A.R.S. §36-2903, and A.A.C. R9-22-1001 et seq., so that costs for services otherwise payable by the Contractor are cost avoided or recovered from a liable third party [42 CFR 434.6(a)(9)]. The term “State” shall be interpreted to mean AHCCCS for purposes of complying with the Federal regulations referenced above. The Contractor may require subcontractors to be responsible for coordination of benefits for services provided pursuant to this contract. The two methods used for coordination of benefits are cost avoidance and post-payment recovery. The Contractor shall use these methods as described in A.A.C. R9-22-1001 et seq., Federal and State law, and AHCCCS Policy.

15.16.4	Cost Avoidance:

The Contractor shall take reasonable measures to determine all legally liable parties. This refers to any individual, entity or program that is or may be liable to pay all or part of the expenditures for covered services. The Contractor shall cost avoid a claim if it has established the probable existence of a liable party at the time the claim is filed. For purposes of cost avoidance, establishing liability takes place when the Contractor receives confirmation that another party is, by statute, contract, or agreement, legally responsible for the payment of a claim for a healthcare item or service delivered to a member. If the probable existence of a party’s liability cannot be established, the Contractor must adjudicate the claim. The Contractor must then utilize post-payment recovery which is described in further detail below. If AHCCCS determines that the Contractor is not actively engaged in cost avoidance activities, the Contractor shall be subject to sanctions.

If a third party insurer other than Medicare requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments in accordance with ACOM Policy 434.

Claims for inpatient stay for labor, delivery and postpartum care, including professional fees when there is no global OB package, must be cost avoided, 42 CFR 433.139.

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15.16.5	Timely Filing:

15.16.5.1	The Contractor shall not deny a claim for timeliness if the untimely claim submission results from a provider’s efforts to determine the extent of liability.

15.16.6	Members Covered by both Medicare and Medicaid (Duals):

15.16.6.1	See Contract Section on, Medicare Services and Cost Sharing.

15.16.7	Members with a CRS Condition:

15.16.7.1	Members under 21 years of age who are determined to have a qualifying CRS condition will be enrolled with the CRS Contractor. Members with private insurance or Medicare may use their private insurance or Medicare provider networks to obtain services including those for the CRS condition. The CRS Contractor is responsible for payment for services provided to its enrolled members according to CRS coverage type. See ACOM Policy 426 for CRS Contractor coverage responsibilities and coordination of benefits. If the member has Medicare coverage, ACOM Policy 201 shall apply.

15.16.8	Pay and Chase:

The Contractor shall pay the full amount of the claim according to the AHCCCS Capped-Fee-For-Service Schedule or the contracted rate and then seek reimbursement from any third party if the claim is for the following:

15.16.8.1	Prenatal care for pregnant women, including services which are part of a global OB Package;

15.16.8.2	Preventive pediatric services, including Early and Periodic Screening Diagnosis and Treatment (EPSDT) and administration of vaccines to children under the Vaccines for Children (VFC) program;

15.16.8.3	Services covered by third party liability that are derived from an absent parent whose obligation to pay support is being enforced by the Division of Child Support Enforcement; or

15.16.8.4	Services for which the Contractor fails to establish the existence of a liable third party at the time the claim is filed.

15.16.9	TPL Reporting Requirements:

15.16.9.1	All TPL reporting requirements are subject to validation through periodic audits and/or operational reviews which may include Contractor submission of an electronic extract of the casualty cases, including open and closed cases. Data elements may include, but are not limited to: the member’s first and last name; AHCCCS ID; date of incident; claimed amount; paid/recovered amount; and case status. The AHCCCS TPL Section shall provide the format and reporting schedule for this information to the Contractor.

15.16.10	Other Third Party Liability Recoveries:

15.16.10.1

The Contractor shall identify the existence of potentially liable parties using a variety of methods, including referrals, and data mining through the use of trauma code edits and utilizing the codes provided by

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AHCCCS. The Contractor shall not pursue recovery in the following circumstances, unless the case has been referred to the Contractor by AHCCCS or AHCCCS’ authorized representative:

15.16.10.1.1	Motor Vehicle Cases

15.16.10.1.2	Other Casualty Case

15.16.10.1.3	Tortfeasors

15.16.10.1.4	Restitution Recoveries

15.16.10.1.5	Workers’ Compensation Cases

15.16.10.2	Upon identification of a potentially liable third party for any of the above situations, the Contractor shall, within 10 business days, report the potentially liable third party to AHCCCS’ TPL Contractor for determination of a mass tort, total plan case, or joint case, as specified in Exhibit-9, Deliverables. Failure to report these cases may result in one of the remedies specified in Contract Section on, Sanctions. A mass tort case is a case where multiple plaintiffs or a class of plaintiffs have filed a lawsuit against the same tort feasor(s) to recover damages arising from the same or similar set of circumstances (e.g. class action lawsuits) regardless of whether any reinsurance or Fee-For-Service payments are involved. A total plan case is a case where payments for services rendered to the member are exclusively the responsibility of the Contractor; no reinsurance or Fee-For-Service payments are involved. By contrast, a “joint” case is one where Fee-For-Service payments and/or reinsurance payments are involved. The Contractor shall cooperate with AHCCCS’ authorized representative in all collection efforts.

15.16.11	Cost Avoidance/Recovery Report:

15.16.11.1	The Contractor shall submit quarterly reports regarding cost avoidance/recovery activities, as specified in Exhibit-9, Deliverables. The report shall be submitted in a format as specified in the AHCCCS Program Integrity Reporting Guide.

15.16.12	Contract Termination

15.16.12.1	Upon termination of this contract, the Contractor will complete the existing third party liability cases or make any necessary arrangements to transfer the cases to AHCCCS’ authorized TPL representative.

15.16.13	Title XXI (KidsCare) and BCCTP:

15.16.13.1	Eligibility for KidsCare and BCCTP benefits require that the applicant/member not be enrolled with any other creditable health insurance plan. If the Contractor becomes aware of any such coverage, the Contractor shall notify AHCCCS immediately. AHCCCS will determine if the other insurance meets the creditable coverage definition in A.R.S. §36-2982(G).

15.17	Post-Payment Recovery Requirements

Post-payment recovery is necessary in cases where the Contractor has not established the probable existence of a liable third party at the time services were rendered or paid for, was unable to cost-avoid, or post-payment recovery is required. In these instances, the Contractor must adjudicate the claim and

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then utilize post-payment recovery processes which include: Pay and Chase, Retroactive Recoveries Involving Commercial Insurance Payor Sources, and other third party liability recoveries. Refer to ACOM Policy 434 for further guidance.

15.18	Retroactive Recoveries

Retroactive Recoveries Involving Commercial Insurance Payor Sources:

15.18.1	For a period of two years from the date of service, the Contractor shall engage in retroactive third party recovery efforts for claims paid to determine if there are commercial insurance payor sources that were not known at the time of payment. In the event a commercial insurance payor source is identified, the Contractor must seek recovery from the commercial insurance. The Contractor is prohibited from recouping related payments from providers, requiring providers to take action, or requiring the involvement of providers in any way.

15.18.2	The Contractor has two years from the date of service to recover payments for a particular claim, or to identify claims having a reasonable expectation of recovery. A reasonable expectation of recovery is established when the Contractor has affirmatively identified a commercial insurance payor source and has begun the process of recovering payment. If AHCCCS determines that a Contractor is tagging claims for recovery that do not meet these requirements, AHCCCS may impose sanctions. After two years from the date of service, AHCCCS will direct recovery efforts for any claims not tagged by the Contractor.

15.18.3	After 24 months from the date of service, AHCCCS will direct recovery efforts for retroactive recovery of claims not previously identified by the Contractor as having a reasonable expectation of recovery. Any recoveries obtained by AHCCCS through its recovery efforts will be retained exclusively by AHCCCS and will not be shared with the Contractor.

15.18.4	See ACOM Policy 434 for details regarding encounter adjustments as a result of retroactive recoveries and the processes for identifying claims that have a reasonable expectation of recovery.

15.19	Total Plan Case Requirements

In “total plan” cases, the Contractor is responsible for performing all research, investigation, the mandatory filing of initial liens on cases that exceed $250, lien amendments, lien releases, and payment of other related costs in accordance with A.R.S. §36-2915 and A.R.S. §36-2916. The Contractor shall use the AHCCCS-approved casualty recovery correspondence when filing liens and when corresponding to others in regard to casualty recovery. The Contractor may retain up to 100% of its recovery collections if all of the following conditions exist:

15.19.1	Total collections received do not exceed the total amount of the Contractor’s financial liability for the member;

15.19.2	There are no payments made by AHCCCS related to Fee-For-Service, reinsurance or administrative costs (i.e., lien filing, etc.); and,

15.19.3	Such recovery is not prohibited by State or Federal law.

Prior to negotiating a settlement on a total plan case, the Contractor shall notify AHCCCS or AHCCCS’ authorized TPL Contractor to ensure that there is no reinsurance or Fee-For-Service payment that has been made by AHCCCS. Failure to report these cases prior to negotiating a settlement amount may result in one of the remedies specified in Contract Section on, Sanctions.

The Contractor shall report settlement information to AHCCCS, utilizing the AHCCCS-approved casualty recovery Settlement Notification Form, within 10 business days from the settlement date or in an AHCCCS-approved monthly file, as specified in Exhibit-9, Deliverables. Failure to report these cases may result in one of the remedies specified in Contract Section on, Sanctions.

15.19.4	Submit all deliverables related to Total Plan Case Requirements in accordance with Exhibit-9, Deliverables.

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15.20	Joint and Mass Tort Cases

15.20.1	AHCCCS’ authorized representative is responsible for performing research, investigation and payment of lien-related costs, subsequent to the referral of any and all relevant case information to AHCCCS’ authorized representative by the Contractor.

15.20.2	In joint and mass tort cases, AHCCCS’ authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs.

15.20.3	The Contractor is responsible for responding to requests from AHCCCS or AHCCCS’ TPL contractor to provide a list of claims related to the joint or mass tort case within 10 business days of the request.

15.20.4	The Contractor will be responsible for their prorated share of the contingency fee. The Contractor’s share of the contingency fee will be deducted from the settlement proceeds prior to AHCCCS remitting the settlement to the Contractor.

15.21	Value Based Purchasing

15.21.1	Participate in Value-Based Purchasing (VBP) efforts as delineated by ACOM Policy 322 CYE 16 and as specified in Exhibit-9, Deliverables in order to encourage quality improvement by aligning the incentives of the Contractor and provider through value based purchasing arrangements. Value-Based Purchasing (VBP) is a cornerstone of AHCCCS’ strategy to bend the upward trajectory of health care costs. AHCCCS is implementing initiatives to leverage the managed care model toward value based health care systems where members’ experience and population health are improved, per-capita health care cost is limited to the rate of general inflation through aligned incentives with managed care organization and provider partners, and there is a commitment to continuous quality improvement and learning. The Contractor shall participate in payment VBP efforts.

15.21.2	VBP Differential Adjusted Payments: AHCCCS has introduced multiple VBP Differential Adjusted Fee Schedules to distinguish providers who have committed to supporting designated actions that improve patients’ care experience, improve members’ health, and reduce cost of care growth. The Contractor shall adjust payments for specific providers and provider types as described below:

15.21.2.1	Nursing Facility: For CYE17, for qualified AHCCCS-registered Arizona Nursing Facility providers meeting criteria as set forth below, the Contractor is required to pass through an additional 1.0% increase in payments above the rates that the Contractor would otherwise pay, inclusive of any AHCCCS fee for service rate changes adopted by the Contractor, to the qualified provider.

15.21.2.1.1	Criteria: Nursing Facilities that meet or exceed the Medicare Nursing Home Compare Arizona Average for the pneumococcal vaccine measure qualify for the VBP Differential Adjusted Payment increase.

15.21.2.1.1.1	The pneumococcal vaccine measure is the percent of long-stay residents assessed and appropriately given the vaccine.

15.21.2.1.1.2	The facility’s results on Medicare Nursing Home Compare for this quality measure will be compared to the accompanying Arizona Average results for the measure, for the most recently published rate as of June 1, 2016.

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15.21.2.2	Hospital: For CYE17, for both inpatient and outpatient services for qualified AHCCCS-registered Arizona Hospital providers (provider type 02) meeting criteria as set forth below, the Contractor is required to pass through an additional 0.5% increase in payments above the rates that the Contractor would otherwise pay, inclusive of any AHCCCS fee for service rate changes adopted by the Contractor, to the qualified provider.

15.21.2.2.1	Criteria: The hospital must participate in the Network, the state’s health information exchange, by June 1, 2016 as described in A.A.C. R9-22-712.71, and

15.21.2.2.2	The hospital must have achieved Meaningful Use Stage 2 for Program Year 2015 as described in A.A.C. R9-22-712.71.

15.21.2.3	Integrated Clinic: For CYE17, for qualified AHCCCS-registered Integrated Clinics (ICs) meeting criteria as set forth below, the Contractor is required to pass through an additional 10% increase in payments above the rates that the Contractor would otherwise pay for select physical health services, inclusive of any AHCCCS fee for service rate changes adopted by the Contractor, to the qualified provider.

15.21.2.3.1	Criteria: Providers registered with AHCCCS as Integrated Clinics and licensed by the Arizona Department of Health Services as Outpatient Treatment Center which provide both behavioral health services and physical health services.

15.21.2.3.1.1	The provider qualifies at any time during CYE17 for those dates of service in CYE17 that coincide with the provider’s registration as an IC.

15.21.2.3.1.2	Physical health services which qualify for the increase include Evaluation and Management (E&M) codes, vaccine administration codes, and a global obstetric code.

15.21.3	Payment Modernization Initiative–E-Prescribing:

15.21.3.1	E-Prescribing is an effective tool to improve members’ health outcomes and reduce costs. Benefits afforded by the electronic transmission of prescription-related information include, but are not

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limited to: reduced medication errors, reductions of drug and allergy interactions and therapeutic duplication, and increased prescription accuracy, in accordance with ACOM Policy 321.

15.21.3.2	The NCPDP Prescription Origin Code and Fill Number (Original or Refill Dispensing) must be submitted on all pharmacy encounter records, as outlined in the AHCCCS NCPDP Post Adjudicated History Transaction Companion Guide, in order for AHCCCS to measure the Contractor’s success.

15.21.4	Value-Based Providers: The Contractor shall develop strategies that ensure that members are directed to providers who participate in VBP initiatives and who offer value as determined by measureable outcomes. The Contractor shall submit annually to AHCCCS, DHCM a Value Based Providers/Centers of Excellence Report as specified in Exhibit-9, Deliverables, describing its strategies to direct members to valued providers. See below for report details.

15.21.5	Centers of Excellence: Centers of Excellence are facilities that are recognized as providing the highest levels of leadership, quality, and service. Centers of Excellence align physicians and other providers to achieve higher value through greater focus on appropriateness of care, clinical excellence, and patient satisfaction. Identification of a Center of Excellence should be based on criteria such as procedure volumes, clinical outcomes, and treatment planning and coordination. Identification of appropriate conditions and/or procedures most suitable to a relationship with a Center of Excellence should be based on analysis of the Contactor’s data which demonstrates a high degree of variance in cost and/or outcomes. To encourage Contractor activity which incentivizes utilization of the best value providers for select, evidenced based, high volume procedures or conditions, the Contractor shall submit a Value Based Providers/Centers of Excellence Report annually to AHCCCS, DHCM, as specified in Exhibit-9, Deliverables. The report shall incorporate the CYE 17 implementation of one to two contracts with either the Centers of Excellence identified in the CYE 16 Executive Summary and/or other existing Centers of Excellence based on the criteria above. The Contractor shall identify the Centers of Excellence under contract in CYE 17 and, if different from those identified in the CYE 16 Executive Summary, shall include a description as to how these Centers were selected.

15.21.6	Value Based Providers/Centers of Excellence Report

The Value Based Providers/Centers of Excellence Report shall outline the Contractor’s process to develop, maintain and monitor activities for both high value providers and Centers of Excellence and include at a minimum:

•	Thorough description of the Contractor’s initiatives to encourage member utilization;

•	Goals and outcome measures for the contract year;

•	Description of monitoring activities to occur throughout the year;

•	Evaluation of the effectiveness of the previous year’s initiatives;

•	Summary of lessons learned and any implemented changes;

•	Description of the most significant barriers;

•	Plans to encourage providers determined to offer high value but not participating in VBP arrangements, if any, to participate in VBP contracts; and

•	Plan for next contract year.

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15.22	Other Financial Obligations

The Contractor shall:

15.22.1	Comply with any limitations imposed by AHCCCS on the Contractor’s Block Payment arrangements in subcontracts for certain types of providers. See the AHCCCS Financial Reporting Guide for RBHA Contractors.

16	PROVIDER AGREEMENT REIMBURSEMENT

16.1	Physician Incentive Requirements

The Contractor shall:

16.1.1	Comply with all applicable physician incentive requirements and conditions, defined in, 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member The reporting requirements under, 42 CFR 417.479 have been suspended. No reporting to CMS is required until the suspension is lifted.

16.1.2	Disclose to AHCCCS the information on physician incentive plans listed in, 42 CFR 417.479 (h) (1) through 417.479 (i) upon request from AHCCCS or CMS and to AHCCCS members who request them. AHCCCS shall also review the Value-Based Purchasing (VBP) deliverables required under Contract Section on, Compensation, and may request supplemental information from the Contractor in fulfillment of the requirements in, 42 CFR 417.479 (h) (1) through 417.479 (i).

16.1.3	Not enter into contractual arrangements that place providers at substantial financial risk as defined in, 42 CFR 417.479 unless specifically approved in advance by the AHCCCS, Division of Health Care Management. In order to obtain approval when the contractual arrangements meet the definition of substantial financial risk, the following must be submitted to the AHCCCS, Division of Health Care Management 45 days prior to the implementation of the contract as specified in Exhibit-9, Deliverables, 42 CFR 438.6(g):

16.1.3.1	The type of incentive arrangement;

16.1.3.2	Details of the stop-loss protection provided;

16.1.3.3	A summary of the compensation arrangement that meets the substantial financial risk definition; and

16.1.3.4	Any other items as requested by AHCCCS.

16.1.4	Any Contractor-selected and/or developed pay for performance initiative that meets the requirements of, 42 CFR 417.479 must be approved by AHCCCS, Division of Health Care Management (DHCM) prior to implementation as specified in Exhibit-9, Deliverables.

16.1.5	The Contractor shall also comply with all physician incentive plan requirements as set forth in, 42 CFR 422.208, 422.210 and 438.6(h). These regulations apply to contract arrangements with subcontracted entities that provide utilization management services.

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16.2	Nursing Facility Reimbursement

For SMI members receiving physical health care services, the Contractor shall:

16.2.1	Provide medically necessary nursing facility services.

16.2.2	Provide medically necessary nursing facility services for a enrolled member with a pending ALTCS application who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Contractor before the end of the maximum 90 days per contract year of nursing facility coverage, the Contractor is only responsible for nursing facility reimbursement during the time the member is enrolled with the Contractor as shown in the PMMIS. Nursing facility services covered by another liable party (including Medicare) while the member is enrolled with the Contractor, shall be applied to the 90 day per contract year limitation.

16.2.3	The Contractor shall not deny nursing facility services when the member’s eligibility, including prior period coverage, had not been posted at the time of admission. In such situations the Contractor shall impose reasonable authorization requirements. There is no ALTCS enrollment, including prior period coverage that occurs concurrently with AHCCCS acute enrollment.

16.2.4	Notify the Assistant Director of the Division of Member Services when a member has been residing in a nursing facility, alternative residential facility or receiving home and community based services for 45 days as specified in the Scope of Work, under the heading Nursing Facility. This will allow AHCCCS time to follow-up on the status of the ALTCS application and to consider potential Fee-For-Service coverage if the stay goes beyond the 90 day per contract year maximum.

16.2.5	For information on Value Based Purchasing Differential Adjusted Payments see the Finance Section on Value-Based Purchasing.

17	INFORMATION SYSTEMS AND DATA EXCHANGE REQUIREMENTS

17.1	Overview

AHCCCS supports new and evolving technologies to create efficiencies; improve the quality of care and which lead to better health care outcomes while containing costs. Examples of such technologies, supported, in part, by the Health Information Technology for Economic and Clinical Health Act (HITECH) include the use of health information technology in the electronic health records (EHRs), e-prescribing and a Health Information Exchange (HIE) infrastructure. Expanding technological capability is expected to reduce total spending on health care by diminishing the number of inappropriate tests, duplicate procedures, paperwork and administrative overhead, which will result in fewer adverse events. The use of health information technology for health care service delivery and health care management is critical to the effectiveness in the following areas:

17.1.1	Access to care;

17.1.2	Care coordination;

17.1.3	Prescribing practices, for example, poly-pharmacy;

17.1.4	Evidence based care;

17.1.5	Medical management programs;

17.1.6	EPSDT services;

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17.1.7	Coordination with community services;

17.1.8	Referral management;

17.1.9	Discharge planning;

17.1.10	Performance measures;

17.1.11	Performance improvement projects;

17.1.12	Medical record review;

17.1.13	Quality of care review processes;

17.1.14	Quality improvement;

17.1.15	Claims processing;

17.1.16	Claims review; and

17.1.17	Prior authorization.

In addition, in the event of a system change or upgrade, as specified in Exhibit-9 Deliverables, the Contractor may also be required to initiate an independent audit of the Claim Payment/Health Information System. The Division of Health Care Management will approve the scope of this audit, and may include areas such as a verification of eligibility and enrollment information loading, contract information management (contract loading and auditing), claims processing and encounter submission processes, and will require a copy of the final audit findings.

17.2	Systems Function and Capacity

17.2.1	The Contractor is required to exchange data with AHCCCS relating to the information requirements of this contract and as required to support the data elements to be provided to AHCCCS. All data exchanged must be in the formats prescribed by AHCCCS, which include those required/covered by the Health Insurance Portability and Accountability Act (HIPAA). Details for the formats may be found in the HIPAA Transaction Companion Guides, Trading Partner Agreements, the AHCCCS Encounter Manual, and in the AHCCCS Technical Interface Guidelines, available on the AHCCCS website.

17.2.2	The information exchanged with AHCCCS shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed, both parties agree to conform to these changes following notification by AHCCCS.

17.2.3	Electronic Transactions: The Contractor is required to accept and generate all required HIPAA compliant electronic transactions from or to any provider or their assigned representative interested in and capable of electronic submission of eligibility verifications, claims, claims status verifications or prior authorization requests; or the receipt of electronic remittance. The Contractor must be able to make claims payments via electronic funds transfer and have the capability to accept electronic claims attachments.

17.2.4	Contractor Data Exchange: Before a Contractor may exchange data with AHCCCS, certain agreements, authorizations and control documents are required. The Contractor must have completed and submitted the EDI Trading Partner Agreement in order to exchange data with AHCCCS.

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17.2.5	Each Contractor is assigned a Transmission Submitter Number (TSN) for encounter submissions. The Contractor may elect to obtain additional TSNs based upon processing or tracking needs.

17.2.6	Contractor Responsibilities: The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or incorrect data submitted by the Contractor. Any data that does not meet the standards required by AHCCCS shall not be accepted by AHCCCS.

17.2.7	The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor’s security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor’s Division Director/CEO, Chief Financial Officer or designee’s knowledge, 42 CFR 438.606.

17.2.8	The Contractor is required to provide an attestation that any data transmitted is accurate and truthful, to the best of the Contractor’s Chief Executive Officer, Chief Financial Officer or designee’s knowledge, 42 CFR 438.606 as outlined by AHCCCS and in accordance with Exhibit-9, Deliverables.

17.2.9	The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes.

17.2.10	The Contractor is also responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCS. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

17.2.11	Member Data: The Contractor shall accept from AHCCCS original evidence of eligibility and enrollment in the AHCCCS prescribed electronic data exchange formats. Upon request, the Contractor shall provide to AHCCCS PCP assignments in an AHCCCS prescribed electronic data exchange format.

17.2.12	The Contractor shall provide to AHCCCS updated date-sensitive Behavioral Health Category assignments in a form appropriate for electronic data exchange.

17.2.13	Claims Data: This system must be capable of collecting, storing and producing information for the purposes of financial, medical and operational management.

17.2.14	The Contractor shall develop and maintain a HIPAA compliant claims processing and payment system capable of processing, cost avoiding and paying claims in accordance with A.R.S. §§36-2903 and 2904 and AHCCCS rules A.A.C. R9-22 Article 7. The system must be adaptable to updates in order to support future AHCCCS claims related policy requirements on a timely basis as needed.

17.2.15	On a recurring basis (no less than quarterly based on adjudication date), AHCCCS shall provide the Contractor an electronic file of claims and encounter data for members enrolled with the Contractor who have received services, during the member’s enrollment period, from another contractor or through AHCCCS FFS for purposes of member care coordination. Data sharing will comply with Federal privacy regulations.

17.2.16	In addition, the Contractor shall implement and meet the following milestones in order to make claims processing and payment more efficient and timely:

17.2.16.1	Receive 60% of each claim type (professional, institutional and dental) based on volume of actual claims excluding claims processed by Pharmacy Benefit Managers (PBMs) electronically.

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17.2.16.2	Produce and distribute 60% of remittances electronically.

17.2.16.3	Provide 60% of claims payments via EFT.

17.2.17	System Changes and Upgrades: The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCS will work with the Contractor as they evaluate Electronic Data Interchange options.

17.2.18	The Contractor will ensure that changing or making major upgrades to the information systems affecting claims processing, payment or any other major business component, will be accompanied by a plan which includes a timeline, milestones, and outlines adequate testing to be completed before implementation. The Contractor shall notify and provide the system change plan to AHCCCS for review and comment as specified in Exhibit-9, Deliverables.

17.2.19	Health Insurance Portability and Accountability Act (HIPAA): The Contractor shall comply with the Administrative Simplification requirements of 45 CFR Parts 160 and 162 that are applicable to the operations of the Contractor by the dates required by the implementing Federal regulations as well as all subsequent requirements and regulations as published.

17.2.20	Data Security: The Contractor and its subcontractors (delegated agreements with managed care organizations and RBHAs) are required to have a security audit performed by an independent third party on an annual basis. The annual audit report must be submitted to AHCCCS as specified in Exhibit-9, Deliverables.

17.2.21	The audit must include, at a minimum, a review of Contractor compliance with all security requirements as outlined in the AHCCCS Security Rule Compliance Summary Checklist, as specified in ACOM Policy 108. In addition, the audit must include a review of Contractor policies and procedures to verify that appropriate security requirements have been adequately incorporated into the Contractor’s business practices, and the production processing systems.

17.2.22	The audit must result in a findings report and as necessary a corrective action plan, detailing all issues and discrepancies between the security requirements and the Contractor’s policies, practices and systems. The corrective action plan must also include timelines for corrective actions related to all issues or discrepancies identified. The annual report must include the findings and corrective action plan and must be submitted to AHCCCS for review and approval in accordance with Exhibit-9, Deliverables. AHCCCS will verify that the required audit has been completed and the approved corrective action plan is in place and being followed as part of Operational Reviews.

17.2.23	The Contractor shall establish and maintain an MIS that:

17.2.23.1	At a minimum, collects and processes information on client demographics; service utilization; provider claim disputes and appeals; member grievances and appeals; and complies with AHCCCS’ data processing and interface requirements.

17.2.23.2	Receive, accept, and integrate SMI Determinations for members from an AHCCCS contracted agency.

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17.2.24	Health Information Exchange: The Contractor is required to contract with Health Information Network of Arizona (HINAz) as a data user. To further the integration of technology based solutions and the meaningful use of electronic health records within the system of care, AHCCCS will increase opportunities for providers and Contractors to utilize technological functions for processes that are necessary to meet Medicaid requirements. Expanding the adoption may reduce total spending on health care by diminishing the number of inappropriate tests and procedures, reducing paperwork and administrative overhead, and decreasing the number of adverse events resulting from medical errors. The Contractor will actively participate in offering information and providing provider support and education to further expand provider adoption and use of health information technology. It is AHCCCS’ expectation that the Contractor review operational processes to reduce provider hassle factors by implementing technological solutions for those providers utilizing electronic health records and to incentivize providers to implement and meaningfully use health information technology as a standard of doing business with the AHCCCS program. AHCCCS also anticipates establishing minimum standards, goals and requirements related to operational areas where improved efficiencies or effectiveness could be achieved. AHCCCS anticipates accelerating statewide Health Information Exchange (HIE) participation for all Medicaid providers and Contractors by:

17.2.24.1	Supporting care coordination between physical and behavioral health providers.

17.2.24.2	Launching an HIE onboarding program for high volume Medicaid hospitals, Federally Qualified Health Centers, Rural Health Clinics and Look-a-Likes.

17.2.24.3	Supporting the acceleration of electronic prescribing by Arizona Medicaid providers.

17.2.24.4	Joining the State level HIE for governance, policy making, and information technology service offerings.

17.2.24.5	Supporting increased Contractor use of the Network (State HIE) to improve health outcomes.

17.2.24.6	Identifying value-based purchasing opportunities that link with a providers adoption and use of Health IT.

17.2.25	The Contractor is expected to encourage that eligible hospitals and eligible professionals continue to move through the Meaningful Use continuum, accelerate provider statewide HIE participation, and increase use and support of the HIT/HIE. The Contractor is expected to collaborate with AHCCCS and Arizona Health-e Connection and The Network to target efforts to specific areas where HIT and HIE can bring significant change and progress including efforts focused on:

17.2.25.1	Behavioral health;

17.2.25.2	Partnerships for integrated care;

17.2.25.3	High need/high cost members;

17.2.25.4	Coordination with the American Indian Health Program;

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17.2.25.5	Coordination with the Qualified Health Plans;

17.2.25.6	Justice system transitions;

17.2.25.7	Care coordination;

17.2.25.8	Pharmacy management; and

17.2.25.9	Quality improvement.

17.3	Encounter Data Reporting

17.3.1	Complete, accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCS uses encounter data to set Fee-For-Service and capitation rates, determine reconciliation amounts, determine disproportionate share payments to hospitals, and to determine compliance with performance standards. The Contractor shall submit encounter data to AHCCCS for all services for which the Contractor incurred a financial liability and claims for services eligible for processing by the Contractor where no financial liability was incurred including services provided during prior period coverage. This requirement is a condition of the CMS grant award, 42 CFR 438.242(b)(1),42 CFR 455.1 (a)(2).

17.3.2	New Contractors must successfully exchange encounter data for all applicable form types with AHCCCS no later than 120 days after the start of the contract or be subject to possible corrective actions in accordance with Exhibit-9, Deliverables.

17.3.3	Encounter Submissions: Encounters must be submitted in the format prescribed by AHCCCS. Encounter data must be provided to AHCCCS as outlined in the HIPAA Transaction Companion Guides, Trading Partner Agreements and the AHCCCS Encounter Manual, including, but not limited to, inclusion of data to identify the physician who delivers services to patients per Section 1903(m)(2)(A)(xi)) of the Social Security Act.

17.3.4	Professional, Institutional and Dental Encounters not involving services eligible for Federal Drug Rebate processing should be received by AHCCCS no later than 240 days after the end of the month in which the service was rendered, or the effective date of the enrollment with the Contractor, whichever date is later.

17.3.5	Covered outpatient drugs dispensed to individuals eligible for medical assistance who are enrolled with the Contractor shall be subject to the same rebate requirements as the State is subject under Section 1927 of the Social Security Act; the State shall collect such rebates from manufacturers. (Section 1903(m)(2)(A)(xiii)) of the Social Security Act and SMD letter 10-006) To ensure AHCCCS compliance with this requirement, pharmacy related encounter data and other encounters involving services eligible for Federal Drug Rebate processing must be provided to AHCCCS no later than 30 days after the end of the quarter in which the pharmaceutical item was dispensed. The Contractor must report information on the total number of units of each dosage form and strength and package size by National Drug Code of each covered outpatient drug dispensed (other than covered outpatient drugs that under subsection (j)(1) of Section 1927 of the Social Security Act [42 USCS § 1396r-8] are not subject to the requirements of that section) and such other data as required by AHCCCS (Section1903(m)(2)(A)(xiii) of the Social Security Act and SMD letter 10-006).

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17.3.6	The Contractor shall prepare, review, verify, certify, and submit, encounters for consideration to AHCCCS. Upon submission, the Contractor must provide attestation that the services listed were actually rendered.

17.3.7	The Contractor may be assessed sanctions for noncompliance with encounter submission completeness, accuracy and timeliness requirements.

17.3.8	Encounter Reporting: The Contractor must produce reports for the purposes of tracking, trending, reporting process improvement and monitoring submissions and revisions of encounters. The Contractor will submit these reports to AHCCCS as required per the AHCCCS Encounter Manual or as directed by AHCCCS and as further specified in Exhibit-9, Deliverables.

17.3.9	On a monthly basis AHCCCS will produce encounter reconciliation files containing the prior 18 months of approved, voided, plan-denied, pended and AHCCCS-denied encounters received and processed by AHCCCS.

17.3.10	These files must be utilized to compare the encounter financial data reported with plan claims data, and to compare submitted encounters to processed claims to validate completeness of encounter submissions.

17.3.11	Encounter Supporting Data Files: AHCCCS provides the Contractor with periodic (no less than twice monthly) full replacement files containing provider and medical coding information as stored in PMMIS. These files should be used by the Contractor to ensure accurate Encounter Reporting. Refer to the AHCCCS Encounter Manual for further information regarding the content and layouts of these files.

17.3.12	Encounter Corrections: The Contractor is required to monitor and resolve pended encounters and encounters denied by AHCCCS and in accordance with Exhibit-9, Deliverables.

17.3.13	The Contractor is further required to submit replacement or voided encounters in the event that claims are subsequently corrected following the initial encounter submission. This includes corrections as a result of inaccuracies identified by fraud and abuse audits or investigations conducted by AHCCCS or the Contractor. The Contractor must void encounters for claims that are recouped in full. For recoupments that result in a reduced claim value or adjustments that result in an increased claim value, replacement encounters must be submitted. Refer to the AHCCCS Encounter Manual for instructions regarding the submission of corrected, replaced or voided encounters.

17.3.14	Encounter Performance Standards: AHCCCS has established encounter performance standards as detailed in the AHCCCS Encounter Manual. All encounters including approved, pended, denied and voided encounters, impact completeness, accuracy and timeliness rates. Rates below the established standards (pended encounters that have pended for more than 120 days for example), or poor encounter performance overall, may result in Corrective Action Plans and/or sanctions.

17.3.15	Encounter Validation Studies: Per CMS requirements, AHCCCS will conduct encounter validation studies of the Contractor’s encounter submissions. These studies may result in sanctions of the Contractor and/or require a corrective action plan for noncompliance with related encounter submission requirements.

17.3.16	The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor’s submitted encounter data. Any and all covered services may be validated as part of these studies. The criteria used in encounter validation studies may include timeliness, correctness and omission of encounters. Refer to the AHCCCS Data Validation Technical Document for further information.

17.3.17	AHCCCS may revise study methodology, timelines and sanction amounts based on agency review or as a result of consultations with CMS. The Contractor will be notified in writing of any significant change in study methodology.

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17.4	Enrollment And Capitation Transaction Updates

17.4.1	AHCCCS produces daily enrollment transaction updates identifying new members and changes to existing members’ demographic, eligibility and enrollment data as outlined in the HIPAA Transaction Companion Guides, Trading Partner Agreements, and the AHCCCS Technical Interface Guidelines available on the AHCCCS website. These files shall be utilized by the Contractor to update its member records on a timely and consistent basis. The daily enrollment transaction update, that is run immediately prior to the monthly enrollment and capitation transaction, is referred to as the “last daily” and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments as of the first of the prospective month.

17.4.2	On a monthly basis AHCCCS provides the Contractor with the Rate Code Summary electronic file as outlined in the AHCCCS Technical Interface Guidelines, available on the AHCCCS website, which summarizes the capitation activity for the processing cycle.

17.4.3	The enrollment and capitation transaction updates distributed monthly are generally produced two days before the end of every month. The update will identify the total active population for the Contractor as of the first day of the next month. These updates contain the information used by AHCCCS to produce the monthly capitation payment for the next month. The Contractor must reconcile the member files (including the member’s Medicare status, TPL information, etc.) with the AHCCCS monthly update. After reconciling the monthly update information, the Contractor will work to resolve any discrepancies and record the results of the reconciliation. Results of the reconciliation will be made available to AHCCCS upon request. After completion of the reconciliation the Contractor will resume posting daily updates beginning with the last two days of the month. The last two daily updates are different from the regular daily updates in that they pay and/or recoup capitation for the next month. If the Contractor detects an error through the monthly update process, the Contractor shall notify AHCCCS, Information Services Division.

17.5	Electronic Transactions

17.5.1	Submit claims and encounters to AHCCCS as outlined in the AHCCCS HIPAA Transaction Companion Guides, Trading Partner Agreements, and the AHCCCS Encounter Manual, including, but not limited to, inclusion of data to identify the physician who delivers services to patients per Section 1903(m)(2)(A)(xi)) of the Social Security Act.xxx

17.5.2

Covered outpatient drugs dispensed to individuals eligible for medical assistance who are enrolled with the Contractor shall be subject to the same rebate requirements as the State is subject under Section 1927 of the Social Security Act; the State shall collect such rebates from manufacturers. (Section 1903(m)(2)(A)(xiii) of the Social Security Act and SMD letter 10-006) To ensure AHCCCS compliance with this requirement, Pharmacy related encounter data and other encounters involving services eligible for Federal Drug Rebate processing must be provided to AHCCCS no later than 30 days after the end of the

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quarter in which the pharmaceutical item was dispensed. The Contractor must report information on the total number of units of each dosage form and strength and package size by National Drug Code of each covered outpatient drug dispensed (other than covered outpatient drugs that under subsection (j)(1) of Section 1927 of the Social Security Act [42 USCS § 1396r-8] are not subject to the requirements of that section) and such other data as required by AHCCCS (Section1903(m)(2)(A)(xiii) of the Social Security Act and SMD letter 10-006). xxxi

17.6	General Claims Processing Requirements

17.6.1	In accordance with the Deficit Reduction Act of 2005, Section 6085, SMD letter 06-010, and Section 1932 (b)(2)(D) of the Social Security Act, the Contractor is required to reimburse non-contracted emergency services providers at the AHCCCS Fee-For-Service rate. This applies to in State as well as out of State providers.xxxii

17.7	Claims System Reporting

The Contractor shall:

17.7.1	Submit to AHCCCS a monthly Claims Dashboard in conformance with the AHCCCS Claims Dashboard Reporting and in accordance with Exhibit-9, Deliverables.

17.8	Demographic Data Submission

The Contractor shall:

17.8.1	Submit behavioral health member demographic data to AHCCCS in the CCD format as specified in the AHCCCS CIS File Layout and Specifications Manual according to the submission timelines in the AHCCCS Technical Interface Guidelines and the Demographic and Outcome Data Set User Guide.

17.8.2	Include an attestation with each demographic data submission.

17.9	RESERVED

17.10	RESERVED

18	ADMINISTRATIVE REQUIREMENTS

18.1	General Requirements

The Contractor shall:

18.1.1	Develop and maintain written policies and procedures for each functional area consistent in format and style.

18.1.2	Maintain written guidelines for developing, reviewing and approving all policies and procedures.

18.1.3	Have effective procedures in place for the periodic updating and revision of the policies to include the prompt and accurate communication of these revisions to subcontractors and documentation of the location in the policies of content required under this contract, which shall be submitted to AHCCCS upon request.

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18.1.4	Have all policies dated and signed by the Contractor’s appropriate manager, coordinator, director or administrator. Minutes reflecting the review and approval of the policies by an appropriate committee are also acceptable documentation.

18.1.5	Have the Medical Director or the Medical Director’s designee identify medical policy requirements, and ensure annual review of the Contractor’s medical policies. All medical and quality management policies must be approved and signed by the Contractor’s Medical Director.

18.1.6	Be subject to corrective action, sanctions or hiring of additional staff if Contractor is noncompliant with the requirements of this Contract.

18.1.7	Allocate sufficient resources to comply with all Contract requirements.

18.1.8	The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable Federal regulations; the terms of the CMS 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State Rules; the terms of this contract which consists of the RFP, the proposal of the successful Offeror, and any Best and Final Offer including any attachments, executed amendments and modifications; and AHCCCS policies and procedures.

18.1.9	Be aware that AHCCCS may, at its discretion, communicate directly with the governing body or Parent Corporation of the Contractor regarding the performance of a subcontractor or Contractor respectively.

18.2	AHCCCS Guidelines, Policies and Manuals

All AHCCCS guidelines, policies and manuals, including but not limited to, ACOM, AMPM, Reporting Guides, and Manuals are hereby incorporated by reference into this contract. Guidelines, policies and manuals are available on the AHCCCS website. The Contractor is responsible for ensuring that its subcontractors are notified when modifications are made to the AHCCCS guidelines, policies, and manuals. The Contractor is responsible for complying with all requirements set forth in these sources as well as with any updates. In addition, linkages to AHCCCS rules, statutes and other resources are available through the AHCCCS website. Upon adoption by AHCCCS, updates will be available on the AHCCCS website.

18.3	Organizational Structure

The Contractor shall:

18.3.1	Operate as a single entity responsible for ensuring the delivery of medically necessary covered services for members.

18.3.2	Provide all major administrative functions of a managed care health plan including but not limited to:

18.3.2.1	Network Management/Provider Relations;

18.3.2.2	Member Services;

18.3.2.3	Quality Management;

18.3.2.4	Medical Management;

18.3.2.5	Finance;

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18.3.2.6	Claims/Encounters;

18.3.2.7	Information Services; and

18.3.2.8	Grievance and Appeal System.

18.3.3	Not delegate or subcontract key functions of health plan operations that are critical to the integration of behavioral and physical health care for members as set forth in Contract Section on, Management Services Agreements, unless one entity under subcontract provides all of the delegated functions for both the Medicaid, which includes physical and behavioral health, and Medicare lines of business.

18.3.4	Have organizational, management, staffing and administrative systems capable of meeting all Contract requirements with clearly defined lines of responsibility, authority, communication and coordination within, between and among Contractor’s departments, units or functional areas of operation.

18.3.5	Develop and maintain written policies, procedures and job descriptions in a consistent format and style for each of the Contractor’s functional areas including policies and procedures that instruct staff to comply with all federal and state requirements, including federal and state laws that govern member rights, 42 CFR 438.100(a)(1).

18.3.6	Maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions for each of the Contractor’s functional areas including guidelines for a bi-annual review of all job descriptions to align job duties actually performed by the staff with written requirements.

18.3.7	Require all staff, whether employed or under contract, to have the training, education, experience, orientation, and credentialing, as applicable, to perform assigned job duties.

18.3.8	Provide initial and ongoing staff training that includes an overview of AHCCCS Policy and Procedure Manuals, and contract requirements and State and Federal requirements specific to individual job functions.

18.3.9	For Key Staff, Organizational Staff, and Liaison or Coordinator positions, in accordance with Exhibit-9, Deliverables, notify AHCCCS:

18.3.9.1	Within seven days of learning of resignation or termination of staff;

18.3.10	The notification above must include the following:

18.3.10.1	The position title, and name of the person in the position;

18.3.10.2	The effective date of the vacancy or absence; and

18.3.10.3	The name, contact information and qualifications of the interim staff responsible for meeting the contractual responsibilities of the position.

18.3.11	Submit the name, contact information and resume of the permanent staff to AHCCCS when hired along with a revised organizational chart.

18.3.12	Obtain approval from AHCCCS prior to moving any managed care functions outside of the State of Arizona.

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18.3.13	Submit the request for approval to AHCCCS at least 60 days prior to the proposed change and include a description of the processes in place that assure Contract compliance.

18.3.14	Maintain a significant and sufficient local presence within the assigned Geographic Service Area in Greater Arizona and a positive public image in Arizona.

18.3.15	Participate in face-to-face meetings with AHCCCS at least quarterly for purposes of assessing Contractor compliance and provide appropriate staff for attendance and participation in meetings and events scheduled by AHCCCS. Contractor’s attendance at all meetings and events scheduled by AHCCCS is mandatory unless otherwise indicated.

18.3.16	Maintain an organization chart complete with the Key Staff positions. The chart must include the person’s name, title, location and portion of time allocated to each Medicaid contract and other lines of business.

18.3.17	A functional organization chart of the key program areas, responsibilities and reporting lines.

18.3.18	A crosswalk of Contractor Key Staff members and required staff positions.

18.3.19	A listing of all Key Staff to include the following:

18.3.19.1	Individual’s name,

18.3.19.2	Individual’s title,

18.3.19.3	Individual’s telephone number,

18.3.19.4	Individual’s email address,

18.3.19.5	Individual’s location(s),

18.3.19.6	Documentation confirming applicable Key Staff functions are filled by individuals which are in good standing (for example, a printout from the Arizona Medical Board webpage showing the CMO’s active license), and

18.3.19.7	A list of all Key Staff functions and their locations; and a list of any functions that have moved outside of the State of Arizona in the past contract year.

18.3.20	Have local staff available and on-call 24 hours per day, seven days per week to work with AHCCCS to address urgent issue resolutions, emergency care, cases of an immediate jeopardy, fires or other public emergency situations.

18.3.21	Provide the available on-call staff with access to necessary information to identify:

18.3.21.1	Members who may be at risk;

18.3.21.2	Current health status;

18.3.21.3	Ability to initiate new placements or services;

18.3.21.4	Ability to perform status checks at affected facilities; and

18.3.21.5	Potentially engage in ongoing monitoring, if necessary.

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18.3.22	Provide AHCCCS with the contact information for available on call staff including a telephone number or other means of contact.

18.3.23	Not employ or contract with any individual, entity or affiliate that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity, or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order No. 12549 [42 CFR 438 610(a) and (b); 42 CFR 1001.1901(b); 42 CFR 1003.102(a)(2)].

18.3.24	Submit all reports in accordance with Exhibit-9, Deliverables.

18.4	Peer Involvement and Participation

The Contractor shall:

18.4.1	Require subcontractors and providers to include, to the extent possible, the participation of at least one peer or family member during the interview process when hiring for all direct service staff positions.

18.4.2	Develop a process for members to have regular and ongoing input to assist in decision making, development, and enhancement of customer service at each provider site where case management services are delivered.

18.4.3	Develop a written description of the process for members to have regular and ongoing input in order to ensure that the community members have real decision making capacity and each committee has at least two community members.

18.4.4	Include in the description above:

18.4.4.1	A requirement that the members attend regular meetings with clinical leadership and be authorized to make recommendations.

18.4.5	Submit a Roster of Peer and Family Committee Members as specified in Exhibit-9, Deliverables.

18.4.6	Develop a Community Resource Guide that is updated quarterly and contains community resource information applicable to the population in the assigned geographical service area and is provided in hard copy when requested by providers. The Community Resource Guide shall be provided on the Contractor’s website as described in ACOM Policy 416 and ACOM Policy 404 and submitted to AHCCCS as specified in Exhibit-9, Deliverables.

18.5	Key Staff

The Contractor shall have the following Key Staff to work full-time to fulfill the responsibilities of the position in a location within the assigned Geographic Service Area in Greater Arizona which are dedicated to meeting the requirements of this Contract:

18.5.1	Administrator/Chief Executive Officer (CEO/COO):

18.5.1.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.5.1.2	Oversees the entire operation of the Contractor, and has the authority to direct and prioritize work, regardless of where performed. Has experience in the managed health care industry.

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18.5.2	Chief Financial Officer (CFO):

18.5.2.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.5.2.2	Is an Arizona-licensed Certified Public Accountant or holds a post graduate degree in business or finance, or has equivalent experience;

18.5.2.3	Is responsible to implement, oversee and manage the budget, accounting systems and financial reporting implemented by the Contractor.

18.5.3	Chief Medical Officer (CMO):

18.5.3.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.5.3.2	Is an Arizona-licensed physician, in good standing, board-certified in psychiatry;

18.5.3.3	Attends AHCCCS’ Medical Director meetings as scheduled;

18.5.3.4	Develops, implements, interprets and approves clinical-medical policies and procedures;

18.5.3.5	Oversees medical professional recruitment;

18.5.3.6	Reviews and make recommendations regarding physician and other prescribing clinician credentialing and reappointment applications;

18.5.3.7	Oversees Provider profile design and interpretation;

18.5.3.8	Is responsible for, actively involved in and oversees the following:

18.5.3.8.1	Administration of all Medical Management and Quality Management components of the program;

18.5.3.8.2	Continuous assessment and improvement of the quality of care provided to members;

18.5.3.8.3	Development and implementation of the QM/MM Plans;

18.5.3.8.4	Oversight of provider education, in-service training and orientation;

18.5.3.8.5	Serves as the chairperson of the QM, MM, and Peer Review Committees with oversight of other medical/clinical committees;

18.5.3.8.6	Devotes sufficient time to ensure timely clinical decisions, including after-hours consultation as needed.

18.5.4	Deputy Medical Officer (DMO):

18.5.4.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.5.4.2	Is an Arizona licensed physician, in good standing, board certified in a medical specialty;

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18.5.4.3	Is responsible for non-psychiatric, clinical medical programs;

18.5.4.4	Attends AHCCCS’ Medical Director meetings as scheduled; and

18.5.4.5	Reports to the CMO and performs duties as directed by the CMO.

18.5.5	Corporate Compliance Officer:

18.5.5.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.5.5.2	Reports directly to Contractor’s CEO;

18.5.5.3	Is located on-site and is available to all staff, with designated and recognized authority to access provider records and make independent referrals to the AHCCCS Office of Inspector General (OIG) or other duly authorized enforcement agencies;

18.5.5.4	Is responsible for oversight, administration and implementation of the Contractor’s Corporate Compliance Program.

18.5.6	Dental Director (Part-time):

18.5.6.1	Resides in Arizona;

18.5.6.2	Arizona licensed general or pediatric dentist in good standing located in Arizona;

18.5.6.3	Reviews or denies dental services, provider consultation, utilization review,

18.5.6.4	Participation in tracking and trending of quality of care issues as related to dental services.

18.5.7	Pharmacy Director/Coordinator:

18.5.7.1	Resides in Arizona;

18.5.7.2	Arizona licensed pharmacist or physician;

18.5.7.3	Oversees and administers the prescription drug and pharmacy benefits;

18.5.7.4	The Pharmacy Coordinator/Director may be an employee or Contractor of the Plan.

18.5.8	Credentialing Coordinator who is located in Arizona and who has appropriate education and/or experience to effectively complete all requirements of the position.

18.5.9	The primary functions of the Credentialing Coordinator are:

18.5.9.1	Serve as the single point of contact to AHCCCS for credentialing-related questions and concerns;

18.5.9.2	Responsible for timely and accurate completion of all credentialing-related deliverables;

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18.5.9.3	Ensure all credentialing requirements, including timeframes, are adhered to by the Contractor;

18.5.9.4	Provide a detailed, transparent description of the credentialing process to providers and serve as the single point of contact for the Contractor to address provider questions about the credentialing process.

18.5.10	Children Services Liaison, who is located in Arizona and who serves as the primary point-of-contact who is available to, and works collaboratively with, out-of-home placement and adoptive parents to coordinate needed crisis services and address barriers to services.

18.5.10.1	The primary functions of the Children Services Liaison include; to accept and respond to inquiries from out-of-home placements, adoptive parents, or providers, and address concerns related to the delivery of and access to behavioral health services for children in out-of-home placements or with adoptive parents.

18.6	Organizational Staff

The Contractor shall have the following Organizational Staff, one person, per position, full-time, residing in or near the assigned Geographic Service Area in Greater Arizona which are dedicated to meeting the requirements of this Contract:

18.6.1	Integrated Health Care Development Officer:

18.6.1.1	Is an individual with experience in behavioral and physical health care systems including familiarity with Medicaid and Medicare systems;

18.6.1.2	Is responsible for coordinating and overseeing activities of Contractor’s Integrated Health Care Office including the Integrated Health Care Plan; and

18.6.1.3	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona.

18.6.2	Chief Clinical Officer (CCO):

18.6.2.1	Is an Arizona-licensed clinical practitioner;

18.6.2.2	Is responsible for clinical program development and oversight of service delivery;

18.6.2.3	Acts as the single point of contact for coordination of care with system stakeholders including; ADES/DDD, DCS/CMDP, and other state agencies when necessary; and

18.6.2.4	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona.

18.6.3	Children’s Medical Administrator:

18.6.3.1	Is an Arizona-licensed physician, board-certified in child/adolescent psychiatry, or board certified in general psychiatry;

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18.6.3.2	Is responsible for clinical-medical programs for children and adolescents and QM and UM/MM programs for children and adolescents; and

18.6.3.3	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona.

18.6.4	Children’s System Administrator:

18.6.4.1	Is an Arizona-licensed clinical practitioner;

18.6.4.2	Collaborates with child welfare, juvenile corrections, juvenile detention systems, and other child-serving agencies;

18.6.4.3	Is responsible to oversee the children’s service delivery system consistent with the Arizona Vision-Twelve Principles for Children Service Delivery as outlined in AMPM Policy 430; and

18.6.4.4	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona.

18.6.5	Cultural Competency Administrator:

18.6.5.1	Is responsible for implementing Contractor’s Cultural Competency Program, the Cultural Competency Plan;

18.6.5.2	Oversight of all provisions in Contract Section on, Cultural Competency; and

18.6.5.3	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.6	Training and Workforce Development Administrator:

18.6.6.1	Is responsible for developing and implementing training programs;

18.6.6.2	Workforce recruitment;

18.6.6.3	Oversight of training requirements; and

18.6.6.4	Resides in Arizona.

18.6.7	Quality Management Administrator:

18.6.7.1	Is located in Arizona and is an Arizona-licensed registered nurse, physician or physician’s assistant or a Certified Professional in Healthcare Quality (CPHQ) by the National Association for Health Care Quality (NAHQ) and/or Certified in Health Care Quality and Management (CHCQM) by the American Board of Quality Assurance and Utilization Review Providers;

18.6.7.2	Experience in quality management and quality improvement. Sufficient local staffing to meet the AHCCCS quality management contractual and policy requirements must also be in place. Staff must report directly to the Quality Management Administrator;

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18.6.7.3	Develops, implements, manages and oversees Contractor’s QM plan in collaboration with the CMO and the Performance/Quality Improvement Coordinator; and

18.6.7.4	Is responsible for the following primary functions:

18.6.7.4.1	Ensures individual and systemic quality of care;

18.6.7.4.2	Conducts comprehensive quality-of-care investigations;

18.6.7.4.3	Conducts onsite quality management visits/reviews;

18.6.7.4.4	Conducts care needed today/immediate jeopardy investigations;

18.6.7.4.5	Integrates quality throughout the organization;

18.6.7.4.6	Implements process improvement;

18.6.7.4.7	Resolves, evaluates, tracks and trends quality of care grievances/concerns; and

18.6.7.4.8	Ensures a credentialed provider network.

18.6.7.5	In addition, the Contractor must have sufficient, experienced quality management staff, who are licensed clinical or behavioral health professionals to meet the requirements of the quality management program.

18.6.8	Performance Quality Improvement Coordinator:

18.6.8.1	Is located in Arizona and is a Certified Professional in Healthcare Quality (CPHQ)/ (CHCQM) or has comparable education and experience in health plan data and outcomes measurement Any staff under this position must be sufficient to meet the AHCCCS quality Improvement contractual and policy requirements. The primary functions of the Performance Quality Improvement Coordinator are:

18.6.8.1.1	Is responsible for focusing organizational efforts on improving clinical quality performance measures;

18.6.8.1.2	Develops and implements performance improvement projects;

18.6.8.1.3	Utilizes data to develop intervention strategies to improve outcomes; and

18.6.8.1.4	Reports quality improvement/performance outcomes.

18.6.9	Quality Management Staff:

18.6.9.1	Who is located in Arizona, with appropriate clinical and behavioral credentials and ensures timely, comprehensive quality of care investigative processes including but not limited to onsite quality investigations.

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18.6.10	Medical Management Administrator:

18.6.10.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.10.2	Is an Arizona-licensed registered nurse, physician or physician’s assistant if required to make medical necessity determinations, or has a Master’s degree in health services, health care administration, or business administration if not required to make medical necessity determinations;

18.6.10.3	Manages all required medical management requirements under AHCCCS policies, rules, and contract;

18.6.10.4	Maintains sufficient local staffing to meet medical management requirements;

18.6.10.5	Is responsible for the following primary functions:

18.6.10.5.1	Ensures adoption and consistent application of appropriate inpatient and outpatient medical necessity criteria,

18.6.10.5.2	Ensures appropriate concurrent review and discharge planning of inpatient stays is conducted,

18.6.10.5.3	Develop, implement and monitor the provision of care coordination, disease management and care management functions,

18.6.10.5.4	Monitors, analyzes and implements appropriate interventions based on utilization data, including identifying and correcting over or under utilization of services,

18.6.10.5.5	Monitors prior authorization functions and assures that decisions are made in a consistent manner based on clinical criteria and meet timeliness standards;

18.6.11	Customer Services Administrator:

18.6.11.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.11.2	Manages and oversees systems for entry point access to the health care delivery system; and

18.6.11.3	Is responsible for the following primary functions:

18.6.11.3.1	Triage of all inquiries including information inquiries, service requests, crisis phone calls, complaints, grievances, appeals and quality of care issues, and

18.6.11.3.2	Compliance with standards for resolution, telephone abandonment rates and telephone hold times.

18.6.12	Network Development Administrator:

18.6.12.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

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18.6.12.2	Manages and oversees network development, network sufficiency and network reporting functions;

18.6.12.3	Is responsible for network provider adequacy and appointment access;

18.6.12.4	Develops network resources in response to unmet needs;

18.6.12.5	Assures members have a choice of providers;

18.6.12.6	Ensures resolution of provider complaints;

18.6.12.7	Ensure coordination of provider site visits;

18.6.12.8	Reviews provider profiles, and

18.6.12.9	Implements and monitors corrective action plans as needed.

18.6.13	Employment/Vocational Administrator:

18.6.13.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.13.2	Acts as the interagency liaison with ADES/RSA; and

18.6.13.3	Manages and oversees vocational rehabilitation and employment support programs; vocational, employment; and business development services.

18.6.14	Information Systems Administrator:

18.6.14.1	Who is responsible for information system management including coordination of the technical aspects of application infrastructure, server and storage needs, reliability and survivability of all data and data exchange elements.

18.6.15	Information Systems Staff to ensure timely and accurate information system management to meet system and data exchange requirements. Claims/Encounters Administrator:

18.6.15.1	Manages, oversees and is responsible for all components and processes related to submitting timely and accurate claims and encounters; and assists with the prompt resolution of provider complaints and inquiries;

18.6.15.2	Facilitates the exchange of information between grievance, claims processing, and provider relations systems and providers; and

18.6.15.3	Is responsible for the following primary functions:

18.6.15.3.1	Educates staff and providers on claims submission requirements, coding updates, electronic claims transactions and electronic fund transfer; and available Contractor resources such as provider manuals, web site and fee schedules,

18.6.15.3.2	Interfaces with the Contractor’s call center to compile, analyze, and disseminate information from provider calls,

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18.6.15.3.3	Identifies trends and guides the development and implementation of strategies to improve provider satisfaction, and

18.6.15.3.4	Communicates (e.g. telephonic and on site) with providers to assure the effective exchange of information and gain feedback regarding the extent to which providers are informed about appropriate claims submission practices.

18.6.15.4	Develop and implement claims processing systems capable of paying claims in accordance with State and Federal requirements;

18.6.15.5	Develop processes for cost avoidance;

18.6.15.6	Ensure minimization of claims recoupments; and

18.6.15.7	Claims Processing staff to ensure the timely and accurate processing of original claims, resubmissions and overall adjudication of claims see ACOM Policy 203.

18.6.16	Grievance and Appeal System Administrator:

18.6.16.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.16.2	Is a licensed attorney or has a juris doctor degree from an accredited institution;

18.6.16.3	Manages, oversees, implements, administers and adjudicates member grievances and appeals, and provider claim disputes, arising under the Grievance and Appeal System and for forwarding all member appeal requests for hearing to AHCCCS Office of Administrative Legal Services (OALS) with the requested information. The Grievance and Appeal System Administrator and any staff under this position who manage and adjudicate disputes and appeals must be located in Arizona.

18.6.16.4	Is prohibited from acting as or under the supervision of Contractor’s in-house legal counsel, retained legal counsel, corporate counsel or risk management attorney.

18.6.17	Contract Compliance Administrator:

18.6.17.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.17.2	Serves as the primary point-of-contact for all Contractor operational issues;

18.6.17.3	Manages and oversees overall compliance with Contract requirements;

18.6.17.4	Monitors the submission of Contract deliverables to AHCCCS;

18.6.17.5	Serves as the primary point-of-contact for all Contractor operational issues;

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18.6.17.6	Fields and coordinates responses to AHCCCS inquiries; and

18.6.17.7	Coordinates the execution of Contract requirements and related compliance actions, including AHCCCS Operational and Financial Reviews, random and periodic audits, corrective actions and ad hoc visits.

18.6.18	Individual and Family Affairs Administrator:

18.6.18.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.18.2	Builds partnerships with individuals, families, youth, and key stakeholders to promote recovery, resiliency and wellness;

18.6.18.3	Establishes structure and mechanisms to increase the member and family voice in areas of leadership, service delivery and Contractor decision-making committees and boards;

18.6.18.4	Advocates for service environments that are supportive, welcoming and recovery oriented by implementing Trauma Informed Care (TIC) service delivery approaches and other initiatives;

18.6.18.5	Communicates and collaborates with members and families to identify concerns and remove barriers that affect service delivery or member satisfaction;

18.6.18.6	Promotes the development and use of member and family support programs; and

18.6.18.7	Collaborates with AHCCCS’ Office of Individual and Family Affairs.

18.6.19	Communications/Public Relations Administrator:

18.6.19.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.19.2	Responds to media inquiries and is responsible for public relations, Health Promotion and outreach activities;

18.6.19.3	Obtains approvals for communications materials;

18.6.19.4	Coordinates and oversees the distribution of information including the member handbook, provider handbook, brochures, newsletters and information on Contractor’s web site; and

18.6.20	Tribal Coordinator:

18.6.20.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.20.2	Acts as the liaison with tribal nations;

18.6.20.3	Is responsible to address tribal issues;

18.6.20.4	Promotes services and programs to improve the health of American Indian members including coordination of care;

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18.6.20.5	Acts as the single point of contact regarding delivery of services to American Indians;

18.6.20.6	Meet regularly with AHCCCS’ Tribal Liaison, AHCCCS Division of Health Care Management representative and American Indian Health Care program coordinator to discuss tribal care coordination;

18.6.20.7	Assists in the planning and provides support to statewide American Indian Behavioral Health Forum(s) concerning issues that are specific to tribal behavioral health and physical health services.

18.6.20.8	Collaborate with tribal nations in creating a system or process covering all aspects of COE/COT from petition to discharge.

18.6.20.9	Coordinate annual training on the COE/COT process as it relates to tribal members. Minimal training requirements shall include:

18.6.20.9.1	Tribal Involuntary Commitment COE/COT Training Topics;

18.6.20.9.2	Overview of American Indian Law and the Tribal Court Order Process;

18.6.20.9.3	Title 12-136, State Recognition of Tribal Court Order Process (includes the role of the AZ Attorney General’s office);

18.6.20.9.4	Rules of Procedure and Guardianship;

18.6.20.9.5	Coordination of Care between the Tribe, RBHA and RBHA providers (includes Tribal/RBHA Letters of Agreement and collaborative COE/COT processes);

18.6.20.9.6	Continuity of Care from Tribal Court to Discharge;

18.6.20.9.7	Arizona State Hospital Admission Process;

18.6.20.9.8	AHCCCS/Medicaid Payment process, and

18.6.20.9.9	Resources, webpages, contact information.

18.6.21	Maternal/Child Health/EPSDT Coordinator:

18.6.21.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.6.21.2	Is an Arizona licensed nurse, physician or physician’s assistant or has a Master’s degree in health services, public health, health care administration or other related field, or a CPHQ or CHCQM Certification. Any staff under this position must be sufficient to meet the AHCCCS MCH/EPSDT contractual and policy requirements and must be located in Arizona. Maternal Child Health (MCH)/EPSDT staff must either report directly to the MCH/EPSDT Coordinator or the MCH/EPSDT Coordinator must have sufficient ability to ensure that AHCCCS MCH/EPSDT requirements are met. Sufficient local staffing under this position must be in place to meet quality and performance measure goals, and is responsible for the following primary functions:

18.6.21.2.1	Ensures receipt of physical and behavioral health EPSDT services for SMI members under 21 years of age;

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18.6.21.2.2	Ensures receipt of behavioral health EPSDT services for all members under 21 years of age;

18.6.21.2.3	Ensures receipt of maternal and postpartum care,

18.6.21.2.4	Promotes family planning services,

18.6.21.2.5	Promotes individual preventive health strategies,

18.6.21.2.6	Identifies and coordinates assistance for identified member needs, and

18.6.21.2.7	Collaborates/Interfaces with community and system stakeholders.

Additional Required Staff:

18.6.22	Prior Authorization staff to authorize health care 24 hours per day, seven days per week. This staff shall include but is not limited to Arizona-licensed nurses, physicians and/or physician’s assistants.

18.6.23	Concurrent Review staff who is located in Arizona and who conduct inpatient concurrent review. This staff shall consist of Arizona-licensed nurses, physicians, and/or physician’s assistants.

18.6.24	Member Services staff to enable members to receive prompt resolution of their inquiries/problems.

18.6.25	Provider Services staff who is located in Arizona and who enable providers to receive prompt responses and assistance.

18.6.26	Claims Processing staff to ensure the timely and accurate processing of original claims, resubmissions and overall adjudication of claims.

18.6.27	Encounter Processing staff to ensure the timely and accurate processing and submission to AHCCCS of encounter data and reports.

18.6.28	Care and Case Management staff who are located in Arizona and who provide care coordination for members with special health care needs.

18.6.29	Information Systems Staff to ensure timely and accurate information system management to meet system and data exchange requirements.

18.6.30	Quality Management Staff who is located in Arizona, with appropriate clinical and behavioral credentials and ensures timely, comprehensive quality of care investigative processes including but not limited to onsite quality investigations.

18.7	Liaisons and Coordinators

The Contractor shall have a designated staff person to perform the duties and responsibilities of each liaison and coordinator position as follows:

18.7.1	Oral Health Liaison:

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18.7.1.1	Is responsible for the oversight of dental service delivery for SMI members age 18 through 20;

18.7.1.2	Is responsible for identification of available oral health community resources to members that do not have dental services coverage;

18.7.1.3	Is responsible to collaborate with providers and other community resources to improve access to oral health care services for members that do not have dental services coverage; and

18.7.1.4	May be staff or subcontractor.

18.7.2	AHCCCS Eligibility Liaison:

18.7.2.1	Oversees AHCCCS’ eligibility screening and referral requirements.

18.7.3	Arizona State Hospital Liaison:

18.7.3.1	Is the single point of contact with the Arizona State Hospital and AHCCCS to coordinate admissions, ongoing care, and discharges for members in the Arizona State Hospital.

18.7.4	Human Rights Committee Liaison:

18.7.4.1	Is the single point of contact with the regional Human Rights Committee (HRC) and the AHCCCS Human Rights Committee Coordinator; and

18.7.4.2	Is responsible to provide information to the HRC and attend HRC meetings.

18.7.5	Physical Health Plan and Provider Coordinator:

18.7.5.1	Is the single point of contact regarding coordination of care with other AHCCCS Health Plans and PCPs specifically to facilitate the sharing of clinical information for members not eligible to receive physical health care services from the RBHA.

18.7.6	Member Transition Coordinator:

18.7.6.1	Manages, oversees and coordinates transitions to and from AHCCCS Contractors and transfers to other agencies or systems;

18.7.6.2	Locates the member’s affiliated clinical provider in the Contractor’s system;

18.7.6.3	Gathers, reviews and communicates clinical information requested by PCPs, Acute Care Plan Behavioral Health Coordinators, other treating professionals, and other involved stakeholders including providers serving members or under contract with DCS/CMDP and ADES/DDD;

18.7.6.4	Collaborates and coordinate with the Acute Care Health Plans regarding member specific issues or needs.

18.7.7	Emergency Response/Business Continuity and Recovery Liaison:

18.7.7.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona; and

18.7.7.2	Is the single point of contact to coordinate health response needs, recovery, and business functions in the event of a disaster, power outage or other event that causes a significant disruption in service delivery or business operations.

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18.7.8	Court Coordinator:

18.7.8.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.7.8.2	Is the single point of contact for information specific to the court’s disposition for eligible members (i.e. Drug Court, Mental Health Court, Criminal Proceedings); and

18.7.8.3	Communicates court related follow-up/requirements to the individual’s health plan and/or RBHA.

18.7.9	Justice System Liaison:

18.7.9.1	Resides in Arizona within the assigned Geographic Service Area in Greater Arizona;

18.7.9.2	Is the single point of contact to communicate with the court and justice systems and AHCCCS Acute Care Contractors, including interaction with Mental Health Courts, Drug Courts, and other jail diversion programs; and

18.7.9.3	Is the interagency liaison with the Arizona Department of Corrections (ADOC), County Jails, Sheriff’s Office, Correctional Health Services, Arizona Office of the Courts (AOC) and Probation Departments.

18.7.10	CMDP Coordinator:

18.7.10.1	Is the single point of contact to coordinate health information specific to Division of Child Safety and Family Services eligible children in the CMDP Program; and

18.7.10.2	Participates in meetings via telephone and teleconference, as needed.

18.8	Training Program Requirements

The Contractor shall:

18.8.1	Create and implement a comprehensive training program and framework to include: appropriate training, continuing education, technical assistance, workforce development opportunities, and various modalities of training options to contractor and subcontractor personnel to promote and sustain a qualified, knowledgeable, skilled, and culturally competent workforce to successfully provide high quality services.

18.8.2	Develop and implement an Annual Training Plan, in accordance with Exhibit-9, Deliverables that tracks, monitors, and ensures effectiveness and documentation of all trainings and ensures inclusion of the following minimum requirements:

18.8.2.1	Describes how the Contractor incorporates: Adult/Children’s Guiding Principles, Adult Learning Methods, Culturally Relevant Practices, Provider, and Community/Stakeholder input in the development of training curricula and the delivery of trainings;

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18.8.2.2	Approaches to gather input from stakeholder agencies, individuals, family members, and communities in the development of training curricula and delivery of training to meet the needs of the GSAs;

18.8.2.3	Methods to ensure effectiveness of trainers by assessing skills and knowledge of content and detailing the availability of resources to effectively facilitate trainings;

18.8.2.4	Strategies to identify training needs, quality concerns, evaluations, and analyses of training efforts on a quarterly, annually and as-needed basis to ensure high quality training procedures; and

18.8.2.5	Describes how a system wide training quality assurance process is incorporated, developed and maintained by using case file reviews, complaint data, utilization data, and grievance and appeal data to identify additional technical assistance or training needs as applicable.

18.8.3	Include culturally and linguistically appropriate components in each training topic to include language access services, and culturally competent care for individuals accessing and receiving services.

18.8.4	Allocate financial resources to provide initial and ongoing training, technical assistance, and professional development (coaching/modeling) to all personnel, service providers, and members.

18.8.5	Maintain a sufficient number of accessible qualified trainers who are subject matter experts in the training topic to effectively facilitate training sessions and develop training curriculums.

18.8.6	Submit and demonstrate evidence of completion of all training requirements for personnel, service providers, and members, which may include but not limited to: the number of participants, participant completion lists, training calendars, training curriculums, training assessments, and sign in sheets as part of ongoing reporting.

18.8.7	Provide and track initial orientation and training for contractor and subcontractor staff to become knowledgeable and skilled with understanding, implementing, and operating in a health care delivery system to include but not limited to: AHCCCS Overview; Assessment/Screening Tools; Clinical Protocols/Best Practices; Complaint/Grievance Processes; Confidentiality/HIPAA; Cultural Competency; Customer Service; Demographic Data Sets, Fraud, Waste, and Abuse; Managed Care Concepts; Step Therapy; Special Assistance; appropriate utilization of emergency room services including behavioral health emergencies; and Quality of Care Concerns.

18.8.8	Provide and track ongoing training to sustain and enhance the knowledge and skills of contractor staff, subcontractor staff, and system stakeholders to include but not limited to: American Society of Addiction Medicine (ASAM) Criteria (Third Edition, 2013) in substance use disorder assessments, service planning, and level of care placement; Child and Adolescent Service Intensity Instrument (CASII); Cultural Competency; Demographic Data Sets/Encounters; Disability Benefits 101; Fraud, Waste, and Abuse; Special Assistance, Ticket to Work; Quality of Care Concerns, and Workforce Development. See also AMPM 320-O.

18.8.9	Ensure compliance and documentation of trainings of contractor and subcontractor staff as applicable to maintain AHCCCS Provider Registration

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and/or licensure/certifications to include but not limited to: ADHS/Division of Licensing Services; Home Care Training to Home Care Clients (HCTCs); and Community Service Agencies (CSAs).

18.8.10	Provide and track training to child serving state agencies on the Arizona Vision-Twelve Principles for Children Service Delivery referenced in AMPM Policy 430 and for coaching state agency personnel in working with children and families who have behavioral health needs.

18.8.11	Make available and track trainings, coaching and collaboration with other collaborative partners, to include but limited to: Adult Protective Services (APS), Department of Corrections, First Responders and Educational Entities on the Arizona System Principles, Recovery and Resiliencies Adult Principles to increase awareness for personnel working with individuals and families who have behavioral health needs.

18.8.12	Train on prior authorization processes to member service personnel within Greater Arizona on the utilization of mapping search engines such as MapQuest, Yahoo Maps or Google Maps for the purpose of authorizing services, recommending providers, and transporting members to the most geographically appropriate location.

18.8.13	Collaborate with AHCCCS to coordinate and deliver training in response to identified needs and participation in the Workforce Development Operations Committee meetings.

18.9	Training Reporting Requirements

18.9.1	The Contractor shall submit deliverables related to Training in accordance with Exhibit-9, Deliverables.

18.10	Medical Records

The Contractor shall:

18.10.1	Retain consent and authorization for medical records as prescribed in A.R.S. § 12-2297 and in conformance with AHCCCS Policy. HIPAA related documents must be retained for a period of six years per, 45 CFR 164.530(j)(2).

18.10.2	Not be responsible as the owner of a member’s medical record, which is the property of the provider who generates the record.

18.10.3	Provide each member who requests one copy of his or her medical record at no cost annually and review the member’s request to amend or correct the medical record, as specified in, 45 CFR part 164 and applicable state law.

18.10.4	Require subcontracted service providers to create a medical record when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of establishing a medical record, but must be associated with the member’s medical record as soon as one is established.

18.10.5	Create written policies and procedures for the maintenance of medical records, which are documented accurately, timely, are readily accessible and permit prompt and systematic retrieval of information while maintaining confidentiality.

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18.10.6	Create written standards for documentation on the medical record for legibility, accuracy and plan of care, which comply with the AHCCCS Medical Policy Manual (AMPM).

18.10.7	Create written plans for providing training and evaluating providers’ compliance with the Contractor’s medical records’ standards.

18.10.8	Require subcontracted service providers to maintain legible, signed and dated medical records as follows:

18.10.8.1	Are written in a detailed and comprehensive manner;

18.10.8.2	Conform to good professional practice;

18.10.8.3	Permit effective professional review and audit processes; and

18.10.8.4	Facilitate an adequate system for follow-up treatment.

18.10.8.5	When a member changes his or her PCP, forward the member’s medical record or copies of it to the new PCP within 10 business days from receipt of the request for transfer of the medical record.

18.10.8.6	Provide AHCCCS access to all members’ medical records whether electronic or paper within the time specified by AHCCCS.

18.10.8.7	Comply with federal and state confidentiality statutes, rules and regulations to protect medical records and any other personal health information that may identify a particular member or subset of members.

18.10.8.8	Establish and implement policies and procedures consistent with the confidentiality requirements in [42 CFR 431.300 et. seq.; 42 CFR 438.208 (b) (2) and (b)(4); 42 CFR 438.224; 45 CFR parts 160 and 164 subparts A and E; 42 CFR part 2] and A.R.S. §36-509, for medical records and any other health and member information that identifies a particular member.

18.10.8.9	Provide initial and ongoing training to staff and providers to comply with confidentiality requirements and Contractor’s medical records standards.

18.10.8.10	Have the discretion to obtain a copy of a member’s medical records without written approval of the member, if the reason for such request is directly related to the administration of service delivery.

18.10.8.11	Have the discretion to release information related to fraud and abuse so long as protected HIV-related information is not disclosed (A.R.S. §36-664) and substance abuse information shall only be disclosed consistent with Federal and State law, including but not limited to, 42 CFR 2.1 et seq.

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18.11	Consent and Authorization

The Contractor shall:

18.11.1	Obtain consent and authorization to disclose protected health information in accordance with, 42 CFR 431, 42 CFR part 2, 45 CFR parts 160 and 164, and A.R.S. § 36-509.

18.11.2	Retain consent and authorization medical records as prescribed in A.R.S. §12-2297 and in conformance with AHCCCS policy.

18.12	Advance Directives

18.12.1	The Contractor shall maintain policies and procedures addressing advanced directives for adult members as specified in, 42 CFR 438.3(j) and 42 CFR 422.128, and AMPM Policy 640 and AMPM Policy 930.

18.12.2	Each contract or agreement with a hospital, nursing facility, hospice, and providers of home health care or personal care services must comply with Federal and State law regarding advance directives for adult members, 42 CFR 438.3(j)(1).

18.12.3	Requirements include:

18.12.3.1	Maintain written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive. If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. A health care provider is not prohibited from making such objection when made pursuant to A.R.S. §36-3205.C.1;

18.12.3.2	Provide written information to adult members regarding an individual’s rights under State law to make decisions regarding medical care, and the health care provider’s written policies concerning advance directives, including any conscientious objections, 42 CFR 438.3(j)(3);

18.12.3.3	Documenting in the member’s medical record whether or not the adult member has been provided the information, and whether an advance directive has been executed;

18.12.3.4	Preventing discrimination against a member because of his or her decision to execute or not execute an advance directive, and not place conditions on the provision of care to the member, because of his/her decision to execute or not execute an advance directive, and

18.12.3.5	Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care services, if any advanced directives are executed by members to whom they are assigned to provide services.

18.12.4	The Contractor shall require PCPs, which have agreements with the entities described above, to comply with the requirements of subparagraphs 18.12.1.1-18.12.1.5 above.

18.12.5	The Contractor shall also require health care providers specified in subparagraph 18.12.1.1 above to provide a copy of the member’s executed advanced directive, or documentation of refusal, to the member’s PCP for inclusion in the member’s medical record and provide education to staff on issues concerning advanced directives.

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18.12.6	The Contractor shall provide written information to adult members and when the member is incapacitated or unable to receive information, the member’s family or surrogate as defined in A.R.S. §36-3231, regarding the following [42 CFR 422.128]:

18.12.6.1	A member’s rights regarding advance directives under Arizona under State law,

18.12.6.2	The organization’s policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of advance directives as a matter of conscience,

18.12.6.3	A description of the applicable state law and information regarding the implementation of these rights,

18.12.6.4	The member’s right to file complaints directly with AHCCCS,

18.12.6.5	Written policies including a clear and precise statement of limitations if the provider cannot implement an advance directive as a matter of conscience; This statement, at a minimum must do the following:

18.12.6.5.1	Clarify institution-wide conscientious objections and those of individual physicians,

18.12.6.5.2	Identify state legal authority permitting such objections, and

18.12.6.5.3	Describe the range of medical conditions or procedures affected by the conscience objection, and
18.12.6.6	Changes to State law as soon as possible, but no later than 90 days after the effective date of the change, 42 CFR 438.3(j)(4).

18.12.7	Written information regarding advance directives shall be provided to members at the time of enrollment with the Member Handbook. Refer to ACOM Policy 404 for member information and Member Handbook requirements.

18.12.8	The Contractor is not relieved of its obligation to provide the above information to the individual once he or she is no longer incapacitated or unable to receive such information. Follow-up procedures must be in place to provide the information to the individual directly at the appropriate time.

18.13	Business Continuity and Recovery Plan

18.13.1	The Contractor shall develop, maintain and annually test a Business Continuity and Recovery Plan and Emergency Response as detailed in ACOM Policy 104, to manage unexpected events that may negatively and significantly impact its ability to deliver services to members adequately serve members. All staff shall be trained on, and familiar with, the Plan. This Plan shall, at a minimum, include planning and training for:

18.13.1.1	Electronic/telephonic failure at the Contractor’s main place of business;

18.13.1.2	Complete loss of use of the main site and satellite offices out of State;

18.13.1.3	Loss of primary computer system/records;

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18.13.1.4	Communication between the Contractor and AHCCCS in the event of a business disruption; and

18.13.1.5	Periodic testing (at least annually).

18.13.2	The Business Continuity and Recovery Plan shall be updated annually. The Contractor shall submit a summary of the Plan to AHCCCS as specified in Exhibit-9 Deliverables.

18.14	Emergency Preparedness

The Contractor shall:

18.14.1	Upon AHCCCS’ request, participate in health emergency response planning, preparation, and deployment in the event of a Presidential, State, or locally-declared disaster.

18.14.2	Be prepared for the following actions:

18.14.3	Participate in the development of a comprehensive disaster response plan, including, at a minimum, specific measures and plans for:

18.14.3.1	Member management and transportation;

18.14.3.2	Access to medications for displaced members; and

18.14.3.3	Access to medications should the Contractor’s Pharmacy Benefit Manager be unable to adjudicate prescription claims at the Point-of-Sale.

18.14.3.4	Assess the needs of members, first responders and their families, victims, survivors, family members, and other community caregivers following an emergency or disaster considering short and long term stress management techniques; and

18.14.3.5	Maintain surveillance of health needs of members and the greater population in order to adjust health services to meet the population’s demand during and following an emergency or disaster.

18.14.4	Collaborate with local hospitals, emergency rooms, fire, and police to provide emergency health supports for first responders.

18.14.5	Coordinate with other RBHAs and health care organizations to assist in a disaster in Maricopa County or in the event of a disaster in another region of the state.

18.15	Legislative, Legal and Regulatory Issues

The Contractor shall:

18.15.1	Comply with Legislative changes, directives, regulatory changes, or court orders related to any term in this Contract.

18.15.2	Comply with program changes based on federal or state requirements that are unknown, pending or that may be enacted after Contract Award Date. Any program changes due to new or changing federal or state requirements will be reflected in future Contract amendments.

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18.15.3	Agree to an adjustment of capitation rates prior to Contract Performance Start Date or at any time during the Contract term for trend updates, impact cause by health care reform, Medicare Integration, and program and other changes that affect expected service delivery or administrative costs.

18.15.4	Recognize that AHCCCS will be in compliance with Federal and State transparency initiatives. AHCCCS may publicly report or make available any data, reports, analysis or outcomes related to Contractor activities, operations and/or performance. Public reporting may include, but is not limited to, the following components:

18.15.4.1	Use of evidence based guidelines;

18.15.4.2	Identification and publication of top performing Contractors;

18.15.4.3	Identification and publication of top performing providers;

18.15.4.4	Program pay for performance payouts;

18.15.4.5	Mandated publication of guidelines;

18.15.4.6	Mandated publication of outcomes;

18.15.4.7	Identification of Centers of Excellence for specific conditions, procedures or member populations; and

18.15.4.8	Establishment of Return on Investment goals.

The following, which is not an all-inclusive list, are examples of issues that could result in program changes for the Contractor’s required compliance.

18.15.5	Compliance with the applicable sections of the Patient Protection and Affordable Care Act (PPACA) including, but not limited to, the Health Insurer Fee and including those provisions as adopted by AHCCCS in the Arizona State Plan.

The Contractor shall:

18.15.6	Meet other requirements as stipulated including increased provider reimbursement up to Medicare levels for select primary care services.

18.15.7	Participate in care coordination data sharing as prescribed by AHCCCS between Medicaid Managed Care Organizations (MCO) and Exchange Qualified Health Plans for those members that transition between Medicaid and Exchange health care coverage.

18.15.8	Comply with the Center for Medicare and Medicaid policies, directives and guidelines.

18.15.9	Comply with Legislative changes:

18.15.9.1	To the state’s budget;

18.15.9.2	That affect covered services; and

18.15.9.3	That modify, alter or create obligations that affect programs, policies or requirements in this Contract;

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18.15.10	Comply with Executive Orders.

18.15.10.1	Comply with Regulatory changes affecting licensing, privileging, certification and credentialing.

18.15.10.2	Comply with CMS’ approval or denial of any request by AHCCCS for an 1115 Waiver amendment, State Plan amendment or permission to participate in a demonstration project. This includes the waiver of member choice of acute health plan that was submitted to CMS by AHCCCS in 2014, which would provide the state with the flexibility to require one Contractor(s) to provide integrated health care services to SMI members in Greater Arizona.

18.15.10.3	Comply with Court orders in existing or future litigation in which the state is a defendant.

18.15.10.4	Participate in any demonstration projects or activities to plan, promote and implement integrated health care service delivery and care coordination for dual eligible members.

18.15.11	Comply with ISA’s, MOU’s and IGA’s:

ADHS and AHCCCS: BH16-0005

ADHS and ADOC: BH16-0015

ADHS and ADOH: BH16-0007

ADHS and ADOH: BH16-0090

ADHS and ADOH: BH16-0041

ADHS and ADOH: BH16-0042

ADHS and ADOH: BH16-0043

ADHS and ADES: BH16-0030

ADHS and ADE 14-14 ED: BH16-0033

ADHS and ASAP: BH16-0039

ADHS and ADES-RSA: BH16-0024

ADHS and Pima County Health Department: BH16-0091

ADHS and University of Arizona: BH16-0034

ADHS and University of Arizona: BH16-0037

ADHS and Gila River Tribe: BH16-0023

ADHS and Pascua Yaqui Tribe: BH16-0022

18.16	Pending Issues

The following constitute pending items that may be resolved after the issuance of this Contract or any Contract amendment. Any program changes due to the resolution of the issues will be reflected in future amendments to the Contract.

Capitation rates may also be adjusted to reflect the financial impact of program changes. The items in this paragraph are subject to change and should not be considered all-inclusive.

AHCCCS and its Contractors are subject to legislative mandates, directives, regulatory changes, executive and court orders related to any term in this Contract that may result in changes to the program. AHCCCS will either amend the contract or incorporate changes in policies incorporated in the contract by reference.

Managed Care Regulations: On May 6, 2016 the Centers for Medicare & Medicaid Services (CMS) published final rules focused on advancing delivery system reform, strengthening quality and consumer protections, promoting accountability, and aligning Medicaid managed care rules with other health insurance coverage programs. The provisions of the rule will be implemented in phases throughout years 2016, 2017, and 2018.

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The final rule provisions include significant operational changes to numerous areas of the Medicaid Program, including but not limited to the following:

18.16.1	Requirements for Long Term Services and Supports;

18.16.2	Network development standards;

18.16.3	Grievance and Appeal systems;

18.16.4	Enrollee rights;

18.16.5	Member information;

18.16.6	Quality improvement;

18.16.7	Capitation rate development; and

18.16.8	Limitations on capitation payments for services provided to persons age 21-64 receiving services in an Institution for Mental Disease (IMD)

Section 1115 Waiver Demonstration: As of the writing of this Contract, the Section 1115 Waiver Demonstration for the period October 1, 2016 through September 30, 2021, is not yet approved by CMS. Therefore the Waiver approval may necessitate changes to the terms of this Contract which will be executed through a Contract amendment.

Section 1557 of the Affordable Care Act: Pursuant to 45 CFR Part 92, the Contractor is prohibited from discrimination on the basis of race, color, national origin, sex, age, or disability in health programs and activities, any part of which receives federal funding. Under the proposed rule, sex discrimination includes, but is not limited to, discrimination on the basis of pregnancy, sex stereotyping, and gender identity. AHCCCS is reviewing existing policies and system edits to implement necessary changes to conform to the law. The Contractor shall be required to adopt any such changes.

Mental Health Parity and Addiction Equity Act: On March 30, 2016 final rules were published providing that financial and treatment limitations on mental health and substance use disorder benefits may be no more restrictive and applied no more stringently than to medical/surgical benefits. On or before October 1, 2017, the Contractor shall demonstrate that services are delivered in compliance with mental health parity consistent with 42 CFR 438.900 et seq. Future information will be provided regarding deliverables and timelines to ensure compliance.

Administrative Simplification: Arizona Laws 2015, Chapter 19, Section 9 (SB 1480) enacts that from and after June 30, 2016, the provision of behavioral health services under the Division of Behavioral Health Services (DBHS) in the Department of Health Services is transferred to and shall be administered by the Arizona Health Care Cost Containment System (AHCCCS). From and after June 30, 2016, the AHCCCS administration succeeds to the authority, powers, duties and responsibilities of DBHS with the exception of the Arizona State Hospital. This act does not alter the effect of any actions or impair the valid obligations of DBHS taken before July 1, 2016. Administrative rules and orders that were adopted by DBHS continue in effect until superseded by administrative action by AHCCCS. Until administrative action is taken by AHCCCS, any reference to DBHS in rules and orders is considered to refer to AHCCCS. All administrative matters, contracts and judicial and quasi-judicial actions, whether completed, pending or in process, of DBHS on July 1, 2016 are transferred to and retain the same status with

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AHCCCS. AHCCCS and DBHS will work to administratively streamline contractual oversight and monitoring of the Tribal and Regional Behavioral Health Authorities (T/RBHAs) throughout Arizona, pursue continuous quality improvement, and reduce fragmentation in healthcare delivery to develop an integrated system of healthcare. This merger will not impact what services are offered to members or how services are delivered.

•	As policies, guides, and other documents are transitioned to AHCCCS, publishing of AHCCCS final integrated policies and other guidance documents may be delayed. In the interim, should the Contractor require clarification regarding contract provisions and associated policies, guides or manuals incorporated by reference, the Contractor may contact AHCCCS, DHCM for further instruction. To the extent there is a DBHS policy which provides directive and it does not conflict with existing contract provisions, the Contractor should consult those documents until such time that AHCCCS provides updates. DBHS Policies, Guides and Manuals are available on the AHCCCS website for reference.

18.17	Copayments

The Contractor is required to comply with A.A.C. R9-22-711, ACOM Policy 431 and other directives by AHCCCS.

18.17.1	Those populations exempt from copayments or subject to non-mandatory (also known as nominal or optional) copayments may not be denied services due to the inability to pay the copayment, 42 CFR 438.108. However, for those populations subject to mandatory copayments services may be denied for the inability to pay the copayment.

18.18	Administrative Performance Standards

The Contractor shall, for telephonic performance:

18.18.1	Meet and maintain established telephone performance standards to ensure member and provider satisfaction as specified in ACOM Policy 435.

18.18.2	Report on compliance with these standards as specified in Exhibit-9, Deliverables and the policy identified above. All reported data is subject to validation through periodic audits and/or operational reviews.

18.18.3	For Credentialing Timeliness, the Contractor shall:

18.18.3.1	Process credentialing applications in a timely manner;

18.18.4	To assess the timeliness of provisional and initial credentialing a Contractor shall calculate and report to AHCCCS as outlined in AMPM Policy 950.

The Contractor must report the credentialing information with regard to all credentialing applications as specified in Exhibit-9, Deliverables.

18.19	SMI Eligibility Determination

The Contractor shall:

18.19.1	Ensure persons who may meet the SMI eligibility criteria are identified and assessed by qualified clinicians in accordance with AHCCCS policy on SMI Eligibility Determinations;

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18.19.2	Ensure SMI assessment results are referred to an organization identified by AHCCCS that will determine whether a person meets the criteria for SMI Eligibility.

18.19.3	Cooperate with the SMI Eligibility determination organization by establishing and implementing systems or processes for communication, consultation, data sharing and the exchange of information.

18.20	Material Change to Business Operations

The Contractor shall:

18.20.1	Be responsible for evaluating all operational changes, including unexpected or significant changes, and determining whether those changes are material changes to the Contractor’s business operations, 42 CFR 438.207 (c). All material changes to the business operations must be approved in advance by AHCCCS Division of Health Care Management. A material change to business operations is defined as, any change in overall business operations (e.g., policy, process, protocol, such as prior authorization or retrospective review) that affects, or can reasonably be foreseen to affect, the Contractor’s ability to meet the performance standards as described in this Contract including, but not limited to, any changes that would impact or is likely to impactmore than 5% of total membership and/or provider network in a specific GSA.

18.20.2	Submit a request for approval of a material change to business operations with information including, but not limited to, how the change will affect the delivery of covered services, the Contractor’s plans for maintaining the quality of member care, and communications to providers and members, as outlined in ACOM Policy 439 and as specified in Exhibit-9, Deliverables. AHCCCS will respond to the Contractor within 30 days of the submission. A material change in the Contractor’s business operations requires 30 days advance written notice to providers and members. For emergency situations, AHCCCS will expedite the approval process.

18.20.3	The requirements regarding material changes to business operations do not extend to contract negotiations between the Contractor and a provider.

18.20.4	Conduct meetings with providers and members to address issues or to provide general information and technical assistance related to federal and state requirements, changes in policy, reimbursement matters, prior authorization and other matters as identified or requested by AHCCCS.

18.21	Governance Board

The Contractor shall:

18.21.1	Include in its Governance Board or governance structure at least 25% of the voting members to be equally divided between peers and family members who are or have been active participants in the assigned geographical service area of Greater Arizona Behavioral Health system.

18.21.2	Not have Contractor staff serve as peer and family member representatives on the Governance Board.

18.22	Merger, Acquisition, Reorganization, Joint Venture and Change In Ownership

18.22.1	A merger, acquisition, reorganization, joint venture, and change in ownership of the Contractor shall require prior approval of AHCCCS, as specified in ACOM

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Policy 317 and Exhibit-9, Deliverables. The Contractor must submit notification and a detailed transition plan to AHCCCS 180 days prior to the effective date as outlined in ACOM Policy 317. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity’s ability to maintain and support the contract requirements, and to ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization, joint venture or change in ownership.

18.22.2	A merger, acquisition, reorganization, joint venture, and change in ownership of the Contractor may require a contract amendment. If the Contractor does not obtain prior approval, or AHCCCS determines that a merger, acquisition, reorganization, joint venture or change in ownership is not in the best interest of the State, AHCCCS may terminate this contract pursuant to Section, Terms and Conditions, Paragraph 45, Temporary Management/Operation of a Contractor and Termination. AHCCCS may offer open enrollment to the members assigned to the Contractor should a merger, acquisition, reorganization, joint venture, or change in ownership occurs.

18.22.3	AHCCCS will not permit one organization to own or manage more than one contract within the same program in the same GSA.

18.23	Separate Incorporation and Prohibition Against Direct Service Delivery

18.23.1	The Contractor shall be separately incorporated in Arizona or be a separate legal entity from a parent, subsidiary or other affiliated company related party or corporation for the purpose of conducting business as a Contractor with AHCCCS, whose sole activity is the performance of the requirements of this Contract or other contracts with AHCCCS.

18.23.2	A.R.S. §36-3410(C) prohibits a regional behavioral health authority and its subsidiaries from providing behavioral health services directly to clients. Because Contract requires that the Contractor be a separate legal entity in Arizona whose sole activity is the performance of the requirements of this Contract, the statutory prohibition on direct behavioral health service deliver applies to the Contractor and any subsidiary of the Contractor.

19	MONITORING AND OPERATIONAL REVIEWS (OR)

19.1	Reporting Requirements

The Contractor shall:

19.1.1	Comply with all reporting requirements contained in this Contract. Requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the Contract.

19.1.2	Submit timely, accurate and complete reports or other information to AHCCCS as required in this Contract, and in accordance with Exhibit-9, Deliverables. 42 CFR 438.242(b)(2).

19.1.3	Be subject to administrative actions if a report or other information is submitted late, inaccurate, or incomplete.

19.1.4	Comply with the following submission standards:

19.1.5	Timeliness: Reports or other information must be received no later than 5:00 pm M.S.T. on the scheduled due date, unless otherwise noted. All deliverables

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which are noted to be submitted via SharePoint are to be submitted to the SharePoint Contract Compliance Site at: http://bhs-compliance.azahcccs.gov. Should AHCCCS modify the submission process for deliverables, AHCCCS shall provide a letter of instruction to the Contractor outlining changes to the deliverable submission process.

19.1.6	Accuracy: Reports or other information is prepared and submitted in strict conformity with appropriate authoritative sources and/or AHCCCS defined standards; and

19.1.7	Completeness: All required information shall be fully disclosed in a manner that is both responsive and relevant to the report’s purpose with no material omissions.

19.1.8	Comply with all changes as specified by AHCCCS, including those pertaining to subcontractor and provider reporting requirements.

19.1.9	Continue to report throughout the contract close-out period in the event the Contract or any portion thereof, is terminated for any reason, or expires. These submissions include, but are not limited to, claims and encounter data, grievance and appeals, and financial reports.

19.1.10	Monitor subcontractor compliance with all applicable reporting requirements.

Under the terms and conditions of its CMS grant award, AHCCCS requires periodic reports, encounter data and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in Contract Sections on; Sanctions

19.2	Records Retention

19.2.1	The Contractor shall maintain records relating to covered services and expenditures including reports to AHCCCS and documentation used in the preparation of reports to AHCCCS. The Contractor shall comply with all specifications for record keeping established by AHCCCS. All records shall be maintained to the extent and in such detail as required by AHCCCS rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCS.

19.2.2	The Contractor agrees to make available, at all reasonable times during the term of this contract, any of its records for inspection, audit or reproduction by any authorized representative of AHCCCS, State or Federal government. The Contractor shall be responsible for any costs associated with the reproduction of requested information.

19.2.3	The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract unless a longer period of time is required by law.

19.2.4	The Contractor shall comply with the record retention periods specified in HIPAA laws and regulations, including, but not limited to, 45 CFR 164.530(j)(2).

19.2.5	The Contractor shall comply with the record keeping requirements delineated in 42 CFR 438.3(u) and retain such records for a period of no less than 10 years.

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19.2.6	For retention of patient medical records, the Contractor shall ensure compliance with A.R.S. §12-2297 which provides, in part, that a health care provider shall retain patient medical records according to the following:

19.2.6.1	If the patient is an adult, the provider shall retain the patient medical records for at least six years after the last date the adult patient received medical or health care services from that provider.

19.2.6.2	If the patient is under 18 years of age, the provider shall retain the patient medical records either for at least three years after the child’s 18th birthday or for at least six years after the last date the child received medical or health care services from that provider, whichever date occurs later.

19.2.7	If this Contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCS, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

19.3	Requests for Information

AHCCCS may, at any time during the term of this contract, request financial or other information from the Contractor. Responses shall fully disclose all financial or other information requested. Information may be designated as confidential but may not be withheld from AHCCCS as proprietary. Information designated as confidential may not be disclosed by AHCCCS without the prior written consent of the Contractor except as required by law. Upon receipt of such requests for information from AHCCCS, the Contractor shall provide complete information to AHCCCS as requested no later than 20 days after the receipt of the request unless otherwise specified in the request itself.

If the Contractor believes the requested information is confidential and may not be disclosed to third parties, the Contractor shall provide a detailed legal analysis to AHCCCS, within the timeframe designated by AHCCCS, setting forth the specific reasons why the information is confidential and describing the specific harm or injury that would result from disclosure. In the event that AHCCCS withholds information from a third party as a result of the Contractor’s statement, the Contractor shall be responsible for all costs associated with the nondisclosure, including but not limited to legal fees and costs.

19.4	Surveys

The Contractor shall be required to perform annual, general or focused member surveys.

The Contractor shall:

19.4.1	Obtain prior approval from AHCCCS for the survey tool if required to perform a survey or the Contractor initiates a survey that is not required.

19.4.2	Submit a scope of work and a timeline for the survey project if the survey is not initiated by AHCCCS. AHCCCS may require inclusion of certain questions.

19.4.3	Submit data, results and the analysis of the results to AHCCCS within 45 days of the completion of the project, and in accordance with Exhibit-9, Deliverables.

19.4.4	Bear all costs associated with the survey.

19.4.5	Cooperate should AHCCCS conduct surveys of the Contractor’s membership and/or providers. The results of these surveys will become public information and available to all interested parties on the AHCCCS website. The Contractor will be responsible for reimbursing AHCCCS for the cost of these surveys based on its share of AHCCCS enrollment.

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19.4.6	Note that surveys may include Home and Community Based (HCBS) Member experience surveys, HEDIS Experience of Care Consumer Assessment of Healthcare Providers and Systems (CAHPS) surveys. Survey findings may result in the Contractor being required to develop a corrective action plan (CAP) to improve any areas noted by the survey or a requirement to participate in workgroups and efforts as a result of the survey results. Failure of the Contractor to develop a corrective action plan (CAP) and improve the area may result in regulatory action.

19.4.7	At least quarterly, the Contractor is required to survey a sample of its membership that have received services to verify that services the Contractor paid for were delivered as outlined in the ACOM Policy 424, and in accordance with Exhibit-9, Deliverables, [42 CFR 455.20].

19.5	Monitoring and Independent Review of the Contractor

The Contractor shall:

19.5.1	Perform monitoring and regulatory action as determined by AHCCCS if the Contractor does not achieve the desired outcomes or maintain compliance with the contractual requirements.

19.5.2	Cooperate with any reviews conducted by AHCCCS. AHCCCS reserves the right to conduct reviews without notice to monitor contractual requirements and performance as needed.

19.5.3	Comply with all other medical audit provisions as required by AHCCCS.

19.5.4	Comply with all reporting requirements contained in this Contract and AHCCCS policy. In accordance with CMS requirements, AHCCCS has in effect procedures for monitoring the Contractors’ operations to ensure program compliance and identify best practices, including, but not limited to, evaluation of submitted deliverables, ad hoc reporting, and periodic focused and Operational Reviews.xxxiii

19.5.5	These monitoring procedures will include, but are not limited to, operations related to the following:xxxiv

19.5.5.1	Member enrollment and disenrollment;

19.5.5.2	Processing grievances and appeals;

19.5.5.3	Violations subject to intermediate sanctions, as set for in Subpart I of 42 CFR 438;

19.5.5.4	Violations of the conditions for receiving federal financial participation, as set forth in Subpart J of 42 CFR 438; and

19.5.5.5	All other provisions of the Contract, as appropriate, 42 CFR 438.66(a).

19.5.6	Cooperate with AHCCCS on periodic Operational Reviews.

19.5.7	In accordance with CMS requirements, 42 CFR 434.6(a)(5) and Arizona Administrative Code [Title 9, A.A.C. Chapter 22 Article 5], AHCCCS, or an independent agent, will conduct periodic Operational Reviews to ensure program compliance and identify best practices, 42 CFR 438.204.

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19.5.8	The reviews will identify and make recommendations for areas of improvement, monitor the Contractor’s progress towards implementing mandated programs or operational enhancements, and provide the Contractor with technical assistance when necessary. The type and duration of the review will be solely at the discretion of AHCCCS.

19.5.9	Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCS will give the Contractor at least three weeks advance notice of the date of the scheduled Operational Review.

19.5.10	The Contractor will be furnished a copy of the draft Operational Review report and given an opportunity to comment on any review findings prior to AHCCCS issuing the final report.

19.5.11	The Contractor shall not distribute or otherwise make available the Operational Review Tool, draft Operational Review Report or final report to other Contractors.

19.5.12	Submit to AHCCCS, in advance, or as otherwise directed, all documents and information related to Contractor’s, policies, procedures, job descriptions, contracts, logs, clinical and business practices, financial reporting systems, quality outcomes, timeliness, access to health care services, and any other information requested by AHCCCS, 42 CFR 438.204.

19.5.13	Make available on-site, or through other methods as directed by AHCCCS, all requested medical records and case records selected for the review.

19.5.14	During the review and when requested by AHCCCS, produce, as soon as possible, any documents not requested in advance by AHCCCS, except medical records in the possession of a qualified service provider.

19.5.15	Allow AHCCCS to have access to Contractor’s staff, as identified in advance, at all times during the review.

19.5.16	Provide AHCCCS with workspace, access to a telephone, electrical outlets, internet access and privacy for conferences while on-site.

19.5.17	Implement a corrective action plan when AHCCCS’ review identifies deficiencies in performance. The corrective action plans and modifications to the corrective action plans must be approved by AHCCCS.

19.5.18	Cooperate with AHCCCS’ follow-up reviews, monitoring or audits at any time after the Operational Review to determine the Contractor’s progress in implementing a corrective action plan.

19.5.19	Accept AHCCCS’ technical assistance, when offered.

19.5.20	Cooperate with an Administrative Review, other than the Operational Review, when directed by AHCCCS, if the Contractor undergoes a merger, acquisition, reorganization, joint venture or has a change in ownership, in accordance with ACOM Policy 317.

19.5.21	Pay for any additional costs incurred by AHCCCS associated with on-site audits or other oversight activities that result when required administrative or managed care functions are located outside of the state.

19.5.22	Review and comment on a copy of the DRAFT of the findings that is provided prior to AHCCCS issuing the final report.

19.5.23	Implement all recommendations, made by the Review Team to bring the Contractor into compliance with Federal, State, and/or Contract requirements.

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19.5.24	Submit all modifications to the corrective action plan for approval in advance to AHCCCS.

19.5.25	Comply and work collaboratively with unannounced follow-up reviews that may be conducted at any time to determine the Contractor’s progress in implementing recommendations and achieving compliance.

19.5.26	Be on notice that review findings may be used in the scoring of subsequent bid proposals submitted by the Contractor.

19.5.27	The Contractor shall submit deliverables related to the Operational Reviews in accordance with Exhibit-9, Deliverables.

19.6	Sanctions

In accordance with applicable Federal and State regulations, A.A.C. R9-22-606, ACOM Policy 408 and the terms of this contract, AHCCCS may impose sanctions for failure to comply with any provision of this contract. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation to be withheld. The Contractor may dispute the decision to impose a sanction in accordance with the process outlined in A.A.C. R9-34-401 et seq.

Cure Notice Process: AHCCCS may provide a written cure notice to the Contractor regarding the details of the non-compliance. If a notice to cure is provided to the Contractor, the cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCS will not impose a sanction.

AHCCCS may impose sanctions including but not limited to:

19.6.1	Civil monetary penalties.

19.6.2	Appointment of temporary management for a Contractor as provided in 42 CFR 438.706 and A.R.S. §36-2903(M).

19.6.3	Suspension of payment for recipients enrolled after the effective date of the sanction until CMS or AHCCCS is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.

19.6.4	Additional sanctions allowed under statute or regulation that address areas of noncompliance.

19.6.5	Refer to ACOM Policy 408 for details.

For Technical Assistance the Contractor shall note the following Technical Assistance Provisions:

19.6.6	Recognize AHCCCS’ technical assistance to help the Contractor achieve compliance with any relevant contract terms or contract subject matter issues does not relieve the Contractor of its obligation to fully comply with contract requirements or any and all other terms in this Contract.

19.6.7	Recognize that the Contractor’s acceptance of AHCCCS’ offer or provision of technical assistance shall not be utilized as a defense or a mitigating factor in a contract enforcement action in which compliance with contract requirements or any and all other terms is at issue.

19.6.8	Recognize that AHCCCS not providing technical assistance to the Contractor as it relates to compliance with a contract requirement or any and all other terms, shall not be utilized as a defense or a mitigating factor in a contract enforcement action in which compliance with contract requirements or any and all other terms is at issue.

19.6.9	Should a subcontractor to the RBHA participate in the technical assistance matter, in full or in part, the subcontractor participation does not relieve the RBHA of its contractual duties nor modify the RBHA’s contractual obligations.

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20	SUBCONTRACTING REQUIREMENTS

20.1	Subcontract Relationships and Delegation

All subcontracts must reference and require compliance with the AHCCCS Minimum Subcontract Provisions. See Minimum Subcontract Provisions on the AHCCCS Website.

The Contractor shall:

20.1.1	Be responsible for the administration, management and compliance with all requirements of this Contract, any subcontracts and hold subcontractors accountable for complying with all Contract terms, obligations and performance. Delegation of performance to a subcontractor does not terminate, relieve or reduce the legal responsibility of the Contractor for compliance with all Contract requirements and federal and state laws [42 CFR 438.230(a) and 434.6(c)]. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract.

20.1.2	Evaluate the prospective subcontractor’s ability to perform duties to be delegated.

20.1.3	Specify in writing the activities and report responsibilities delegated to the subcontractor including terms for revoking delegation or imposing sanctions if the subcontractor’s performance is inadequate, 42 CFR 438.6(l); 42 CFR438.230 (b)(2)(ii).

20.1.4	Before entering into a subcontract which delegates duties or responsibilities to a subcontractor the Contractor must evaluate the prospective subcontractor’s ability to perform the activities to be delegated. If the Contractor delegates duties or responsibilities then the Contractor shall establish a written agreement that specifies the activities and reporting responsibilities delegated to the subcontractor. The written agreement shall also provide for revoking delegation or imposing other sanctions if the subcontractor’s performance is inadequate. The Contractor’s local CEO must retain the authority to direct and prioritize any delegated contract requirements. In order to determine adequate performance, the Contractor shall monitor the subcontractor’s performance on an ongoing basis and subject it to formal review at least annually or more frequently if requested by AHCCCS. As a result of the performance review, any deficiencies must be communicated to the subcontractor in order to establish a corrective action plan, 42 CFR 438.230(b). The results of the performance review and the correction plan shall be communicated to AHCCCS upon completion.

20.1.5	Develop and implement a quarterly performance auditing protocol to evaluate compliance with the standards for all subcontracted transportation providers and require corrective action if standards are not met.

20.1.6	Inform AHCCCS in writing if a subcontractor is noncompliant to the extent it would affect its ability to perform the duties and responsibilities of the subcontract.

20.1.7	Require all subcontracts to contain full disclosure of all terms and conditions including disclosure of all financial or other requested information.

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20.1.8	Have the discretion to designate Information related to subcontracts as confidential but may not withhold information from AHCCCS as proprietary. Information designated as confidential may be disclosed by AHCCCS as required by law.

20.1.9	Prohibit subcontractors, through the use of incentives or other practices, from denying, limiting or discontinuing medically necessary services to any member, 42 CFR 438.210(e).

20.1.10	Prohibit covenant-not-to-compete requirements in its subcontracts.

20.1.11	Allow subcontractors to provide services to any AHCCCS contractor.

20.1.12	Include federal and state laws, regulations and policies in written agreements with subcontractors.

20.1.13	Not subcontract with any individual or entity that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity, excluded from participation in Federal health care programs and shall include this requirement in written agreements with subcontractors.

20.1.14	Not discriminate against particular providers that serve high-need populations or specialize in conditions that require costly treatment.

20.1.15	Maintain a fully executed original or electronic copy of all subcontracts, which shall be accessible to AHCCCS within five business days of request by AHCCCS.

20.1.16	Provide hospitals and provider groups 90 days’ notice prior to a subcontract termination without cause. Subcontracts between the Contractor and sole practitioners are exempt from this requirement.

20.1.17	Develop and implement financial incentives or other methods in its subcontracts to improve whole health outcomes and to improve performance on the required SAMHSA National Outcome Measures (NOMS).

20.1.18	Ensure the terms of subcontracts are subject to the applicable material terms and conditions of the contract existing between the Contractor and AHCCCS for the provision of covered services.

20.1.19	Be responsible for ensuring that its subcontractors are notified when modifications are made to the AHCCCS guidelines, policies, and manuals.

20.1.20	Include in written agreements with subcontractors that subcontracted providers shall report all suspected Fraud, Waste, and Abuse (FWA) to AHCCCS-OIG regardless of funding source.

20.1.21	Include the following verbatim in every contract in which the Contractor and subcontractor have a capitated arrangement/risk sharing arrangement:

20.1.21.1	If <the Subcontractor> does not bill <the Contractor>, <the subcontractor’s> encounter data that is required to be submitted to <the Contractor> pursuant to contract is defined for these purposes as a “claim for payment”. <The Subcontractor’s> provision of any service results in a “claim for payment” regardless of whether there is any intention of payment. All said claims shall be subject to review under any and all fraud and abuse statutes, rules and regulations, including but not limited to Arizona Revised Statute A.R.S. §36-2918.

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20.2	Hospital Subcontracts and Reimbursement

When subcontracting with hospitals for physical health care services for SMI members, the Contractor shall:

20.2.1	Reimburse hospitals for inpatient and outpatient hospital services, in the absence of a contract between the Contractor and a hospital providing otherwise, as required by A.R.S. §§36-2904 and 2905.01, and 9 A.A.C. 22, Article 7, which includes without limitation: reimbursement of the majority of inpatient hospital services with discharge dates on and after October 1, 2014, using the APR-DRG payment methodology in R9-22-712.60 through R9-22-712.81; reimbursement of limited inpatient hospital services with discharge dates on and after October 1, 2014, using per diem rates described in R9-22-712.61; and, in Pima and Maricopa Counties, payment to non-contracted hospitals at 95% of the amounts otherwise payable for inpatient services. The required use of APR-DRG applies to Physical Health only.

20.2.2	When the principal diagnosis on the inpatient claim is a behavioral health diagnosis (even when physical health services are included in the claim), the Contractor shall reimburse the hospital using per diem rates prescribed by AHCCCS and described in A.A.C. R9-22-712.61(B) regardless of the hospital type.

20.2.3	When the principal diagnosis on the inpatient claim is a physical health diagnosis (even when behavioral health services are included in the claim), the Contractor shall reimburse the hospital using the APR-DRG payment methodology in A.A.C. R9-22-712.60 through A.A.C. R9-22-712.81 EXCEPT when the hospital is a rehabilitation hospital or a long term acute care hospital. For inpatient services with a principal diagnosis of physical health provided by a rehabilitation hospital or a long term acute care hospital, the Contractor shall reimburse the hospital using the per diem rates published in the Administration’s capped fee schedule as described in A.A.C. R9-22-712.61(A).

20.2.4	In Pima and Maricopa Counties, the Contractor shall pay non-contracted hospitals at 95% of the amounts otherwise payable for inpatient services with a principal diagnosis of physical health. The 5% discount does not apply to claims with a principal diagnosis of behavioral health.

20.2.5	Upon request, shall make available to AHCCCS, all hospital subcontracts and amendments. The Contractor is encouraged to obtain subcontracts with hospitals in all GSAs.

20.2.6	Claims for services associated with transplants are paid in accordance with A.A.C. R9-22-712.61(A) and (C), except for inpatient transplant evaluation services which are paid using the APR-DRG payment methodology.

The Contractor may:

20.2.7	Conduct prepayment, concurrent and post-payment medical reviews of all hospital claims including outlier claims. Erroneously paid claims may be subject to recoupment. If the Contractor fails to identify lack of medical necessity through prepayment and/or concurrent medical review, lack of medical necessity shall not constitute a basis for recoupment of paid hospital claims, including outlier claims unless the Contractor identifies the lack of medical necessity through a post-payment medical review of information that the Contractor could not have discovered during a prepayment and/or concurrent medical review through the exercise of due diligence.

20.2.8	The Contractor shall comply with Scope of Work Contract Sections on, Claims Payment System Requirements and General Claims Processing Requirements.

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A Contractor serving out-of-state border communities (except Mexico) is strongly encouraged to establish contractual agreements with the out-of–state hospitals in counties that are identified in ACOM policy 436. The Contractor is also encouraged to obtain subcontracts with all in state hospitals.

20.2.9	For information on Value Based Purchasing Differential Adjusted Payments see the Finance Section on Value-Based Purchasing.

AHCCCS may:

20.2.10	Require Contractor to execute a subcontract with a hospital if the number of emergency days at a non-subcontracted hospital becomes significant.

20.2.11	Maricopa and Pima counties Only: The Inpatient Hospital Reimbursement Program is defined in the A.R.S. §36-2905.01, and requires hospital subcontracts to be negotiated between Contractors in Maricopa and Pima counties to establish reimbursement levels, terms and conditions. Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties and legal resolution, which may, as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCS to insure availability of quality services within specific service districts, equity of related party interests and reasonableness of rates.

20.3	Management Services Agreements

The Contractor shall:

20.3.1	Have the discretion to subcontract with qualified organizations under a comprehensive management services agreement upon the prior written approval of AHCCCS in conformance with, AHCCCS Minimum Subcontract Provisions and Organizational Structure.

20.3.2	Not delegate or enter into a subcontract or a comprehensive management services agreement to perform key operational functions that are critical for service delivery including integrated health care service delivery, including, at a minimum:

20.3.2.1	Grievance and Appeal System;

20.3.2.2	Quality Management;

20.3.2.3	Medical Management;

20.3.2.4	Provider Relations;

20.3.2.5	Network and Provider Services contracting and oversight;

20.3.2.6	Member Services; and

20.3.2.7	Corporate Compliance.

20.3.3	Evaluate the performance of a subcontractor for the delivery of management services and submit the Administrative Services Subcontractor Evaluation Report in conformance with Exhibit-9, Deliverables.

20.3.4	Require management services subcontractors to prepare a Business Continuity and Recovery Plan.

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AHCCCS may:

20.3.5	Perform a review and audit of actual management fees charged or allocations made in management services agreements.

20.3.6	Recoup funds or impose corrective action and financial sanctions if AHCCCS determines the fees or allocations actually paid in management services agreements are unjustified or excessive.

20.4	Prior Approval

The Contractor shall submit to AHCCCS for prior approval:

20.4.1	Any mergers, reorganizations or changes in ownership of a management services subcontractor.

20.4.2	Any management services agreements or administrative services subcontracts at least 60 days prior to the subcontract start date as specified in ACOM Policy 438.

20.5	AHCCCS Minimum Subcontract Provisions

The Contractor shall include the Minimum Subcontract Provisions found on the AHCCCS Website at: https://azahcccs.gov/PlansProviders/NewProviders/minimumsubcontractprovisions.html

In addition, each subcontract must contain the following:

20.5.1	Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor;

20.5.2	Identification of the name and address of the subcontractor;

20.5.3	Identification of the population, to include patient capacity, to be covered by the subcontractor;

20.5.4	The amount, duration and scope of medical services to be provided, and for which compensation will be paid;

20.5.5	The term of the subcontract including beginning and ending dates, methods of extension, termination and re-negotiation;

20.5.6	The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability;

20.5.7	A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor;

20.5.8	A description of the subcontractor’s patient, medical, dental and cost record keeping system;

20.5.9	Specification that the subcontractor shall cooperate with quality management programs, and comply with the utilization control and review procedures specified in, 42 CFR Part 456, as specified in the AMPM;

20.5.10	A provision stating that a merger, reorganization or change in ownership of an Administrative Services subcontractor of the Contractor shall require a contract amendment and prior approval of AHCCCS;

20.5.11	A provision that indicates that AHCCCS is responsible for enrollment, re-enrollment and disenrollment of the covered population;

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20.5.12	A provision that the subcontractor shall be fully responsible for all tax obligations, Worker’s Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCS shall have no responsibility or liability for any such taxes or insurance coverage;

20.5.13	A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCS for services provided to eligible and/or enrolled members;

20.5.14	A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract;

20.5.15	Provision(s) that allow the Contractor to suspend, deny, refuse to renew or terminate any subcontractor in accordance with the terms of this contract and applicable law and regulation;

20.5.16	A provision that the subcontractor may provide the member with factual information, but is prohibited from recommending or steering a member in the member’s selection of a Contractor; and

20.5.17	A provision that compensation to individuals or entities that conduct utilization management and concurrent review activities is not structured so as to provide incentives for the individual or entity to deny, limit or discontinue medically necessary services to any enrollee, 42 CFR 438.210(e).

20.5.18	A provision that requires the subcontractor to assist members in understanding their right to file grievances and appeal in conformance with all AHCCCS Grievance and Appeal System and member rights policies.

20.5.19	A requirement that the subcontractor shall not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of the diagnosis, type of illness, or condition of the member, 42 CFR 438.210(a)(3)(ii).

20.5.20	For subcontractors licensed as an inpatient facility, Behavioral Health Residential or HCTC facility, a requirement to comply with Contractor’s quality management and medical management programs.

20.5.21	A provision that requires compliance with AHCCCS’ and Contractor’s quality management programs, medical management programs and shall comply with the utilization control and review procedures in conformance with, 42 CFR Part 456, and the AHCCCS Medical and Policy Manual.

20.5.22	Quality Management Informational Documents.

20.5.23	In the event of a modification to the AHCCCS Minimum Subcontract Provisions the Contractor shall issue a notification of the change to its subcontractors within 30 days of the published change and ensure amendment of affected subcontracts. Affected subcontracts shall be amended on their regular renewal schedule or within six calendar months of the update, whichever comes first. See also ACOM Policy 416.

20.5.24	Administrative Services Subcontracts: Administrative Services subcontracts shall be submitted to AHCCCS, Division of Health Care Management for prior approval as specified in ACOM Policy 438 and Exhibit-9, Deliverables. The Contractor shall require Administrative Services Subcontractors to adhere to screening and disclosure requirements as described in the Contract Section on, Corporate Compliance.

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20.5.25	AHCCCS will not permit one organization to own or manage more than one contract within the same program in the same GSA.

20.5.26	Provider Agreements: The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS Contractor. In addition, the Contractor shall not enter into subcontracts that contain compensation terms that discourage providers from serving any specific eligibility category.

20.5.26.1	The Contractor must make reasonable efforts to enter into a written agreement with any provider providing services at the request of the Contractor more than 25 times during the previous contract year and/or are anticipated to continue providing services for the Contractor. The Contractor must follow ACOM Policy 415 and consider the repeated use of providers operating without a written agreement when assessing the adequacy of its network.

20.5.27	For all subcontracts in which the Contractor and subcontractor have a capitated arrangement/risk sharing arrangement, the following provision must be included verbatim in every contract:

20.5.27.1	If <the Subcontractor> does not bill <the Contractor>, < the subcontractor’s> encounter data that is required to be submitted to <the Contractor> pursuant to contract is defined for these purposes as a “claim for payment”. <The Subcontractor’s> provision of any service results in a “claim for payment” regardless of whether there is any intention of payment. All said claims shall be subject to review under any and all fraud and abuse statutes, rules and regulations, including but not limited to Arizona Revised Statute (A.R.S.) §§36-2918 and 36-2932.

20.5.28	If the Contractor has a contract for services with a licensed Level I facility or residential facility, the subcontract must include a requirement to accept all referrals from the Contractor.

20.5.29	If the Contractor has a contract for services with a residential facility that serves juveniles, the subcontract must include a requirement to comply with all relevant provisions in A.R.S § 36-1201.

20.5.30	If the Contractor has a contract for specialty services with a nursing facility or assisted living facility, these contracts must include Work Statements that outline the special services being purchased, including admission criteria, discharge criteria, staffing ratios (if different from non-specialty units), staff training requirements, program description and other non-clinical services such as increased activities. In the event that a contract is terminated with a nursing facility or assisted living facility in a GSA with more than one ALTCS Contractor, the Contractor must adhere to the requirements outlined in ACOM Policy 421.

20.5.31	Nursing Facility subcontracts shall include a provision to ensure temporary nursing care registry personnel, including Nurse Aides, are properly certified and licensed before caring for members, in accordance with, 42 CFR 483.75(e) 3 and (g) 2. The provision must also require the subcontractor to ensure these registry personnel are fingerprinted as required by A.R.S. §36-411.

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20.6	Subcontracting Reporting Requirements

The Contractor shall submit the following related to Subcontracting:

Annually

20.6.1	Submit the Administrative Services Subcontractor Evaluation Report in accordance with ACOM Policy 438, and as specified in Exhibit-9, Deliverables.

Ad Hoc

20.6.2	Within five business days of AHCCCS’ request, fully executed copies of all subcontracts.

20.6.3	If at any time during the period of the subcontract, the subcontractor is found to be in non-compliance, the Contractor shall notify AHCCCS as specified in ACOM Policy 438, and Exhibit-9, Deliverables. The Contractor will submit this in writing and provide the corrective action plan and any measures taken by the Contractor to bring the subcontractor into compliance.

EXHIBIT SUMMARY

RESERVED

EXHIBIT-1

DEFINITIONS

PART 1. DEFINITIONS PERTAINING TO ALL AHCCCS CONTRACTS

The definitions specified in Part 1 below refer to terms found in all AHCCCS contracts. The definitions specified in Part 2 below refer to terms that exist in one or more contracts but do not appear in all contracts.

638 TRIBAL FACILITY	A facility that is owned and/or operated by a Federally recognized American Indian/Alaskan Native Tribe and that is authorized to provide services pursuant to Public Law 93-638, as amended. Also referred to as: tribally owned and/or operated 638 facility, tribally owned and/or operated facility, 638 tribal facility, and tribally-operated 638 health program.

ACUTE CARE CONTRACTOR	A contracted managed care organization (also known as a health plan) that provides acute care physical health services to AHCCCS members in the acute care program who are Title XIX or Title XXI eligible. The Acute Care Contractor is also responsible for providing behavioral health services for its enrolled members who are treated by a Primary Care Provider (PCP) for anxiety, depression, and Attention Deficit Hyperactivity Disorder (ADHD). Acute Care Contractors are also responsible for providing behavioral health services for dual eligible adult members with General Mental Health and/or Substance Abuse (GMH/SA) needs.

ACUTE CARE SERVICES	Medically necessary services that are covered for AHCCCS members and which are provided through contractual agreements with managed Care Contractors or on a Fee-For-Service (FFS) basis through AHCCCS.

ADJUDICATED CLAIM	A claim that has been received and processed by the Contractor which resulted in a payment or denial of payment.

ADMINISTRATIVE SERVICES SUBCONTRACTS

An agreement that delegates any of the requirements of the contract with AHCCCS, including, but not limited to the following:

a.      Claims processing, including pharmacy claims,

b.      Credentialing, including those for only primary source verification (i.e. Credential  Verification Organization),

c.      Management Service Agreements,

d.      Service Level Agreements with any Division or Subsidiary of a corporate parent owner,

e.      DDD acute care subcontractors.

Providers are not Administrative Services Subcontractors.

ADULT	A person 18 years of age or older, unless the term is given a different definition by statute, rule, or policies adopted by AHCCCS.

AGENT	Any person who has been delegated the authority to obligate or act on behalf of a provider [42 CFR 455.101].

EXHIBIT-1

DEFINITIONS

AHCCCS CONTRACTOR OPERATIONS MANUAL (ACOM)	The ACOM provides information related to AHCCCS Contractor operations and is available on the AHCCCS website at www.azahcccs.gov.

AHCCCS ELIGIBILITY DETERMINATION	The process of determining, through an application and required verification, whether an applicant meets the criteria for Title XIX/XXI funded services.

AHCCCS MEDICAL POLICY MANUAL (AMPM)	The AMPM provides information regarding covered health care services and is available on the AHCCCS website at www.azahcccs.gov.

AHCCCS MEMBER	See “MEMBER.”

AHCCCS RULES	See “ARIZONA ADMINISTRATIVE CODE.”

AMBULATORY CARE	Preventive, diagnostic and treatment services provided on an outpatient basis by physicians, nurse practitioners, physician assistants and/or other health care providers.

AMERICAN INDIAN HEALTH PROGRAM (AIHP)	An acute care Fee-For-Service program administered by AHCCCS for eligible American Indians which reimburses for services provided by and through the Indian Health Service (IHS), tribal health programs operated under 638 or any other AHCCCS registered provider. AIHP was formerly known as AHCCCS IHS.

AMERICANS with DISABILITIES ACT (ADA)	The ADA prohibits discrimination on the basis of disability and ensures equal opportunity for persons with disabilities in employment, State and local government services, public accommodations, commercial facilities transportation, and telecommunications. Refer to the Americans with Disabilities Act of 1990, as amended, in 42 U.S.C. 126 and 47 U.S.C. 5.

APPEAL RESOLUTION	The written determination by the Contractor concerning an appeal.

ARIZONA ADMINISTRATIVE CODE (A.A.C.)	State regulations established pursuant to relevant statutes. Referred to in Contract as “Rules.” AHCCCS Rules are State regulations which have been promulgated by the AHCCCS Administration and published by the Arizona Secretary of State.

ARIZONA DEPARTMENT OF HEALTH SERVICES (ADHS)	The state agency that has the powers and duties set forth in A.R.S. §36-104 and A.R.S. Title 36, Chapters 5 and 34.

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM (AHCCCS)	Arizona’s Medicaid Program, approved by the Centers for Medicare and Medicaid Services as a Section 1115 Waiver Demonstration Program and described in A.R.S. Title 36, Chapter 29.

ARIZONA LONG TERM CARE SYSTEM (ALTCS)	An AHCCCS program which delivers long-term, acute, behavioral health and case management services as authorized by A.R.S. §36-2931 et seq., to eligible members who are either elderly and/or have physical disabilities, and to members with developmental disabilities, through contractual agreements and other arrangements.

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DEFINITIONS

ARIZONA REVISED STATUTES (A.R.S.)	Laws of the State of Arizona.

BALANCED BUDGET ACT (BBA)	See “MEDICAID MANAGED CARE REGULATIONS.”

BEHAVIORAL HEALTH (BH)	A mental health and substance use/abuse collectively.

BEHAVIORAL HEALTH DISORDER	Any behavioral, mental health, and/or substance use diagnoses found in the most current version of the Diagnostic and Statistical Manual of International Classification of Disorders (DSM) excluding those diagnoses such as mental retardation, learning disorders and dementia, which are not typically responsive to mental health or substance abuse treatment.

BEHAVIORAL HEALTH PROFESSIONAL

As specified in A.A.C. R9-10-101, an individual licensed under A.R.S. Title 32, Chapter 33, whose scope of practice allows the individual to:

a.      Independently engage in the practice of behavioral health as defined in A.R.S. §32-3251; or

b.      Except for a licensed substance abuse technician, engage in the practice of behavioral health as defined in A.R.S. §32-3251 under direct supervision as defined in A.A.C. R4-6-101.;

c.      A psychiatrist as defined in A.R.S. §36-501;

d.      A psychologist as defined in A.R.S. §32-2061;

e.      A physician;

f.       A registered nurse practitioner licensed as an adult psychiatric and mental health nurse; or

g.      A behavior analyst as defined in A.R.S. §32-2091; or

h.      A registered nurse.

BEHAVIORAL HEALTH SERVICES	Physician or practitioner services, nursing services, health-related services, or ancillary services provided to an individual to address the individual’s behavioral health issue. See also “COVERED SERVICES.”

BOARD CERTIFIED	An individual who has successfully completed all prerequisites of the respective specialty board and successfully passed the required examination for certification and when applicable, requirements for maintenance of certification.

BORDER COMMUNITIES	Cities, towns or municipalities located in Arizona and within a designated geographic service area whose residents typically receive primary or emergency care in adjacent Geographic Service Areas (GSA) or neighboring states, excluding neighboring countries, due to service availability or distance.

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CAPITATION	Payment to a Contractor by AHCCCS of a fixed monthly payment per person in advance, for which the Contractor provides a full range of covered services as authorized under A.R.S. §36-2904 and §36-2907.

CENTERS FOR MEDICARE AND MEDICAID SERVICES (CMS)	An organization within the United States Department of Health and Human Services, which administers the Medicare and Medicaid programs and the State Children’s Health Insurance Program.

CHILD	A person under the age of 18, unless the term is given a different definition by statute, rule or policies adopted by AHCCCS.

CHILD AND FAMILY TEAM (CFT)	A defined group of individuals that includes, at a minimum, the child and his or her family, a behavioral health representative, and any individuals important in the child’s life that are identified and invited to participate by the child and family. This may include teachers, extended family members, friends, family support partners, healthcare providers, coaches and community resource providers, representatives from churches, synagogues or mosques, agents from other service systems like (DCS) Department of Child Safety or the Division of Developmental Disabilities (DDD). The size, scope and intensity of involvement of the team members are determined by the objectives established for the child, the needs of the family in providing for the child, and by who is needed to develop an effective service plan, and can therefore expand and contract as necessary to be successful on behalf of the child.

CHILDREN with SPECIAL HEALTH CARE NEEDS (CSHCN)	Children under age 19 who are blind, children with disabilities, and related populations (eligible for SSI under Title XVI). Children eligible under section 1902(e)(3) of the Social Security Act (Katie Beckett); in foster care or other out-of-home placement; receiving foster care or adoption assistance; or receiving services through a family-centered, community-based coordinated care system that receives grant funds under section 501(a)(1)(D) of Title V (CRS).

CLAIM DISPUTE	A dispute, filed by a provider or Contractor, whichever is applicable, involving a payment of a claim, denial of a claim, imposition of a sanction or reinsurance.

CLEAN CLAIM	A claim that may be processed without obtaining additional information from the provider of service or from a third party but does not include claims under investigation for fraud or abuse or claims under review for medical necessity, as defined by A.R.S. §36-2904.

CLIENT INFORMATION SYSTEM (CIS)	The centralized processing system for files from each TRBHA/RBHA to AHCCCS as well as an informational repository for a variety of BH related reporting. The CIS system includes Member Enrollment and Eligibility, Encounter processing data, Demographics and SMI determination processes.

CODE OF FEDERAL REGULATIONS (CFR)	The general and permanent rules published in the Federal Register by the departments and agencies of the Federal Government.

CONTRACT SERVICES	See “COVERED SERVICES.”

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CONTRACTOR	An organization or entity that has a prepaid capitated contract with AHCCCS pursuant to A.R.S. §36-2904, §36-2940, or §36-2944 to provide goods and services to members either directly or through subcontracts with providers, in conformance with contractual requirements, AHCCCS Statute and Rules, and Federal law and regulations.

CONVICTED	A judgment of conviction has been entered by a Federal, State or local court, regardless of whether an appeal from that judgment is pending.

COPAYMENT	A monetary amount that the member pays directly to a provider at the time covered services are rendered, as defined in 9 A.A.C. 22, Article 7.

CORRECTIVE ACTION PLAN (CAP)	A written work plan that identifies the root cause(s) of a deficiency, includes goals and objectives, actions/ tasks to be taken to facilitate an expedient return to compliance, methodologies to be used to accomplish CAP goals and objectives, and staff responsible to carry out the CAP within established timelines. CAPs are generally used to improve performance of the Contractor and/or its providers, to enhance Quality Management/Process Improvement activities and the outcomes of the activities, or to resolve a deficiency.

COST AVOIDANCE	The process of identifying and utilizing all confirmed sources of first or third-party benefits before payment is made by the Contractor.

COVERED SERVICES	The health and medical services to be delivered by the Contractor as described in Section D, Program Requirements or the Scope of Work Section.

CREDENTIALING	The process of obtaining, verifying and evaluating information regarding applicable licensure, accreditation, certification, educational and practice requirements to determine whether a provider has the required credentials to deliver specific covered services to members.

DAY	A day means a calendar day unless otherwise specified.

DAY – BUSINESS/WORKING	A business day means a Monday, Tuesday, Wednesday, Thursday, or Friday unless a legal holiday falls on Monday, Tuesday, Wednesday, Thursday, or Friday.

DELEGATED AGREEMENT	A type of subcontract agreement with a qualified organization or person to perform one or more functions required to be performed by the Contractor pursuant to this contract.

DIVISION OF BEHAVIORAL HEALTH SERVICES (DBHS)	The state agency that formerly had the duties set forth by the legislature to provide BH services within Arizona.

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DEPARTMENT OF ECONOMIC SECURITY/DIVISION OF DEVELOPMENTAL DISABILITIES (DES/DDD)	The Division of a State agency, as defined in A.R.S. Title 36, Chapter 5.1, which is responsible for serving eligible Arizona residents with a developmental/intellectual disability. AHCCCS contracts with DES/DDD to serve Medicaid eligible individuals with a developmental/intellectual disability.

DISENROLLMENT	The discontinuance of a member’s eligibility to receive covered services through a Contractor.

DIVISION OF HEALTH CARE MANAGEMENT (DHCM)	The division responsible for Contractor oversight regarding AHCCCS Contractor operations, quality, maternal and child health, behavioral health, medical management, case management, rate setting, encounters, and financial/operational oversight.

DUAL ELIGIBLE	A member who is eligible for both Medicare and Medicaid.

DURABLE MEDICAL EQUIPMENT (DME)	Equipment that provides therapeutic benefits; is designed primarily for a medical purpose; is ordered by a physician/provider; is able to withstand repeated use; and is appropriate for use in the home.

EARLY AND PERIODIC SCREENING, DIAGNOSTIC, AND TREATMENT (EPSDT)	A comprehensive child health program of prevention, treatment, correction, and improvement of physical and mental health problems for AHCCCS members under the age of 21. The purpose of EPSDT is to ensure the availability and accessibility of health care resources as well as to assist Medicaid recipients in effectively utilizing these resources. EPSDT services provide comprehensive health care through primary prevention, early intervention, diagnosis, medically necessary treatment, and follow-up care of physical and behavioral health problems for AHCCCS members less than 21 years of age. EPSDT services include screening services, vision services, dental services, hearing services and all other medically necessary mandatory and optional services listed in Federal Law 42 U.S.C. 1396d(a) to correct or ameliorate defects and physical and mental illnesses and conditions identified in an EPSDT screening whether or not the services are covered under the AHCCCS State Plan. Limitations and exclusions, other than the requirement for medical necessity and cost effectiveness, do not apply to EPSDT services.

EMERGENCY MEDICAL CONDITION	A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson who possesses an average knowledge of health and medicine could reasonably expect the absence of immediate medical attention to result in: a) placing the patient’s health (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, b)serious impairment to bodily functions, or c) serious dysfunction of any bodily organ or part [42 CFR 438.114(a)].

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EMERGENCY MEDICAL SERVICE	Covered inpatient and outpatient services provided after the sudden onset of an emergency medical condition as defined above. These services must be furnished by a qualified provider, and must be necessary to evaluate or stabilize the emergency medical condition [42 CFR 438.114(a)].

ENCOUNTER	A record of a health care-related service rendered by a provider or providers registered with AHCCCS to a member who is enrolled with a Contractor on the date of service.

ENROLLEE	A Medicaid recipient who is currently enrolled with a Contractor [42 CFR 438.10(a)].

ENROLLMENT	The process by which an eligible person becomes a member of a Contractor’s plan.

EQUITY PARTNERS	The sponsoring organizations or parent companies of the managed care organization that share in the returns generated by the organization, both profits and liabilities.

EVIDENCE-BASED PRACTICE	An intervention that is recognized as effective in treating a specific health-related condition based on scientific research; the skill and judgment of care health professionals; and the unique needs, concerns and preferences of the person receiving services.

EXHIBITS	All items attached as part of the solicitation.

FEDERAL FINANCIAL PARTICIPATION (FFP)	FFP refers to the contribution that the Federal government makes to the Title XIX and Title XXI program portions of AHCCCS, as defined in 42 CFR 400.203.

FEE-FOR-SERVICE (FFS)	A method of payment to an AHCCCS registered provider on an amount-per-service basis for services reimbursed directly by AHCCCS for members not enrolled with a managed care Contractor.

FEE-FOR-SERVICE MEMBER	A Title XIX or Title XXI eligible individual who is not enrolled with an AHCCCS Contractor.

FISCAL AGENT	A Contractor that processes or pays vendor claims on behalf of the Medicaid agency, 42 CFR 455.101.

FRAUD	An intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or some other person. It includes any act that constitutes fraud under applicable State or Federal law, as defined in 42 CFR 455.2.

GENERAL MENTAL HEALTH/SUBSTANCE ABUSE (GMH/SA)	A classification of adult persons age 18 and older who have general behavioral health issues, have not been determined to have a serious mental illness, but are eligible to receive covered behavioral health services.

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GEOGRAPHIC SERVICE AREA (GSA)	An area designated by AHCCCS within which a Contractor of record provides, directly or through subcontract, covered health care service to a member enrolled with that Contractor of record, as defined in 9 A.A.C. 22, Article 1.

GRIEVANCE AND APPEAL SYSTEM	A system that includes a process for enrollee grievances, enrollee appeals, provider claim disputes, and access to the state fair hearing system.

HEALTH CARE PROFESSIONAL	A physician, podiatrist, optometrist, chiropractor, psychologist, dentist, physician assistant, physical or occupational therapist, therapist assistant, speech language pathologist, audiologist, registered or practical nurse (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist and certified nurse midwife), licensed social worker, registered respiratory therapist, licensed marriage and family therapist and licensed professional counselor.

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA)	The Health Insurance Portability and Accountability Act; also known as the Kennedy-Kassebaum Act, signed August 21, 1996 as amended and as reflected in the implementing regulations at 45 CFR Parts 160, 162, and 164.

HEALTH PLAN	See “CONTRACTOR.”

INCURRED BUT NOT REPORTED LIABILITY (IBNR)	Incurred but not reported liability for services rendered for which claims have not been received.

INDIVIDUAL RECOVERY PLAN (FORMERLY KNOWN AS THE INDIVIDUAL SERVICE PLAN)	See “SERVICE PLAN”

INDIAN HEALTH SERVICES (IHS)	The operating division within the U.S. Department of Health and Human Services, responsible for providing medical and public health services to members of federally recognized Tribes and Alaska Natives as outlined in 25 U.S.C. 1661.

INFORMATION SYSTEMS	The component of the Offerors organization which supports the Information Systems, whether the systems themselves are internal to the organization (full spectrum of systems staffing), or externally contracted (internal oversight and support).

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INTERGOVERNMENTAL AGREEMENT (IGA)	When authorized by legislative or other governing bodies, two or more public agencies or public procurement units by direct contract or agreement may contract for services or jointly exercise any powers common to the contracting parties and may enter into agreements with one another for joint or cooperative action or may form a separate legal entity, including a nonprofit corporation to contract for or perform some or all of the services specified in the contract or agreement or exercise those powers jointly held by the contracting parties. A.R.S. Title 11, Chapter 7, Article 3 (A.R.S. §11-952.A).

LIABLE PARTY	An individual, entity, or program that is or may be liable to pay all or part of the medical cost of injury, disease or disability of an AHCCCS applicant or member as defined in A.A.C. R9-22-1001.

LIEN	A legal claim, filed with the County Recorder’s office in which a member resides and in the county an injury was sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

MAJOR UPGRADE	Any systems upgrade or changes that may result in a disruption to the following: loading of contracts, providers or members, issuing prior authorizations or the adjudication of claims.

MANAGED CARE	Systems that integrate the financing and delivery of health care services to covered individuals by means of arrangements with selected providers to furnish comprehensive services to members; establish explicit criteria for the selection of health care providers; have financial incentives for members to use providers and procedures associated with the plan; and have formal programs for quality, medical management and the coordination of care.

MANAGEMENT SERVICES AGREEMENT	A type of subcontract with an entity in which the owner of the Contractor delegates all or substantially all management and administrative services necessary for the operation of the Contractor.

MATERIAL CHANGE TO BUSINESS OPERATIONS	Any change in overall operations that affects, or can reasonably be foreseen to affect, the Contractor’s ability to meet the performance standards as required in contract including, but not limited to, any change that would impact or is likely to impact more than 5% of total membership and/or provider network in a specific GSA.

MANAGING EMPLOYEE	A general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over or who directly or indirectly conducts the day-to-day operation of an institution, organization or agency [42 CFR 455.101].

MATERIAL OMISSION	A fact, data or other information excluded from a report, contract, etc., the absence of which could lead to erroneous conclusions following reasonable review of such report, contract, etc.

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MEDICAID	A Federal/State program authorized by Title XIX of the Social Security Act, as amended.

MEDICAID MANAGED CARE REGULATIONS	The Federal law mandating, in part, that States ensure the accessibility and delivery of quality health care by their managed care Contractors. These regulations were promulgated pursuant to the Balanced Budget Act (BBA) of 1997.

MEDICARE	A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEDICAL MANAGEMENT (MM)	An integrated process or system that is designed to assure appropriate utilization of health care resources, in the amount and duration necessary to achieve desired health outcomes, across the continuum of care (from prevention to end of life care).

MEDICAL RECORDS	A chronological written account of a patient’s examination and treatment that includes the patient’s medical history and complaints, the provider’s physical findings, behavioral health findings, the results of diagnostic tests and procedures, medications and therapeutic procedures, referrals and treatment plans.

MEDICAL SERVICES	Medical care and treatment provided by a Primary Care Provider (PCP), attending physician or dentist or by a nurse or other health related professional and technical personnel at the direction/order of a licensed physician or dentist.

MEDICALLY NECESSARY	As defined in 9 A.A.C. 22 Article 101. Medically necessary means a covered service provided by a physician or other licensed practitioner of the health arts within the scope of practice under State law to prevent disease, disability or other adverse conditions or their progression, or prolong life.

MEDICALLY NECESSARY SERVICES	Those covered services provided by qualified service providers within the scope of their practice to prevent disease, disability and other adverse health conditions or their progression or to prolong life.

MEMBER	An eligible person who is enrolled in AHCCCS, as defined in A.R.S. §36-2931, §36-2901, §36-2901.01 and A.R.S. §36-2981.

MEMBER INFORMATION MATERIALS	Any materials given to the Contractor’s membership. This includes, but is not limited to: member handbooks, member newsletters, surveys, on hold messages and health related brochures/reminders and videos, form letter templates, and website content. It also includes the use of other mass communication technology such as e-mail and voice recorded information messages delivered to a member’s phone.

NATIONAL PROVIDER IDENTIFIER (NPI)	A unique identification number for covered health care providers, assigned by the CMS contracted national enumerator.

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NON-CONTRACTING PROVIDER	A person or entity that provides services as prescribed in A.R.S. §36-2901 who does not have a subcontract with an AHCCCS Contractor.

OFFEROR	An organization or other entity that submits a proposal to AHCCCS in response to a Request For Proposal as defined in 9 A.A.C. 22, Article 1.

PARENT	A biological, adoptive, or custodial mother or father of a child, or an individual who has been appointed as a legal guardian or custodian of a child by a court of competent jurisdiction.

PERFORMANCE IMPROVEMENT PROJECT (PIP)	A planned process of data gathering, evaluation and analysis to determine interventions or activities that are projected to have a positive outcome. A PIP includes measuring the impact of the interventions or activities toward improving the quality of care and service delivery. Formerly referred to as Quality Improvement Projects (QIP).

PERFORMANCE STANDARDS	A set of standardized measures designed to assist AHCCCS in evaluating, comparing and improving the performance of its Contractors.

POSTSTABILIZATION CARE SERVICES	Medically necessary services, related to an emergency medical condition provided after the member’s condition is sufficiently stabilized in order to maintain, improve or resolve the member’s condition so that the member could alternatively be safely discharged or transferred to another location [42 CFR 438.114(a)].

POTENTIAL ENROLLEE	A Medicaid-eligible recipient who is not yet enrolled with a Contractor [42 CFR 438.10(a)].

PREPAID MEDICAL MANAGEMENT INFORMATION SYSTEM (PMMIS)	An integrated information infrastructure that supports AHCCCS operations, administrative activities and reporting requirements.

PREMIUM TAX	The premium tax is equal to the tax imposed pursuant to A.R.S. §36-2905 and §36-2944.01 for all payments made to Contractors for the contract year.

PRIMARY CARE PROVIDER (PCP)	An individual who meets the requirements of A.R.S. §36-2901, and who is responsible for the management of the member’s health care. A PCP may be a physician defined as a person licensed as an allopathic or osteopathic physician according to A.R.S. Title 32, Chapter 13 or Chapter 17, or a practitioner defined as a physician assistant licensed under A.R.S. Title 32, Chapter 25, or a certified nurse practitioner licensed under A.R.S. Title 32, Chapter 15. The PCP must be an individual, not a group or association of persons, such as a clinic.

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PRIMARY PREVENTION	The focus on methods to reduce, control, eliminate and prevent the incidence or onset of physical or mental health disease through the application of interventions before there is any evidence of disease or injury.

PRIOR AUTHORIZATION	Prior authorization is a process used to determine in advance of provision whether or not a prescribed procedure, service, or medication will be covered. The process is intended to act as a safety and cost savings measure.

PRIOR PERIOD	See “PRIOR PERIOD COVERAGE.”

PRIOR PERIOD COVERAGE (PPC)	The period of time prior to the member’s enrollment, during which a member is eligible for covered services. The timeframe is from the effective date of eligibility (usually the first day of the month of application) until the date the member is enrolled with the Contractor. Refer to 9 A.A.C. 22 Article 1. If a member made eligible via the Hospital Presumptive Eligibility (HPE) program is subsequently determined eligible for AHCCCS via the full application process, prior period coverage for the member will be covered by AHCCCS Fee-For-Service and the member will be enrolled with the Contractor only on a prospective basis.

PRIOR QUARTER COVERAGE

The period of time prior to an individual’s month of application for AHCCCS coverage, during which a member may be eligible for covered services. Prior Quarter Coverage is limited to the three month time period prior to the month of application. An applicant may be eligible during any of the three months prior to application if the applicant:

1.      Received one or more covered services described in 9 A.A.C. 22, Article 2 and Article 12, and 9 A.A.C. 28, Article 2 during the month; and

2.      Would have qualified for Medicaid at the time services were received if the person had applied regardless of whether the person is alive when the application is made. Refer to A.A.C. R9-22-303

AHCCCS Contractors are not responsible for payment for covered services received during the prior quarter.

PROGRAM CONTRACTOR	See “CONTRACTOR”

PROVIDER	Any person or entity that contracts with AHCCCS or a Contractor for the provision of covered services to members according to the provisions A.R.S. §36-2901 or any subcontractor of a provider delivering services pursuant to A.R.S. §36-2901.

PROVIDER GROUP	Two or more health care professionals who practice their profession at a common location (whether or not they share facilities, supporting staff, or equipment).

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PRUDENT LAYPERSON (for purposes of determining whether an emergency medical condition exists)	A person without medical training who relies on the experience, knowledge and judgment of a reasonable person to make a decision regarding whether or not the absence of immediate medical attention will result in: 1) placing the health of the individual in serious jeopardy, 2) serious impairment to bodily functions, or 3) serious dysfunction of a bodily part or organ.

QUALIFIED MEDICARE BENEFICIARY DUAL ELIGIBLE (QMB DUAL)	A person determined eligible under A.A.C. R9-29-101 et seq. for Qualified Medicare Beneficiary (QMB) and eligible for acute care services provided for in A.A.C. R9-22-201 et seq. or ALTCS services provided for in A.A.C. R9-28-201 et seq. A QMB dual person receiving both Medicare and Medicaid services and cost sharing assistance.

REFERRAL	A verbal, written, telephonic, electronic or in-person request for health services.

REGIONAL BEHAVIORAL HEALTH AUTHORITY (RBHA)	A Managed Care Organization that has a contract with the administration, the primary purpose of which is to coordinate the delivery of comprehensive mental health services to all eligible persons assigned by the administration to the managed care organization. Additionally the Managed Care Organization shall coordinate the delivery of comprehensive physical health services to all eligible persons with a serious mental illness enrolled by the administration to the managed care organization.

REINSURANCE	A risk-sharing program provided by AHCCCS to Contractors for the reimbursement of certain contract service costs incurred for a member beyond a predetermined monetary threshold.

RELATED PARTY	A party that has, or may have, the ability to control or significantly influence a Contractor, or a party that is, or may be, controlled or significantly influenced by a Contractor. “Related parties” include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the Offeror and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

REQUEST FOR PROPOSAL (RFP)	A RFP includes all documents, whether attached or incorporated by references that are used by the Administration for soliciting a proposal under 9 A.A.C. 22 Article 6.

ROOM AND BOARD (or ROOM)	The amount paid for food and/or shelter. Medicaid funds can be expended for room and board when a person lives in an institutional setting (e.g. NF, ICF). Medicaid funds cannot be expended for room and board when a member resides in an alternative residential setting (e.g. Assisted Living Home, Behavioral Health Residential Facilities) or an apartment like setting that may provide meals.

SCOPE OF SERVICES	See “COVERED SERVICES.”

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SERVICE LEVEL AGREEMENT	A type of subcontract with a corporate owner or any of its Divisions or Subsidiaries that requires specific levels of service for administrative functions or services for the Contractor specifically related to fulfilling the Contractor’s obligations to AHCCCS under the terms of this contract.

SERVICE PLAN	A complete written description of all covered health services and other informal supports which includes individualized goals, family support services, care coordination activities and strategies to assist the member in achieving an improved quality of life.

SPECIAL HEALTH CARE NEEDS	Serious or chronic physical, developmental and/or behavioral health conditions. Members with special health care needs require medically necessary services of a type or amount beyond that generally required by members.

SPECIALTY PHYSICIAN	A physician who is specially trained in a certain branch of medicine related to specific services or procedures, certain age categories of patients, certain body systems, or certain types of diseases.

STATE	The State of Arizona.

STATEWIDE	Of sufficient scope and breadth to address the health care service needs of members throughout the State of Arizona.

STATE FISCAL YEAR	The budget year-State fiscal year: July 1 through June 30.

STATE PLAN	The written agreements between the State and CMS, which describes how the AHCCCS program meets CMS requirements for participation in the Medicaid program and the State Children’s Health Insurance Program.

SUBCONTRACT	An agreement entered into by the Contractor with any of the following: a provider of health care services who agrees to furnish covered services to member; or with any other organization or person who agrees to perform any administrative function or service for the Contractor specifically related to fulfilling the Contractor’s obligations to AHCCCS under the terms of this contract, as defined in 9 A.A.C. 22 Article 1.

SUBCONTRACTOR

1. A provider of health care who agrees to furnish covered services to members.

2. A person, agency or organization with which the Contractor has contracted or delegated some of its management/administrative functions or responsibilities.

3. A person, agency or organization with which a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space, supplies equipment or services provided under the AHCCCS agreement.

SUBSIDIARY	An entity owned or controlled by the Contractor.

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SUBSTANCE USE DISORDERS	A range of conditions that vary in severity over time, from problematic, short-term use/abuse of substances to severe and chronic disorders requiring long-term and sustained treatment and recovery management.

SUPPLEMENTAL SECURITY INCOME (SSI) AND SSI RELATED GROUPS	Eligible individuals receiving income through Federal cash assistance programs under Title XVI of the Social Security Act who are aged, blind or have a disability and have household income levels at or below 100% of the FPL.

THIRD PARTY LIABILITY (TPL)	See “LIABLE PARTY.”

TITLE XIX	Known as Medicaid, Title XIX of the Social Security Act provides for Federal grants to the states for medical assistance programs. Title XIX enables states to furnish medical assistance to those who have insufficient income and resources to meet the costs of necessary medical services, rehabilitation and other services, to help those families and individuals become or remain independent and able to care for themselves. Title XIX members include but are not limited to those eligible under Section 1931 of the Social Security Act, Supplemental Security Income (SSI), SSI-related groups, Medicare cost sharing groups, Breast and Cervical Cancer Treatment Program and Freedom to Work Program. Which include those populations 42 U.S.C. 1396 a(a)(10)(A).

TITLE XIX MEMBER	Title XIX members include those eligible under 1931 provisions of the Social Security Act (previously AFDC), Sixth Omnibus Budget Reconciliation Act (SOBRA), Supplemental Security Income (SSI) or SSI-related groups, Medicare Cost Sharing groups, Adult Group at or below 106% Federal Poverty Level (Adults </= 106%), Adult Group above 106% Federal Poverty Level (Adults > 106%), Breast and Cervical Cancer Treatment program, Title IV-E Foster Care and Adoption Subsidy, Young Adult Transitional Insurance, and Freedom to Work.

TREATMENT	A procedure or method to cure, improve, or palliate an individual’s medical condition or behavioral health issue. Refer to A.A.C. R9-10-101.

TRIBAL REGIONAL BEHAVIORAL HEALTH AUTHORITY (TRBHA)	A tribal entity that has an intergovernmental agreement with the administration, the primary purpose of which is to coordinate the delivery of comprehensive mental health services to all eligible persons assigned by the administration to the tribal entity. Tribal governments, through an agreement with the State, may operate a Tribal Regional Behavioral Health Authority for the provision of behavioral health services to American Indian members. Refer to A.R.S. §36-3401, §36-3407.

[END OF PART 1 DEFINITIONS]

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PART 2. DEFINITIONS PERTAINING TO ONE OR MORE AHCCCS CONTRACTS

1931 (also referred to as TANF related)	Eligible individuals and families under Section 1931 of the Social Security Act, with household income levels at or below 100% of the Federal Poverty Level (FPL). See also “TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF).”

ABUSE (OF MEMBER)	Intentional infliction of physical, emotional or mental harm, caused by negligent acts or omissions, unreasonable confinement, sexual abuse or sexual assault as defined by A.R.S. §46-451 and A.R.S. §13-3623.

ABUSE (BY PROVIDER)	Provider practices that are inconsistent with sound fiscal, business or medical practices, and result in an unnecessary cost to the AHCCCS program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes recipient practices that result in unnecessary cost to the AHCCCS program as defined by 42 CFR 455.2.

ACUTE CARE ONLY (ACO)	ACO refers to the enrollment status of a member who is otherwise financially and medically eligible for ALTCS but who either 1) refuses HCBS offered by the case manager; 2) has made an uncompensated transfer that makes him or her ineligible; 3) resides in a setting in which Long Term Care Services cannot be provided; or 4) has equity value in a home that exceeds $552,000. These ALTCS enrolled members are eligible to receive acute medical services but not eligible to receive LTC institutional, alternative residential or HCBS.

ADMINISTRATIVE OFFICE OF THE COURTS (AOC)	The Arizona Constitution authorizes an administrative director and staff to assist the Chief Justice with administrative duties. Under the direction of the Chief Justice, the administrative director and the staff of the Administrative Office of the Courts (AOC) provide the necessary support for the supervision and administration of all State courts.

ADULT GROUP ABOVE 106% FEDERAL POVERTY LEVEL (ADULTS > 106%)	Adults aged 19-64, without Medicare, with income above 106% through 133% of the Federal Poverty Level (FPL).

ADULT GROUP AT OR BELOW 106% FEDERAL POVERTY LEVEL (ADULTS </= 106%)	Adults aged 19-64, without Medicare, with income at or below 106% of the Federal Poverty Level (FPL).

AGENT	Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

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DEFINITIONS

AID FOR FAMILIES WITH DEPENDENT CHILDREN (AFDC)	See “TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF).”

ANNIVERSARY DATE	The anniversary date is 12 months from the date the member enrolled with the Contractor and annually thereafter. In some cases, the anniversary date will change based on the last date the member changed Contractors or the last date the member was given an opportunity to change.

ANNUAL ENROLLMENT CHOICE (AEC)	The opportunity for a person to change Contractors every 12 months.

ARIZONA DEPARTMENT OF CHILD SAFETY (DCS)

The department established pursuant to A.R.S. §8-451 to protect children and to perform the following:

1. Investigate reports of abuse and neglect.

2. Assess, promote and support the safety of a child in a safe and stable family or other appropriate placement in response to allegations of abuse or neglect.

3. Work cooperatively with law enforcement regarding reports that include criminal conduct allegations.

4. Without compromising child safety, coordinate services to achieve and maintain permanency on behalf of the child, strengthen the family and provide prevention, intervention and treatment services pursuant to this chapter.

ARIZONA DEPARTMENT OF JUVENILE CORRECTION (ADJC)	The State agency responsible for all juveniles adjudicated as delinquent and committed to its jurisdiction by the county juvenile courts.

BED HOLD	A 24 hour per day unit of service that is authorized by an ALTCS member’s case manager or the behavioral health case manager or a subcontractor for an acute care member, which may be billed despite the member’s absence from the facility for the purposes of short term hospitalization leave and therapeutic leave. Refer to the Arizona Medicaid State Plan, 42 CFR. §§447.40 and 483.12, and 9 A.A.C. 28 for more information on the bed hold service and AMPM Chapter 100.

EXHIBIT-1

DEFINITIONS

BEHAVIORAL HEALTH PARAPROFESSIONAL

As specified in A.A.C. R9-10-101, an individual who is not a behavioral health professional who provides behavioral health services at or for a health care institution according to the health care institution’s policies and procedures that:

a. If the behavioral health services were provided in a setting other than a licensed health care institution, the individual would be required to be licensed as a behavioral professional under A.R.S. Title 32, Chapter 33; and

b. Are provided under supervision by a behavioral health professional.

BEHAVIORAL HEALTH RESIDENTIAL FACILITY

A health care institution that provides continuous treatment to an individual experiencing a behavioral health issue that causes the individual to:

a.      Have a limited or reduced ability to meet the individual’s basic physical needs;

b.       Suffer harm that significantly impairs the individual’s judgment, reason, behavior, or capacity to recognize reality;

c.      Be a danger to self;

d.      Be a danger to others;

e.      Be persistently or acutely disabled as defined in A.R.S. §36-501; or

f.       Be gravely disabled.

BEHAVIORAL HEALTH TECHNICIAN

As specified in A.A.C. R9-10-101, an individual who is not a behavioral health professional who provides behavioral health services at or for a health care institution according to the health care institution’s policies and procedures that:

a. If the behavioral health services were provided in a setting other than a licensed health care institution, the individual would be required to be licensed as a behavioral professional under A.R.S. Title 32, Chapter 33; and

b. Are provided with clinical oversight by a behavioral health professional.

BREAST AND CERVICAL CANCER TREATMENT PROGRAM (BCCTP)	Eligible individuals under the Title XIX expansion program for women with income up to 250% of the FPL, who are diagnosed with and need treatment for breast and/or cervical cancer or cervical lesions and are not eligible for other Title XIX programs providing full Title XIX services. Qualifying individuals cannot have other creditable health insurance coverage, including Medicare.

EXHIBIT-1

DEFINITIONS

CARE MANAGEMENT PROGRAM (CMP)	Activities to identify the top tier of high need/high cost Title XIX members receiving services within an AHCCCS contracted health plan; including the design of clinical interventions or alternative treatments to reduce risk, cost, and help members achieve better health care outcomes. Care management is an administrative function performed by the health plan. Distinct from case management, Care Managers should not perform the day-to-day duties of service delivery.

CARE MANAGEMENT	A group of activities performed by the Contractor to identify and manage clinical interventions or alternative treatments for identified members to reduce risk, cost, and help achieve better health care outcomes. Distinct from case management, care management does not include the day-to-day duties of service delivery.

CASE MANAGEMENT	A collaborative process which assess, plans, implements, coordinates, monitors, and evaluates options and services to meet an individual’s health needs through communication and available resources to promote quality, cost-effective outcomes.

CASH MANAGEMENT IMPROVEMENT ACT (CMIA)	Cash Management Improvement Act of 1990 [31 CFR Part 205]. Provides guidelines for the drawdown and transfer of Federal funds.

CHILDREN’S REHABILITATIVE SERVICES (CRS)	A program that provides medical treatment, rehabilitation, and related support services to Title XIX and Title XXI members who have completed the CRS application and have met the eligibility criteria to receive CRS-related services as specified in 9 A.A.C. 22.

CLIENT ASSESSMENT AND TRACKING SYSTEM (CATS)	A component of AHCCCS’ data management information system that supports ALTCS and that is designed to provide key information to, and receive key information from ALTCS Contractors.

COMPREHENSIVE MEDICAL AND DENTAL PROGRAM (CMDP)	A Contractor that is responsible for the provision of covered, medically necessary AHCCCS services for foster children in Arizona. Refer to A.R.S. §8-512.

COMPETITIVE BID PROCESS	A state procurement system used to select Contractors to provide covered services on a geographic basis.

COUNTY OF FISCAL RESPONSIBILITY	The county of fiscal responsibility is the Arizona county that is responsible for paying the state’s funding match for the member’s ALTCS Service Package. The county of physical presence (the county in which the member physically resides) and the county of fiscal responsibility may be the same county or different counties.

CRS-ELIGIBLE	An individual AHCCCS member who has completed the CRS application process, as delineated in the CRS Policy and Procedure Manual, and has met all applicable criteria to be eligible to receive CRS-related services as specified in 9 A.A.C. 22.

EXHIBIT-1

DEFINITIONS

CRS RECIPIENT	An individual who has completed the CRS application process, and has met all applicable criteria to be eligible to receive CRS related covered Services.

DEVELOPMENTAL DISABILITY (DD)

As defined in A.R.S. §36-551, a strongly demonstrated potential that a child under six years of age has a developmental disability or will become a child with a developmental disability, as determined by a test performed pursuant to section 36-694 or by other appropriate tests, or a severe, chronic disability that:

a. Is attributable to cognitive disability, cerebral palsy, epilepsy or autism.

b. Is manifested before age eighteen.

c. Is likely to continue indefinitely.

d. Results in substantial functional limitations in three or more of the following areas of major life activity:

(i) Self-care.

(ii) Receptive and expressive language.

(iii) Learning.

(iv) Mobility.

(v) Self-direction.

(vi) Capacity for independent living.

(vii) Economic self-sufficiency.

e. Reflects the need for a combination and sequence of individually planned or coordinated special, interdisciplinary or generic care, treatment or other services that are of lifelong or extended duration.

EPISODE OF CARE	The period between the beginning of treatment and the ending of covered services for an individual. The beginning and end of an episode of care is marked with a demographic file submission. Over time, an individual may have multiple episodes of care.

FAMILY-CENTERED	Care that recognizes and respects the pivotal role of the family in the lives of members. It supports families in their natural care-giving roles, promotes normal patterns of living, and ensures family collaboration and choice in the provision of services to the member.

EXHIBIT-1

DEFINITIONS

FAMILY OR FAMILY MEMBER	A biological, adoptive, or custodial mother or father of a child, or an individual who has been appointed as a legal guardian or custodian of a child by a court of competent jurisdiction, or other member representative responsible for making health care decisions on behalf of the member. Family members may also include siblings, grandparents, aunts and uncles.

FEDERAL EMERGENCY SERVICES (FES)	A program delineated in A.A.C. R9-22-217, to treat an emergency condition for a member who is determined eligible under A.R.S. §36-2903.03(D).

FEDERALLY QUALIFIED HEALTH CENTER (FQHC)	A public or private non-profit health care organization that has been identified by the HRSA and certified by CMS as meeting criteria under Sections 1861(aa)(4) and 1905(l)(2)(B) of the Social Security Act.

FEDERALLY QUALIFIED HEALTH CENTER LOOK-ALIKE	A public or private non-profit health care organization that has been identified by the HRSA and certified by CMS as meeting the definition of “health center” under Section 330 of the Public Health Service Act, but does not receive grant funding under Section 330.

FIELD CLINIC	A “clinic” consisting of single specialty health care providers who travel to health care delivery settings closer to members and their families than the Multi-Specialty Interdisciplinary Clinics (MSICs) to provide a specific set of services including evaluation, monitoring, and treatment for CRS-related conditions on a periodic basis.

FREEDOM OF CHOICE (FC)	The opportunity given to each member who does not specify a Contractor preference at the time of enrollment to choose between the Contractors available within the Geographic Service Area (GSA) in which the member is enrolled.

HOME	A residential dwelling that is owned, rented, leased, or occupied at no cost to the member, including a house, a mobile home, an apartment or other similar shelter. A home is not a facility, a setting or an institution, or a portion and any of these, licensed or certified by a regulatory agency of the state as a defined in A.A.C. R9-28-101.

HOME AND COMMUNITY BASED SERVICES (HCBS)	Home and community-based services, as defined in A.R.S. §36-2931 and §36-2939.

INTEGRATED MEDICAL RECORD	A single document in which all of the medical information listed in Chapter 900 of the AMPM is recorded to facilitate the coordination and quality of care delivered by multiple providers serving a single patient in multiple locations and at varying times.

EXHIBIT-1

DEFINITIONS

INTERDISCIPLINARY CARE	A meeting of the interdisciplinary team members or coordination of care among interdisciplinary treatment team members to address the totality of the treatment and service plans for the member based on the most current information available.

INTERMEDIATE CARE FACILITY FOR PERSONS WITH INTELLECTUAL DISABILITIES (ICF)	A placement setting for persons with intellectual disabilities.

JUVENILE PROBATION OFFICE (JPO)	An officer within the Arizona Department of Juvenile Corrections assigned to a juvenile upon release from a secure facility. Having close supervision and observation over juvenile’s who are ordered to participate in the intensive probation program including visual contact at least four times per week and weekly contact with the school, employer, community restitution agency or treatment program. (A.R.S. §8-353)

KIDSCARE	Federal and State Children’s Health Insurance Program (Title XXI – CHIP) administered by AHCCCS. The KidsCare program offers comprehensive medical, preventive, treatment services, and behavioral health care services statewide to eligible children under the age of 19, in households with income between 133% and 200% of the Federal Poverty Level (FPL).

MEDICAL PRACTITIONER	A physician, physician assistant or registered nurse practitioner.

MEDICARE MANAGED CARE PLAN	A managed care entity that has a Medicare contract with CMS to provide services to Medicare beneficiaries, including Medicare Advantage Plan (MAP), Medicare Advantage Prescription Drug Plan (MAPDP), MAPDP Special Needs Plan, or Medicare Prescription Drug Plan.

MULTI-SPECIALTY INTERDISCIPLINARY CLINIC (MSIC)	An established facility where specialists from multiple specialties meet with members and their families for the purpose of providing interdisciplinary services to treat members.

PERSON WITH A DEVELOPMENTAL/ INTELLECTUAL DISABILITY	An individual who meets the Arizona definition as outlined in A.R.S. §36-551 and is determined eligible for services through the DES Division of Developmental Disabilities (DDD). Services for AHCCCS-enrolled acute and long term care members with developmental/intellectual disabilities are managed through the DES Division of Developmental Disabilities.

PRE-ADMISSION SCREENING (PAS)	A process of determining an individual’s risk of institutionalization at a NF or ICF level of care as specified in 9 A.A.C. 28 Article 1.

RATE CODE	Eligibility classification for capitation payment purposes.

EXHIBIT-1

DEFINITIONS

RISK GROUP	Grouping of rate codes that are paid at the same capitation rate.

ROSTER BILLING	Any claim that does not meet the standardized claim requirements of 9 A.A.C. 22, Article 7 is considered roster billing.

RURAL HEALTH CLINIC (RHC)	A clinic located in an area designated by the Bureau of Census as rural, and by the Secretary of the DHHS as medically underserved or having an insufficient number of physicians, which meets the requirements under 42 CFR 491.

SERIOUSLY MENTALLY ILL (SMI)	A person 18 years of age or older who has been determined to have a serious mental illness as defined in A.R.S. §36-550.

SIXTH OMNIBUS BUDGET AND RECONCILIATION ACT (SOBRA)	Eligible pregnant women under Section 9401 of the Sixth Omnibus Budget and Reconciliation Act of 1986, amended by the Medicare Catastrophic Coverage Act of 1988, 42 U.S.C. 1396(a)(10)(A)(ii)(IX), November 5, 1990, with individually budgeted incomes at or below 150% of the FPL, and children in families with individually budgeted incomes ranging from below 100% to 140% of the FPL, depending on the age of the child.

SMI ELIGIBILITY DETERMINATION	The process, after assessment and submission of required documentation to determine, whether a member meets the criteria for Serious Mental Illness.

STATE CHILDREN’S HEALTH INSURANCE PROGRAM (SCHIP)	State Children’s Health Insurance Program under Title XXI of the Social Security Act (Also known as CHIP). The Arizona version of CHIP is referred to as “KidsCare.” See also “KIDSCARE.”

STATE ONLY TRANSPLANT MEMBERS	Individuals who are eligible under one of the Title XIX eligibility categories and found eligible for a transplant, but subsequently lose Title XIX eligibility due to excess income become eligible for one of two extended eligibility options as specified in A.R.S. §36-2907.10 and A.R.S. §36-2907.11.

SUBSTANCE ABUSE

As specified in A.A.C. R9-10-101, an individual’s misuse of alcohol or other drug or chemical that:

a. Alters the individual’s behavior or mental functioning;

b. Has the potential to cause the individual to be psychologically or physiologically dependent on alcohol or other drug or chemical; and

c. Impairs, reduces, or destroys the individual’s social or economic functioning.

EXHIBIT-1

DEFINITIONS

TELEMEDICINE	The practice of health care delivery, diagnosis, consultation and treatment and the transfer of medical data through interactive audio, video or data communications that occur in the physical presence of the patient, including audio or video communications sent to a health care provider for diagnostic or treatment consultation. Refer to A.R.S. §36-3601.

TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF)	A Federal cash assistance program under Title IV of the Social Security Act established by the Personal Responsibility and Work Opportunity Reconciliation Act of 1996 (P.L. 104-193). It replaced Aid To Families With Dependent Children (AFDC).

TITLE XXI	Title XXI of the Social Security Act provides funds to states to enable them to initiate and expand the provision of child health assistance to uninsured, low income children in an effective and efficient manner that is coordinated with other sources of child health benefits coverage.

TITLE XXI MEMBER	Member eligible for acute care services under Title XXI of the Social Security Act, referred to in Federal legislation as the “Children’s Health Insurance Program” (CHIP ). The Arizona version of CHIP is referred to as “KidsCare.”

TREATMENT PLAN	A written plan of services and therapeutic interventions based on a complete assessment of a member’s developmental and health status, strengths and needs that are designed and periodically updated by the multi-specialty, interdisciplinary team.

VIRTUAL CLINICS	Integrated services provided in community settings through the use of innovative strategies for care coordination such as Telemedicine, integrated medical records and virtual interdisciplinary treatment team meetings.

[END OF PART 2 DEFINITIONS]

EXHIBIT-2

RESERVED

EXHIBIT-3

MEDICARE REQUIREMENT TO COORDINATE CARE FOR DUAL

ELIGIBLE SMI MEMBERS

1.	Medicare Participation for Dual Eligible SMI Members

The following will be required as it relates to the RBHA and Medicare participation: The State will require the RBHA (Contractor) in the Southern region to offer Medicare services to members with SMI by contracting with CMS to be a Medicare Dual Eligible Special Needs Plan (D-SNP) product or offer a D-SNP product through one of the equity partners in the organization. The Contractor in the Northern region is not required to be a D-SNP but is encouraged to coordinate care with entities serving dual eligible members.

D-SNPs that are currently licensed through the Arizona Department of Insurance (ADOI) will need to go through ADOI for any required service area expansion. D-SNPs that are currently certified by AHCCCS will be allowed to expand service areas through the AHCCCS certification process, even in the case where no other Medicaid contract is held in that service area. AHCCCS will sign a Medicare Improvements for Patients and Providers Act (MIPPA) Contract as necessary with the awarded RBHA or an equity partner organization.

In addition to all requirements in this Contract, the Contractor must meet all Medicare participation requirements as required by CMS and the State. This may include, but is not limited to, approval of a Medicare application, approval of a formulary consistent with Part D requirements, approval of a medication therapy management program (MTMP), and approval of a unified model of care. Medicare Advantage plans are required to meet state licensure requirements (42 CFR §422.400 and 42 CFR §422.501(b)(i)).

2.	CMS D-SNP Application Timeline (subject to CMS timeline changes)

Nov 14, 2014	Notice of Intent to Apply (NOIA) deadline to ensure access to the CMS Health Plan Management System
Nov 27, 2014	CMS sends NOIA confirmation emails to entities meeting the Nov 14 NOIA deadline to ensure timely HPMS access
Jan 13, 2015	Application for following year implantation posted on CMS websites
Jan 31, 2015	Final day to submit NOIA
Feb 2015	CY 2015 application submission deadlines
Feb 21, 2015	MAPD/D-SNP and MMP applications due
March 13, 2015	CMS notifies Plans of deficiencies in its 2/21 submission
March 28, 2015	Plans must respond to 3/13 notice of deficiencies with updated network and/or exception requests
April 26, 2015	Plans receive Notice of Intent to deny (NOID) based on Plan’s 3/28 submission (if network still not adequate)
May 7th, 2015	Plans respond to 4/26 NOID with updated network and/or exceptions requests
May 31st, 2015	CMS notifies Plans of denial or acceptance

EXHIBIT-4

PLACEHOLDER

EXHIBIT-5

RESERVED

EXHIBIT-6

ADULT SERVICE DELIVERY SYSTEM-NINE GUIDING PRINCIPLES

CONTRACT NO:

The Nine Guiding Principles below were developed to provide a shared understanding of the key ingredients needed for an adult behavioral health system to promote recovery. System development efforts, programs, service provision, and stakeholder collaboration must be guided by these principles.

1.	Respect

Respect is the cornerstone. Meet the person where they are without judgment, with great patience and compassion.

2.	Persons In Recovery Choose Services And Are Included In Program Decisions And Program Development Efforts

A person in recovery has choice and a voice. Their self-determination in driving services, program decisions and program development is made possible, in part, by the ongoing dynamics of education, discussion, and evaluation, thus creating the “informed consumer” and the broadest possible palette from which choice is made. Persons in recovery should be involved at every level of the system, from administration to service delivery.

3.	Focus On Individual As A Whole Person, While Including And/Or Developing Natural Supports

A person in recovery is held as nothing less than a whole being: capable, competent, and respected for their opinions and choices. As such, focus is given to empowering the greatest possible autonomy and the most natural and well- rounded lifestyle. This includes access to and involvement in the natural supports and social systems customary to an individual’s social community.

4.	Empower Individuals Taking Steps Towards Independence And Allowing Risk Taking Without Fear Of Failure

A person in recovery finds independence through exploration, experimentation, evaluation, contemplation and action. An atmosphere is maintained whereby steps toward independence are encouraged and reinforced in a setting where both security and risk are valued as ingredients promoting growth.

5.	Integration, Collaboration, And Participation With The Community Of One’s Choice

A person in recovery is a valued, contributing member of society and, as such, is deserving of and beneficial to the community. Such integration and participation underscores one’s role as a vital part of the community, the community dynamic being inextricable from the human experience. Community service and volunteerism is valued.

6.	Partnership Between Individuals, Staff, And Family Members/Natural Supports For Shared Decision Making With A Foundation Of Trust

A person in recovery, as with any member of a society, finds strength and support through partnerships. Compassion-based alliances with a focus on recovery optimization bolster self-confidence, expand understanding in all participants, and lead to the creation of optimum protocols and outcomes.

7.	Persons In Recovery Define Their Own Success

A person in recovery — by their own declaration — discovers success, in part, by quality of life community, and greater self-determination. Persons in recovery are the experts on themselves, defining their own goals and desired outcomes.

EXHIBIT-6

ADULT SERVICE DELIVERY SYSTEM-NINE GUIDING PRINCIPLES

CONTRACT NO:

8.	Strengths-Based, Flexible, Responsive Services Reflective Of An Individual’s Cultural Preferences

A person in recovery can expect and deserves flexible, timely, and responsive services that are accessible, available, reliable, accountable, and sensitive to cultural values and mores. A person in recovery is the source of his/her own strength and resiliency. Those who serve as supports and facilitators identify, explore, and serve to optimize demonstrated strengths in the individual as tools for generating greater autonomy and effectiveness in life.

9.	Hope Is The Foundation For The Journey Towards Recovery

A person in recovery has the capacity for hope and thrives best in associations that foster hope. Through hope, a future of possibility enriches the life experience and creates the environment for uncommon and unexpected positive outcomes to be made real. A person in recovery is held as boundless in potential and possibility.

EXHIBIT-7

Reserved

EXHIBIT- 8

Reserved

EXHIBIT-9

DELIVERABLES

All deliverables which are noted to be submitted via SharePoint are to be submitted to the SharePoint Contract Compliance Site at: http://bhs-compliance.azahcccs.gov. Should AHCCCS modify the submission process for deliverables; AHCCCS shall provide a letter of instruction to the Contractor outlining changes to the deliverable submission process.

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

AHCCCS PROCUREMENT OFFICE	Ad Hoc	Certifications of Insurance	Within 10 days of notification of contract award and prior to commencement of any services under this contract.	Terms and Conditions	N/A	AHCCCS Procurement Office	Email notification to AHCCCS Procurement Office

AHCCCS PROCUREMENT OFFICE	Ad Hoc	Insurance Material Change	Within 30 days of discovery	Terms and Conditions	N/A	AHCCCS Procurement Office	Email notification to AHCCCS Procurement Office

DBF TPL UNIT	Ad Hoc	Third Party Liability Reporting -Involving Commercial Insurance Payor Sources: TPL Leads File or Via the TPL Referral Web Portal	Within 10 days of discovery	Coordination of Benefits and Third Party Liability Requirements	AHCCCS Technical Interface Guidelines, ACOM Policy 434	AHCCCS ISD or the AHCCCS TPL Contractor (HMS)	AHCCCS SFTP or the TPL Referral Web Portal: https://ecenter.hmsy.com/

DBF TPL UNIT	Ad Hoc	Third Party Liability Reporting - Other Third Party Liability Recoveries: For Determination of a Mass Tort, Total Plan Case or Joint Case	Within 10 days of discovery	Coordination of Benefits and Third Party Liability Requirements	AHCCCS Technical Interface Guidelines, ACOM Policy 434	AHCCCS TPL Contractor	Email, Fax, or mail submission

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DBF TPL UNIT	Ad Hoc	Total Plan Case Settlement Reporting via the Settlement Notification Form (when reporting, Contractors must use the monthly file or the ad hoc form)	Within 10 business days from the settlement date	Total Plan Case Requirements	ACOM Policy 434 Attachment A	AHCCCS TPL Management Analyst	Email, Fax, or mail submission

DBF TPL UNIT	Monthly	Total Plan Case Settlement Reporting via Monthly File (when reporting, Contractors must use the monthly file or the ad hoc form)	20th day of the month	Total Plan Case Requirements	ACOM Policy 434	AHCCCS TPL Management Analyst	Email, Fax, or mail submission

DHCAA HUMAN RIGHTS COMMITTEE	Monthly	Redacted Report of Each Use of Seclusion/ Restraint Concerning All Enrolled Persons	15th of each month	Quality Management Reporting Requirements	AMPM Policy 960	DHCAA Human Rights Committee Coordinator	SharePoint

DHCAA HUMAN RIGHTS COMMITTEE	Monthly	Redacted Seclusion/Restraint Summary Report Concerning all Enrolled Persons	15th of each month	Quality Management Reporting Requirements	AMPM Policy 960	DHCAA Human Rights Committee Coordinator	SharePoint

DHCAA OFFICE OF HUMAN RIGHTS	Ad Hoc	Copy of Appeal, Results of an Informal Conference and Notices of Hearing in Appeals concerning a Person in Need of Special Assistance	Upon Occurrence	Special Assistance for SMI Members	AMPM Policy 320-R	OHRts@azahcccs.gov	Secure Email

DHCAA OFFICE OF HUMAN RIGHTS	Ad Hoc	Grievance or Request for Investigation and Grievance/Investigation Decision Letter Concerning a Person in Need of Special Assistance	Upon Occurrence	Special Assistance for SMI Members	AMPM Policy 320-R	OHRts@azahcccs.gov	Secure Email

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCAA OFFICE OF HUMAN RIGHTS	Ad Hoc	Notification of a Person in Need of Special Assistance	Within 5 days of meeting criteria	Special Assistance for SMI Members	AMPM Policy 320-R	OHRts@azahcccs.gov	Secure Email

DHCAA OFFICE OF HUMAN RIGHTS	Ad Hoc	Notification of a Person No Longer in Need of Special Assistance	Within 10 days of no longer meeting criteria	Special Assistance for SMI Members	AMPM Policy 320-R	OHRts@azahcccs.gov	Secure Email

DHCAA OFFICE OF HUMAN RIGHTS	Monthly	Comprehensive Report of Persons Identified as in Need of Special Assistance	10th of the month	Special Assistance	AMPM Policy 320-R	OHRTs@azahcccs.gov Special Assistance Field Coordinator	SharePoint

DHCAA OFFICE OF HUMAN RIGHTS	Monthly	Report of Each Use of Seclusion/Restraint Concerning Persons with Serious Mental Illness	15th of each month	Quality Management	AMPM Policy 960	DHCAA Office of Human Rights	SharePoint Password Protected

DHCAA OFFICE OF HUMAN RIGHTS	Monthly	Seclusion/Restraint Summary Report Concerning Persons with Serious Mental Illness	15th of each month	Quality Management	AMPM Policy 960	DHCAA Office of Human Rights	SharePoint Password Protected

DHCAA OFFICE OF HUMAN RIGHTS	Monthly	Updates to Office of Human Rights’ Report of Persons Identified as in Need of Special Assistance	10th day of the month	Special Assistance for SMI Members	AMPM Policy 320-R	OHRts@azahcccs.gov Special Assistance Field Coordinator	SharePoint

DHCAA OFFICE OF HUMAN RIGHTS	Quarterly	Updates to Office of Human Rights’ Report of Persons Identified as in Need of Special Assistance	10th day of the month following receipt of the AHCCCS OHR quarterly draft report	Special Assistance for SMI Members	AMPM Policy 320-R	OHRts@azahcccs.gov Special Assistance Field Coordinator	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Actions Reported to the National Provider Data Bank (NPDB) or a Regulatory Board	Within 1 business day	Quality Management	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint Password Protected

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Adverse Action Reporting (Including Limitations and Terminations)	Within 1 business day	Quality Management	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint Password Protected

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Certificate of Necessity for Pregnancy Termination & Verification of Diagnosis by Contractor for Pregnancy Termination Request	30 days after the end of the month	Physical Health Care Covered Services	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint Password Protected

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Communication of Adverse Action to Provider	Within 1 business day	Quality Management	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint Password Protected

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Contractor Response to AHCCCS regarding Member Grievances (response to problem resolution)	Initial 2 to 72 hour response as indicated by complaint urgency	Grievance and Appeal System Requirements	NA	Customer Service/Issue Resolution Team	Email

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Credentialing and Re-credentialing Denials	Within 1 business day	Quality Management, Credentialing	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint Password Protected

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	HCAC and OPPC	Upon identification by Contractor	Quality Management, Retrospective Review, General Requirements	AMPM Chapter 900; AMPM Chapter 1000	DHCM Clinical Quality Management Unit	SharePoint Password Protected

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	High Profile Alerts of Incidents, Accidents and Deaths	Within 24 hours of awareness	Incident, Accident and Death Reports	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Immunization Audit	As requested by AHCCCS	Physical Health Care Covered Services	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint Password Protected

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Incident, Accident, and Death Reports for Members within specified timeframes into the QMS Portal; additionally, significant and/or potential media-coverage IADs must also be sent directly to Quality Management staff as soon as the Contractor is aware of the issue	Within 1 day of awareness	Incident, Accident, and Death Reports	AMPM Chapter 900	DHCM Clinical Quality Management Unit	QMS Portal and Password Protected email notification to CQM Manager as appropriate

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Physician Incentives: Contractor-Selected and/or Developed Pay for Performance Initiative	Prior Approval Required	Physician Incentive Requirements	N/A	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Physician Incentives: Contractual Arrangements with Substantial Financial Risk	45 days prior to implementation of the contract	Physician Incentive Requirements	N/A	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	QOC Resolution Report	Within 72 hours of completion	Quality of Care Concerns and Investigations	N/A	DHCM Clinical Quality Management Unit	QMS Portal with Email to assigned QM Coordinator

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Court Ordered Treatment Policy	15 days after the start of the contract year	Medical Management	N/A	DHCM Clinical Quality Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Dental Plan and Evaluation	December 15th	Physical Health Care Covered Services	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Annually	EPSDT Annual Plan and Evaluation	December 15th	Primary Care Provider Standards	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Integrated Health Care Report	December 1st	Integrated Health Care Service Delivery for SMI Members	AMPM Policy 910	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Maternity Care Annual Plan and Evaluation	December 15th	Maternity Care Provider Standards	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Performance Improvement Project Baseline	December 15th	Performance Measures	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Performance Improvement Project Re-Measurement	December 15th	Performance Measures	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Annually, as part of the annual plan submission	Performance Improvement Project Reports – Baseline, Interim, Final, and Updates as Requested	December 15th	Quality Management, Performance Measures	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Quality Management Plan, Evaluation, Work Plan and Checklist Evaluation	December 15th	Quality Management, General Requirements	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Bi-Monthly	Children’s Case Manager Bi-monthly Inventories	15th day of every other month	Behavioral Health Services for Child Members	N/A	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Monthly	Crisis Call report	15 days after month end	Crisis Services General requirements	ACOM Policy 441	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Monthly	Pregnancy Termination Report	30 days after the end of the month	Physical Health Care Covered Services	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint Password Protected

DHCM CLINICAL QUALITY MANAGEMENT	Monthly	Sterilization Report	30 days after the end of the month	Quality Management	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint Password Protected

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	Behavioral Health Utilization & Timeframes for CMDP Members	45 days after the end of each quarter	Behavioral Health Services for Child Members	N/A	DHCM Clinical Quality Management Unit	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	Credentialing Quarterly Report	30 days after the end of each quarter	Quality Management, Credentialing	AMPM Chapter 400, AMPM 900	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	EPSDT Improvement and Adult Quarterly Monitoring Report	15 days after the end of each quarter	Primary Care Provider Standards	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	GSA Behavioral Health Performance Measures Report	15 days after the end of each quarter	Performance Measures	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	Key Staff: Staff Primary and Back-Up Contact Information for Urgent Issue Resolution	30 days after the end of each quarter	Key Staff	N/A	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	QM Quarterly Report	45 days after the end of each quarter	Quality Management Reporting Requirements	AMPM Chapter 900	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Semi- Annually	Annual Case Review of Behavioral Health Services to Members	April 15th October 15th	Quality Management Reporting Requirements	N/A	DHCM Clinical Quality Management Unit	SharePoint

DHCM CLINICAL QUALITY MANAGEMENT	Semi-Annually	Number of pregnant women who are HIV/AIDS positive-Report	30 days after the reporting periods of: [10/1 through 3/31] & [4/1 through 9/30]	Physical Health Care Covered Services	AMPM Chapter 400	DHCM Clinical Quality Management Unit	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Weekly	Quality of Care (QOC) Concerns Opened Report	Tuesday of the following week	Quality of Care Concerns and Investigations	N/A	DHCM Clinical Quality Management Unit	SharePoint

DHCM DATA ANALYSIS AND RESEARCH	Ad Hoc	Corporate Compliance: CMS Compliance Issues Related to HIPAA Transaction and Code Set Complaints or Sanction	Immediately upon discovery	Corporate Compliance	N/A	DHCM Encounter Administrator	SharePoint

DHCM DATA ANALYSIS AND RESEARCH	Ad Hoc	Medical Records or Supporting Documentation	As specified in the requesting letter	Medical Records	AHCCCS Data Validation User Manual	DHCM Encounter Administrator	FTP Server

DHCM DATA ANALYSIS AND RESEARCH	Annually	Security Rule Compliance Report	June 1st	Systems Function and Capacity	ACOM Policy 108	DHCM Encounter Administrator	SharePoint

DHCM DATA ANALYSIS AND RESEARCH	Monthly	Corrected Pended Encounter Data	Monthly, according to established schedule	Monitoring and OR Reviews	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

DHCM DATA ANALYSIS AND RESEARCH	Monthly	New Day Encounter	Monthly, according to established schedule	Monitoring and OR Reviews	AHCCCS Encounter Manual	DHCM Encounter Manager	FTP Server

DHCM DATA ANALYSIS AND RESEARCH	Quarterly	Encounter Submission and Tracking	15 days after the end of each quarter	Monitoring and OR Reviews	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM DATA ANALYSIS AND RESEARCH	Quarterly	Plan Overrides	15 days after the end of each quarter	Monitoring and OR Reviews	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

DHCM DATA ANALYSIS AND RESEARCH	Quarterly	Plan Voids	15 days after the end of each quarter	Recoupments	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

DHCM FINANCE	Ad Hoc	Advances, Loans, Loan Guarantees, Investments or Equity Distributions to Related Parties or Affiliates	Submit for approval 30 days prior to anticipated date of distribution	Advances, Equity Distributions, Loans and Investments	AHCCCS Financial Reporting Guide for RBHA Contractors	DHCM Finance Manager	SharePoint

DHCM FINANCE	Ad Hoc	Corporate Cost Allocation Plans and Adjustment in Management Fees	30 days prior to anticipated effective date	Financial Reports	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	Sharepoint

DHCM FINANCE	Ad Hoc	Health Insurer Fee: Anticipated Federal and Arizona State Income Tax Rates (if a tax filing extension was requested)	April 30th of the year following the fee year *Suspended for 4/30/18	Health Insurer Fee	ACOM Policy 320	DHCM Finance Manager	SharePoint

DHCM FINANCE	Ad Hoc	Health Insurer Fee: No fee due (if Annual Reporting does not apply)	September 30th of each fee year *Suspended for 9/30/17	Health Insurer Fee	ACOM Policy 320	DHCM Finance Manager	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM FINANCE	Ad Hoc	Merger, Acquisition, Reorganization, Joint Venture, and Change in Ownership: Automatic Clearing House (ACH) Vendor Authorization Form	45 days prior to the effective date and commencement of operations	Merger, Acquisition, Reorganization, Joint Venture and Change in Ownership	ACOM Policy 317	DHCM Financial Consultant	SharePoint

DHCM FINANCE	Ad Hoc	Performance Bond or Bond Substitute	30 days after notification from AHCCCS of the required amount or to extend the date, if expired	Performance Bond	ACOM Policy 305	DHCM Program Compliance Auditor	SharePoint (mail or hand deliver sealed originals)

DHCM FINANCE	Ad Hoc	Provider Payment Arrangements/Encounter Monitoring	Upon Request	Encounters	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

DHCM FINANCE	Annually	Administrative Cost Allocation Plan	August 1st	Financial Reports	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

DHCM FINANCE	Annually	Annual Reconciliation to Draft Audit	90 days after contract year end	Claims and Encounter Submission and Processing Requirements	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM FINANCE	Annually	Annual Reconciliation to Final Audit	120 days after contract year end	Claims and Encounter Submission and Processing Requirements	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

DHCM FINANCE	Annually	Annual Related Party Transaction Statement	120 days after contract year end	Hospital Subcontracts and Reimbursements	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Finance Manager	SharePoint

DHCM FINANCE	Annually	Community Reinvestment Report	March 31st	Community Reinvestment	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Finance Manager	SharePoint

DHCM FINANCE	Annually	Draft Annual Financial Reporting Package	90 days after contract year end	Financial Reports	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

DHCM FINANCE	Annually	Final Annual Financial Reporting Package	120 days after contract year end	Financial Reports	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM FINANCE	Annually	Final Management Letter	120 days after contract year end	Financial Reports	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Finance Manager	SharePoint

DHCM FINANCE	Annually	Health Insurer Fee: Federal and State Income Tax Filings	April 30th of the year following the fee year *Suspended for 4/30/18	Health Insurer Fee	ACOM Policy 320	DHCM Finance Manager	SharePoint

DHCM FINANCE	Annually	Health Insurer Fee: Liability Reporting Template	September 30th of each fee year *Suspended for 9/30/17	Health Insurer Fee	ACOM Policy 321	DHCM Finance Manager	SharePoint

DHCM FINANCE	Annually	Health Insurer Fee: Report of Health Insurance Provider Information (IRS Form 8963)	September 30th of the year following the fee year *Suspended for 9/30/17	Health Insurer Fee	ACOM Policy 320	DHCM Finance Manager	SharePoint

DHCM FINANCE	Annually	Medicare Report (for Contractors who operate under a D-SNP and are licensed by DOI)	Medicare Report for the Year Ended December is due by March 31st	Financial Reports	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM FINANCE	Annually	Top 20 Providers Audited Financial Statements	May 31st	Financial Reports	AHCCCS Financial Reporting Guide for RBHA Contractors	DHCM Financial Consultant	SharePoint

DHCM FINANCE	Annually	Value Based Purchasing (VBP) Strategies (Final)	Within 180 days of the end of the measurement year	Compensation	ACOM Policy 322	DHCM Finance Manager	SharePoint

DHCM FINANCE	Annually	Value Based Purchasing (VBP) Strategies Certification (Initial)	Within 60 days of start of measurement year	Compensation	ACOM Policy 322	DHCM Finance Manager	SharePoint

DHCM FINANCE	Quarterly	Cost Avoidance Recovery Report	45 days after the reporting quarter: (Oct - Dec: Due Feb 14) (Jan – March: Due May 15) (Apr – June: Due August 14) (July – Sept: Due Nov 14)	Coordination of Benefits and Third Party Liability Requirements	AHCCCS Program Integrity Reporting Guide	DHCM Program Compliance Auditor	SharePoint

DHCM FINANCE	Quarterly	FQHC/RHC Member Information	60 days after the end of each quarter	Federally Qualified Health Centers and Rural Health Clinics	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Program Compliance Auditor	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM FINANCE	Quarterly	Medicare Report (for Contractors who operate under a D-SNP and are licensed by DOI)	Medicare Report for the Period Ended March is due by May 15th Medicare Report for the Period Ended June is due by August 15th Medicare Report for the Period Ended September is due by November 15th	Financial Reports	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

DHCM FINANCE	Quarterly	Premium Tax Reporting	March 15th June 15th September 15th December 15th	Financial Reports	ACOM Policy 304	DHCM Finance Program Monitor	SharePoint

DHCM FINANCE	Quarterly	Quarterly Financial Reporting Package	60 days after the end of each quarter	Financial Reports	AHCCCS Financial Reporting Guide For RBHA Contractors	DHCM Financial Consultant	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM FINANCE	Quarterly	Verification of Receipt of Paid Services	15th day after the end of the quarter that follows the reporting quarter (Oct-Dec: Due April 15)(Jan-March: Due July 15)(April-June: Due Oct 15) (July –Sept: Due Jan 15)	Financial Reports	ACOM Policy 424	DHCM Program Compliance Auditor	SharePoint

DHCM MEDICAL MANAGEMENT	Ad Hoc	PASRR Packet Including Invoice	Ad Hoc	Pre-Admission Screening and Resident Review Requirements	AMPM Chapter 1200, 1220-C	DHCM Medical Management Unit	SharePoint

DHCM MEDICAL MANAGEMENT	Annually	HIV Specialty Provider List	December 15th	Physical Health Care Covered Services	AMPM Chapter 1000	DHCM Medical Management Unit	Sharepoint

DHCM MEDICAL MANAGEMENT	Annually	MM Plan, Evaluation and Work Plan	December 15th	Medical Management, General Requirements	AMPM Chapter 1000	DHCM Medical Management Unit	Sharepoint

DHCM MEDICAL MANAGEMENT	Monthly	Adult and Children’s ED Wait Times	10th of each month for the prior month	Medical Management	N/A	DHCM Medical Management Unit	SharePoint

DHCM MEDICAL MANAGEMENT	Monthly	Out of State Placements	The first working day of each month	Medical Management	AMPM Policy 450	DHCM Medical Management Unit	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM MEDICAL MANAGEMENT	Monthly	Outpatient Commitment COT Monitoring	15 days after month end	Collaboration with System Stakeholders	N/A	DHCM Medical Management Unit	SharePoint

DHCM MEDICAL MANAGEMENT	Quarterly	Quarterly Inpatient Hospital Showings Report	15 days after the end of each quarter	Medical Management, General Requirements	AMPM Chapter 1000	DHCM Medical Management Unit	Sharepoint

DHCM MEDICAL MANAGEMENT	Quarterly	Transplant Report	15 days after the end of each quarter	Physical Health Care Covered Services	AMPM Chapter 1000	DHCM Medical Management Unit	Sharepoint

DHCM MEDICAL MANAGEMENT	Semi-Annually	Emergency Department Diversion Summary	October 15th April 15th	Physical Health Care Covered Services	AMPM Chapter 1020	DHCM Medical Management Unit	Sharepoint

DHCM MEDICAL MANAGEMENT	Semi-Annually	High Need/High Cost Coordination Summary	January 15th July 15th	Physical Health Care Covered Services	AMPM Chapter 1000	DHCM Medical Management Unit	Sharepoint

DHCM MEDICAL MANAGEMENT	Semi-Annually	Pharmacy and/or Prescriber-Member Assignment Report	April 15th October 15th	Drug Utilization Review	AMPM Policy 310-FF	DHCM Medical Management Unit	Sharepoint

DHCM OPERATIONS	Ad Hoc	Administrative Services Subcontractor Non-Compliance Reporting	Within 30 days of discovery	Subcontracting Reporting Requirements	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Administrative Services Subcontracts	60 days prior to the beginning date of the subcontract	Subcontracting Reporting Requirements	N/A	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Ad Hoc	AHCCCS Required Survey Results	45 days after completion	Surveys	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Appointment Availability Review Methods	30 days prior to implementation of the proposed method	Appointments	ACOM Policy 417	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Claim Recoupments >12 Months from Original Payment	Upon identification by Contractor	Recoupments	ACOM Policy 412	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Data Processes for Recoupments	120 days from receipt of approval	Recoupments	ACOM Policy 412	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Final Survey Tool	90 days prior to the intended start date	Surveys	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Health Promotion Materials	21 days prior to dissemination	Health Promotion	N/A	DHCM Marketing Committee	SharePoint

DHCM OPERATIONS	Ad Hoc	ID Cards requiring AHCCCS Approval	30 days prior to dissemination	ID Cards for SMI Members Receiving Physical Health Care Services	ACOM Policy 433	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Ad Hoc	Independent Audits of Claims Payment/Health Information Systems	Upon request by AHCCCS	Information Systems and Data Exchange Requirements	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Key Staff: Key Position Change	Within 7 days of learning of resignation	Key Staff	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Key Staff: Notification of Moving Functions Out of State	60 days prior to proposed change	Key Staff	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Marketing Materials for Dual Eligible SMI Members	21 days prior to dissemination	Care Coordination for Dual Eligible SMI Members	N/A	DHCM Marketing Committee	SharePoint

DHCM OPERATIONS	Ad Hoc	Material Change to Business Operations	60 days prior to expected implementation of the change	Material Change to Business Operations	ACOM Policy 439	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Member Handbook (Final Approved Version)	On or before the start of the contract year	Member Handbook	ACOM Policy 404	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Member Information Materials	15 days prior to release	Member Information	ACOM Policy 404	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Ad Hoc	Non-AHCCCS Required Survey Notification and Results	Notification: 15 days prior to conducting the survey. Results: 45 days after the completion	Surveys	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Material Changes to Provider Network	60 days prior to expected implementation of the change	Material Change to Business Operations	ACOM Policy 439	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Performance Improvement Plans for System of Care Based on CFT Findings	Due 30 days after agency receives feedback as result of review	B/H Health Services for Child Members	N/A	DHCM System of Care	SharePoint

DHCM OPERATIONS	Ad Hoc	Proposed Merger, Acquisition, Reorganization, Joint Venture, and Change in Ownership: Notification	180 days prior to the effective date	Merger, Acquisition, Reorganization, Joint Venture, and Change in Ownership	ACOM Policy 317	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Proposed Merger, Acquisition, Reorganization, Joint Venture, and Change in Ownership: Transition Plan Final Documents	Within 120 days of the completed merger, acquisition, reorganization, joint venture, or change of ownership	Merger, Acquisition, Reorganization, Joint Venture, and Change in Ownership	ACOM Policy 317	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Ad Hoc	Proposed Merger, Acquisition, Reorganization, Joint Venture, and Change in Ownership: Transition Plan Initial Documents	90 days prior to the effective date	Merger, Acquisition, Reorganization, Joint Venture, and Change in Ownership	ACOM Policy 317	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Provider Advances and Loans	10 days prior to disbursement of funds	Advances, Equity Distributions, Loans and Investments	ACOM Policy 418	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Single Claim Recoupments >$50,000	30 days prior to initiating the recoupment, or earlier if the information is available	Recoupments	ACOM Policy 412	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	System Change Plan	Six months prior to expected implementation	System Upgrade Plan	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Tribal Liaison Report	First submission November 1st Ad Hoc thereafter	Organizational Staff	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Ad Hoc	Unexpected Material Changes to the Provider Network	Within 1 business day	Material Changes to Business Operations	N/A	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Ad Hoc	Value Based Providers/Centers of Excellence Report	December 31	Centers of Excellence	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Administrative Services Subcontractor Evaluation Report	Within 90 days of the start of the contract year	AHCCCS Minimum Subcontract Provisions	ACOM Policy 404	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Annual System of Care Plan	October 1st	General Requirements for System of Care	N/A	DHCM System of Care	SharePoint

DHCM OPERATIONS	Annually	Annual Website Certification	45 days after the start of the contract year	Website Requirements	ACOM Policy 404	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Business Continuity/Recovery Plan Summary	15 days after the start of the contract year	Business Continuity and Recovery Plan	ACOM Policy 104	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Copy of each Collaborative Protocol with State/County Agencies	December 31st	Collaboration with System Stakeholders	N/A	DHCM System of Care	SharePoint

DHCM OPERATIONS	Annually	Cultural Competency Plan Assessment	45 days after the start of the contract year	Cultural Competency General Requirements	ACOM Policy 405	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Annually	Health Promotion Plan	30 days after the start of the contract year	Health Promotion	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Key Staff: Functional Organization Chart	15 days after the start of the contract year	Key Staff	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Key Staff: Listing of All Key Staff	15 days after the start of the contract year	Key Staff	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Key Staff: Organization Chart	15 days after the start of the contract year	Key Staff	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Member Advisory Council Plan	December 15th	Behavioral Health Services for Child Members	ACOM Policy 449	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Member Handbook	August 1st and 30 days prior to any changes	Member Handbook	ACOM Policy 404	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Member Information Attestation Statement	45 days after the start of the contract year	Member information	ACOM Policy 404	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Provider Network Development and Management Plan	45 days after the start of the contract year	Network Development	ACOM Policy 415	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Annually	Social Networking Administrator (Name and Contact Information)	Within 90 days of the start of the contract year and within 30 days of any changes	Social Network Requirements	ACOM Policy 425	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Social Networking Applications Listing with URLs	Within 90 days of the start of the contract year and within 30 days of any changes	Social Network Requirements	ACOM Policy 425	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Annually	Social Networking Attestation	Within 90 days of the start of the contract year	Social Network Requirements	ACOM Policy 425	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Monthly	Claims Dashboard	15th day of the month following the reporting period	Claims System Reporting	AHCCCS Claims Dashboard Reporting Guide	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Monthly	DCS & Adopted Children Services Reporting: Calls and Reconciliation	30th day after the reporting month	Behavioral Health Services for Child Members	ACOM Policy 449	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Monthly	DCS & Adopted Children Services Reporting:Rapid Response Monthly Reconciliation Report	30th of the month	Behavioral Health Services for Child members	ACOM Policy 449	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Monthly	Grievance and Appeal System Report	First day of the 2nd month following the month being reported	Member Grievances	AHCCCS Grievance and Appeal System Reporting Guide	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Quarterly	Appointment Availability Review	15 days after the end of each quarter	Appointments	ACOM Policy 417	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Quarterly	Community Collaborative Care Teams (CCCT) Report	45th day following the end of the quarter	Behavioral Health Services for Adult and Child Members	AMPM Policy 570	DHCM System of Care Administrator	SharePoint

DHCM OPERATIONS	Quarterly	DCS & Adopted Children Services Reporting: Access to Services	15 days after the end of each quarter	Behavioral Health Services for Child Members	ACOM Policy 449	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Quarterly	Grievance and Complaint Report–Serious Mental Illness Data	15 days after the end of the quarter	Grievance and Appeal System Requirements	N/A	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Quarterly	Minimum Network Requirements Verification Template	October 15th January 15th April 15th July 15th	Network Development	ACOM Policy 436	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DHCM OPERATIONS	Quarterly	Provider Affiliation Transmission (PAT)	October 15th January 15th April 15th July 15th	Provider Affiliation Transmission	AHCCCS Provider Affiliation Transmission Manual	DHCM Operations Executive Staff Assistant	FTP server with Email Notification

DHCM OPERATIONS	Quarterly	Provider/Network Changes Due to Rates Report	15 days after the end of each quarter	Network Management	ACOM Policy 415, Attachment D and Attachment E	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Quarterly	Psychiatric Rehabilitation Progress Report	15 days after quarter end	Psychiatric Rehabilitative Services-Peer Support	N/A	Employment Administrator	SharePoint

DHCM OPERATIONS	Quarterly	Single Case Agreement (SCA) Utilization	15 days after the end of each quarter	Out of Network Providers	N/A	DHCM Network	SharePoint

DHCM OPERATIONS	Quarterly	System of Care Plan Status Update Report	15 days after the end of each quarter	General Requirements for System of Care	N/A	DHCM System of Care	SharePoint

DHCM OPERATIONS	Quarterly	Telephone Performance Measures	15th day of the month following the reporting quarter	Administrative Performance Standards	ACOM Policy 435	DHCM Operations and Compliance Officer	SharePoint

DHCM OPERATIONS	Semi-Annually	Member Newsletter	30 days prior to intended publication date	Member Information	ACOM Policy 404	DHCM Operations and Compliance Officer	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

DMS, MEMBER DATABASE MANAGEMENT ADMINISTRATION	Ad Hoc	AHCCCS Notification to Waive Medicare Part D Co-Payments	Immediately upon identification	Sanctions	ACOM Policy 201	AHCCCS, Member Database Management Administration (MDMA)	Fax: 602-253-4807

OFFICE OF BEHAVIORAL HEALTH WORKFORCE DEVELOPMENT	Annually	Workforce (Training) Development Plan	October 15th	Administrative Requirement, Training Program Requirements	AMPM Policy 1060	Administrator, Office of Behavioral Health Workforce Development	Upload to Relias, with notification submitted via SharePoint

OFFICE OF BEHAVIORAL HEALTH WORKFORCE DEVELOPMENT	Annually	Training Cirriculum	October 15th	Administrative Requirement, Training Program Requirements	AMPM Policy 1060	Administrator, Office of Behavioral Health Workforce Development	SharePoint

OFFICE OF BEHAVIORAL HEALTH WORKFORCE DEVELOPMENT	Quarterly	Workforce (Training) Development Report	15 days after the quarter end	AdministrativeRequirement Training Program Requirements	AMPM Policy 1060	Administrator, Office of Behavioral Health Workforce Development	Upload to Relias, with notification submitted via SharePoint

OFFICE OF INDIVIDUAL AND FAMILY AFFAIRS	Annually	Community Resource Guide	30 days after contract start	Peer Involvement and Participation	N/A	Office of Individual and Family Affairs	SharePoint

OFFICE OF INDIVIDUAL AND FAMILY AFFAIRS	Quarterly	Roster of Peer and Family Committee Members	15 days after quarter end	Peer Involvement and Participation	N/A	Office of Individual and Family Affairs	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

OFFICE OF INDIVIDUAL AND FAMILY AFFAIRS	Quarterly	RSS Involvement in service delivery for person with SMI/GMH/SA	15 days after quarter end	Behavioral Health Service Delivery Approach	N/A	Office of Individual and Family Affairs	SharePoint

OFFICE OF INSPECTOR GENERAL	Ad Hoc	Exclusions Identified Regarding Persons Convicted of a Crime	Immediately upon discovery	Corporate Compliance	ACOM Policy 103	Office of Inspector General Performance Improvement and Audits	SharePoint

OFFICE OF INSPECTOR GENERAL	Ad Hoc	Merger, Acquisition, Reorganization, Joint Venture, and Change of Ownership: Disclosure of Ownership and Control and Disclosure of Information on Persons Convicted of a Crime Information	45 days prior to the effective date and commencement of operations	Corporate Compliance	ACOM Policy 103	Office of Inspector General Performance Improvement and Audits	SharePoint

OFFICE OF INSPECTOR GENERAL	Ad Hoc	Report Alleged Fraud/Waste/Abuse of the AHCCCS Program	Immediately upon identification	Corporate Compliance	ACOM Policy 103	Office of Inspector General Performance Improvement and Audits	SharePoint

OFFICE OF INSPECTOR GENERAL	Annually	Corporate Compliance Program Plan	15 days after the start of the contract year	Corporate Compliance	ACOM Policy 103	Office of Inspector General Performance Improvement and Audits	SharePoint

EXHIBIT-9

DELIVERABLES

Area	Time frame	Report	When Due	Contract Section	Reference/ Policy	Sent To	Submitted Via

OFFICE OF INSPECTOR GENERAL	Annually	Attestation of Disclosure Information of: Ownership & Control and Persons Convicted of a Crime	15 days after the start of the contract year	Corporate Compliance	ACOM Policy 103	Office of Inspector General Performance Improvement and Audits	SharePoint

OFFICE OF INSPECTOR GENERAL	Semi-Annually	Corporate Compliance: Executive Audit Summary	July 15th January 15th	Corporate Compliance	ACOM Policy 103	Office of Inspector General Performance Improvement and Audits	SharePoint

OFFICE OF INSPECTOR GENERAL	Semi-Annually	Corporate Compliance: External Auditing Schedule	April 15th October 15th	Corporate Compliance	ACOM Policy 103	Office of Inspector General Performance Improvement and Audits	SharePoint

EXHIBIT-10

Greater Arizona ZIP CODES

NORTH

85135	85920	86004	86042	86327	86412	86505

	85923	86005	86043	86329	86413	86506

85235
	85924	86011	86044	86330	86426	86507

85292
	85925	86015	86045	86331	86427	86508

85324
	85926	86016	86046	86332	86429	86509

85332
	85927	86017	86047	86333	86430	86510

85360
	85928	86018	86052	86334	86431	86511

85362
	85929	86020	86053	86335	86432	86512

85501
	85930	86021	86054	86336	86433	86514

85502
	85931	86022	86301	86337	86434	86515

	85932	86023	86302	86338	86435	86520

85532
	85933	86024	86303	86339	86436	86535

	85934	86025	86304	86340	86437	86538

85539
	85935	86028	86305	86341	86438	86540

85541
	85936	86029	86312	86342	86439	86544

	85937	86030	86313	86343	86440	86545

85544
	85938	86031	86314	86351	86441	86547

85545
	85939	86032	86315	86401	86442	86549

85547
	85940	86033	86320	86402	86443	86556

85553	85941	86034	86321	86403	86444

85554	85942	86035	86322	86404	86445

85901	85943	86036	86323	86405	86446

85902	86001	86038	86324	86406	86502

85911	86002	86039	86325	86409	86503

85912	86003	86040	86326	86411	86504

EXHIBIT-10

Greater Arizona ZIP CODES

South	85219	85336	85552	85629	85701	85730	85777

85117	85221	85341	85601	85630	85702	85731	85922

85118	85222	85344	85602	85631	85703	85732	85530

85119	85223	85346	85603	85632	85704	85733	85536

85121	85228	85347	85605	85633	85705	85734	85550

85122	85230	85348	85606	85634	85706	85735	85542
85123	85231	85349	85607	85635	85707	85736	* Per Zip Code Changes-Note: that HCIC will relinquish services to the San Carlos Tribe and CIC will be the receiving RBHA for the San Carlos Tribe.
85128	85232	85350	85608	85636	85708	85737
85130	85237	85352	85609	85637	85709	85738
85131	85238	85356	85610	85638	85710	85739
85132	85239	85357	85611	85639	85711	85740
85135	85241	85359	85613	85640	85712	85741

85137	85245	85364	85614	85641	85713	85742

85138	85247	85365	85615	85643	85714	85743

85139	85272	85366	85616	85644	85715	85744

85141	85273	85367	85617	85645	85716	85745

85145	85278	85369	85618	85646	85717	85746

85147	85279	85371	85619	85648	85718	85747

85172	85291	85531	85620	85650	85719	85748

85173	85292	85533	85621	85652	85720	85749

85178	85293	85534	85622	85653	85721	85750

85191	85294	85535	85623	85654	85722	85752

85192	85321	85540	85624	85655	85723	85754

85193	85325	85543	85625	85658	85724	85755

85194	85328	85546	85626	85662	85725	85756

85217	85333	85548	85627	85670	85726	85757

85218	85334	85551	85628	85671	85728	85775

EXHIBIT-11

CAPITATION RATES AND CONTRACTOR SPECIFIC REQUIREMENTS

EXHIBIT-11: CAPITATION RATES AND CONTRACTOR SPECIFIC REQUIREMENTS

The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid Contractor-specific rates per member per month for the period October 1, 2016 through September 30, 2017 unless otherwise modified by contract amendment.

Capitation Rates: See Contractor–specific Exhibit-11

Contractor Specific Requirements: See Contractor–specific Exhibit-11

EXHIBIT-11

CAPITATION RATES AND CONTRACTOR SPECIFIC REQS	Contract/RFP No. YH17-0001-02

The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid Contractor-specific rates per member per month for the term October 1, 2016 through September 30, 2017 unless otherwise modified by contract amendment.

HEALTH CHOICE INTEGRATED CARE (HCIC)

Capitation Rates: 10/01/2016 to 09/30/2017

Title XIX eligible children, under the age of 18 (represents the cost of providing covered behavioral health services to children), not enrolled in CMDP:	$41.43
Title XIX eligible children, under the age of 18 (represents the cost of providing covered behavioral health services to children), enrolled in CMDP:	$1,264.98
Title XIX eligible adults, age 18 and older (represents the cost of providing covered behavioral health services to adult members without serious mental illness):	$39.56
Title XIX eligible adults, age 18 and older (represents the cost of providing covered behavioral health services to adult members with serious mental illness, who are not receiving physical health services under this contract):	$611.68
Title XIX eligible adults, age 18 and older (represents the cost of providing covered behavioral health services to adult members with serious mental illness, who are receiving physical health services under this contract):	$1,708.04
Title XXI eligible children (represents the cost of providing covered behavioral health services to TXXI children):	$41.43
Title XXI eligible adults (represents the cost of providing covered behavioral health services to TXXI adults):	$39.56
DES DD ALTCS eligible children representing the cost of providing covered behavioral health services to DES DD ALTCS children:	$297.97
DES DD ALTCS eligible adults representing the cost of providing covered behavioral health services to DES DD ALTCS adults:	$156.18

Contractor Specific Requirements:

Geographic Service Areas: The Contractor serves eligible members in Greater Arizona in the following Geographic Service Areas (GSAs) and counties:

GSA	County
07	Apache, Coconino, Mohave, Navajo, Yavapai, Gila (excluding zip codes 85542, 85192, and 85550)

Contract Exhibit-11

Health Choice Integrated Care

October 1, 2016

Amendment 2

EXHIBIT-11

CAPITATION RATES AND CONTRACTOR SPECIFIC REQS	Contract/RFP No. YH17-0001-02

Zip Code Alignment: Zip codes 85542, 85192, and 85550 were moved from the GSA which includes Gila County and assigned to the GSA which includes Graham County. As part of the Greater AZ Integrated RBHA implementation effective October 1, 2015, this move occurred to align tribal members from a single tribe into a single RBHA. This change was implemented for this contract as well in order to keep zip code assignment consistent between AHCCCS lines of business.

Contract Exhibit-11

Health Choice Integrated Care

October 1, 2016

Amendment 2

EXHIBIT-12

PLACEHOLDER

EXHIBIT-13

RESERVED

EXHIBIT-14

ENROLLEE GRIEVANCE AND APPEAL SYSTEM STANDARDS

ENROLLEE GRIEVANCE AND APPEAL SYSTEM STANDARDS

The Contractor shall have a written policy delineating its Grievance and Appeal System which shall be in accordance with applicable Federal and State laws, regulations and policies, including, but not limited to 42 CFR Part 438 Subpart F. The Contractor shall furnish Grievance and Appeal System information to enrollees no later than 12 days after the Contractor receives notice of the enrollment and annually thereafter. The Contractor shall also provide this information to all providers and subcontractors at the time of contract. Additionally, the Contractor shall provide written notification of any significant change in this policy at least 30 days before the intended effective date of the change.

The written information provided to enrollees describing the Grievance and Appeal System including the grievance process, the appeals process, enrollee rights, the Grievance and Appeal System requirements and timeframes, shall be in each prevalent non-English language occurring within the Contractor’s service area and in an easily understood language and format.

Written documents, including but not limited to, the Notice of Action, the Notice of Extension of Notice of Action, the Notice of Appeal Resolution and Notice of Extension for Resolution, shall contain information in the prevalent non-English language(s), prominently displayed in large bold print on the first page of the document. The information shall advise the enrollee that written documents are available in the prevalent non-English language(s) and in alternative formats along with an explanation of how enrollees may obtain this written information in the prevalent non-English language(s) and alternative formats. However, if prior to issuing a document in English, the Contractor receives information orally or in writing that the enrollee has a limited English proficiency in a prevalent non-English language, the Contractor shall translate the document in the applicable prevalent non-English language before providing it to the enrollee.

The Contractor shall also inform enrollees that oral interpretation services are available in any language and alternative communication formats are available for enrollees who have hearing or vision impairment.

For additional information regarding the enrollee Notice of Action process, the Contractor should refer to ACOM Policy 414 and 42 CFR Part 438. Failure to comply with any of these provisions may result in an imposition of sanctions.

At a minimum, the Contractor’s Grievance and Appeal System Standards and Policy shall specify:

1.	That the Contractor shall maintain records of all grievances, appeals and requests for hearing.

2.	That the Contractor has a mechanism for tracking receipt, acknowledgement, investigation and resolution of grievances, appeals and requests for hearing within the required timeframes.

3.	Information explaining the grievance, appeal, and fair hearing procedures and timeframes. This information shall include a description of the circumstances when there is a right to a hearing, the method for obtaining a hearing, the requirements which govern representation at the hearing, the right to file grievances and appeals and the requirements and timeframes for filing a grievance, appeal, or request for hearing.

4.	The availability of assistance in the filing process and the Contractor’s toll-free numbers that an enrollee can use to file a grievance or appeal by phone.

5.	That the Contractor shall acknowledge receipt of each grievance and appeal. For grievances, the Contractor is not required to acknowledge receipt of the Grievance in writing, however, if the enrollee requests written acknowledgement, the acknowledgement must be made within five business days of receipt of the request. For Appeals, the Contractor shall acknowledge receipt of standard appeals in writing within five business days of receipt and within one business day of receipt of expedited appeals.

EXHIBIT-14

ENROLLEE GRIEVANCE AND APPEAL SYSTEM STANDARDS

6.	That the Contractor shall permit both oral and written appeals and grievances and that oral inquiries appealing an action are treated as appeals.

7.	The definition of action [42 CFR 438.400(b)] and that an enrollee, or their designated representative, may file an appeal of an action taken by the Contractor. Actions include:

a.	Denial or limited authorization of a requested service, including the type or level of service;

b.	Reduction, suspension, or termination of a previously authorized service;

c.	Denial, in whole or in part, of payment for a service;

d.	Failure to provide services in a timely manner, as defined by the State;

e.	Failure to act within the timeframes provided in 42 CFR 438.408(b) required for standard and expedited resolution of appeals and standard disposition of grievances; or

f.	Denial of a rural enrollee’s request to obtain services outside the Contractor’s network under 42 CFR 438.52(b)(2)(ii), when the Contractor is the only Contractor in the rural area.

8.	The definition of appeal as the request for review of an action, as defined above [42 CFR 438.400(b)].

9.	That the Contractor shall ensure that individuals who make decisions regarding grievances and appeals are individuals not involved in any previous level of review or decision making and that individuals who make decisions regarding: 1) appeals of denials based on lack of medical necessity, 2) a grievance regarding denial of expedited resolution of an appeal or 3) grievances or appeals involving clinical issues are health care professionals as defined in 42 CFR 438.2 with the appropriate clinical expertise in treating the enrollee’s condition or disease.

10.	The definition of grievance as a member’s expression of dissatisfaction with any aspect of their care, other than the appeal of actions. There are no time limits for filing an enrollee grievance.

11.	That an enrollee must file a grievance with the Contractor and that the enrollee is not permitted to file a grievance directly with AHCCCS.

12.	That the Contractor shall not delegate the Grievance and Appeal System requirements to its providers.

13.	That the Contractor shall address identified issues as expeditiously as the person’s condition requires and must resolve each grievance within 10 business days of receipt, absent extraordinary circumstances. However, no grievances shall exceed 90 days for resolution. Contractor decisions on enrollee grievances cannot be appealed.

14.	That the Contractor responds in writing, if an enrollee requests a written explanation of the resolution, and the response must be mailed within 10 business days of resolution of the grievance.

15.	That an enrollee shall be given 60 days from the date of the Contractor’s Notice of Action to file an appeal.

16.	Information explaining that a provider acting on behalf of an enrollee and with the enrollee’s written consent, may file an appeal.

17.	That the Contractor include, as parties to the appeal, the enrollee, the enrollee’s legal representative, or the legal representative of a deceased enrollee’s estate.

18.	That the Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an enrollee’s appeal.

19.	The resolution timeframes for standard appeals and expedited appeals may be extended up to 14 days if the enrollee requests the extension or if the Contractor establishes a need for additional information and that the delay is in the enrollee’s interest.

EXHIBIT-14

ENROLLEE GRIEVANCE AND APPEAL SYSTEM STANDARDS

20.	That if the Contractor extends the timeframe for resolution of an appeal when not requested by the enrollee, the Contractor shall provide the enrollee with written notice of the reason for the delay.

21.	The definition of a service authorization request as an enrollee’s request for the provision of a service [42 CFR 431.201].

22.	The definition of a standard authorization request. For standard authorization decisions, the Contractor must provide a Notice of Action to the enrollee as expeditiously as the enrollee’s health condition requires, but not later than 14 days following the receipt of the authorization request with a possible extension of up to 14 days if the enrollee or provider requests an extension or if the Contractor establishes a need for additional information and delay is in the enrollee’s best interest [42 CFR 438.210(d)(1)]. The Notice of Action must comply with the advance notice requirements when there is a termination or reduction of a previously authorized service OR when there is a denial of an authorization request and the physician asserts that the requested service/treatment is a necessary continuation of a previously authorized service.

23.	The definition of an expedited authorization request. For expedited authorization decisions, the Contractor must provide a Notice of Action to the enrollee as expeditiously as the enrollee’s health condition requires, but not later than three business days following the receipt of the authorization request with a possible extension of up to 14 days if the enrollee or provider requests an extension or if the Contractor establishes a need for additional information and delay is in the enrollee’s interest [42 CFR 438.210(d)(2)].

24.	That the Notice of Action for a service authorization decision not made within the standard or expedited timeframes, whichever is applicable, will be made on the date that the timeframes expire. If the Contractor extends the timeframe to make a standard or expedited authorization decision, the Contractor must give the enrollee written notice of the reason to extend the timeframe and inform the enrollee of the right to file a grievance if the enrollee disagrees with the decision. The Contractor must issue and carry out its decision as expeditiously as the enrollee’s health condition requires and no later than the date the extension expires.

25.	That the Contractor shall notify the requesting provider of the decision to deny or reduce a service authorization request. The notice to the provider must be written.

26.	That the Contractor shall mail a Notice of Action: 1) at least 10 days before the date of a termination, suspension or reduction of previously authorized AHCCCS services, except as provided in (a)-(e) below; 2) at least five days before the date of action in the case of suspected fraud; 3) at the time of any action affecting the claim when there has been a denial of payment for a service, in whole or in part; 4) within 14 days from receipt of a standard service authorization request and within three business days from receipt of an expedited service authorization request, unless an extension is in effect. For service authorization decisions, the Contractor shall also ensure that the Notice of Action provides the enrollee with advance notice and the right to request continued benefits for all terminations and reductions of a previously authorized service and for denials when the physician asserts that the requested service/treatment which has been denied is a necessary continuation of a previously authorized service. As described below, the Contractor may elect to mail a Notice of Action no later than the date of action when:

The Contractor receives notification of the death of an enrollee

a.	The enrollee signs a written statement requesting service termination or gives information requiring termination or reduction of services (which indicates understanding that the termination or reduction will be the result of supplying that information)

b.	The enrollee is admitted to an institution where he is ineligible for further services

c.	The enrollee’s address is unknown and mail directed to the enrollee has no forwarding address

d.	The enrollee has been accepted for Medicaid in another local jurisdiction

27.

That the Notice of Action must explain: 1) the action the Contractor has taken or intends to take, 2) the reasons for the action, 3) the enrollee’s right to file an appeal with the Contractor, 4) the procedures for exercising these rights, 5) circumstances when expedited resolution is available and how to request it and 6)

EXHIBIT-14

ENROLLEE GRIEVANCE AND APPEAL SYSTEM STANDARDS

the enrollee’s right to receive continued benefits pending resolution of the appeal, how to request continued benefits and the circumstances under which the enrollee may be required to pay for the cost of these services. The Notice of Action shall comply with ACOM Policy 414.

28.	The definition of a standard appeal and that the Contractor shall resolve standard appeals no later than 30 days from the date of receipt of the appeal unless an extension is in effect. If a Notice of Appeal Resolution is not completed when the timeframe expires, the member’s appeal shall be considered to be denied by the Contractor, and the member can file a request for hearing.

29.	The definition of an expedited appeal and that the Contractor shall resolve all expedited appeals no later than three business days from the date the Contractor receives the appeal (unless an extension is in effect) where the Contractor determines (for a request from the enrollee), or the provider (in making the request on the enrollee’s behalf indicates) that the standard resolution timeframe could seriously jeopardize the enrollee’s life or health or ability to attain, maintain or regain maximum function. The Contractor shall make reasonable efforts to provide oral notice to an enrollee regarding an expedited resolution appeal. If a Notice of Appeal Resolution is not completed when the timeframe expires, the member’s appeal shall be considered to be denied by the Contractor, and the member can file a request for hearing.

30.	That if the Contractor denies a request for expedited resolution; it must transfer the appeal to the 30-day timeframe for a standard appeal. The Contractor must make reasonable efforts to give the enrollee prompt oral notice and follow-up within two days with a written notice of the denial of expedited resolution.

31.	That benefits shall continue until a hearing decision is rendered if: 1) the enrollee files an appeal before the later of a) 10 days from the mailing of the Notice of Action or b) the intended date of the Contractor’s action, 2) a) the appeal involves the termination, suspension, or reduction of a previously authorized course of treatment or b) the appeal involves a denial and the physician asserts that the requested service/treatment is a necessary continuation of a previously authorized service, 3) the services were ordered by an authorized provider and 4) the enrollee requests a continuation of benefits.

32.	For purposes of this paragraph, benefits shall be continued based on the authorization which was in place prior to the denial, termination, reduction, or suspension which has been appealed.

33.	That the Contractor continues extended benefits originally provided to the enrollee until any of the following occurs: 1) the enrollee withdraws the appeal, 2) the enrollee has not specifically requested continued benefits pending a hearing decision within 10 days of the Contractor mailing of the appeal resolution notice, or 3) AHCCCS issues a state fair hearing decision adverse to the enrollee.

34.	That for appeals, the Contractor provides the enrollee a reasonable opportunity to present evidence and allegations of fact or law in person and in writing and that the Contractor informs the enrollee of the limited time available in cases involving expedited resolution.

35.	That for appeals, the Contractor provides the enrollee and his representative the opportunity before and during the appeals process to examine the enrollee’s case file including medical records and other documents considered during the appeals process.

36.	That the Contractor shall provide written Notice of Appeal Resolution to the enrollee and the enrollee’s representative or the representative of the deceased enrollee’s estate which must contain: 1) the results of the resolution process, including the legal citations or authorities supporting the determination, and the date it was completed, and 2) for appeals not resolved wholly in favor of enrollees: a) the enrollee’s right to request a State fair hearing (including the requirement that the enrollee must file the request for a hearing in writing) no later than 30 days after the date the enrollee receives the Contractor’s notice of appeal resolution and how to do so, b) the right to receive continued benefits pending the hearing and how to request continuation of benefits and c) information explaining that the enrollee may be held liable for the cost of benefits if the hearing decision upholds the Contractor.

EXHIBIT-14

ENROLLEE GRIEVANCE AND APPEAL SYSTEM STANDARDS

37.	That if the enrollee files a request for hearing the Contractor must ensure that the case file and all supporting documentation is received by the AHCCCS Office of Administrative Legal Services (OALS) as specified by OALS. The file provided by the Contractor must contain a cover letter that includes:

a.	Enrollee’s name

b.	Enrollee’s AHCCCS I.D. number

c.	Enrollee’s address

d.	Enrollee’s phone number (if applicable)

e.	Date of receipt of the appeal

f.	Summary of the Contractor’s actions undertaken to resolve the appeal and summary of the appeal resolution

38.	The following material shall be included in the file sent by the Contractor:

a.	The Enrollee’s written request for hearing

b.	Copies of the entire appeal file which includes all supporting documentation including pertinent findings and medical records

c.	The Contractor’s Notice of Appeal Resolution

d.	Other information relevant to the resolution of the appeal

39.	That if the Contractor or the State fair hearing decision reverses a decision to deny, limit or delay services not furnished during the appeal or the pendency of the hearing process, the Contractor shall authorize or provide the services promptly and as expeditiously as the enrollee’s health condition requires irrespective of whether the Contractor contests the decision.

40.	That if the Contractor or State fair hearing decision reverses a decision to deny authorization of services and the disputed services were received pending appeal, the Contractor shall pay for those services, as specified in policy and/or regulation.

41.	That if the Contractor or the Director’s Decision reverses a decision to deny, limit, or delay authorization of services, and the member received the disputed services while the appeal was pending, the Contractor shall process a claim for payment from the provider in a manner consistent with the Contractor’s or Director’s Decision and applicable statutes, Rules, policies, and contract terms. The provider shall have 90 days from the date of the reversed decision to submit a clean claim to the Contractor for payment. For all claims submitted as a result of a reversed decision, the Contractor is prohibited from denying claims for un-timeliness if they are submitted within the 90 day timeframe. The Contractor is also prohibited from denying claims submitted as a result of a reversed decision because the member failed to request continuation of services during the appeals/hearing process: a member’s failure to request continuation of services during the appeals/hearing process is not a valid basis to deny the claim.

42.	That if the Contractor or State fair hearing decision upholds a decision to deny authorization of services and the disputed services were received pending appeal, the Contractor may recover the cost of those services from the enrollee.

43.	That the Contractor shall track and trend Grievance and Appeal System information as a source of information for quality improvement.

[END OF EXHIBIT-14]

EXHIBIT-15

PROVIDER CLAIM DISPUTE STANDARDS

PROVIDER CLAIM DISPUTE STANDARDS

The Contractor shall have in place a written claim dispute policy for its subcontractors and non-contracted providers. The policy shall be in accordance with applicable Federal and State laws, regulations and policies. Failure to comply with any of these provisions may result in the imposition of sanctions.

The claim dispute policy shall include the following provisions:

1.	That the Provider Claim Dispute Policy shall stipulate that all claim disputes must be adjudicated in Arizona, including those claim disputes arising from claims processed by an Administrative Services Subcontractor.

2.	That the Provider Claim Dispute Policy shall be provided to all subcontractors at the time of contract. For providers without a contract, the claim dispute policy may be mailed with a remittance advice, provided the remittance is sent within 45 days of receipt of a claim.

3.	That the Provider Claim Dispute Policy must specify that all claim disputes challenging claim payments, denials or recoupments must be filed in writing with the Contractor no later than 12 months from the date of service, 12 months after the date of eligibility posting or within 60 days after the payment, denial or recoupment of a timely claim submission, whichever is later.

4.	That the Provider Claim Dispute Policy must specify a physical local address in Arizona for the submission of all provider claim disputes and hearing requests.

5.	That specific individuals are appointed with authority to require corrective action and with requisite experience to administer the claim dispute process.

6.	That the Contractor shall develop and maintain a tracking log for all claim disputes containing sufficient information to identify the Complainant, date of receipt, nature of the claim dispute, resolution of the claim dispute and the date of resolution.

7.	That claim disputes are acknowledged in writing and within five business days of receipt.

8.	Claim disputes are thoroughly investigated using the applicable statutory, regulatory, contractual and policy provisions, ensuring that relevant facts are obtained from all parties.

9.	All documentation received by the Contractor during the claim dispute process is dated upon receipt.

10.	Claim disputes are filed in a secure, designated area and are retained for five years following the Contractor’s decision, the AHCCCS decision, judicial appeal or close of the claim dispute, whichever is later, unless otherwise provided by law.

11.	A copy of the Contractor’s Notice of Decision “Decision” shall be mailed to all parties no later than 30 days after the provider files a claim dispute with the Contractor, unless the provider and Contractor agree to a longer period. The Decision must include and describe in detail, the following:

a.	The nature of the claim dispute.

b.	The specific factual and legal basis for the dispute, including but not limited to, an explanation of the specific facts that pertain to the claim dispute, the identification of the member name, pertinent dates of service, dates and specific reasons for Contractor denial / payment of the claim, and whether or not the provider is a contracted provider.

EXHIBIT-15

PROVIDER CLAIM DISPUTE STANDARDS

c.	The reasons supporting the Contractor Decision, including an explanation of 1) how the Contractor applies the relevant and specific facts in the case to the relevant laws to support the Contractor’s decision and 2) the applicable statutes, rules, contractual provisions, policies, and procedures, if applicable. Reference to general legal authorities alone is not acceptable.

d.	The Provider’s right to request a hearing by filing a written request to the Contractor no later than 30 days after the date the provider receives the Decision.

e.	If the claim dispute is overturned, in full or in part, the requirement that the Contractor shall reprocess and pay the claim(s) in a manner consistent with the decision within 15 business days of the date of the Decision.

12.	If the provider files a written request for hearing, the Contractor must ensure that all supporting documentation is received by the AHCCCS Office of Administrative Legal Services (OALS), no later than five business days from the date the Contractor receives the provider’s written hearing request. The file sent by the Contractor must contain a cover letter that includes:

a.	The provider’s name

b.	The provider’s address

c.	The member’s name and AHCCCS Identification Number

d.	The provider’s phone number (if applicable)

e.	The date that the claim dispute was received by the Contractor

f.	A summary of the actions undertaken by the Contractor to resolve the claim dispute and basis for the determination

If the Contractor upholds a claim dispute and a request for hearing is subsequently filed, the Contractor must review the matter to determine why the request for hearing was filed and resolve the matter when appropriate.

13.	The following material shall be included in the file sent by the Contractor:

a.	The written request for hearing filed by the provider

b.	Copies of the entire file which includes pertinent records; and the Decision

c.	Other information relevant to the Decision

14.	If the Contractor’s Decision regarding a claim dispute is reversed, in full or in part, through the appeal process, the Contractor shall reprocess and pay the claim(s) in a manner consistent with the Decision along with any applicable interest within 15 business days of the date of the Decision.

If the Contractor or the State fair hearing decision reverses a decision to deny, limit or delay services not furnished during the claim dispute or the pendency of the hearing process, the Contractor shall authorize or provide the services promptly and as expeditiously as the enrollee’s health condition requires irrespective of whether the Contractor contests the decision.

[END OF EXHIBIT-15]

ENDNOTES

ENDNOTES

Effective via contract amendment, the contract language associated with the endnotes below was incorporated into the contract pursuant to CMS contract Managed Care compliance requirements.

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